    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 15, 2002

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                         MAGNUM HUNTER RESOURCES, INC.
             (Exact name of Registrant as specified in its charter)

               NEVADA                                1311                              87-0462881
  (State or Other Jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   Incorporation or Organization)        Classification Code Number)             Identification Number)

                                                                         MORGAN F. JOHNSTON
                                                            VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                                                                   MAGNUM HUNTER RESOURCES, INC.
        600 EAST LAS COLINAS BLVD., SUITE 1100                 600 EAST LAS COLINAS BLVD., SUITE 1100
                 IRVING, TEXAS 75039                                    IRVING, TEXAS 75039
                    (972) 401-0752                                         (972) 401-0752
 (Address, including zip code, and telephone number,     (Name, address, including zip code, and telephone
                  including area code,                                        number,
     of Registrant's principal executive offices)            including area code, of agent for service)

                                   Copies to:

                  DAVID E. MORRISON                                       ROBERT A. CURRY
                    J. KEVIN MANN                                      CONNER & WINTERS, P.C.
             FULBRIGHT & JAWORSKI L.L.P.                               3700 FIRST PLACE TOWER
             2200 ROSS AVENUE, SUITE 2800                               15 EAST FIFTH STREET
               DALLAS, TEXAS 75201-2784                              TULSA, OKLAHOMA 74103-4344
                    (214) 855-8000                                         (918) 586-5711
              (214) 855-8200 (FACSIMILE)                             (918) 586-8548 (FACSIMILE)

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this registration statement becomes effective and all other conditions under the Agreement and Plan of Merger included as Annex A to the enclosed joint proxy statement/prospectus have been satisfied or waived.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM        PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF            AMOUNT TO BE         OFFERING PRICE PER      AGGREGATE OFFERING           AMOUNT OF
   SECURITIES TO BE REGISTERED         REGISTERED(2)             SHARE(3)                PRICE(3)            REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock(1)..................    33,915,036 shares             $8.52               $288,956,107               $69,061
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Includes the associated rights to purchase preferred stock, which initially are attached to and trade with the shares of common stock being registered hereby.

(2) Represents the maximum number of shares of common stock of Magnum Hunter estimated to be issuable in the merger.

(3) Pursuant to Rule 457(f) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is equal to (a) 0.40, which is the number of shares of Prize Energy Corp. common stock to be exchanged for each share of Magnum Hunter common stock under the terms of the merger agreement, multiplied by (b) (i) $21.54, the average of the high and low prices of Prize common stock reported in the consolidated reporting system of the American Stock Exchange as of January 14, 2002, minus (ii) $0.25, which is the minimum amount of cash per share to be distributed to the holders of Prize common stock under the terms of the merger agreement.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS DOCUMENT IS NOT COMPLETE AND MAY CHANGE. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS DOCUMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THESE ACTIVITIES ARE NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED JANUARY 15, 2002

                                                               PRIZE
                           MAGNUM HUNTER                      ------
[MAGNUM HUNTER LOGO]       RESOURCES, INC.                    ENERGY
                                                              ------
                                                               CORP.

                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

     The boards of directors of Magnum Hunter Resources, Inc. and Prize Energy Corp. have each unanimously approved a merger that will combine the two companies. The boards of directors of Magnum Hunter and Prize believe that the merger creates a mid-size independent oil and gas company with a:

     - substantially larger equity market capitalization, greater liquidity and enhanced visibility which may result in a higher valuation in the capital markets,

     - larger, more diversified and long-lived oil and gas reserve base together with an acreage position that provide a balanced portfolio of development and exploration growth opportunities,

     - lower operating and corporate cost structure, and

     - stronger competitive position and greater access to additional business opportunities,

than either company would have on a stand-alone basis.

     We believe that the merger will benefit the stockholders of both companies, and we ask for your support in voting for the merger proposals at our meetings. The merger cannot be completed without the approval of the merger proposals by both Magnum Hunter stockholders and Prize stockholders. A second proposal relating to an increase in Magnum Hunter's authorized shares of common stock does not, however, need to be approved by Magnum Hunter stockholders in order for the merger to be completed.

     The combined company will be owned approximately 52% by Magnum Hunter stockholders and 48% by Prize stockholders, without taking into account the options and warrants that will be outstanding after the merger. The board of directors of the combined company will consist of seven members of the Magnum Hunter board and two members of Prize's board. The chairman, president and chief executive officer of the combined company will be Gary C. Evans, Magnum Hunter's chairman, president and chief executive officer.

     This document provides you with detailed information about the merger and the stockholder meetings. We encourage you to carefully read this entire document and the documents incorporated by reference before voting, PARTICULARLY THE RISK FACTORS BEGINNING ON PAGE 16.


/s/ GARY C. EVANS                               /s/ PHILIP B. SMITH
Gary C. Evans                                   Philip B. Smith
Chairman of the Board, President and            Chairman and Chief Executive Officer
Chief Executive Officer                         Prize Energy Corp.
Magnum Hunter Resources, Inc.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS DOCUMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This document is dated           , 2002 and is intended to be mailed to
stockholders of Magnum Hunter and Prize on or about           , 2002.

                         MAGNUM HUNTER RESOURCES, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON           , 2002

     We will hold a special meeting of the stockholders of Magnum Hunter
Resources, Inc. on           , 2002 at 9:00 a.m., local time, at [ADDRESS], to
consider and vote upon proposals to approve the issuance of Magnum Hunter common stock to the stockholders of Prize Energy Corp. in accordance with the merger agreement, to approve an amendment to the articles of incorporation of Magnum Hunter to increase its authorized number of shares of common stock to 200,000,000, and to transact other business as may properly come before the special meeting.

     Pursuant to the merger agreement, which is attached as Annex A to the accompanying document, Prize will merge with and into a wholly owned subsidiary of Magnum Hunter and each share of Prize common stock will be converted into 2.5 shares of Magnum Hunter common stock plus a cash payment ranging from $0.25 to $5.25 per share, based on the price of Magnum Hunter common stock before the merger. The cash portion of the merger consideration will be sufficient to cause the total value of the consideration to equal $24.00 per share provided that the value of Magnum Hunter shares as determined in the merger agreement is between $7.50 and $9.50 per share, inclusive. The merger and the merger agreement are more fully described in the accompanying document.

     At the special meeting, the stockholders will vote on two separate proposals. The first proposal is to approve the issuance of Magnum Hunter common stock to the stockholders of Prize pursuant to the merger agreement. The second proposal is to approve an amendment to the articles of incorporation to increase the authorized number of shares of Magnum Hunter common stock to 200,000,000. The merger will not take place unless the first proposal is approved by the stockholders.

     Holders of record of Magnum Hunter common stock and one class of preferred
stock at the close of business on           , 2002 are entitled to notice of,
and to vote at, the special meeting and any adjournment or postponement of the meeting. A complete list of these stockholders will be available for inspection during business hours at the offices of Magnum Hunter, for any purpose relevant to the meeting, for a period of 10 days prior to the meeting.

     The approval of the first proposal, to approve the issuance of Magnum Hunter common stock to the stockholders of Prize pursuant to the merger agreement, will require the affirmative vote of the holders of a majority of the shares of Magnum Hunter stock entitled to vote and present, in person or by proxy, at the special meeting. The approval of the second proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Magnum Hunter stock entitled to vote. If your shares are held in an account at a brokerage firm or bank, you must instruct it on how to vote your shares in order for them to be voted. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as a vote against the proposal to increase the authorized number of shares of Magnum Hunter common stock.

     YOUR BOARD OF DIRECTORS HAS CAREFULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT AND BELIEVES THAT THE ISSUANCE OF SHARES OF MAGNUM HUNTER COMMON STOCK PURSUANT TO THE MERGER AGREEMENT AND THE AMENDMENT TO THE ARTICLES OF INCORPORATION ARE IN THE BEST INTERESTS OF MAGNUM HUNTER. YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE AMENDMENT TO THE ARTICLES OF INCORPORATION AND RECOMMENDS YOU VOTE "FOR" THE TWO PROPOSALS.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE PROMPTLY TO AUTHORIZE THE INDIVIDUALS NAMED ON YOUR PROXY CARD TO VOTE YOUR SHARES.

                                         By order of the Board of Directors,

                                         /s/ GARY C. EVANS
                                         Gary C. Evans
                                         Chairman of the Board,
                                         President and Chief Executive Officer

          , 2002
600 East Las Colinas Blvd., Suite 1100
Irving, Texas 75039

                               PRIZE ENERGY CORP.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON           , 2002

     We will hold a special meeting of the stockholders of Prize Energy Corp. on
          , 2002 at 9:00 a.m., local time, at [ADDRESS], to consider and vote upon a proposal to approve the merger agreement and to transact other business as may properly come before the special meeting.

     Pursuant to the merger agreement, which is attached as Annex A to the accompanying document, Prize will merge with and into a wholly owned subsidiary of Magnum Hunter Resources, Inc. and each share of Prize common stock will be converted into 2.5 shares of Magnum Hunter common stock plus a cash payment ranging from $0.25 to $5.25 per share, based on the price of Magnum Hunter common stock before the merger. The cash portion of the merger consideration will be sufficient to cause the total value of the consideration to equal $24.00 per share provided that the value of Magnum Hunter shares as determined in the merger agreement is between $7.50 and $9.50 per share, inclusive. The merger and the merger agreement are more fully described in the accompanying document.

     Holders of record of Prize common stock at the close of business on
          , 2002 are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the meeting. A complete list of these stockholders will be available for inspection during business hours at the offices of Prize, for any purpose relevant to the meeting, for a period of 10 days prior to the meeting.

     The approval of the merger agreement will require the affirmative vote of the holders of a majority of the outstanding shares of Prize common stock. If your shares are held in an account at a brokerage firm or bank, you must instruct it on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the merger agreement.

     YOUR BOARD OF DIRECTORS HAS CAREFULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT AND BELIEVES THAT THE MERGER AGREEMENT IS IN THE BEST INTERESTS OF PRIZE AND ITS STOCKHOLDERS. YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE PROMPTLY TO AUTHORIZE THE INDIVIDUALS NAMED ON YOUR PROXY CARD TO VOTE YOUR SHARES.

                                          By order of the Board of Directors,

                                          /s/ PHILIP B. SMITH
                                          Philip B. Smith
                                          Chairman and Chief Executive Officer

          , 2002
3500 William D. Tate, Suite 200
Grapevine, Texas 76051

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
QUESTIONS AND ANSWERS ABOUT THE
  PROPOSALS...........................  Q-1
SUMMARY...............................    1
  The Companies.......................    1
  Benefits of the Merger..............    1
  Business Strategy of Magnum Hunter
     after the Merger.................    2
  The Structure of the Merger.........    2
  The Special Meetings................    2
  Recommendations of the Boards of
     Directors........................    2
  Opinions of Financial Advisors......    3
  Interests of Officers and Directors
     in the Merger that Differ from
     Your Interests...................    3
  Overview of the Merger Agreement....    3
  Agreement to Vote...................    5
  Accounting Treatment and
     Considerations...................    5
  Material United States Federal
     Income Tax Consequences..........    5
  Dissenters' Appraisal Rights........    6
  Comparison of Rights of
     Stockholders.....................    6
  Market Price and Dividend
     Information......................    6
  Recent Developments.................    6
  Summary Unaudited Pro Forma
     Financial and Operating
     Information......................    7
  Summary Historical Consolidated
     Financial and Operating Data of
     Magnum Hunter....................   11
  Summary Historical Consolidated
     Financial and Operating Data of
     Prize............................   13
  Comparative Per Share Data..........   15
RISK FACTORS..........................   16
  Risks Relating to the Merger........   16
  Risks Relating to Magnum Hunter's
     Business following the Merger....   17
FORWARD-LOOKING INFORMATION...........   20
THE SPECIAL MEETINGS..................   21
  Date, Time and Place of the Special
     Meetings.........................   21
  Purpose of the Special Meetings.....   21
  Record Date; Voting at the Meetings;
     Quorum...........................   21
  Required Vote.......................   21
  Effect of Abstentions and
     Non-Votes........................   22
  Action To Be Taken Under the
     Proxy............................   22
  Proxy Solicitation..................   23

                                        PAGE
                                        ----
THE MERGER............................   24
  Background of the Merger............   24
  Magnum Hunter's Reasons for the
     Merger...........................   27
  Recommendation of Magnum Hunter's
     Board of Directors...............   27
  Prize's Reasons for the Merger......   28
  Recommendation of Prize's Board of
     Directors........................   29
  Opinion of Magnum Hunter's Financial
     Advisor..........................   29
  Opinion of Prize's Financial
     Advisor..........................   35
  Interests of Officers and Directors
     in the Merger....................   40
  Stock Options.......................   41
  Warrants............................   41
  Exchange of Prize Common Stock
     Certificates for Magnum Hunter
     Common Stock Certificates........   41
  Accounting Treatment and
     Considerations...................   42
  Material United States Federal
     Income Tax Consequences..........   42
  Federal Securities Laws
     Consequences; Resale
     Restrictions.....................   44
  Rights of Dissenting Prize
     Stockholders.....................   45
MAGNUM HUNTER AFTER THE MERGER........   49
  Benefits of the Merger..............   49
  Business Strategy...................   50
  Pro Forma Reserves and Production...   50
  Hedging.............................   51
  Possible New Credit Facility........   51
  Management..........................   51
THE MERGER AGREEMENT..................   55
  The Merger..........................   55
  Covenants...........................   57
  Representations and Warranties......   63
  Conditions to the Completion of the
     Merger...........................   65
  Termination of the Merger
     Agreement........................   67
  Termination Fee and Merger
     Expenses.........................   68
  Amendment...........................   68
MARKET PRICE AND DIVIDEND
  INFORMATION.........................   69
  Market Price........................   69
  Dividend Policy.....................   69
UNAUDITED CONDENSED PRO FORMA
  CONSOLIDATED FINANCIAL STATEMENTS...   70

                                        PAGE
                                        ----
DESCRIPTION OF CAPITAL STOCK OF MAGNUM
  HUNTER..............................   78
  Common Stock........................   78
  Preferred Stock.....................   78
  Warrants............................   79
  Anti-takeover Provisions............   79
  Indemnification.....................   79
COMPARISON OF RIGHTS OF
  STOCKHOLDERS........................   81
MAGNUM HUNTER'S PROPOSAL TO INCREASE
  AUTHORIZED SHARES...................   89
EXPERTS...............................   90
LEGAL MATTERS.........................   90
STOCKHOLDER PROPOSALS.................   91
  Magnum Hunter.......................   91
  Prize...............................   91

                                        PAGE
                                        ----
WHERE YOU CAN FIND MORE INFORMATION...   91
COMMONLY USED OIL AND GAS TERMS.......   93
ANNEXES
  Annex A -- Agreement and Plan of
     Merger, as amended
  Annex B -- Fairness Opinion of
     Deutsche Banc Alex. Brown Inc.
  Annex C -- Fairness Opinion of SWS
     Securities, Inc.
  Annex D -- Section 262 of the
     Delaware General Corporation Law

                             ---------------------

     THIS DOCUMENT INCORPORATES BY REFERENCE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT MAGNUM HUNTER AND PRIZE THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. SEE "WHERE YOU CAN FIND MORE INFORMATION" FOR A LISTING OF DOCUMENTS INCORPORATED BY REFERENCE. MAGNUM HUNTER DOCUMENTS ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER OF SHARES, UPON REQUEST DIRECTED TO MICHAEL P. MCINERNEY, VICE PRESIDENT, CORPORATE DEVELOPMENT & INVESTOR RELATIONS, MAGNUM HUNTER RESOURCES, INC., 600 EAST LAS COLINAS BOULEVARD, SUITE 1100, IRVING, TEXAS 75039, TELEPHONE (972) 401-0752. PRIZE DOCUMENTS ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER OF SHARES, UPON REQUEST DIRECTED TO LON C. KILE, PRESIDENT, PRIZE ENERGY CORP., 3500 WILLIAM D. TATE, SUITE 200, GRAPEVINE, TEXAS 76051, TELEPHONE (817) 424-0400. IF YOU WOULD LIKE
TO REQUEST ANY DOCUMENTS, PLEASE DO SO BY           , 2002 IN ORDER TO RECEIVE
THEM BEFORE THE SPECIAL MEETINGS.

                   QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q.   WHY ARE MAGNUM HUNTER AND PRIZE PROPOSING THE MERGER?

A. The boards of directors of Magnum Hunter and Prize believe that the merger will create a mid-size independent oil and gas company with a:

     - substantially larger equity market capitalization, greater liquidity and enhanced visibility which may result in a higher valuation in the capital markets,

     - larger, more diversified and long-lived oil and gas reserve base together with an acreage position that provide a balanced portfolio of development and exploration growth opportunities,

     - lower operating and corporate cost structure, and

     - stronger competitive position and greater access to additional business opportunities,

     than either company would have on a stand-alone basis.

Q.   HOW WOULD YOU DESCRIBE THE PROPOSED MERGER?

A. At the effective time, Prize will merge with and into Pintail Energy, Inc., a wholly owned subsidiary of Magnum Hunter and the surviving company in the merger. After the merger closes, Magnum Hunter will be owned approximately 52% by its current stockholders and 48% by the former stockholders of Prize, without taking into account the options and warrants that will be outstanding after the merger.

Q.   WHAT WILL I BE VOTING ON AT THE SPECIAL MEETINGS?

A Magnum Hunter stockholders will vote on two separate proposals. The first proposal is to approve the issuance of Magnum Hunter common stock to the stockholders of Prize pursuant to the merger agreement. The second proposal is to approve an amendment to the articles of incorporation to increase the number of authorized shares of common stock to 200,000,000.

     Prize stockholders will vote on a single proposal to approve the merger agreement.

Q.   WHAT WILL THE PRIZE STOCKHOLDERS RECEIVE AS A RESULT OF THE MERGER?

A. When the merger is completed, Prize stockholders will receive, for each share of Prize common stock they own, merger consideration consisting of
     2.5 shares of Magnum Hunter common stock plus a cash payment ranging from $0.25 to $5.25 per share, based on the price of Magnum Hunter common stock before the merger. The cash portion of the merger consideration will be sufficient to cause the total value of the consideration to equal $24.00 per share provided that the value of Magnum Hunter shares as determined in the merger agreement is between $7.50 and $9.50 per share, inclusive. The value of the Magnum Hunter shares will be established as the average of the closing prices on the American Stock Exchange during the 20 trading day period ending on the fourth trading day prior to the merger. The table below shows the amount of cash that would be payable between the range of $7.50 and $9.50 average per share closing prices of Magnum Hunter common stock prior to the closing:

                       FLOOR    MID-POINT   CEILING
                       ------   ---------   -------
Magnum Hunter 20 day
  average closing
  price..............  $ 7.50    $ 8.50     $ 9.50
Magnum Hunter shares
  issued.............  X 2.50    X 2.50     X 2.50
                       ------    ------     ------
Magnum Hunter share
  value..............  $18.75    $21.25     $23.75
Cash consideration...  $ 5.25    $ 2.75     $ 0.25
                       ------    ------     ------
Total value
  received...........  $24.00    $24.00     $24.00
                       ======    ======     ======

Q. WHAT HAPPENS IF THE 20 TRADING DAY AVERAGE CLOSING PRICE OF MAGNUM HUNTER COMMON STOCK IS OUTSIDE THE RANGE LISTED ABOVE?

A. If the 20 trading day average closing price of Magnum Hunter common stock is below $7.50 per share, Prize can terminate the merger agreement, which means the merger would not take place. If Prize does not terminate the merger agreement, Prize stockholders will receive 2.5 shares of Magnum Hunter common stock plus $5.25 in cash for each share of Prize common stock, which would have a total value less than $24.00 per share, as valued in the merger agreement.

     If the 20 trading day average closing price of Magnum Hunter common stock is above $9.50 per share, Magnum Hunter can terminate the merger agreement, which means the merger would not take place. If Magnum Hunter does not terminate the merger agreement, Prize stockholders will receive 2.5 shares of Magnum Hunter common stock plus $0.25 in cash for each share of Prize common stock, which would have a total value in excess of $24.00 per share, as valued in the merger agreement.

Q. WILL PRIZE STOCKHOLDERS RECEIVE FRACTIONAL SHARES OF MAGNUM HUNTER AS A RESULT OF THE MERGER?

A. No. Any Prize stockholder who would be entitled to receive a fractional share of Magnum Hunter common stock as a result of the merger will receive instead a cash payment for the fractional share. The cash payment would equal the value of Magnum Hunter common stock as determined according to the merger agreement multiplied by the fractional share amount.

Q. WHAT HAPPENS TO THE OUTSTANDING WARRANTS FOR PRIZE COMMON STOCK ONCE THE MERGER IS COMPLETED?

A. Once the merger is completed, the outstanding warrants for Prize common stock will remain outstanding according to their current terms. However, under the terms of the warrants, upon exercise of a warrant and payment of the exercise price, the warrant holder will receive, for each share of Prize common stock that would have been received in the absence of the merger agreement, 2.5 shares of Magnum Hunter common stock plus the same cash consideration received by Prize stockholders upon completion of the merger.

     For example, for Prize's publicly traded warrants, exercise of seven warrants and payment of the total exercise price of $28.00 would result in receipt of one share of Prize common stock. Under the terms of the merger agreement, the one share of Prize common stock which would have been received upon exercise of seven warrants and payment of the total exercise price of $28.00 would result in receipt of 2.5 shares of Magnum Hunter common stock plus a cash payment of between $0.25 and $5.25.

Q.   WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A. We expect to complete the merger as soon as possible following receipt of stockholder approvals.

Q.   WHAT DO I NEED TO DO TO VOTE?

A.   Both companies' stockholder meetings will take place on           , 2002.
     After carefully reading and considering the information contained in this document and the documents incorporated by reference, please indicate on the enclosed proxy card how you want to vote. Mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at your stockholder meeting.

Q.   WHAT VOTE DOES MY BOARD OF DIRECTORS RECOMMEND?

A. The Magnum Hunter board of directors unanimously recommends that Magnum Hunter stockholders vote in favor of issuing Magnum Hunter common stock pursuant to the merger agreement and in favor of amending Magnum Hunter's articles of incorporation to authorize additional shares of common stock.

     The Prize board of directors unanimously recommends that Prize stockholders vote in favor of approval of the merger agreement.

Q.   WHAT SHOULD I DO IF I WANT TO CHANGE MY VOTE?

A. You can change your vote at any time before your proxy card is voted at your stockholder meeting. You can do this in one of three ways:

     - you can send a written notice to the company of which you are a stockholder stating that you would like to revoke your proxy;

     - you can complete and submit a later dated proxy card to that company; or

     - you can attend your company's meeting and vote in person.

     However, your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the procedure provided by your broker to change those instructions.

Q.  WHAT IF I PLAN TO ATTEND THE STOCKHOLDER
MEETING IN PERSON?

A.  To ensure that your vote is counted, we
recommend that you send in your proxy card anyway. You may still attend the meeting and vote in person.

Q.   IF MY SHARES ARE HELD IN "STREET NAME" BY MY
     BROKER, WILL MY BROKER VOTE MY SHARES FOR ME WITHOUT MY INSTRUCTIONS?

A. No. Your broker may not vote your shares on the proposals unless the broker receives appropriate instructions from you. We recommend that you contact your broker. Your broker can give you directions on how to instruct the broker to vote your shares.

Q.   SHOULD I SEND IN MY STOCK CERTIFICATES?

A. No. Please do not send in any Prize stock certificates until you receive written instructions after the merger is completed.

Q.   HAS PRIZE'S MAJORITY STOCKHOLDER, NATURAL GAS
     PARTNERS V, L.P., AGREED TO VOTE FOR THE MERGER AGREEMENT?

A. Yes. Subject to the board of directors of Prize not withdrawing its recommendation in favor of the merger agreement due to a superior proposal, Natural Gas Partners V, L.P. has agreed to vote its shares of Prize common stock in favor of the merger agreement at the special meeting of Prize stockholders. Natural Gas Partners V beneficially owned about 58% of the outstanding stock of Prize as of December 31, 2001.

Q.   WHO WILL BE THE DIRECTORS OF THE COMBINED
     COMPANY?

A.  The merger agreement provides that two
directors of Prize will join the board of directors of the combined company. It is anticipated that Robert Kelley and James R. Latimer III will be the Prize directors that join the board of the combined company. Two of the nine current members of the Magnum Hunter board of directors will resign upon completion of the merger.

Q.   DOES MAGNUM HUNTER INTEND TO PAY DIVIDENDS
     ON ITS COMMON STOCK?

A. No. Magnum Hunter does not currently intend to pay dividends on its common stock. Neither Magnum Hunter nor Prize currently pays dividends on its common stock.

Q.   WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES
     OF THE MERGER TO A PRIZE STOCKHOLDER?

A.  The merger should be treated as a
"reorganization" within the meaning of Section 368(a) of the Internal Revenue
    Code so long as the aggregate value of the shares of Magnum Hunter common stock to be received by Prize stockholders pursuant to the merger exceeds the aggregate amount of cash to be received by Prize stockholders. Assuming the value of the stock so received exceeds the amount of cash so received, Prize stockholders should recognize gain equal to the lesser of the amount of gain realized and the amount of cash received. The material federal income tax consequences of the merger are described in more detail on pages 42 to 44. The tax consequences of the merger to a Prize stockholder will depend upon the facts in your own situation. Please consult your own tax advisor for a full understanding of the tax consequences to you of the Magnum Hunter common stock and cash you will receive in exchange for your Prize common stock.

Q.  WHY IS MAGNUM HUNTER INCREASING ITS
AUTHORIZED CAPITAL?

A. The Magnum Hunter board of directors has determined that the number of unreserved shares of common stock available for issuance following the merger is not necessarily sufficient to provide for future contingencies and needs of Magnum Hunter, such as possible future financings, stock splits, business acquisitions, business combinations, stock distributions, or other corporate purposes or for issuance in connection with Magnum Hunter's equity-based compensation plans or its stockholder rights plan. While the currently authorized shares of common stock are sufficient for the merger to be completed and to provide for Magnum Hunter's immediate needs, an increase in authorized shares available for issuance would give Magnum Hunter greater flexibility to respond to future developments.

Q.   WHO CAN HELP ANSWER MY QUESTIONS?

A. Magnum Hunter stockholders should contact Magnum Hunter or its proxy solicitor at:

     Magnum Hunter Resources, Inc.
     600 East Las Colinas Boulevard, Suite 1100
     Irving, Texas 75039
     Attention: Michael P. McInerney, Vice President, Corporate Development & Investor Relations
     Phone: (972) 401-0752

     D. F. King & Co., Inc.
     77 Water Street
     New York, New York 10005
     Banks and Brokers Call
     Collect: (212) 269-5550
     All Others Call Toll Free:
     [          ]

     Prize stockholders should contact:

     Prize Energy Corp.
     3500 William D. Tate, Suite 200
     Grapevine, Texas 76051
     Attention: Lon C. Kile, President
     Phone: (817) 424-0400

                                    SUMMARY

     This summary highlights selected information from this document. To understand the merger fully and for a more complete description of the legal terms of the merger, you should carefully read this entire document, including the annexes and the other documents to which we have referred you in "Where You Can Find More Information" on page 91. We have included page references in this summary to direct you to more complete descriptions of the topics presented in this summary. Additionally, see "Commonly Used Oil and Gas Terms" on page 93 for definitions of industry terms used in this document. YOU SHOULD PAY PARTICULAR ATTENTION TO THE RISK FACTORS BEGINNING ON PAGE 16.

                                 THE COMPANIES

MAGNUM HUNTER RESOURCES, INC.
600 East Las Colinas Blvd., Suite 1100
Irving, Texas 75039
Phone: (972) 401-0752

     Magnum Hunter is a publicly traded independent oil and gas exploration and production company that has grown rapidly through strategic acquisitions and selective drilling projects. Magnum Hunter currently has ownership interests in more than 3,000 wells in the Permian Basin of West Texas and Southeastern New Mexico, the Mid-Continent area of Oklahoma and the Texas Panhandle and the shallow Gulf of Mexico offshore Texas and Louisiana. Magnum Hunter also maintains an active exploration program primarily focused in the shallow water Gulf of Mexico. Magnum Hunter common stock is listed on the American Stock Exchange under the symbol "MHR."

PRIZE ENERGY CORP.
3500 William D. Tate, Suite 200
Grapevine, Texas 76051
Phone: (817) 424-0400

     Prize is a publicly traded independent oil and gas company engaged primarily in the acquisition, enhancement and exploitation of producing oil and gas properties. Prize currently owns oil and gas properties principally located in three core operating areas, which are in the Permian Basin of West Texas and Southeastern New Mexico, the onshore Gulf Coast area of Texas and Louisiana and the Mid-Continent area of Oklahoma and the Texas Panhandle. Over 80% of Prize's oil and gas property base is located in Texas. Prize common stock is listed on the American Stock Exchange under the symbol "PRZ."

                        BENEFITS OF THE MERGER (PAGE 49)

     The combination of Magnum Hunter and Prize will create a mid-size independent oil and gas exploration and production company in terms of market capitalization, total proved reserves and annual production. We expect the merger to provide Magnum Hunter with the following advantages:

     LARGER AND MORE DIVERSIFIED ASSET BASE. At year-end 2000, Magnum Hunter and Prize combined would have had aggregate total proved reserves of approximately 960 Bcfe with a reserve to production ratio of approximately 12 years. On an energy equivalent basis, about 55% of these reserves were natural gas and 45% were oil and natural gas liquids. These reserves are concentrated in four primary operating areas: the Permian Basin of West Texas and Southeastern New Mexico, the Mid-Continent area of Oklahoma and the Texas Panhandle, the onshore region of South Texas and Louisiana, and offshore Gulf of Mexico. In addition to the proved oil and gas properties, the combined company would have had approximately 234,000 net acres of exploration acreage at year-end 2001.

     The merger should also cause Magnum Hunter to have substantial increases in oil and natural gas production from the combined company's reserve base and mineral acreage ownership position. Assuming the merger was effective January 1, 2001, Magnum Hunter's 2001 average net daily production for the nine months ended September 30, 2001 would have been 232 MMcfe.

     INCREASED FINANCIAL STRENGTH AND FLEXIBILITY. At [          ], 2002 the
combined equity market capitalization of Magnum Hunter and Prize would have been
approximately $[     ] million. Accordingly, Magnum Hunter believes it will have greater access to capital than either Magnum Hunter or Prize has alone. In addition, we believe Magnum Hunter will have an enhanced ability to pursue acquisitions and to participate in further consolidation opportunities among independent exploration and production companies.

     COST SAVINGS. Magnum Hunter is expecting the merger to result in $8 million to $10 million in annual cost savings for the combined company due to reduced operating and general and administrative expenses. Magnum Hunter plans to consolidate corporate headquarters and selected field offices of Magnum Hunter and Prize, eliminate duplicate staff and expenses, achieve purchasing synergies and implement other cost saving measures.

     IMPROVED CAPITAL EFFICIENCIES. Magnum Hunter plans to pursue the best exploration opportunities available to the combined company and to focus on exploitation projects with the highest potential rates of return. In addition, Magnum Hunter believes it will be better able to pursue and accelerate development, exploitation, and exploration opportunities in its inventory due to its enhanced financial strength. As a result, Magnum Hunter believes that after the merger it will have the potential for greater returns on capital employed than either Magnum Hunter or Prize could achieve alone.

     GREATER HUMAN AND TECHNOLOGICAL RESOURCES. Magnum Hunter will have significant expertise with regard to various oilfield technologies, including new vintage 3-D seismic interpretation capabilities, enhanced oil recovery, deep onshore natural gas drilling, shallow offshore drilling and other exploration, production and processing technologies. As a result, Magnum Hunter is expected to have an enhanced ability to acquire, explore for, develop and exploit oil and natural gas reserves domestically both onshore and offshore.

                       BUSINESS STRATEGY OF MAGNUM HUNTER
                                AFTER THE MERGER
                                   (PAGE 50)

     After the merger, Magnum Hunter's overall strategy will be to increase its reserves, production, cash flow and earnings utilizing a properly balanced program of:

     - selective exploration;

     - the exploitation and development of acquired properties; and

     - strategic acquisitions of additional proved reserves.

                     THE STRUCTURE OF THE MERGER (PAGE 55)

     At the effective time, Prize will merge with and into Pintail Energy, Inc., a wholly owned subsidiary of Magnum Hunter. Pintail Energy, the surviving company, was formed by Magnum Hunter for the sole purpose of completing the merger. The merger will result in an exchange of Prize common stock for Magnum Hunter common stock and cash, with stockholders of Prize becoming stockholders of Magnum Hunter. As a result of the merger, Magnum Hunter will be owned approximately 52% by its current stockholders and 48% by the former stockholders of Prize, without taking into account the options and warrants that will be outstanding after the merger.

                         THE SPECIAL MEETINGS (PAGE 21)

     SPECIAL MEETING OF MAGNUM HUNTER STOCKHOLDERS.  The Magnum Hunter special
meeting will be held at [LOCATION] on [          ], 2002, at 9:00 a.m.

     SPECIAL MEETING OF PRIZE STOCKHOLDERS.  The Prize special meeting will be
held at [LOCATION] on [          ], 2002, at 9:00 a.m.

                   RECOMMENDATIONS OF THE BOARDS OF DIRECTORS
                               (PAGES 27 AND 29)

     TO THE MAGNUM HUNTER STOCKHOLDERS: The Magnum Hunter board of directors believes that the merger is fair to Magnum Hunter and in its best interest and unanimously voted to approve the merger agreement and unanimously recommends that you vote FOR the issuance of Magnum Hunter common stock pursuant to the merger agreement and FOR the amendment of Magnum Hunter's articles of incorporation to increase the authorized number of shares of its common stock to 200,000,000. For specific reasons for the recommendation of the Magnum Hunter board, see page 27.

     TO THE PRIZE STOCKHOLDERS: The Prize board of directors believes that the merger is fair to you and in your best interest and unanimously voted to approve the merger agreement and unanimously recommends that you vote FOR the approval of the merger agreement. For specific reasons for the recommendation of Prize's board, see page 28.

                         OPINIONS OF FINANCIAL ADVISORS
                               (PAGES 29 AND 35)

     OPINION OF MAGNUM HUNTER'S FINANCIAL ADVISOR. In deciding to approve the merger, the Magnum Hunter board of directors received and considered the opinion of its financial advisor, Deutsche Banc Alex. Brown Inc., that, as of the date of the opinion, the merger consideration was fair, from a financial point of view, to Magnum Hunter. The full text of the written opinion of Deutsche Banc Alex. Brown is attached as Annex B. Magnum Hunter encourages you to read the opinion carefully, as well as the description of the analyses and assumptions upon which the opinion was based.

     OPINION OF PRIZE'S FINANCIAL ADVISOR. In deciding to approve the merger, the Prize board of directors received and considered the opinion of its financial advisor, SWS Securities, Inc., that, as of the date of the opinion, the merger consideration to be received by the holders of Prize common stock was fair, from a financial point of view, to the holders of Prize common stock. The full text of the written opinion of SWS Securities, Inc. is attached as Annex C. Prize encourages you to read the opinion carefully, as well as the description of the analyses and assumptions upon which the opinion was based.

                      INTERESTS OF OFFICERS AND DIRECTORS
                 IN THE MERGER THAT DIFFER FROM YOUR INTERESTS
                                   (PAGE 40)

     You should be aware that Prize's executive officers, two of whom are members of the Prize board of directors, have arrangements that provide them with interests in the merger that are different from yours. Generally, the merger would result in payments being made to these officers and directors pursuant to Prize's extraordinary transaction compensation policy. The Prize and Magnum Hunter boards were aware of these interests and considered them in approving the merger.

                        OVERVIEW OF THE MERGER AGREEMENT
                                   (PAGE 55)

     The merger agreement, which is attached as Annex A, is the document that governs the merger. You are urged to read the merger agreement carefully.

     MERGER CONSIDERATION (PAGE 55). When the merger is completed, Prize stockholders will receive, for each share of Prize common stock they own, merger consideration consisting of 2.5 shares of Magnum Hunter common stock plus a cash payment ranging from $0.25 to $5.25 per share, based on the price of Magnum Hunter common stock before the merger. The cash portion of the merger consideration will be sufficient to cause the total value of the consideration to equal $24.00 per share provided that the value of Magnum Hunter shares as determined in the merger agreement is between $7.50 and $9.50 per share, inclusive. The value of the Magnum Hunter shares will be established as the average of the closing prices during the 20 trading day period ending on the fourth trading day prior to the merger. The table below shows the amount of cash that would be payable within the range of $7.50 and $9.50 average per share closing prices of Magnum Hunter common stock prior to the closing:

                       FLOOR    MID-POINT   CEILING
                       ------   ---------   -------
Magnum Hunter 20 day
  average closing
  price..............  $ 7.50    $ 8.50     $ 9.50
Magnum Hunter shares
  issued.............  x 2.50    x 2.50     x 2.50
                       ------    ------     ------
Magnum Hunter share
  value..............  $18.75    $21.25     $23.75
Cash consideration...  $ 5.25    $ 2.75     $ 0.25
                       ------    ------     ------
Total value
  received...........  $24.00    $24.00     $24.00
                       ======    ======     ======

     CONDITIONS TO THE COMPLETION OF THE MERGER (PAGE 65). The obligation of each of Magnum Hunter and Prize to complete the merger is subject to the satisfaction or waiver of a number of conditions, including the following:

     - approval by Magnum Hunter and Prize stockholders of the merger agreement and the merger;

     - all filings required to be made, and all consents, approvals, permits and authorizations required to be obtained, from any governmental authority or other person will have been made or obtained;

     - the receipt by Magnum Hunter and Prize from their respective tax counsel of opin-
ions that, for United States federal income tax purposes:

       - the merger will qualify as a reorganization;

       - each of Magnum Hunter, Prize and Pintail Energy will be a party to the reorganization;

       - no gain or loss will be recognized by Magnum Hunter, Prize or Pintail Energy as a result of the merger; and

       - in the case of Prize and its tax counsel, no gain or loss will be recognized by the Prize stockholders as a result of the merger other than possibly gain by the Prize stockholders with respect to the cash received by them;

     - absence of any temporary restraining order, injunction or other order issued by a court of competent jurisdiction or other legal restraint or prohibition which prevents the completion of the merger;

     - absence of any litigation, proceeding or investigation questioning the validity or enforceability of the merger agreement or the related transactions which, in the opinion of the board of directors of Magnum Hunter or Prize, would cause Magnum Hunter or Prize to be subject to substantial liability if the merger is completed;

     - the replacement of Magnum Hunter's and Prize's existing credit facilities in an amount at least equal to the then-existing indebtedness and working capital availability under both facilities or, in the alternative, the receipt by Magnum Hunter and Prize from their respective lenders of any required consents; and

     - absence of any material adverse change in the business or prospects of Magnum Hunter and Prize.

     Magnum Hunter's obligation to complete the merger is also subject to the satisfaction or waiver of the following conditions:

     - Magnum Hunter will have received letters executed by all "affiliates" of Prize restricting each affiliate's ability to sell, transfer or otherwise dispose of the Magnum Hunter common stock received in the merger; and
     - stockholders of Prize exercising dissenters' appraisal rights represent no more than 5% of Prize's outstanding common stock.

     TERMINATION OF THE MERGER AGREEMENT (PAGE 67). The merger agreement may be terminated by the mutual written consent of Prize and Magnum Hunter. In addition, either Prize or Magnum Hunter may terminate the merger agreement if:

     - the merger has not been completed by June 30, 2002;

     - Magnum Hunter stockholders fail to approve the merger agreement and the merger;

     - Prize stockholders fail to approve the merger agreement and the merger;
       or

     - any governmental authority issues an order, decree or ruling or takes any other action permanently restraining, enjoining or otherwise prohibiting the merger and the order, decree, ruling or other action will have become final and nonappealable.

     The merger agreement may also be terminated by Magnum Hunter if:

     - Prize materially breaches any representation or warranty that would give rise to a failure of a condition to the merger and the breach is not cured within ten days after receipt of a notice of the breach;

     - Prize fails to comply in any material respect with any of its covenants or agreements and the failure has not been, or cannot be, cured within ten days after notice and demand for a cure of the failure;

     - Prize's board amends or withdraws its recommendation of the merger agreement and fails to reinstate it in its prior form within five business days; or

     - the average per share closing price of Magnum Hunter common stock over the 20 trading days ending on the fourth trading day preceding the closing date is greater than $9.50.

     The merger agreement may also be terminated by Prize if:

     - Magnum Hunter materially breaches any representation or warranty that would give rise to a failure of a condition to the merger and the breach is not cured within ten days after receipt of a notice of the breach;

     - Magnum Hunter fails to comply in any material respect with any of its covenants or agreements and the failure has not been, or cannot be, cured within ten days after notice and demand for a cure of the failure;

     - subject to various conditions, including giving Magnum Hunter prior written notice and an opportunity to propose amendments or modifications to the terms of the merger and the payment by Prize of a $15 million termination fee, Prize is prepared to enter into a definitive agreement with a third party regarding an alternative transaction that the Prize board has determined is a superior alternative acquisition proposal; or

     - the average per share closing price of Magnum Hunter common stock over the 20 trading days ending on the fourth trading day preceding the closing date is less than $7.50.

     TERMINATION FEE (PAGE 68). The merger agreement requires Prize to pay Magnum Hunter a $15 million fee if the merger agreement is terminated by Prize so that Prize may enter into an agreement with a third party concerning a superior alternative acquisition proposal.

     NO SOLICITATION (PAGE 60). The merger agreement contains provisions prohibiting Prize from seeking an alternative transaction. These "no solicitation" provisions prohibit Prize from taking any action to solicit a competing acquisition proposal. The merger agreement does not, however, prohibit Prize or its board of directors from considering, and potentially recommending, an unsolicited proposal from a third party if the Prize board determines, based on the advice of its legal counsel, that such action is required by its fiduciary duties.

     CUSTOMARY REPRESENTATIONS AND WARRANTIES (PAGE 63). The merger agreement is also subject to customary representations and warranties made by each of Pintail Energy, Magnum Hunter and Prize. These representations and warranties are substantially reciprocal and expire upon completion of the merger.

                          AGREEMENT TO VOTE (PAGE 22)

     Natural Gas Partners V, L.P. owned approximately 58% of the outstanding Prize common stock as of December 31, 2001. In connection with the signing of the merger agreement, Natural Gas Partners V, Prize and Magnum Hunter entered into a voting agreement in which Natural Gas Partners V agreed to vote all of its shares of Prize common stock in favor of the merger agreement unless Prize's board has determined, in accordance with the merger agreement, that an alternative acquisition proposal from a third party is a superior proposal.

               ACCOUNTING TREATMENT AND CONSIDERATIONS (PAGE 42)

     The merger will be accounted for as a purchase of Prize by Magnum Hunter using the purchase method of accounting. Under this accounting method, Magnum Hunter will record Prize's assets and liabilities at their fair values, and, if the purchase price exceeds the total of these fair values, Magnum Hunter will record the excess as goodwill. Magnum Hunter will include Prize's revenues and expenses in its financial statements beginning on the date the merger occurs.

                         MATERIAL UNITED STATES FEDERAL
                       INCOME TAX CONSEQUENCES (PAGE 42)

     The merger should be treated as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code so long as the aggregate value of the shares of Magnum Hunter common stock to be received by Prize stockholders pursuant to the merger exceeds the aggregate amount of cash to be received by Prize stockholders. Assuming the value of the stock so received exceeds the amount of cash so received, a Prize stockholder should recognize gain equal to the lesser of the amount of gain realized and the amount of cash received. The tax consequences of the merger to you will depend upon the facts in your own situation. If you are a Prize stockholder, please consult your own tax advisor for a full understanding of the tax consequences to you of the Magnum Hunter common stock and cash you will receive in exchange for your Prize common stock.

                     DISSENTERS' APPRAISAL RIGHTS (PAGE 45)

     If you own shares of Prize common stock, you do not vote in favor of the proposal to approve and adopt the merger agreement and you comply strictly with the applicable provisions of Section 262 of the Delaware General Corporation Law, you have the right to dissent and be paid cash for the "fair value" of your shares of Prize common stock. This payment may be more than, the same as, or less than the merger consideration you would otherwise receive in the merger. To perfect these appraisal rights with respect to the merger, you must follow the required procedures precisely. The applicable provisions of Section 262 of the Delaware General Corporation Law are attached to this document as Annex D.

     Magnum Hunter stockholders have no appraisal rights in connection with the merger.

                 COMPARISON OF RIGHTS OF STOCKHOLDERS (PAGE 81)

     The rights of Prize common stockholders currently are governed by the Delaware General Corporation Law and Prize's certificate of incorporation and bylaws. The rights of Magnum Hunter common stockholders are governed by the General Corporation Law of Nevada and Magnum Hunter's articles of incorporation and bylaws. See pages 81 through 88 for more specific information about the material differences between the rights of holders of Magnum Hunter and Prize common stock.

                MARKET PRICE AND DIVIDEND INFORMATION (PAGE 69)

     Magnum Hunter common stock and Prize common stock are both traded on the American Stock Exchange. On December 17, 2001, the last trading day before Magnum Hunter and Prize announced the merger, Magnum Hunter common stock closed at $8.30 per share and Prize common stock closed at $18.10 per share. On
          , 2002, Magnum Hunter common stock closed at [$     ] per share and
Prize common stock closed at [$     ] per share. You should obtain current share
price quotations for Magnum Hunter common stock and Prize common stock.
     Neither Magnum Hunter nor Prize has paid any cash dividends on its common stock since becoming a publicly held corporation. Magnum Hunter does not intend to pay dividends on its common stock in the foreseeable future.

                              RECENT DEVELOPMENTS

     MAGNUM HUNTER WARRANTS OFFERING. Magnum Hunter has approved the distribution to its stockholders of record on January 10, 2002, of one warrant for every five shares of common stock at an exercise price of $15.00 per share. Magnum Hunter will file a registration statement with the SEC covering the warrants and the shares underlying the warrants. The stockholders of Prize will not receive any of these warrants in the merger or otherwise.

     MAGNUM HUNTER'S RECENT HEDGING TRANSACTIONS. Periodically, Magnum Hunter enters into hedging transactions to reduce the effects of fluctuations in crude oil and natural gas prices. At January 1, 2002, Magnum Hunter had none of its oil production hedged. At January 1, 2002, Magnum Hunter had open contracts for natural gas price swaps of 60 MMcf per day of gas at $2.87 per Mcf through December 31, 2002 and 50 MMcf per day of gas at $2.88 per Mcf from January 1, 2003 through June 30, 2003. None of these hedges were with Enron, which recently filed for bankruptcy.

                     SUMMARY UNAUDITED PRO FORMA FINANCIAL
                           AND OPERATING INFORMATION

     The following unaudited pro forma financial and operating information has been prepared to assist in your analysis of the financial effects of the merger. This unaudited pro forma information is based on the historical financial and operating information of Magnum Hunter and Prize.

     The information was prepared based on the following:

     - The merger will be accounted for as a purchase of Prize by Magnum Hunter. Under this accounting method, Magnum Hunter will record Prize's assets and liabilities at their fair values and, if the purchase price exceeds the total of these fair values, Magnum Hunter will record the excess as goodwill.

     - Magnum Hunter will continue to utilize the full cost method of accounting for its oil and gas activities.

     - Although management of Magnum Hunter expects to achieve cost savings from the consolidation of the corporate headquarters of Magnum Hunter and Prize and the elimination of duplicate staff and expenses, no cost savings have been reflected in this unaudited pro forma information.

     - In connection with the merger, Magnum Hunter intends to enter into a new credit facility to consolidate Magnum Hunter's and Prize's existing credit facilities and to fund the cash portion of the purchase price and other expenses of the merger. The unaudited pro forma financial information includes additional interest expense on the new borrowings based on Magnum Hunter's historical interest rate on its existing credit facilities. There can be no assurance that Magnum Hunter will be able to enter into a new credit facility or that such facility can be entered into at interest rates comparable to the existing interest rates.

     - In connection with the merger, Prize stockholders will receive, for each share of Prize common stock they own, 2.5 shares of Magnum Hunter common stock and a cash payment ranging from $0.25 to $5.25 per share for total consideration of $24.00 per share, based on the average price of Magnum Hunter common stock before the merger as determined in the merger agreement. For purposes of the unaudited pro forma financial information, we have assumed a price of $8.00 per share for each share of Magnum Hunter common stock (based on the average of the closing prices of Magnum Hunter common stock during the period beginning five trading days before and ending five trading days after the announcement of the merger) and a cash component of $4.00 for each share of Prize common stock.

     - The pro forma statement of operations data assume the merger occurred on January 1, 2000, while the pro forma balance sheet data assume the merger occurred on September 30, 2001.

     The unaudited pro forma information is presented for illustrative purposes only. If the merger had occurred in the past, Magnum Hunter's financial position or operating results might have been different from those presented in the unaudited pro forma information. You should not rely on the unaudited pro forma information as an indication of the financial position or operating results that Magnum Hunter would have achieved if the merger had occurred on September 30, 2001, or January 1, 2000. You also should not rely on the unaudited pro forma information as an indication of the future results that Magnum Hunter will achieve after the merger. The unaudited pro forma financial information should be read together with the historical consolidated financial statements of Magnum Hunter and Prize incorporated by reference in this document and the unaudited condensed pro forma consolidated financial statements of Magnum Hunter included elsewhere in this document.

                                                                MAGNUM HUNTER UNAUDITED
                                                                       PRO FORMA
                                                              ----------------------------
                                                               NINE MONTHS
                                                                  ENDED        YEAR ENDED
                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2001            2000
                                                              -------------   ------------
STATEMENT OF OPERATIONS DATA:
(IN THOUSANDS, EXCEPT SHARE DATA)
  Operating revenues:
     Oil and gas sales......................................   $   252,866    $   255,541
     Gas gathering, marketing, and processing...............        15,707         20,010
     Oilfield management services...........................         1,394          1,448
                                                               -----------    -----------
          Total operating revenues..........................       269,967        276,999
                                                               -----------    -----------
  Operating costs and expenses:
     Oil and gas production lifting costs...................        47,304         48,397
     Production taxes and other costs.......................        23,934         26,934
     Gas gathering, marketing and processing................        14,086         15,685
     Oilfield management services...........................           955            903
     Depreciation, depletion and amortization...............        63,365         65,161
     Gain on sale of assets.................................            (4)           (28)
     General and administrative.............................        15,049         15,268
                                                               -----------    -----------
          Total operating costs and expenses................       164,689        172,320
                                                               -----------    -----------
  Operating profit..........................................       105,278        104,679
     Equity in earnings of affiliate........................         1,189          1,307
     Other income...........................................         5,679          1,252
     Interest expense.......................................       (29,930)       (44,459)
                                                               -----------    -----------
  Income before income taxes................................        82,216         62,779
     Provision for income taxes.............................       (30,738)       (19,752)
                                                               -----------    -----------
  Net income................................................        51,478         43,027
     Preferred dividend.....................................            --        (10,167)
                                                               -----------    -----------
  Income available to common stockholders...................   $    51,478    $    32,860
                                                               ===========    ===========
     Income per common share -- basic.......................   $      0.75    $      0.60
                                                               ===========    ===========
     Income per common share -- diluted.....................   $      0.72    $      0.56
                                                               ===========    ===========
  Common shares used in per share calculation:
     Basic..................................................    68,705,258     54,771,890
     Diluted................................................    71,383,497     66,749,306
OTHER FINANCIAL AND OPERATING DATA:
(IN THOUSANDS)
     Capital expenditures...................................   $   267,581    $   203,834
     EBITDA(1)..............................................       174,322        171,092
     Net cash provided by operating activities..............       158,889         97,666
     Net cash used in investing activities..................      (255,030)       (74,726)
     Net cash provided by (used in) financing activities....   $   105,834    $   (24,671)

                                                              MAGNUM HUNTER
                                                              UNAUDITED PRO
                                                               FORMA AS OF
                                                              SEPTEMBER 30,
                                                                  2001
                                                              -------------
BALANCE SHEET DATA (IN THOUSANDS, EXCEPT SHARE DATA):
  Working capital...........................................   $   24,450
  Net property, plant and equipment.........................      923,201
  Total assets..............................................    1,130,286
  Total debt................................................      570,512
  Total stockholders' equity................................      393,802
  Book value per share......................................   $     5.66

                                                                MAGNUM HUNTER UNAUDITED
                                                                       PRO FORMA
                                                              ----------------------------
                                                               NINE MONTHS
                                                                  ENDED        YEAR ENDED
                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2001            2000
                                                              -------------   ------------
PRODUCTION, PRICE AND OTHER DATA:
  Average daily production:
     Oil/liquids (Bbls).....................................      14,147          13,310
     Natural gas (Mcf)......................................     147,531         118,496
     Total (Mcfe)...........................................     232,410         198,353
  Average realized prices (includes the effects of hedging):
     Oil/liquids (Bbl)......................................    $  24.06        $  22.57
     Natural gas (Mcf)......................................        3.97            3.38
     Total (Mcfe)...........................................        3.98            3.53
  Costs per Mcfe:
     Oil and gas production lifting costs...................    $   0.75        $   0.67
     Production taxes and other costs.......................        0.38            0.37
     Depreciation, depletion and amortization...............        1.00            0.90
     General and administrative.............................        0.24            0.21

---------------

(1) EBITDA is defined as income (loss) from continuing operations before income taxes, minority interest and equity in earnings of affiliate, plus the sum of depletion and depreciation and interest expense. EBITDA is presented because it is commonly accepted in the oil and gas industry as a financial indicator of a company's ability to service or incur debt and because it is a component of Magnum Hunter's debt covenants. EBITDA is also presented because investors routinely request such information. Management of Magnum Hunter interprets trends in EBITDA in a similar manner as trends in net income. EBITDA should be used as a supplement to, and not as a substitute for, net income and cash provided by operating activities, determined in accordance with generally accepted accounting principles, as measures of Magnum Hunter's profitability and liquidity. There may be operational or financial demands and requirements that reduce management's discretion over the use of EBITDA. EBITDA as used by Magnum Hunter may not be comparable to similarly titled measures used by other companies.

                                                                                       MAGNUM HUNTER
                                                                                       UNAUDITED PRO
                                                                                        FORMA AS OF
                                                     HISTORICAL                        DECEMBER 31,
                                                    MAGNUM HUNTER   HISTORICAL PRIZE       2000
                                                    -------------   ----------------   -------------
PROPERTY DATA(1):
  Proved reserves:
     Oil/liquids (MBbls)..........................       22,303            49,038           71,341
     Natural gas (MMcf)...........................      233,208           298,430          531,638
     Total (MMcfe)................................      367,029           592,658          959,684
  PV-10 Value (in thousands)......................   $1,099,527        $1,657,810       $2,757,337
  Standardized Measure of Discounted Future Net
     Cash Flows (in thousands)....................   $  804,923        $1,121,345       $1,926,268

---------------

(1) Based on December 31, 2000 NYMEX oil price of $26.80 per Bbl and NYMEX gas price of $9.78 per Mcf, both as adjusted for the applicable location and quality differentials.

     The following table sets forth supplemental summary information with respect to the pro forma proved oil and gas reserves of Magnum Hunter as of December 31, 2000, assuming a NYMEX oil price of $19.78 per Bbl and NYMEX gas price of $2.72 per Mcf, which were the prices on December 31, 2001, adjusted for the applicable location and quality differentials:

                                                HISTORICAL     HISTORICAL   MAGNUM HUNTER
                                               MAGNUM HUNTER     PRIZE        PRO FORMA
                                               -------------   ----------   -------------
Proved Reserves:
  Oil/liquids (MBbls)........................      20,948         44,938        65,886
  Natural gas (MMcf).........................     222,474        277,819       500,293
  Total (MMcfe)..............................     348,162        547,447       895,609
PV-10 Value (in thousands)...................    $269,685       $483,835      $753,520
Standardized Measure of Discounted Future Net
  Cash Flows (in thousands)..................    $251,482       $360,806      $612,288

                   SUMMARY HISTORICAL CONSOLIDATED FINANCIAL
                      AND OPERATING DATA OF MAGNUM HUNTER

     The following table sets forth summary historical consolidated financial and operating data of Magnum Hunter as of and for each of the years in the five-year period ended December 31, 2000, and as of and for each of the nine-month periods ended September 30, 2001 and 2000.

     The data have been derived from, and should be read together with, the audited consolidated financial statements and other information contained in Magnum Hunter's Annual Report on Form 10-K for the year ended December 31, 2000, and the unaudited consolidated interim financial statements and other information contained in Magnum Hunter's Quarterly Report on Form 10-Q for the nine months ended September 30, 2001, including the related notes, all of which are incorporated by reference in this document.

                                    NINE MONTHS ENDED
                                      SEPTEMBER 30,                               YEAR ENDED DECEMBER 31,
                                -------------------------   -------------------------------------------------------------------
                                   2001          2000          2000          1999          1998          1997          1996
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                       (UNAUDITED)
STATEMENT OF OPERATIONS DATA
(IN THOUSANDS, EXCEPT SHARE
DATA)
Operating revenues:
  Oil and gas sales...........  $   107,154   $    69,954   $   106,052   $    60,673   $    43,565   $    34,569   $    10,248
  Gas gathering, marketing and
    processing................       15,707        13,544        20,010         8,185         6,954        10,297         5,768
  Oilfield management
    services..................        1,394           870         1,448           768           881         3,968           396
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
    Total operating
      revenues................      124,255        84,368       127,510        69,626        51,400        48,834        16,412
Operating costs and expenses:
  Oil and gas production
    lifting costs.............       14,995        12,341        16,401        15,431        14,265         7,901         3,031
  Production taxes and other
    costs.....................        9,913         8,486        12,558         8,144         6,417         4,911         1,359
  Gas gathering, marketing and
    processing................       14,086        10,558        15,685         5,870         5,750         7,909         4,708
  Oilfield management
    services..................          955           450           903           350           467         3,745           267
  Depreciation, depletion and
    amortization..............       29,319        16,935        25,556        22,072        21,757        12,363         2,951
  Provision for non-cash
    impairment of oil and gas
    reserves..................           --            --            --            --        42,745            --            --
  Loss (gain) on sale of
    assets....................           (4)          (28)          (28)         (272)           52          (386)            2
  General and
    administrative............        5,817         3,396         6,106         2,919         2,961         2,390         1,225
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
    Total operating costs and
      expenses................       75,081        52,138        77,181        54,514        94,414        38,833        13,543
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
Operating profit (loss).......       49,174        32,230        50,329        15,112       (43,014)       10,001         2,869
  Equity in earnings (loss) of
    affiliate.................        1,189           362         1,307          (103)         (116)            6            --
  Other income................          224           394           477           354           624           376           346
  Interest expense............      (14,244)      (17,139)      (22,298)      (22,103)      (18,207)      (13,788)       (2,394)
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
Income (loss) before income
  tax, minority interest and
  extraordinary loss..........       36,343        15,847        29,815        (6,740)      (60,713)       (3,405)          821
  (Provision) benefit for
    income taxes..............      (13,765)       (5,865)       (7,555)           --        13,670         1,296          (312)
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
Income (loss) before minority
  interest and extraordinary
  loss........................       22,578         9,982        22,260        (6,740)      (47,043)       (2,109)          509
  Minority interest in
    subsidiary loss...........           --            --            --           (86)          (37)          (19)           --
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
Income (loss) before
  extraordinary loss..........       22,578         9,982        22,260        (6,826)      (47,080)       (2,128)          509
Extraordinary loss, net of
  tax.........................         (304)           --            --            --            --        (1,384)           --
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
Net income (loss).............       22,274         9,982        22,260        (6,826)      (47,080)       (3,512)          509
Preferred dividend(1).........           --        (3,294)       (9,708)       (4,509)         (875)         (875)         (406)
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
Income (loss) available to
  common stockholders.........  $    22,274   $     6,688   $    12,552   $   (11,335)  $   (47,955)  $    (4,387)  $       103
                                ===========   ===========   ===========   ===========   ===========   ===========   ===========

                                    NINE MONTHS ENDED
                                      SEPTEMBER 30,                               YEAR ENDED DECEMBER 31,
                                -------------------------   -------------------------------------------------------------------
                                   2001          2000          2000          1999          1998          1997          1996
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                       (UNAUDITED)
Income (loss) per common
  share -- basic(1)...........  $      0.65   $      0.34   $      0.60   $     (0.57)  $     (2.27)  $     (0.21)  $      0.01
Income (loss) per common
  share -- diluted(1).........  $      0.61   $      0.32   $      0.51   $     (0.57)  $     (2.27)  $     (0.21)  $      0.01
Common shares used in per
  share calculation
    Basic.....................   34,790,222    19,594,012    20,856,854    19,743,738    21,151,442    14,535,805    12,485,893
    Diluted...................   37,178,592    30,546,007    32,834,270    19,743,738    21,151,442    14,535,805    12,561,760
OTHER FINANCIAL AND OPERATING
  DATA
(IN THOUSANDS, EXCEPT AVERAGE
DAILY PRODUCTION DATA)
Capital expenditures(2).......  $   153,259   $    31,569   $    64,311   $    59,968   $    70,187   $   160,059   $    41,471
EBITDA(3).....................       78,717        49,559        76,362        37,538        22,112        22,740         6,166
Net cash provided by operating
  activities..................       79,158        29,901        49,466        17,435        13,688         5,652         3,028
Net cash provided by (used in)
  investing activities........     (152,898)        9,954       (20,008)      (58,469)      (74,010)     (168,329)      (41,738)
Net cash (used in) provided by
  financing activities........  $    76,811   $   (40,151)  $   (31,014)  $    37,746   $    62,145   $   164,020   $    38,853
Average daily production:
  Oil/liquids (Bbls)..........        3,733         3,656         3,556         3,581         3,126         2,019           523
  Natural gas (Mcf)...........       66,322        53,520        53,641        52,126        38,682        26,340         7,329
  Total (Mcfe)................       88,718        75,456        74,978        73,612        57,438        38,454        10,467
BALANCE SHEET DATA
(IN THOUSANDS): (AT END OF
PERIOD)
Working capital
  (deficiency)................  $    (6,785)  $     1,925   $     4,121   $    (1,314)  $    (1,203)  $     2,610   $     2,279
Net property, plant and
  equipment...................      383,770       236,349       260,532       265,195       228,436       221,259        73,648
Total assets..................      428,073       283,798       315,612       304,022       265,724       251,069        83,072
Total debt....................      266,076       209,043       191,139       234,806       233,020       166,242        38,766
Total stockholders' equity....  $   117,670   $    49,328   $    93,416   $    51,552   $    19,697   $    72,152   $    35,154

---------------

(1) Includes the effect in the year 2000 of the payment of a $5.5 million fee upon redemption of $25 million (liquidation value) of Magnum Hunter's 1999 Series A 8% convertible preferred stock. The fee was treated as a dividend, reducing income per common share, basic and diluted, by $0.26 per share and $0.17 per share, respectively, for the year 2000.

(2) Capital expenditures include cash expended for acquisitions plus normal additions to oil and natural gas properties and other fixed assets. Additionally, the year 2000 amount includes the cost of property acquired through the issuance of common stock with a fair value of $3.481 million on the acquisition date.

(3) EBITDA is defined as income (loss) from continuing operations before income taxes, minority interest and equity in earnings of affiliate, plus the sum of depletion and depreciation and interest expense. EBITDA is presented because it is commonly accepted in the oil and gas industry as a financial indicator of a company's ability to service or incur debt and because it is a component of Magnum Hunter's debt covenants. EBITDA is also presented because investors routinely request such information. Management of Magnum Hunter interprets trends in EBITDA in a similar manner as trends in net income. EBITDA should be used as a supplement to, and not as a substitute for, net income and cash provided by operating activities, determined in accordance with generally accepted accounting principles, as measures of Magnum Hunter's profitability and liquidity. There may be operational or financial demands and requirements that reduce management's discretion over the use of EBITDA. EBITDA as used by Magnum Hunter may not be comparable to similarly titled measures used by other companies.

                   SUMMARY HISTORICAL CONSOLIDATED FINANCIAL
                          AND OPERATING DATA OF PRIZE

     The following table sets forth summary historical consolidated financial and operating data of Prize as of and for each of the years in the five-year period ended December 31, 2000 and as of and for each of the nine-month periods ended September 30, 2001 and 2000.

     The data have been derived from, and should be read together with, the audited consolidated financial statements and other information contained in Prize's Annual Report on Form 10-K for the year ended December 31, 2000, and the unaudited consolidated interim financial statements and other information contained in Prize's Quarterly Report on Form 10-Q for the nine months ended September 30, 2001, including the related notes, all of which are incorporated by reference in this document.

                                     NINE MONTHS ENDED
                                       SEPTEMBER 30,                         YEAR ENDED DECEMBER 31,
                                 -------------------------   --------------------------------------------------------
                                    2001         2000(1)       2000(1)      1999(2)     1998(3)   1997(3)    1996(3)
                                 -----------   -----------   -----------   ----------   -------   --------   --------
                                        (UNAUDITED)
STATEMENT OF OPERATIONS DATA
  (IN THOUSANDS, EXCEPT SHARE
  DATA)
Operating revenues:
  Oil and gas sales............  $   145,712   $   107,280   $   149,489   $   47,978   $79,418   $120,821   $109,266
  Other........................          720           501           775          268        --         --         --
                                 -----------   -----------   -----------   ----------   -------   --------   --------
    Total operating revenues...      146,432       107,781       150,264       48,246    79,418    120,821    109,266
Operating costs and expenses:
  Lease operating expenses.....       32,309        23,340        31,996       11,791    18,114     22,289     15,012
  Production taxes.............       14,021        11,064        14,376        4,816     8,097     10,450      9,221
                                 -----------   -----------   -----------   ----------   -------   --------   --------
Revenues in excess of direct
  operating expenses...........      100,102        73,377       103,892       31,639   $53,207   $ 88,082   $ 85,033
                                                                                        =======   ========   ========
  Depreciation, depletion and
    amortization...............       27,194        18,825        25,472        8,714       n/a        n/a        n/a
  General and administrative...        9,232         6,578         9,162        2,831       n/a        n/a        n/a
  Interest expense.............       13,474        12,806        17,604        6,070       n/a        n/a        n/a
  Other income.................       (4,735)           --            --           --       n/a        n/a        n/a
                                 -----------   -----------   -----------   ----------   -------   --------   --------
Income before income taxes.....       54,937        35,168        51,654       14,024       n/a        n/a        n/a
  Provision for income taxes...       20,327        13,012        19,112        4,915       n/a        n/a        n/a
                                 -----------   -----------   -----------   ----------   -------   --------   --------
Net income.....................       34,610        22,156        32,542        9,109       n/a        n/a        n/a
Preferred dividend(4)..........           --           459           459          907       n/a        n/a        n/a
                                 -----------   -----------   -----------   ----------   -------   --------   --------
Income available to common
  stockholders.................  $    34,610   $    21,697   $    32,083   $    8,202       n/a        n/a        n/a
                                 ===========   ===========   ===========   ==========
Income (loss) per common
  share -- basic...............  $      2.71   $      1.80   $      2.60   $     1.20       n/a        n/a        n/a
Income (loss) per common
  share -- diluted.............  $      2.54   $      1.56   $      2.29   $     1.03       n/a        n/a        n/a
Common shares used in per share
  calculation
         Basic.................   12,791,211    12,074,592    12,333,989    6,820,606       n/a        n/a        n/a
         Diluted...............   13,622,983    14,236,086    14,204,462    8,878,777       n/a        n/a        n/a
OTHER FINANCIAL AND OPERATING
  DATA (IN THOUSANDS, EXCEPT
  AVERAGE DAILY PRODUCTION
  DATA):
Capital expenditures(5)........  $   114,322   $   119,350   $   139,523   $  216,964       n/a        n/a        n/a
EBITDA(6)......................  $    95,605   $    66,799   $    94,730   $   28,808       n/a        n/a        n/a

                                     NINE MONTHS ENDED
                                       SEPTEMBER 30,                         YEAR ENDED DECEMBER 31,
                                 -------------------------   --------------------------------------------------------
                                    2001         2000(1)       2000(1)      1999(2)     1998(3)   1997(3)    1996(3)
                                 -----------   -----------   -----------   ----------   -------   --------   --------
                                        (UNAUDITED)
Net cash provided by operating
  activities...................  $    77,439   $    22,556   $    45,842   $   19,798       n/a        n/a        n/a
Net cash used in investing
  activities...................  $   102,132   $    34,545   $    54,718   $  184,964       n/a        n/a        n/a
Net cash provided by financing
  activities...................  $    29,023   $    10,791   $     6,343   $  168,519       n/a        n/a        n/a
Average daily production:
  Oil/liquids (Bbls)...........       10,414         9,732         9,753        3,759     8,261      6,929      5,307
  Natural gas (Mcf)............       81,209        64,487        64,855       28,043    62,637     78,904     73,696
  Total (Mcfe).................      143,693       122,879       123,373       50,597   112,203    120,478    105,538
BALANCE SHEET DATA (IN
  THOUSANDS): (AT END OF
  PERIOD)
Working capital................  $    40,191   $    21,682   $    16,945   $    1,647       n/a        n/a        n/a
Net property, plant and
  equipment....................      400,201       334,742       318,763      211,497       n/a        n/a        n/a
Total assets...................      477,691       389,840       371,664      238,610       n/a        n/a        n/a
Total debt.....................      250,819       211,419       214,319      127,000       n/a        n/a        n/a
Total stockholders' equity.....  $   162,970   $   117,869   $   111,568   $   88,452       n/a        n/a        n/a

---------------

(1) Includes the results of Vista Energy Resources, Inc. from February 8, 2000, the date of its merger with Prize.

(2) The 1999 column is presented for Prize from January 15, 1999 (inception), through December 31, 1999, and is derived from Prize's audited consolidated financial statements. A significant amount of the activity is the direct result of the acquisition of producing properties from Pioneer Natural Resources USA, Inc., which was effective July 1, 1999.

(3) The 1998, 1997 and 1996 amounts are derived from the audited statements of revenues and direct operating expenses of the Pioneer properties. The data have been adjusted to exclude revenue of $5,136,967, $7,189,442 and $8,578,608, respectively, as well as direct operating expenses of $793,131, $1,115,379 and $1,037,518, respectively, associated with the mineral interest properties Prize acquired in connection with Prize's acquisition of the Pioneer properties. Likewise, the 1998, 1997 and 1996 average daily production data excludes Mcfe of 7,614, 14,316 and 7,452 respectively. Prize sold the mineral interest properties in July 1999. The 1998 statement of revenues and direct operating expenses is incorporated by reference in this document from Prize's Annual Report on Form 10-K for the year ended December 31, 2000.

(4) On March 31, 2000, all of the outstanding shares of Prize convertible preferred stock were converted into shares of common stock.

(5) The 2000 capital expenditures include $84.8 million of additions to property, plant and equipment as a result of the merger with Vista Energy Resources on February 8, 2000.

(6) EBITDA represents earnings before interest, taxes, depreciation, depletion and amortization expense. EBITDA is presented because it is commonly accepted in the oil and gas industry as a financial indicator of a company's ability to service or incur debt and because it is a component of Prize's debt covenants. EBITDA is also presented because investors routinely request such information. Management of Prize interprets trends in EBITDA in a similar manner as trends in net income. EBITDA should be used as a supplement to, and not as a substitute for, net income and cash provided by operating activities, determined in accordance with generally accepted accounting principles, as measures of Prize's profitability and liquidity. There may be operational or financial demands and requirements that reduce management's discretion over the use of EBITDA. EBITDA as used by Prize may not be comparable to similarly titled measures used by other companies.

                           COMPARATIVE PER SHARE DATA

     The following table sets forth selected historical per share data for Magnum Hunter and Prize and selected unaudited pro forma consolidated per share data after giving effect to the proposed merger. The pro forma consolidated earnings per share data have been prepared assuming that the merger was completed on January 1, 2000. The pro forma consolidated book value per share data assume that the merger was completed on the last day of each period presented. The information presented in the table is derived from and should be read in conjunction with the unaudited condensed pro forma consolidated financial statements, including the related notes, included in this document, and the separate audited and unaudited financial statements of Magnum Hunter and Prize, including the related notes, incorporated by reference in this document.

     Pro forma amounts are not necessarily indicative of results of operations or financial position that would have resulted had the merger been completed on the dates indicated and should not be construed as being indicative of future performance.

                                                               NINE MONTHS
                                                                  ENDED        YEAR ENDED
                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2001            2000
                                                              -------------   ------------
MAGNUM HUNTER  --  HISTORICAL PER SHARE DATA
Income from continuing operations -- basic..................     $ 0.65          $0.60
Income from continuing operations -- diluted................     $ 0.61          $0.51
Cash dividends..............................................     $   --(1)       $  --(1)
Book value..................................................     $ 3.30          $3.09
PRIZE -- HISTORICAL PER SHARE DATA
Income from continuing operations -- basic..................     $ 2.71          $2.60
Income from continuing operations -- diluted................     $ 2.54          $2.29
Cash dividends..............................................     $   --(1)       $  --(1)
Book value..................................................     $13.00          $8.67
PRO FORMA PER SHARE DATA OF MAGNUM HUNTER COMMON STOCK
Income from continuing operations -- basic..................     $ 0.75          $0.60
Income from continuing operations -- diluted................     $ 0.72          $0.56
Cash dividends..............................................     $   --(1)       $  --(1)
Book value..................................................     $ 5.66            n/a
EQUIVALENT PRO FORMA PER SHARE DATA OF PRIZE COMMON STOCK
Income from continuing operations -- basic..................     $ 1.87          $1.50
Income from continuing operations -- diluted................     $ 1.80          $1.41
Cash dividends..............................................     $   --(1)       $  --(1)
Book value..................................................     $14.15            n/a

---------------

(1) Magnum Hunter and Prize have never paid dividends on common shares and Magnum Hunter does not intend to pay dividends in the foreseeable future.

                                  RISK FACTORS

     In addition to the other information contained in this document and the documents incorporated by reference, you should carefully consider the following risk factors before you decide how to vote on the proposed merger.

                          RISKS RELATING TO THE MERGER

WE MAY NOT ACHIEVE THE EXPECTED BENEFITS OF THE MERGER.

     The merger is intended to achieve specific goals. See "The Merger -- Magnum Hunter's Reasons for the Merger" and "The Merger -- Prize's Reasons for the Merger." The likelihood of achieving those goals represents the subjective judgment of Magnum Hunter's and Prize's managements and boards of directors. Some of those goals may not be achieved or, if achieved, may not be achieved in the time frame in which they are expected. Whether the combined company will actually realize these anticipated benefits depends on future events and circumstances beyond the control of the combined company, including the following:

     - A decline in economic conditions in general or in the oil and gas industry in particular could cause our combined company to fail to meet the expectations of Magnum Hunter's and Prize's boards of directors for revenue, earnings and cash flow.

     - Differing opinions of securities analysts and investors regarding the prospects for our combined company's business and our future financial condition could reduce the likelihood that our combined company will enjoy the hoped-for increase in stock market valuation multiples relative to the stock market valuation multiples of smaller competitors.

     - Circumstances could prevent our combined company from achieving a lower cost of borrowing in a restructured credit facility.

     - The other risk factors discussed below may prevent the achievement of the believed advantages of the merger.

     Because of these and other factors, it is possible that our combined company will not realize some or all of the benefits of the merger that formed the basis for the recommendations of Magnum Hunter's and Prize's boards of directors that you approve the merger proposals.

THE PRICE OF MAGNUM HUNTER COMMON STOCK MAY DECLINE AS A RESULT OF THE MERGER.

     Assuming the merger is completed, the number of issued shares of Magnum Hunter common stock will increase substantially when compared to the current number of outstanding shares of Magnum Hunter common stock. If holders of a significant number of these new shares elect not to retain their shares, the market price of Magnum Hunter common stock may decline for reasons unrelated to the financial performance of Magnum Hunter.

TWO DIRECTORS OF PRIZE HAVE CONFLICTS OF INTEREST IN RECOMMENDING THAT PRIZE STOCKHOLDERS VOTE IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT.

     All of the officers of Prize, two of whom are also directors, are covered by Prize's extraordinary transaction compensation policy, which provides them with interests in the merger that are different from, or in addition to, your interests as stockholders. The directors, Philip B. Smith and Lon C. Kile, will receive $280,000 and $450,000, respectively, in payments under this policy if the merger is concluded. See "The Merger -- Interests of Officers and Directors in the Merger." The receipt by the two directors of these payments, and the continuation of indemnification arrangements for current directors of Prize following completion of the merger, should be considered in evaluating the Prize directors' recommendation that you vote in favor of the approval of the merger agreement.

        RISKS RELATING TO MAGNUM HUNTER'S BUSINESS FOLLOWING THE MERGER

WE MAY FACE DIFFICULTIES IN INTEGRATING THE OPERATIONS OF MAGNUM HUNTER AND
PRIZE.

     Before the merger, Magnum Hunter and Prize have operated separately. Magnum Hunter may not be able to integrate the operations of Magnum Hunter and Prize without an unexpected loss of key employees, customers or suppliers, a loss of revenues, an increase in operating or other costs or other difficulties. In addition, Magnum Hunter may not be able to realize the operating efficiencies, synergies, cost savings or other benefits expected from the merger. Any unexpected costs or delays incurred in connection with the integration could have an adverse effect on Magnum Hunter's business, results of operations or financial condition.

ANY NEW CREDIT FACILITY WILL REQUIRE US TO MAINTAIN SPECIFIED FINANCIAL RATIOS.

     We expect that any new credit facility will contain restrictive covenants that, among other things, require us to satisfy specified financial ratios in the future. Some of these ratios are very sensitive to oil and gas price levels, and lower product prices in the future might jeopardize our compliance with these ratios. If we fail to satisfy any of the covenants in a new credit facility, that failure would constitute an event of default that, subject to any specified grace periods, may permit the lenders to accelerate the indebtedness then outstanding and demand immediate repayment of the credit facility.

YOU SHOULD NOT PLACE UNDUE RELIANCE ON OUR RESERVE DATA BECAUSE THEY ARE ESTIMATES.

     This document contains and incorporates by reference:

     - estimates of our oil and gas reserves and the future net cash flows from those reserves that were prepared or audited in part by independent petroleum consultants as of December 31, 2000; and

     - estimates of these reserves and future net cash flows as of December 31, 2000 that were revised by our two companies' respective internal petroleum engineers to take into account the significantly lower December 31, 2001 commodity prices.

     There are numerous uncertainties inherent in estimating quantities of proved reserves of oil and natural gas and in projecting future rates of production and the timing of development expenditures, including many factors beyond our control. The estimates in this document rely on various assumptions, including, for example, constant oil and gas prices, operating expenses, capital expenditures and the availability of funds, and are therefore inherently imprecise indications of future net cash flows. Actual future production, cash flows, taxes, operating expenses, development expenditures and quantities of recoverable oil and gas reserves may vary substantially from those assumed in the estimates. Any significant variance in these assumptions could materially affect the estimated quantity and value of reserves.

     You should not construe the present value of proved reserves referred to in this document as the current market value of the estimated proved reserves of oil and natural gas attributable to our properties. We have based the estimated discounted future net cash flows from proved reserves generally on year-end prices and costs, but actual future prices and costs may vary significantly. The following factors may also affect actual future net cash flows:

     - the timing of both production and related expenses;

     - changes in consumption levels; and

     - governmental regulations or taxation.

     In addition, the calculation of the present value of the future net cash flows uses a 10% discount rate, which is not necessarily the most appropriate discount rate based on interest rates in effect from time to time and risks associated with our reserves or the oil and gas industry in general. Furthermore, we may need to revise our reserves downward or upward based upon actual production, results of future development and exploration, supply and demand for oil and natural gas, prevailing oil and natural gas prices and other factors, many of which are beyond our control.

THE RISK PROFILE OF THE COMBINED COMPANY WILL BE DIFFERENT FROM THAT OF MAGNUM HUNTER AND PRIZE BEFORE THE MERGER.

     Magnum Hunter has recently been relatively more active in onshore exploration and in offshore exploration and production, while Prize has historically not engaged in these activities. As a result, the combined company will have a different risk profile than either company had before the merger. For Prize stockholders, the combined company will have increased exposure to exploration risk and new exposure to offshore risk than Prize had before the merger.

     Because of Magnum Hunter's relatively greater exploration activities and its involvement in offshore exploration, the combined company will also have more exposure to casualty risks than Prize had prior to the merger. The combined company's oil and gas business will involve a variety of operating risks, including unexpected formations or pressures, uncontrollable flows of oil, gas, brine or well fluids into the environment (including groundwater contamination), blowouts, fires, explosions, pollution, marine hazards and other risks, any of which could cause personal injuries, loss of life, damage to properties and substantial losses. Although Magnum Hunter carries, and the combined company will carry, insurance at levels that we believe are reasonable, we will not be fully insured against all risks. Magnum Hunter and Prize do not, and the combined company will not, carry business interruption insurance except on rare occasions. Losses and liabilities arising from uninsured or under-insured events could materially affect the combined company's financial condition and operations.

     Finally, Prize has historically carried on more hedging activities than Magnum Hunter. The hedging activities of the combined company, while intended to reduce sensitivity to changes in market prices of oil and gas, are subject to a number of risks including instances in which we or the counterparties to our hedging contracts could fail to perform. Additionally, the fixed price sales and hedging contracts limit the benefits the combined company will realize if actual prices rise above the contract prices.

MAGNUM HUNTER'S BUSINESS MAY BE ADVERSELY AFFECTED IF IT LOSES ITS KEY
PERSONNEL.

     Magnum Hunter depends greatly upon two key individuals within its management: Gary C. Evans and Richard R. Frazier. The loss of the services of either one of these individuals could materially impact Magnum Hunter's operations.

THE MARKET PRICE OF OUR COMMON STOCK AND OUR ABILITY TO RAISE EQUITY COULD BE ADVERSELY AFFECTED BY SALES OF SUBSTANTIAL AMOUNTS OF COMMON STOCK IN THE PUBLIC MARKET OR THE PERCEPTION THAT SUCH SALES COULD OCCUR.

     Following the merger, a substantial number of our shares are issuable upon the exercise of options and warrants, and a substantial number of shares will be available for sale by our management and their affiliates under Rule 144, and by Natural Gas Partners V, L.P. , Philip B. Smith and Lon C. Kile under a shelf registration statement we have agreed to file with respect to the shares that they receive in the merger. In addition, we will have a substantial number of shares that are freely transferable without restriction. The possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing and future market prices for the common stock and could impair our ability to raise capital through the sale of equity securities in the future.

MAGNUM HUNTER HAS NEVER PAID CASH DIVIDENDS ON ITS COMMON STOCK.

     Magnum Hunter has not previously paid any cash dividends on its common stock and does not anticipate paying dividends on its common stock in the foreseeable future. Magnum Hunter intends to reinvest all available funds for the development of its business. In addition, Magnum Hunter's existing primary credit facility and the indenture governing its 10% Senior Notes due 2007 restrict the payment of cash dividends on some types of securities.

ANTI-TAKEOVER PROVISIONS MAY AFFECT YOUR RIGHTS AS A STOCKHOLDER.

     The articles of incorporation and bylaws of Magnum Hunter and Nevada law include provisions that may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the board of directors of Magnum Hunter rather than pursue non-negotiated takeover attempts. These provisions include authorized "blank check" preferred stock, the availability of authorized but unissued common stock, restrictions, under some circumstances, on business combinations with stockholders who own 10% or more of Magnum Hunter common stock and restrictions, under some circumstances, on a stockholder's ability to vote the shares of Magnum Hunter common stock it owns when it crosses specified thresholds of ownership. Magnum Hunter's ability to issue preferred stock may also delay or prevent a change in control of Magnum Hunter without further stockholder action and may adversely affect the rights and powers, including voting rights, of the holders of common stock. Under some circumstances, the issuance of preferred stock could depress the market price of Magnum Hunter common stock.

     In addition, on January 9, 1998, Magnum Hunter adopted a stockholder rights plan. Under the stockholder rights plan, the rights initially represent the right to purchase one one-hundredth of a share of 1998 Series A Junior Participating Preferred Stock for $35.00. The rights become exercisable only if a person or a group acquires or commences a tender offer for 15% or more of our common stock, a so-called "acquiring person." The stockholder rights plan was amended so that Natural Gas Partners V, L.P. would not be considered an "acquiring person" by reason of the merger. Until these rights become exercisable, they attach to and trade with Magnum Hunter common stock. The rights issued under the stockholder rights plan expire January 20, 2008.

     In addition, a change of control, as defined under the indenture relating to Magnum Hunter's 10% Senior Notes due 2007, would entitle the holders of those notes to put those notes to Magnum Hunter under the indenture and would entitle the lenders to accelerate payment of outstanding indebtedness under our existing primary credit facility. Both of these events could discourage takeover attempts by making such attempts more expensive.

                          FORWARD-LOOKING INFORMATION

     This document, including the documents incorporated by reference, includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this document or the documents incorporated by reference that address activities, events or developments that Magnum Hunter or Prize expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. These include such matters as:

     - benefits, effects or results of the merger;

     - cost reductions, operating efficiencies or synergies and the integration of operations;

     - future stock market valuations;

     - timing of the merger;

     - tax and accounting treatment of the merger;

     - repayment of debt;

     - market conditions, expansion and other development trends in the oil and gas industry;

     - business strategies;

     - expansion and growth of operations after the merger; and

     - future operating results and financial condition after the merger.

     Magnum Hunter and Prize have based these statements on their assumptions and analyses in light of their experience and perception of historical trends, current conditions, expected future developments and other factors they believe are appropriate in the circumstances. These statements are subject to a number of assumptions, risks and uncertainties, including:

     - general economic and business conditions;

     - prices of oil and gas and industry expectations about future prices;

     - the business opportunities, or lack of opportunities, that may be presented to and pursued by Magnum Hunter after the merger;

     - the ability to integrate the operations of Magnum Hunter and Prize; and

     - changes in laws or regulations.

     These factors are in addition to the risks described in the "Risk Factors" section of this document and the "Risk Factors" and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the documents incorporated by reference. Most of these factors are beyond the control of either company and will be beyond the control of Magnum Hunter after the merger. We caution you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in these statements. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.

                              THE SPECIAL MEETINGS

     This document is being furnished to you in connection with the solicitation of proxies by each of Magnum Hunter's and Prize's board of directors with respect to the merger proposals. In addition, if you are a Magnum Hunter stockholder, this document is being furnished to you in connection with the solicitation of proxies by the Magnum Hunter board of directors with respect to the proposal to increase the number of authorized shares of common stock of Magnum Hunter.

DATE, TIME AND PLACE OF THE SPECIAL MEETINGS

     The special meetings are scheduled to be held as follows:

For Magnum Hunter stockholders:   For Prize stockholders:
9:00 a.m., local time             9:00 a.m., local time
          , 2002                  , 2002
[ADDRESS]                         [ADDRESS]

PURPOSE OF THE SPECIAL MEETINGS

     At the Magnum Hunter special meeting, Magnum Hunter stockholders will vote on two separate proposals. The first proposal is to approve the issuance of Magnum Hunter common stock to Prize stockholders pursuant to the merger agreement. The second proposal is to approve an amendment to Magnum Hunter's articles of incorporation to increase the authorized number of shares of Magnum Hunter common stock to 200,000,000.

     At the Prize special meeting, Prize stockholders will vote on a proposal to approve the merger agreement.

RECORD DATE; VOTING AT THE MEETINGS; QUORUM

     MAGNUM HUNTER.  Magnum Hunter has fixed the close of business on
[          ], 2002 as the record date for the determination of the Magnum Hunter stockholders entitled to receive notice of and to vote at the Magnum Hunter
special meeting. As of the record date, there were outstanding [          ]
shares of Magnum Hunter common stock. Each outstanding share of Magnum Hunter common stock is entitled to one vote on each matter to be voted on. In addition, Magnum Hunter's wholly owned subsidiary, Bluebird Energy, Inc., owns 1,000,000 shares of Magnum Hunter preferred stock that is entitled to vote on all matters submitted to Magnum Hunter common stockholders based on the 1,904,762 shares of common stock into which it is convertible. The presence, in person or by proxy, of the holders of one-third of the outstanding shares of Magnum Hunter common stock and the 1,904,762 "as converted" shares of preferred stock held by Bluebird taken together are necessary to constitute a quorum at the Magnum Hunter special meeting.

     PRIZE.  Prize has fixed the close of business on [          ], 2002 as the
record date for determination of the Prize stockholders entitled to receive notice of and to vote at the Prize special meeting. As of the record date, there
were outstanding [          ] shares of Prize common stock. Each outstanding
share is entitled to one vote on the matter to be voted on. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Prize common stock is necessary to constitute a quorum at the Prize special meeting.

REQUIRED VOTE

     MAGNUM HUNTER. The first proposal, to approve the issuance of shares to Prize stockholders pursuant to the merger agreement, must be approved by the affirmative vote of the holders of a majority of the shares of Magnum Hunter common stock and the 1,904,762 "as converted" shares of preferred stock held by Bluebird voting together as a single class present, in person or by proxy, at the Magnum Hunter special meeting. The second proposal, to amend the articles of incorporation, must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Magnum Hunter common stock and the 1,904,762 "as converted" shares of preferred stock held by Bluebird voting together as a single class.

     Bluebird intends to vote all its 1,904,762 "as converted" shares of Magnum Hunter preferred stock proportionately with the vote of the common stock on the first proposal and 100% in favor of the second proposal.

     The directors and executive officers of Magnum Hunter have indicated that they intend to vote their shares in favor of the proposals. On the record date, directors and executive officers of Magnum Hunter beneficially owned [ %] of the outstanding shares of Magnum Hunter common stock.

     PRIZE. The merger agreement must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Prize common stock.

     As of the record date, Prize's directors and executive officers beneficially owned [ %] of the outstanding shares of Prize common stock and have indicated that they intend to vote their shares in favor of the merger agreement. In addition, Prize's largest stockholder, Natural Gas Partners V, L.P., has agreed to vote its shares, representing approximately 58% of the outstanding shares of Prize common stock as of December 31, 2001, in favor of the merger agreement subject to the board of directors of Prize not withdrawing its recommendation in favor of the merger agreement due to a superior proposal.

EFFECT OF ABSTENTIONS AND NON-VOTES

     MAGNUM HUNTER. Abstentions from voting will be counted as present in determining whether the quorum requirement is satisfied. With respect to the proposal to approve the issuance of shares to Prize stockholders pursuant to the merger agreement, abstentions will have the same effect as a vote against the proposal and any failures to vote will have no effect on the voting. With respect to the proposal to amend the articles of incorporation, abstentions and any failures to vote will have the same effect as a vote against the proposal since approval of the proposal requires the affirmative vote of the holders of at least a majority of the shares of Magnum Hunter common stock and the 1,904,762 "as converted" shares of Magnum Hunter preferred stock held by Bluebird outstanding on the record date and voting together as a single class.

     PRIZE. Abstentions from voting will be counted as present in determining whether the quorum requirement is satisfied. Because approval of the merger agreement requires the affirmative vote of the holders of at least a majority of the shares of Prize common stock outstanding as of the record date, abstentions and any failures to vote will have the same effect as votes against approval of the merger agreement.

ACTION TO BE TAKEN UNDER THE PROXY

     The enclosed proxy is solicited on behalf of Magnum Hunter's or Prize's board of directors, as applicable. All properly executed written proxies delivered pursuant to this solicitation, and not later revoked, will be voted at the applicable special meeting in accordance with the instructions given in the proxy. When voting regarding a proposal, stockholders may vote for or against the proposal or may abstain from voting. Stockholders should vote their shares on the enclosed proxy card. If no choice is indicated, proxies that are signed and returned will be voted, in the case of Magnum Hunter, "FOR" approval of the issuance of Magnum Hunter common stock to the Prize stockholders pursuant to the merger agreement, and "FOR" approval of an amendment to the articles of incorporation to increase the number of authorized shares of Magnum Hunter common stock to 200,000,000, and in the case of Prize, "FOR" approval of the merger agreement.

     Magnum Hunter and Prize do not know of any matters, other than as described in their notices of special meeting, that are to come before the special meetings. If any other matters are properly presented at the special meetings for action, the persons named in the enclosed form of proxy will have discretion to vote on the matters in accordance with their best judgment. If any other matters are properly presented at the special meetings for action, including, among other things, consideration of a motion to adjourn the meetings to another time and/or place, including, for the purpose of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the merger, the persons named in the enclosed form of proxy generally will have discretion to vote on those matters in accordance with their best judgment. The persons named in the proxies will not, however, use their discretionary authority to use proxies voting against any merger-related proposal to vote in favor of adjournment or postponement of the special meetings.

     Any holder of Magnum Hunter or Prize common stock has the right to revoke his or her proxy at any time prior to the voting of the proxy at the special meeting by:

     - sending a written notice to Magnum Hunter or Prize, as appropriate, stating that the holder would like to revoke his or her proxy;

     - completing and submitting a later dated proxy card to Magnum Hunter or Prize, as appropriate; or

     - attending the special meeting and voting in person.

Attendance by a stockholder at one of the special meetings will not, by itself, revoke his or her proxy.

PROXY SOLICITATION

     Each of Magnum Hunter and Prize will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, directors, officers and employees of Magnum Hunter or Prize may solicit proxies from that company's own stockholders by telephone, facsimile or telegram or in person. Magnum Hunter and Prize will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of the materials by mail to each beneficial owner of shares of the Magnum Hunter or Prize common stock that they hold of record and will, upon request, reimburse them for their reasonable expenses in doing so. In addition, Magnum Hunter has engaged D. F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $7,500, plus reimbursement of some types of out-of-pocket expenses. Magnum Hunter will bear the expenses incurred in connection with the printing and mailing of this document.

     IF THE MERGER PROPOSALS ARE APPROVED AND THE MERGER IS COMPLETED, HOLDERS OF PRIZE COMMON STOCK WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF THEIR STOCK CERTIFICATES. HOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THESE INSTRUCTIONS.

                                   THE MERGER

     This section of the document describes the proposed merger. While we believe that this description covers the material terms of the merger, this summary may not contain all of the information that is important to you. You should read carefully this entire document and the documents we refer to for a more complete understanding of the merger and the merger agreement. In addition, we incorporate important business and financial information about each of us into this document by reference. You may obtain the information incorporated by reference into this document without charge by following the instructions in the section entitled "Where You Can Find More Information."

BACKGROUND OF THE MERGER

     The proposed merger is the result of arm's length negotiations between representatives of Magnum Hunter and Prize. The following is a summary of the background of these negotiations, which led to the unanimous approval of the merger agreement by the boards of directors of both Magnum Hunter and Prize.

     PRIZE'S REVIEW OF POSSIBLE CORPORATE TRANSACTIONS IN 2001. In accordance with Prize's growth objectives and strategies, Prize has, since inception, sought to enhance value to its stockholders through a combination of asset acquisitions and corporate and business combinations. The high commodity price environment prevalent in the first part of 2001 led to wide variations in price expectations between buyers and sellers of oil and gas properties, resulting in a substantial decline in attractive asset acquisition opportunities in the industry. As a result, Prize decided to focus its growth-oriented acquisition efforts on potential business combinations. As a part of this activity, in the first half of 2001, Prize analyzed and had discussions with four oil and gas companies concerning a potential business combination. After these discussions and preliminary evaluations, Prize concluded that further discussions with three of the four were not in the best interests of the Prize stockholders. However, from June through October 2001, Prize had extensive discussions and conducted substantial due diligence with the fourth company. Prize and this fourth company ultimately failed to reach agreement on the final terms of a proposed transaction, and discussions with this company were terminated in October 2001.

     In August 2001, a fifth oil and gas company had approached Prize regarding a potential business combination. After termination of discussions with the fourth company in October 2001, Prize management met with the Prize board members and determined to further evaluate the interest of the fifth company. In addition, it was decided that a Prize representative should contact a sixth company and should pursue further Magnum Hunter's preliminary inquiries regarding a potential combination as discussed in detail below.

     In November 2001, Prize had discussions with each of these three companies and conducted due diligence regarding each company to determine if a business combination with any of these companies was feasible and in the best interests of Prize stockholders. Included in the due diligence were discussions between the executive management team of Prize and the executive management team of each company. As discussed in more detail below, Prize chose to negotiate the final terms for the proposed combination with Magnum Hunter, based on a determination that its indication of interest and ability to conclude a transaction provided Prize with the best option for enhancing stockholder value.

     DISCUSSIONS BETWEEN PRIZE AND MAGNUM HUNTER. In May 2000, Philip B. Smith, the chief executive officer and chairman of the board of Prize, and Lon C. Kile, the president, chief operating officer and a director of Prize, met with Gary C. Evans, the president, chief executive officer and a director of Magnum Hunter, to discuss the possibility of Prize and Magnum Hunter acquiring oil and gas properties from each other or the possibility of a business combination. Each company presented its growth strategy and exchanged public financial information and investor presentation materials. No significant additional discussions followed between the parties as a result of this meeting.

     On April 16, 2001, Mr. Evans met with Kenneth A. Hersh, a managing partner of Natural Gas Partners V, L.P. and a Prize director, to discuss possible business alliances with several companies in which Natural Gas Partners V or its affiliates owned a controlling interest, including Prize. Mr. Hersh informed Mr. Evans that at that time Prize was not prepared to begin discussing a potential transaction. Mr. Hersh reported this meeting to Prize management and there were no further discussions held at that time.

     On October 23, 2001, Mr. Evans again met with Mr. Hersh to discuss the subject of a possible combination with several companies and a discussion concerning Prize was held. In that meeting Mr. Evans described the growth of Magnum Hunter and his analysis of the potential benefits of a combination with Prize. Mr. Hersh reported the substance of this meeting to Prize's management. Following this meeting, the parties arranged for a meeting between the management teams of Prize and Magnum Hunter.

     On October 31, 2001, a meeting was held between the management teams of Magnum Hunter and Prize. Magnum Hunter and Prize presented publicly available information to each other and discussed business strategies and philosophies. The parties also exchanged ideas on possible structures for a combination of the companies. The parties agreed to enter into a mutual confidentiality agreement and to exchange reserve and financial information. In order to organize the process, it was agreed that the Prize management team would provide Magnum Hunter with the necessary Prize data, but that Mr. Hersh would act as the primary Prize contact for discussions with Mr. Evans regarding the terms of a potential combination.

     Beginning October 31, 2001, Magnum Hunter and Prize exchanged reserve and production data, geological data on key properties, and financial information. There were then several reviews with management of both companies concerning their analyses of this data. Both companies finished their due diligence relating to land, legal, environmental, reserves, and finance and accounting by December 17, 2001.

     During a regularly scheduled Magnum Hunter board meeting on November 16, 2001, Mr. Evans advised the board of the background and status of Magnum Hunter's discussions with Prize about a possible business combination.

     On November 30, 2001, in a telephone call between Mr. Evans and Mr. Hersh, the parties agreed that the evaluations were going well and that the business terms of the proposed combination should be considered in more detail and in an expedited manner.

     On December 5, 2001, Mr. Smith, Mr. Kile and Mr. Hersh had extensive discussions regarding a potential transaction between Prize and Magnum Hunter. These discussions included the desired structure of a transaction, as well as the amount and type of consideration that would be acceptable. Later that day, Mr. Evans, Chris Tong, the chief financial officer of Magnum Hunter, and Mr. Hersh met to share their mutual analyses of Prize's and Magnum Hunter's valuations and to negotiate the general framework of a potential merger. Mr. Hersh kept Prize management informed of the progress of these discussions throughout the afternoon.

     At Prize's regularly scheduled board meeting on December 6, 2001, Prize management presented their analysis of the potential merger with Magnum Hunter and other alternatives under consideration. This presentation included a discussion of the background of the potential transactions analyzed by Prize executive management, the current status of negotiations with the interested parties and the terms of the proposed transactions. In the course of evaluating a proposed merger with Magnum Hunter, the board discussed the background and current status of negotiations with Magnum Hunter, the terms of the proposed merger and the expected benefits of the merger for Prize stockholders. The board authorized Mr. Hersh, together with Mr. Smith and Mr. Kile, to act on behalf of Prize in negotiating final terms of a proposed merger with Magnum Hunter consistent with the terms disclosed to the board.

     On December 7, 2001, the management team of Magnum Hunter met with Mr. Hersh and another Natural Gas Partners V representative to negotiate the final terms of a letter of intent. Mr. Hersh kept Mr. Smith and Mr. Kile informed of the negotiations throughout the day, as he had been doing throughout the process. A final letter of intent was signed by Prize and Magnum Hunter that evening.

     During the period from December 7 through December 10, 2001, Mr. Kile discussed with two investment banking firms their possible engagement to act as financial advisor to Prize for the potential transaction. In the course of these discussions, Prize considered each firm's experience and expertise as an investment bank advising in transactions similar to the proposed transaction. Following consultation with other members of management and after disclosure by each investment bank of its prior engagements with Magnum Hunter and its affiliates, Prize retained SWS Securities, Inc. to serve as the financial advisor to Prize in connection with the proposed transaction.

     On December 7, 2001, Prize's counsel began drafting a definitive merger agreement and related agreements. Magnum Hunter and Prize management teams negotiated the terms of the definitive agreement during the period from December 11 through December 17, 2001.

     On December 10, 2001, Prize management met with representatives of SWS Securities, Inc. to review the proposed terms of the transaction and Prize's analysis of the information relating to the business combination.

     During a regularly scheduled Magnum Hunter board meeting on December 12, 2001, management of Magnum Hunter made a detailed presentation to the board about Prize and a possible business combination. Mr. Smith and Mr. Kile were invited to the meeting to make a presentation regarding Prize and to address questions from the Magnum Hunter board. The board then engaged in an extensive discussion regarding the potential merger.

     On December 14, 2001, Magnum Hunter engaged Deutsche Banc Alex. Brown Inc., or DBAB, as its financial advisor after interviewing three investment banking firms about possibly serving in that capacity.

     On December 14, 2001, a special meeting of the board of directors of Prize was held telephonically with all members in attendance. Representatives of Prize's financial advisor, SWS Securities, were also in attendance. Prize management presented to the directors a detailed report of their activities since the prior board meeting. SWS Securities then discussed in detail its analysis of the proposed merger and advised the board that it had concluded that the proposed merger was fair, from a financial point of view, to the Prize stockholders. SWS Securities also confirmed that it was prepared to issue and deliver a written fairness opinion to that effect. After discussion, the board of directors of Prize unanimously:

     - determined that the merger agreement, the merger and the related transactions are fair to, and in the best interests of, Prize and its stockholders;

     - approved the proposed merger, Prize entering into the merger agreement with Magnum Hunter and the related transaction agreements; and

     - determined to recommend that the stockholders of Prize approve the merger agreement.

     On December 17, 2001, Magnum Hunter held a telephonic meeting of its board to act on the merger proposal. In addition to all board members, the meeting was attended by Morgan F. Johnston, vice president, general counsel and secretary of Magnum Hunter, a representative of Magnum Hunter's counsel, Fulbright & Jaworski L.L.P., and representatives of Magnum Hunter's financial advisor, Deutsche Banc Alex. Brown Inc. Following presentations by Mr. Evans and DBAB, the board engaged in an extensive discussion of the proposed merger. The board then unanimously:

     - determined that the merger agreement, the merger and the related transactions are fair to, and in the best interests of, Magnum Hunter;

     - voted to amend Magnum Hunter's stockholder rights plan to permit the merger without Natural Gas Partners V, L.P. becoming an "acquiring person" under that plan;

     - voted to waive certain provisions of Nevada anti-takeover statutes;

     - voted to approve the merger and the merger agreement and, subject to stockholder approval, the issuance of Magnum Hunter common stock as merger consideration; and

     - voted to approve, subject to stockholder approval, the amendment to Magnum Hunter's articles of incorporation to increase its authorized number of shares of common stock to 200,000,000.

     On the evening of December 17, 2001, the merger agreement and all related merger documentation were completed and signed.

     On December 18, 2001, Magnum Hunter and Prize publicly announced the proposed merger.

MAGNUM HUNTER'S REASONS FOR THE MERGER

     The Magnum Hunter board of directors believes that the merger is desirable for the following principal reasons:

     - the merger offers the opportunity to create a combined company with a larger market capitalization, greater liquidity and enhanced visibility in the capital markets;

     - the merger would provide the combined company with a large reserve base with an average net daily production for the nine months ended September 30, 2001 of 232 MMcfe;

     - the merger would result in the reduction in Magnum Hunter's overall debt ratios;

     - the merger offers a reduction in general and administrative costs that should result from the combination of Magnum Hunter and Prize into a single company;

     - the opinion of DBAB that, as of the date of the opinion, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by DBAB, the consideration in the merger was fair, from a financial point of view, to Magnum Hunter, and the various analyses presented to the Magnum Hunter board of directors by DBAB (see
       "-- Opinion of Magnum Hunter's Financial Advisor");

     - the risk that the merger would not be consummated was reasonably small because of the terms and conditions of the merger agreement, including the amount and form of consideration, the nature of the parties' representations, warranties, covenants and agreements, and because the conditions to Prize's obligation to consummate the merger were reasonably limited; and

     - the merger is structured as a transaction that is intended to be a "reorganization" for federal income tax purposes. See "-- Material United States Federal Income Tax Consequences."

     In light of the number and variety of factors the Magnum Hunter board considered in connection with its evaluation of the merger, the Magnum Hunter board did not find it practical to assign relative weights to the foregoing reasons, and accordingly, it did not do so.

RECOMMENDATION OF MAGNUM HUNTER'S BOARD OF DIRECTORS

     Magnum Hunter's board of directors believes that the merger is fair to and in the best interest of Magnum Hunter, and recommends that stockholders approve the issuance of Magnum Hunter common stock to the Prize stockholders pursuant to the merger agreement and approve an amendment to the articles of incorporation of Magnum Hunter to increase the authorized number of shares of Magnum Hunter common stock to 200,000,000.

     With respect to the proposed amendment to Magnum Hunter's articles of incorporation, the Magnum Hunter board of directors has determined that the number of unreserved shares of common stock available for issuance following the merger is not necessarily sufficient to provide for future contingencies and needs of Magnum Hunter, such as possible future financings, stock splits, business acquisitions, business combinations, stock distributions, or other corporate purposes or for issuance in connection with Magnum Hunter's equity-based compensation plans or its stockholder rights plan. While the currently authorized shares of common stock are sufficient for the merger to be completed and to provide for Magnum Hunter's immediate needs, an increase in authorized shares available for issuance would give Magnum Hunter greater flexibility to respond to future developments.

PRIZE'S REASONS FOR THE MERGER

     The Prize board of directors believes that the merger is desirable for the following principal reasons:

     - The merger recognizes Prize's underlying asset value and provides an immediate increase in share price.

     - The merger offers the opportunity to create a combined company with greater financial resources, competitive strength and business opportunities than would be possible for Prize alone.

     - The Magnum Hunter properties overlay Prize's three core operating areas of the Permian Basin of West Texas and Southeastern New Mexico, the Gulf Coast region of Texas and Louisiana and the Mid-Continent area of Oklahoma and the Texas Panhandle and offer additional enhancement and exploitation opportunities.

     - The Magnum Hunter properties offer entry into the offshore Gulf of Mexico region, a new core operating area for Prize, that provides an extensive inventory of exploration opportunities.

     - The merger should provide Prize stockholders with significantly enhanced market liquidity.

     Each of these factors is discussed in more detail below:

     RECOGNITION OF UNDERLYING ASSET VALUE. The consideration that Prize stockholders will receive in the merger recognizes the underlying asset value of Prize's assets. The merger consideration represents a significant premium to the market valuation of Prize common stock prior to the merger announcement on December 18, 2001 and has provided Prize stockholders with an immediate increase in share price.

     FINANCIAL ASPECTS. After the merger, Magnum Hunter will be much larger than either Prize or Magnum Hunter before the merger. Currently, in the public market environment, Prize is considered a small independent oil and gas company with limited liquidity since a substantial portion of its shares are held by insiders. The combination of Prize and Magnum Hunter will create a mid-sized independent oil and gas company. Companies in the mid-size peer group historically have had a higher market valuation and receive more extensive coverage from analysts and financial institutions than companies in the small independent oil and gas company peer group. The Prize board of directors believes that this increase in the size of the company resulting from the combination, along with the reduction in the combined company's financial leverage, will enable Magnum Hunter to obtain better access to capital markets at a lower cost of capital. The increase in size is also expected to result in exposure to a greater number of business opportunities, and to facilitate the capturing of these opportunities.

     OPERATIONS AND CONCENTRATION. Prize's operations are concentrated in three core operating areas, the Permian Basin, Mid-Continent and Gulf Coast, which are also core areas for Magnum Hunter. Since both companies operate most of their wells in these areas, economies of scale and reduced operating and general and administrative expenses are expected to be realized through operational and administrative efficiencies and control.

     EXPLOITATION, DEVELOPMENT AND EXPLORATION POTENTIAL. The Prize board of directors believes that there are extensive exploitation, development and exploration opportunities to be pursued on the Magnum Hunter properties. Magnum Hunter has assembled a substantial inventory of exploitation and development opportunities onshore. These opportunities consist primarily of low risk recompletions and workovers, and proved undeveloped drillsite locations along with attractive probable exploitation opportunities.

     In addition, over the past several years, Magnum Hunter has established the offshore shallow water area in the Gulf of Mexico as a core area under its managed exploration program. The Gulf of Mexico properties have been instrumental in Magnum Hunter's growth in reserves, production and cash flow. Currently, Magnum Hunter holds interests in 52 blocks of acreage in the Gulf of Mexico that are available to be explored and developed in the next few years. This exploration component is expected to immediately enhance Prize's overall growth strategy.

     INCREASED STOCK LIQUIDITY FOR PRIZE STOCKHOLDERS. Magnum Hunter's historical trading volumes are significantly greater than Prize's trading volumes. The combination of the publicly traded float from both companies is expected to further increase this trading volume. The increased size of the combined companies, together with improved trading volume, is expected to provide additional liquidity for the Prize stockholders and improve the market valuation of the Magnum Hunter common stock that Prize stockholders will receive in the merger over the valuation of their former Prize shares. In addition, the cash component of the merger consideration will provide at least some immediate liquidity to all Prize stockholders, ranging from a modest $0.25 a share to a more significant $5.25 per share.

     In making its determination, the Prize board of directors considered the above factors as a whole and did not assign specific weights to these factors.

RECOMMENDATION OF PRIZE'S BOARD OF DIRECTORS

     At a special meeting held on December 14, 2001, the Prize board unanimously determined that the merger agreement and the merger were advisable and in the best interests of Prize and its stockholders. At this meeting, the Prize board also approved the merger agreement and the transactions contemplated by the merger agreement. Accordingly, the Prize board unanimously recommends that Prize stockholders approve the merger agreement.

     In considering its recommendation, you should be aware that two of the directors of Prize have interests in the merger that are different from, or are in addition to, the interests of Prize stockholders. See "-- Interests of Officers and Directors in the Merger."

OPINION OF MAGNUM HUNTER'S FINANCIAL ADVISOR

     Deutsche Banc Alex. Brown Inc., or DBAB, has acted as financial advisor to Magnum Hunter in connection with the merger. At the December 17, 2001 meeting of the Magnum Hunter board of directors, DBAB delivered its oral opinion, subsequently confirmed in writing as of the same date, to the Magnum Hunter board of directors to the effect that, as of the date of the opinion, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by DBAB, the merger consideration was fair, from a financial point of view, to Magnum Hunter.

     THE FULL TEXT OF DBAB'S WRITTEN OPINION, DATED DECEMBER 17, 2001, WHICH DISCUSSES, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN BY DBAB IN CONNECTION WITH ITS OPINION, IS ATTACHED AS ANNEX B TO THIS DOCUMENT AND IS INCORPORATED IN THIS DOCUMENT BY REFERENCE. MAGNUM HUNTER STOCKHOLDERS ARE URGED TO READ DBAB'S OPINION IN ITS ENTIRETY. THE FOLLOWING SUMMARY, WHICH IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF DBAB'S OPINION, DISCUSSES THE MATERIAL TERMS OF THE OPINION.

     In connection with DBAB's role as financial advisor to Magnum Hunter, and in arriving at its opinion, DBAB reviewed, among other things, publicly available financial information and other information concerning Magnum Hunter and Prize and internal analyses and other information furnished to it by Magnum Hunter and Prize. DBAB also held discussions with the members of the senior management of Magnum Hunter regarding the business and prospects of Magnum Hunter, Prize and the joint prospects of a combined enterprise. In addition, DBAB has:

     - reviewed the reported prices and trading activity for the common stock of both Magnum Hunter and Prize,

     - compared financial and stock market information for Magnum Hunter and Prize with similar information for selected companies whose securities are publicly traded,

     - reviewed the financial terms of selected recent business combinations which it deemed comparable in whole or in part,

     - reviewed the terms of the merger agreement and other related documents, and

     - performed other studies and analyses and considered other factors as it deemed appropriate.

     In preparing its opinion, DBAB did not assume responsibility for the independent verification of, and did not independently verify, any information, whether publicly available or furnished to it, concerning Magnum Hunter or Prize, including any financial information, forecasts or projections, considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, DBAB assumed and relied upon the accuracy and completeness of all of this information.

     DBAB did not conduct a physical inspection of any of the properties or assets and did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities of Magnum Hunter or Prize. DBAB has assumed that the financial forecasts and projections made available to DBAB and used in its analysis, including analyses and forecasts of some of the cost savings, operating efficiencies, revenue effects and financial synergies expected by Magnum Hunter to be achieved as a result of the merger, have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Magnum Hunter or Prize, as the case may be, as to the matters covered. DBAB refers to these cost savings, operating efficiencies, revenue effects and financial synergies collectively as synergies. In rendering its opinion, DBAB expressed no view as to the reasonableness of these forecasts and projections, including the synergies, or the assumptions on which they were based. DBAB's opinion was necessarily based upon economic, market and other conditions as in effect on, and the information made available to DBAB as of, the date of its opinion.

     In rendering its opinion, DBAB has assumed that, in all respects material to its analysis:

     - the representations and warranties of Magnum Hunter and Prize contained in the merger agreement are true and correct,

     - Magnum Hunter and Prize will each perform all of the covenants and agreements to be performed by it under the merger agreement,

     - all conditions to the obligation of each of Magnum Hunter and Prize to consummate the merger will be satisfied without any waiver of them,

     - all material governmental, regulatory and other approvals and consents required in connection with the consummation of the transactions contemplated by the merger agreement will be obtained, and

     - in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either Magnum Hunter or Prize is a party or subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on Magnum Hunter or Prize or materially reduce the contemplated benefits of the merger to Magnum Hunter.

     DBAB has also assumed, with Magnum Hunter's consent, that Magnum Hunter will exercise its right to terminate the merger agreement in accordance with its terms if the average market price of the Magnum Hunter common stock, as calculated in accordance with the merger agreement, is in excess of $9.50. In addition, DBAB has been advised by Magnum Hunter, and accordingly has assumed for purposes of its opinion, that the merger will be treated as tax-free to each of Magnum Hunter and Prize and to the stockholders of Magnum Hunter.

     Below is a brief summary of the material financial analyses performed by DBAB in connection with its opinion and reviewed with the Magnum Hunter board of directors at its meeting on December 17, 2001. THIS SUMMARY OF FINANCIAL ANALYSES INCLUDES INFORMATION PRESENTED IN A TABULAR FORMAT. IN ORDER TO UNDERSTAND FULLY THE FINANCIAL ANALYSES USED BY DBAB, THE TABLES MUST BE READ WITH THE TEXT ACCOMPANYING THE ANALYSES, BECAUSE THE TABLES ALONE ARE NOT A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES.

     HISTORICAL STOCK PERFORMANCE. DBAB reviewed and analyzed recent and historical market prices and trading volume for Prize common stock and Magnum Hunter common stock.

     ANALYSIS OF SELECTED PUBLICLY TRADED COMPANIES. DBAB compared some of the financial information and commonly used valuation measurements for Prize to corresponding information and measurements for a group of six publicly traded oil and gas exploration and production companies, which DBAB refers to as the selected companies:

     - Cabot Oil & Gas Corp.

     - Comstock Resources Inc.

     - St. Mary Land & Exploration Co.

     - Swift Energy Co.

     - Stone Energy Corp.

     - Westport Resources Corp.

DBAB selected these companies based on their similarities to Prize in, among other things, size and location of reserves.

     DBAB compared, among other things, the ratios of:

     - enterprise value to earnings before interest expense, income taxes, depletion, depreciation and amortization and exploration expenses, or EBITDAX,

     - enterprise value to barrels of oil equivalent of reserves, or BOE, and

     - equity value to cash flow per share.

     Enterprise value is the common equity market value, as adjusted by adding debt and subtracting cash. Equity value means the common equity market value per share.

     To calculate the trading multiples for Prize and the selected companies, DBAB used publicly available information concerning historical financial performance and forward estimates of projected financial performance reported by FirstCall. FirstCall is a data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors.

     DBAB's analysis of the selected companies yielded the following multiple ranges:

                                         IMPLIED MULTIPLE
                                            FOR PRIZE
                                         (ASSUMING A $24    MULTIPLES OF SELECTED COMPANIES
                                            PER SHARE       -------------------------------
                                            VALUATION)          RANGE        MEDIAN   MEAN
                                         ----------------   --------------   ------   -----
ENTERPRISE VALUE TO:
Est. 2001 EBITDAX.....................      5.5x             3.0x - 4.4x     3.7x     3.7x
Est. 2002 EBITDAX.....................      5.7x             3.9x - 6.3x     5.1x     5.1x

                                         IMPLIED MULTIPLE
                                            FOR PRIZE
                                         (ASSUMING A $24
                                            PER SHARE
                                            VALUATION)          RANGE        MEDIAN   MEAN
                                         ----------------   --------------   ------   -----
ENTERPRISE VALUE PER:
BOE...................................     $5.22            $5.28 - $10.32   $6.63    $7.36

                                         IMPLIED MULTIPLE
                                            FOR PRIZE
                                         (ASSUMING A $24
                                            PER SHARE
                                            VALUATION)          RANGE        MEDIAN   MEAN
                                         ----------------   --------------   ------   -----
EQUITY VALUE TO:
Est. 2001 cash flow per share.........      3.5x             2.0x - 4.1x     3.2x     3.1x
Est. 2002 cash flow per share.........      4.2x             2.5x - 5.2x     4.3x     4.1x

     None of the companies utilized as a comparison is identical to Prize or Magnum Hunter. Accordingly, DBAB believes the analysis of the publicly traded comparable companies is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in DBAB's opinion, concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies.

     ANALYSIS OF SELECTED PRECEDENT TRANSACTIONS. DBAB reviewed the financial terms, to the extent publicly available, of 11 proposed, pending or completed merger and acquisition transactions since July 1997 involving companies in the oil and gas exploration and production industry. The transactions reviewed, which are referred to as the selected transactions, were:

ANNOUNCEMENT DATE               ACQUIROR                        TARGET
-----------------               --------                        ------
June 19, 2001                   Hunt Oil Company                Chieftain International Inc.
June 11, 2001                   Westport Resources Corp.        Belco Oil and Gas Corp.
March 28, 2001                  Vintage Petroleum, Inc.         Genesis Exploration Ltd.
February 20, 2001               Amerada Hess Corp.              LLOG Exploration Co.
December 22, 2000               Marathon Oil Co.                Pennaco Energy Inc.
November 20, 2000               Pogo Producing Co.              North Central Oil Corp.
October 30, 2000                Stone Energy Corp.              Basin Exploration Inc.
January 13, 1999                Santa-Fe Energy Resources Inc.  Snyder Oil Corp.
May 12, 1998                    Lomak Petroleum Inc.            Domain Energy Corp.
November 13, 1997               Chesapeake Energy Corp.         Hugoton Energy Corp.
July 7, 1997                    Meridian Resource Corp.         Cairn Energy USA Inc.

     DBAB calculated various financial multiples based on publicly available information for each of the selected transactions and compared them to corresponding financial multiples and dollar value per BOE of reserves for the merger, based on a $24.00 per share valuation. The following table sets forth the results of this analysis:

                                                        MULTIPLES OF SELECTED TRANSACTIONS
                                                        -----------------------------------
                                      TRANSACTION            RANGE        MEDIAN     MEAN
                                   ------------------   ---------------   -------   -------
ENTERPRISE VALUE TO:
Last 12 months EBITDAX (using
  2001 est. data)................         5.5x           4.4x - 38.0x      7.7x     10.3x
One year forward estimated
  EBITDAX (using 2002 est.
  data)..........................         5.7x           3.5x - 7.3x       5.5x      5.5x

                                                        MULTIPLES OF SELECTED TRANSACTIONS
                                                        -----------------------------------
                                      TRANSACTION            RANGE        MEDIAN     MEAN
                                   ------------------   ---------------   -------   -------
ENTERPRISE VALUE PER:
BOE..............................        $5.22          $6.08 - $14.88    $10.39    $10.57

                                                        MULTIPLES OF SELECTED TRANSACTIONS
                                                        -----------------------------------
                                      TRANSACTION            RANGE        MEDIAN     MEAN
                                   ------------------   ---------------   -------   -------
EQUITY VALUE TO:
Last 12 months cash flow per
  share (using 2001 est. data)...         3.5x           1.1x - 31.9x      6.6x      8.8x
One year forward estimated cash
  flow per share (using 2002 est.
  data)..........................         4.2x           3.7x - 6.1x       4.3x      4.8x

     All multiples for the selected transactions were based on public information available at the time of announcement of that transaction, without taking into account differing market and other conditions during the four-year period during which the selected transactions occurred. Because the reasons for, and circumstances surrounding, each of the precedent transactions analyzed were so diverse, and due to the inherent differences between the operations and financial conditions of Prize and Magnum Hunter and companies involved in the selected transactions, DBAB believes that a comparable transaction analysis is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in DBAB's opinion, concerning differences between the characteristics of these transactions and the merger that could affect the value of the subject companies and businesses and Prize and Magnum Hunter.

     BREAKUP ANALYSIS. DBAB performed a break-up valuation analysis of Prize's assets. In doing so, DBAB derived a value for Prize's proved reserves by applying multiples paid per BOE in selected relevant precedent transactions to each principal component of Prize's assets on a geographical basis, namely the Mid-Continent region, the Permian region and the onshore Gulf of Mexico region.

     In addition, DBAB valued Prize's probable reserves and possible reserves at 50% and 25%, respectively, of estimated values, applying the same multiples per MMBOE.

     After adjusting for the value of working capital, and other non-allocable assets and liabilities as disclosed in Prize's financial statements as of September 30, 2001, the resulting valuation range was divided by the fully diluted number of shares of Prize common stock. The range of values indicated by this analysis was $26.64 to $35.92 per share.

     DISCOUNTED CASH FLOW ANALYSIS. DBAB performed a discounted cash flow analysis for Prize. DBAB calculated the discounted cash flow values for Prize as the sum of the net present values of

     - the estimated future cash flow that Prize will generate for the years 2002 through 2006, plus

     - the value of Prize at the end of that period.

     The estimated future cash flows were based on the financial projections for Prize for the years 2002 through 2006 provided to DBAB by Magnum Hunter management. The terminal values of Prize were calculated based on projected EBITDAX for 2006 and a range of multiples from 3.3x to 4.3x. DBAB used discount rates ranging from 7.0% to 11.0%. DBAB used these discount rates based on its judgment of the estimated weighted average cost of capital of the selected companies, and used these multiples based on its review of characteristics of Prize's reserves. This analysis indicated a range of values of $17.75 to $28.28 per share.

     PRO FORMA COMBINED EARNINGS ANALYSIS. DBAB analyzed some of the pro forma effects of the merger. Based on this analysis, DBAB computed the resulting accretion/dilution to the combined company's estimated earnings per share and cash flow per share for 2002, before and after taking into account any potential cost savings and other synergies identified by Magnum Hunter management that Magnum Hunter could achieve if the merger were consummated. DBAB noted that, before taking into account any potential cost savings and other synergies, assuming an $8.00 Magnum Hunter share price, the merger would be approximately 13.1% accretive and 1.1% accretive to the combined company's estimated earnings per share and cash flow per share for 2002, respectively. DBAB also noted that, after taking into account the potential cost savings and other synergies for the fiscal year ending 2002, assuming an $8.00 Magnum Hunter share price, the merger would be approximately 32.8% accretive and 3.9% accretive to the combined company's estimated earnings per share and cash flow per share for the fiscal year ending 2002, respectively.

     GENERAL. The preceding summary describes the analyses and factors that DBAB deemed material in its presentation to the Magnum Hunter board of directors, but is not a comprehensive description of all analyses performed and factors considered by DBAB in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. DBAB believes that its analyses must be considered as a whole and that considering any portion of its analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying the opinion. In arriving at its fairness determination, DBAB did not assign specific weights to any particular analyses.

     In conducting its analyses and arriving at its opinions, DBAB utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling DBAB to provide its opinion to the Magnum Hunter board of directors as to the fairness to Magnum Hunter of the merger consideration and do not purport to be appraisals of businesses or securities or to necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. In connection with its analyses, DBAB made, and was provided by Magnum Hunter management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Magnum Hunter's or Prize's control. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of Magnum Hunter, Prize or their respective advisors, neither Magnum Hunter nor DBAB nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

     The terms of the merger were determined through negotiations between Magnum Hunter and Prize and were approved by the Magnum Hunter board of directors. Magnum Hunter's decision to enter into the merger was solely that of the Magnum Hunter board of directors. As described above, the opinion and presentation of DBAB to the Magnum Hunter board of directors were only one of a number of factors taken into consideration by the Magnum Hunter board of directors in making its determination to approve the merger. DBAB's opinion was provided to the Magnum Hunter board of directors to assist it in connection with its consideration of the merger and does not constitute a recommendation to any holder of Magnum Hunter common stock or Prize common stock as to how to vote with respect to the merger.

     FEE ARRANGEMENTS WITH DBAB. Magnum Hunter selected DBAB as financial advisor in connection with the merger based on DBAB's qualifications, expertise, reputation and experience in mergers and acquisitions. Magnum Hunter retained DBAB pursuant to an engagement letter dated December 14, 2001. As compensation for DBAB's services in connection with the merger, Magnum Hunter has agreed to pay DBAB a reasonable and customary cash fee, payable upon the delivery of DBAB's opinion. Regardless of whether the merger is consummated, Magnum Hunter has agreed to reimburse DBAB for reasonable fees and disbursements of DBAB's counsel and all of DBAB's reasonable travel and other out-of-pocket expenses incurred in connection with the merger or otherwise arising out of the retention of DBAB under the engagement letter. Magnum Hunter has also agreed to indemnify DBAB and related persons to the full extent lawful against some liabilities, including some liabilities under the federal securities laws arising out of its engagement or the merger.

     DBAB is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. DBAB and its affiliates have provided banking and investment banking services to Magnum Hunter in the past and have the right of first refusal to participate in any financing or refinancing related to the merger. DBAB and its affiliates may actively trade securities of Magnum Hunter or Prize for their own account or the account of their customers and, accordingly, may from time to time hold a long or short position in those securities.

OPINION OF PRIZE'S FINANCIAL ADVISOR

     Prize retained SWS Securities to act as exclusive financial advisor to its board of directors and requested that SWS Securities evaluate the fairness, from a financial point of view, to the stockholders of Prize, of the merger consideration provided in the merger. On December 14, 2001, at a meeting of the Prize board of directors, SWS Securities delivered a report and oral opinion to the effect that, as of the date of the opinion and based upon and subject to the matters stated in the opinion, the merger consideration was fair, from a financial point of view, to the holders of Prize common stock. This opinion was confirmed by delivery of a written opinion dated December 17, 2001.

     In arriving at its opinion, SWS Securities:

     - reviewed the merger agreement;

     - reviewed the Annual Reports to Stockholders and Annual Reports on Form 10-K of Prize and Magnum Hunter for the year ended December 31, 2000 and interim reports to stockholders and Quarterly Reports on Form 10-Q of Prize and Magnum Hunter during 2001;

     - reviewed other communications from Prize and Magnum Hunter to their respective stockholders;

     - reviewed internal financial analyses and forecasts for Prize and Magnum Hunter prepared by their respective managements, including cost savings and operating synergies projected by the managements of Prize and Magnum Hunter to result from the transaction contemplated by the merger agreement;

     - held discussions with members of the senior management of Prize regarding their assessment of the strategic rationale for, and the potential benefit of, the transaction contemplated by the merger agreement and Prize's past and current business operations, financial condition and future prospects;

     - reviewed the reported price and trading activity for the shares of common stock of Magnum Hunter and Prize, compared financial and stock market information for Prize and Magnum Hunter with similar information for other companies the securities of which are publicly traded; and

     - reviewed the financial terms of recent business combinations that it deemed relevant.

     In rendering its opinion, SWS Securities considered such other information and conducted such other analyses as it deemed appropriate under the circumstances. In connection with the review, SWS Securities relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. SWS Securities assumed, with the consent of Prize, that the internal financial forecasts prepared by management of Prize and Magnum Hunter, including the cost savings and operational synergies projected by the managements of Prize and Magnum Hunter to result from the merger, were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Prize and Magnum Hunter. SWS Securities assumed, with the consent of Prize, that the transaction contemplated by the merger agreement will be accounted for as a purchase by Magnum Hunter of Prize under generally accepted accounting principles. SWS Securities did not make an independent evaluation or appraisal of the assets and liabilities of Prize or Magnum Hunter or any of their respective subsidiaries and was not furnished with any such evaluation or appraisal. With respect to oil and gas reserve information, SWS Securities noted that it is not an expert in the evaluation of oil and gas reserves, and SWS Securities relied, with the consent of Prize and without independent verification, solely upon the oil and gas information and internal estimates prepared by the management of Prize.

     SWS Securities expressed no view as to, and its opinion does not address, the relative merits of the merger as compared to any alternative business strategies that might exist for Prize or the effect of any transaction in which Prize might engage. Although SWS Securities evaluated the merger consideration from a financial point of view, it was not asked to and did not recommend the specific consideration payable in the merger. The merger consideration was determined through negotiation between Prize and Magnum Hunter. No other instructions or limitations were imposed by Prize on SWS Securities with respect to the investigations made or procedures followed by it in rendering its opinion.

     THE FULL TEXT OF SWS SECURITIES' WRITTEN OPINION DATED DECEMBER 17, 2001, WHICH DESCRIBES THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS DOCUMENT AS ANNEX C AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY. SWS SECURITIES' OPINION IS DIRECTED TO THE BOARD OF DIRECTORS OF PRIZE AND RELATES ONLY TO THE FAIRNESS OF THE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER WITH RESPECT TO ANY MATTER RELATING TO THE PROPOSED MERGER. THE SUMMARY OF SWS SECURITIES' OPINION INCLUDED IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     In preparing its opinion, SWS Securities performed a variety of financial and comparative analyses, including those described below. The summary of these analyses is not a complete description of the analyses. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is difficult to summarize. In arriving at its opinion, SWS Securities did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, SWS Securities believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

     In its analyses, SWS Securities considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion. Many of these factors are beyond the control of Prize. No company, transaction or business used in those analyses as a comparison is identical to Prize or to the proposed merger, nor is an evaluation of those analyses entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed.

     The estimates contained in SWS Securities' analyses and the valuation ranges resulting from any particular analysis do not necessarily reflect actual values or future results or values. Those values may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

     SWS Securities' opinion and analyses were only one of many factors considered by the Prize board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the Prize board of directors or management with respect to the merger consideration or the proposed merger.

     The following is a summary of the material financial analyses that SWS Securities performed in connection with the rendering of its opinion dated December 17, 2001. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND THESE FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA SET FORTH BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF SWS SECURITIES' FINANCIAL ANALYSES.

     SELECTED COMPANIES ANALYSIS. Using publicly available information, SWS Securities analyzed the market values and trading multiples of Prize and the following six selected publicly traded companies generally in the exploration and production industry:

     - 3TEC Energy Corporation

     - Cabot Oil & Gas Corp.

     - Magnum Hunter Resources, Inc.

     - Patina Oil & Gas Corp.

     - Swift Energy Company

     - Westport Resources Corp.

     SWS Securities reviewed the appropriate market values as a multiple of, among other things:

     - latest 12 months earnings before interest, taxes, depreciation, depletion, amortization and exploration expenses, or EBITDE;

     - earnings before interest, taxes, depreciation, depletion, and amortization, or EBITDA;

     - free cash flow defined as net income plus depreciation, depletion, amortization, deferred taxes and impairment and other (net) less total capital expenditures and cash dividends; and

     - discretionary cash flow defined as net income plus depreciation, depletion, amortization, deferred taxes and impairment and other (net) of the publicly traded companies listed above.

All multiples for the comparable companies were based on closing stock prices on December 12, 2001, and for Prize was based on the merger consideration of $24.00 per share.

     SWS Securities calculated the range, mean and median multiples of all six companies. The following table presents the results of the analysis:

                                                      RANGE       MEAN    MEDIAN   PRIZE
                                                  -------------   -----   ------   -----
Business enterprise value multiple of latest 12
  months EBITDE.................................   2.8x - 4.4x     3.8x    3.9x    4.6x
Business enterprise value multiple of latest 12
  months EBITDA.................................   2.8x - 5.3x     4.3x    4.4x    4.6x
Equity value multiple of free cash flow.........  27.6x - 32.5x   30.1x   30.1x     n/a
Equity value multiple of discretionary cash
  flow..........................................   2.6x - 4.1x     3.3x    3.4x    3.2x

     SWS Securities observed that four of the six selected companies reported negative free cash flow and that the two companies reporting positive free cash flow reflect market aberrations that skew median or mean multiples rendering this approach of little value for evaluation purposes. SWS Securities noted that none of the companies used in the market analysis of selected public companies was identical to Prize and that, accordingly, the analysis of comparable public companies necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies reviewed and other factors that would affect the market values of comparable companies.

     PRECEDENT TRANSACTIONS ANALYSIS. Using publicly available information, SWS Securities reviewed the purchase prices and implied transaction value multiples paid or proposed to be paid in the following 11 selected corporate acquisition transactions in the exploration and production industry:

ACQUIROR                    TARGET
--------                    ------
Burlington Resources, Inc.  Canadian Hunter Exploration, Ltd.
Dominion Resources, Inc.    Louis Dreyfus Natural Gas Corp.
Devon Energy Corp.          Anderson Exploration Ltd.
Devon Energy Corp.          Mitchell Energy & Development Corp.
Amerada Hess Corp.          Triton Energy, Ltd.
Hunt Oil Co.                Chieftain International, Inc.
Westport Resources Corp.    Belco Oil & Gas Corp.
Conoco Inc.                 Gulf Canada Resources Ltd.
Kerr-McGee Corp.            HS Resources Corp.
Pure Resources Inc.         Hallwood Corp.
Vintage Petroleum, Inc.     Genesis Exploration Ltd.

     The following table sets forth the results of SWS Securities' analysis for the corporate acquisition transactions:

                                                             RANGE       MEAN    MEDIAN   PRIZE
                                                         -------------   -----   ------   -----
Business enterprise value multiples of latest 12 months
  EBITDA...............................................  3.2x - 10.8x     6.2x    4.7x     4.6x
Business enterprise value multiples of latest 12 months
  discretionary cash flow..............................  3.7x - 12.0x     6.2x    5.3x     3.2x
Business enterprise value per Mcfe of proved
  reserves.............................................  $0.94 - $1.96   $1.30   $1.24    $1.04

     SWS Securities noted that no company utilized in the analysis of selected transactions is identical to Prize. Because the reasons for, and circumstances surrounding, each of the precedent transactions analyzed were so diverse and due to the inherent differences between the operations and financial conditions of Prize and the selected companies (including commodity pricing at various transaction dates, as well as the nature of other assets of the acquired companies), SWS Securities believes that a purely quantitative precedent transaction analysis would not be dispositive in the context of the merger. SWS Securities further believes that an appropriate use of a precedent transaction analysis in this instance involves qualitative judgments concerning the differences between the characteristics of these transactions and the merger that would affect the value of the acquired companies and businesses and Prize, those judgments being reflected in SWS Securities' opinion.

     PREMIUMS PAID ANALYSIS. SWS Securities analyzed the range, mean and median premiums paid in the 11 precedent transactions. The following table presents the results of the analysis:

                                                     RANGE        MEAN   MEDIAN   PRIZE
                                                 --------------   ----   ------   -----
Premium to day prior to announcement date......  (20.1)% - 51.5%  22.9%   32.3%   32.6%
Premium to five days prior to announcement
  date.........................................  (15.5)% - 51.0%  24.1%   32.0%   40.8%
Premium to 30 days prior to announcement
  date.........................................   (7.8)% - 66.2%  31.8%   39.3%   40.8%

     SWS Securities also calculated the range of 30.1%-79.6%, mean of 45.5% and median of 44.9% of a broader marketplace analysis of average monthly premiums paid in all reported merger and acquisition transactions reported by Bloomberg L.P. during 2001.

     DISCOUNTED CASH FLOW ANALYSIS. SWS Securities derived an implied equity reference range for Prize by performing two five-year discounted cash flow analyses on Prize for the years 2002 through 2006, based on internal estimates of the management of Prize. Cash flow amounts were assumed to be reinvested in exploration and production reserves. The terminal values for the discounted cash flow analysis were calculated on the basis of both an estimated price per BOE and multiples of terminal year 2006 projected EBITDA. The range of estimated terminal values for Prize was calculated by multiplying terminal year BOEs by prices ranging from $6.00 to $10.00 per Bbl and applying to Prize's projected 2006 EBITDA multiples ranging from 4.0x to 8.0x. The terminal values of each approach were discounted to present value using discount rates ranging from 10.0% to 30.0%. This analysis resulted in the following implied per share median equity reference range for Prize, as compared to the per share merger consideration for Prize:

                                                  RANGE         MEAN    MEDIAN   PRIZE
                                              --------------   ------   ------   ------
Implied equity values per share based on
  price per BOE.............................  $8.19 - $38.15   $19.39   $18.31   $24.00
Implied equity values per share based on
  multiple of EBITDA........................  $6.40 - $38.76   $18.15   $16.81   $24.00

     RELATIVE CONTRIBUTION ANALYSIS. SWS Securities reviewed specific historical and estimated operating and financial information based on publicly available information and estimates provided by the respective managements of Prize and Magnum Hunter to determine the contribution Prize would have made to, among other things:

     - the combined company's business enterprise value and equity value (each based on share prices as of December 12, 2001),

     - EBITDE,

     - EBITDA,

     - free cash flow,

     - discretionary cash flow,

     - net asset value,

     - PV-10 and

     - total proved reserves of Prize and Magnum Hunter.

     For purposes of this analysis, the relative ownership of the combined company described below, when compared to the relative contribution of each company, does not take into consideration the cash component of the merger consideration that would be received by each stockholder of Prize in addition to the relative ownership interest in the combined company. This analysis indicated that holders of Prize common stock would receive approximately 48% (primary) and 45% (diluted) of the outstanding common equity of the pro forma combined company (exclusive of the Prize warrants) after the merger based on the exchange ratio of 2.50 and contribute the following percentages of the below-listed valuations of the combined company:


Business enterprise value...................................  45.3%
Equity value................................................  42.4%
EBITDE......................................................  43.5%
EBITDA......................................................  53.4%
Free cash flow..............................................  22.2%
Discretionary cash flow.....................................  54.3%
Net asset value.............................................  51.1%
PV-10.......................................................  58.7%
Total proved reserves.......................................  58.7%

     PREMIUM AND EXCHANGE RATIO ANALYSIS. SWS Securities examined the implied merger premiums and exchange ratios based upon premiums paid and exchange ratios for the merger consideration of $24.00 per share over pre-announcement closing stock prices at December 12, 2001 and one month, three months, six months and one year prior to December 12, 2001. The following table presents the range of implied premiums and exchange ratios over the last 12 months.

                                                                               EXCHANGE
                                                           PERCENT PREMIUM       RATIO
                                                           ---------------   -------------
Proposed exchange ratio..................................        n/a              2.50x
Prices as of 12/12/01....................................       40.0%             2.03x
One month prior to 12/12/01..............................       39.9%             1.60x
Three months prior to 12/12/01...........................       34.8%             1.95x
Six months prior to 12/12/01.............................        4.3%             2.31x
One year prior to 12/12/01...............................       34.7%             2.26x

     PRO FORMA MERGER ANALYSIS. SWS Securities analyzed the expected pro forma impact that could result from the merger, using estimates and assumptions provided by Prize's management. This analysis compared EBITDA, cash flow and net asset value per share on a stand alone basis to the EBITDA, cash flow and net asset value per share of the combined company on a pro forma basis adjusted for the $24.00 per share transaction consisting of $8.50 per share in Magnum Hunter common stock at an exchange ratio of 2.50 per share and $2.75 per share in cash. Based on this analysis, and other assumptions, the merger would be: accretive to the combined EBITDA per share in 2002, 2003 and 2004; accretive to the combined companies cash flow per share in 2002, 2003 and 2004; and modestly dilutive in 2001 to the combined company's net asset value per share.

     FEE ARRANGEMENTS. Under the terms of its engagement, Prize has agreed to pay SWS Securities a reasonable and customary financial advisory fee. Under some circumstances Prize agreed to pay SWS Securities additional fees in the event Prize receives other acquisition proposals. Prize has also agreed to reimburse SWS Securities for its travel and other reasonable out-of-pocket expenses, including the reasonable fees and expenses of its legal counsel, and to indemnify SWS Securities and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

     SWS Securities has performed investment banking services for Magnum Hunter in the past and received customary fees for this service. SWS Securities may continue to provide investment banking services to Magnum Hunter in the future. In the ordinary course of business, SWS Securities and its affiliates may actively trade or hold the securities of Prize and Magnum Hunter for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in those securities.

     Prize selected SWS Securities based on its experience, expertise and reputation. SWS Securities is a nationally recognized investment banking firm that, as a customary part of its business, evaluates businesses and their securities in mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER

     MAGNUM HUNTER. In considering the recommendation of the board of directors of Magnum Hunter to vote for the merger proposal, stockholders of Magnum Hunter should be aware that the interests of the Magnum Hunter board of directors and executive officers are no different than those of Magnum Hunter stockholders generally.

     PRIZE. In considering the recommendation of the board of directors of Prize to approve the merger agreement, the Prize stockholders should be aware that two members of Prize's board of directors and some members of management have interests in the merger that differ from, or are in addition to, those of the Prize stockholders generally. If the merger is completed, Philip B. Smith, the chief executive officer and chairman of the board of Prize, and Lon C. Kile, the president and a director of Prize, will receive payments of $280,000 and $450,000, respectively, under Prize's extraordinary transaction compensation policy. Under this policy, the other two executive officers of Prize will receive payments of up to an aggregate of $630,000, if not offered employment by Magnum Hunter. In addition, the non-competition agreements and confidentiality agreements of Mr. Smith, Mr. Kile and other Prize executive officers will be terminated in connection with the merger. There will also be a continuation of indemnification arrangements for current officers and directors of Prize following completion of the merger. The board of directors of Prize was aware of each of these competing interests in the course of its evaluation of the proposed merger and its ultimate recommendation to the Prize stockholders to approve the merger agreement.

STOCK OPTIONS

     MAGNUM HUNTER. Pursuant to the merger agreement, each outstanding option to acquire shares of Magnum Hunter common stock will remain outstanding and will be deemed to constitute an option to acquire the same number of shares of Magnum Hunter common stock, subject to the same terms and conditions under its stock option agreement and the applicable Magnum Hunter stock option plan.

     PRIZE. Pursuant to the merger agreement, each outstanding option to acquire shares of Prize common stock will become fully vested and exercisable, pursuant to the "change of control" provisions of the Prize stock option plans, and, at the effective time, will be cancelled and converted into the right to receive the merger consideration, less the exercise price of such option and applicable tax withholdings, that is payable in respect of each outstanding share of Prize common stock.

WARRANTS

     MAGNUM HUNTER. Magnum Hunter has approved the distribution to its stockholders of record on January 10, 2002, of one warrant for every five shares of Magnum Hunter common stock at an exercise price of $15.00 per share. The Prize stockholders will not receive any of these warrants in the merger or otherwise. Magnum Hunter will file a registration statement with the SEC covering the warrants and the shares underlying the warrants. The Magnum Hunter common stock will not trade ex-rights until the related registration statement is effective. Accordingly any sales of common stock by Magnum Hunter stockholders between the January 10, 2002 record date and the ex-rights date will be subject to "due bills" by which the selling stockholders are obligated to deliver, upon receipt, the applicable warrants to the purchasers of the common stock who at the time of the transaction paid a "rights on" price (i.e., the rights are being sold with the applicable common stock until the ex-rights date).

     PRIZE. Once the merger is completed, the outstanding warrants for Prize common stock will remain outstanding according to their current terms. However, under the terms of the warrants, upon exercise of a warrant and payment of the exercise price, the warrant holder will receive, for each share of Prize common stock that would have been received in the absence of the merger agreement, 2.5 shares of Magnum Hunter common stock plus the same cash consideration per share received by Prize stockholders upon completion of the merger agreement. Following completion of the merger, Magnum Hunter will file a registration statement with the SEC covering the warrants and the Magnum Hunter common stock for which they will become exercisable.

EXCHANGE OF PRIZE COMMON STOCK CERTIFICATES FOR MAGNUM HUNTER COMMON STOCK CERTIFICATES

     Each share of Prize common stock outstanding immediately before the effective time of the merger will be converted into 2.5 shares of Magnum Hunter common stock and cash. Following the merger, Magnum Hunter's exchange agent, Securities Transfer Corporation, will mail to each stockholder of Prize a letter of transmittal and instructions for the surrender of Prize common stock certificates in exchange for Magnum Hunter common stock certificates. When you deliver your certificates of Prize common stock to the exchange agent, along with a properly executed letter of transmittal and any other required documents, you will receive certificates representing, or statements indicating book-entry ownership of, the number of shares of Magnum Hunter common stock and cash that you are entitled to receive under the merger agreement. The surrendered certificates will be canceled.

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

     Neither Magnum Hunter nor the exchange agent or any other person will be liable to any former Prize stockholder for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     YOU SHOULD NOT SUBMIT YOUR STOCK CERTIFICATES UNTIL YOU RECEIVE THE TRANSMITTAL INSTRUCTIONS AND A FORM OF LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

ACCOUNTING TREATMENT AND CONSIDERATIONS

     The merger will be accounted for as a purchase of Prize by Magnum Hunter using the purchase method of accounting. Under this accounting method, Magnum Hunter will record Prize's assets and liabilities at their fair values, and, if the purchase price exceeds the total of these fair values, Magnum Hunter will record the excess as goodwill. Magnum Hunter will include Prize's revenues and expenses in its financial statements beginning on the date the merger is completed.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the material anticipated United States federal income tax consequences of the merger. This discussion is based upon the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations, court decisions, published positions of the Internal Revenue Service, or IRS, and other applicable authorities, all as in effect on the date of this document and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to United States persons who hold shares of Prize common stock as capital assets for United States federal income tax purposes (generally, assets held for investment). This discussion does not address all of the United States federal income tax consequences that may be relevant to a particular Prize stockholder or to Prize stockholders who may be subject to special treatment under United States federal income tax laws. No ruling has been or will be obtained from the IRS regarding any matter relating to the merger. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects described below. Prize stockholders are encouraged to consult their tax advisors as to the United States federal income tax consequences of the merger, as well as the effects of state, local and non-United States tax laws.

     THE MERGER. The discussion under this subheading is a summary of the opinions of Conner & Winters, P.C., counsel to Prize, and Fulbright & Jaworski L.L.P., counsel to Magnum Hunter. It is a condition to closing the merger that
(i) Prize receive an opinion from Conner & Winters that the merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Code and (ii) Magnum Hunter receive an opinion from Fulbright & Jaworski that the merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Code. As such a "reorganization," the United States federal income tax consequences of the merger can be summarized as follows:

     - No gain or loss will be recognized by Prize, Magnum Hunter or Pintail Energy as a result of the merger.

     - A Prize stockholder who exchanges his, her or its shares of Prize common stock for shares of Magnum Hunter common stock and cash in the merger will recognize gain (but not loss) in an amount equal to the lesser of
       (1) the amount of cash received pursuant to the merger, and (2) an amount equal to the excess, if any, of (a) the sum of the fair market value of the Magnum Hunter common stock as of the effective time of the merger and the amount of cash received pursuant to the merger over (b) the stockholder's adjusted tax basis in his, her or its shares of Prize common stock. The gain recognized will be capital gain unless the receipt of cash by the Prize stockholder has the effect of a distribution of a dividend, in which case the gain will be treated as ordinary income to the extent of the Prize stockholder's ratable share of Prize's current and accumulated earnings and profits as calculated for United States federal income tax purposes. For purposes of determining whether the receipt of cash by a Prize stockholder has the effect of a distribution of a dividend, a Prize stockholder will be treated as if he, she or it first exchanged all of his, her or its shares of Prize common stock solely for shares of Magnum Hunter common stock and then

       Magnum Hunter immediately redeemed a portion of the Magnum Hunter common stock for cash that the Prize stockholder actually received pursuant to the merger. The IRS has indicated in rulings that any reduction in the interest of a minority stockholder that exercises no control over corporate affairs would receive capital gains (as opposed to dividend) treatment. In determining whether the receipt of cash has the effect of a distribution of a dividend, various constructive ownership rules (rules that treat persons as owning shares owned of record by another stockholder based upon the relationships between these persons) must be taken into account. Any recognized capital gain will be long-term capital gain if the holding period of a Prize stockholder with respect to his, her or its Prize common stock exceeds one year, and if the stockholder is a natural person, will be subject to a maximum federal income tax rate of 20%.

     - A Prize stockholder will have an aggregate tax basis in the shares of Magnum Hunter common stock received pursuant to the merger equal to the stockholder's aggregate adjusted tax basis in his, her or its shares of Prize common stock surrendered pursuant to the merger (1) reduced by (a) the portion of the stockholder's adjusted tax basis in his, her or its shares of Prize common stock surrendered in the merger that is allocable to a fractional share of Magnum Hunter common stock for which cash is received and (b) the amount of cash received by the stockholder pursuant to the merger, and (2) increased by the amount of gain (including the portion of such gain that is treated as a dividend as described above) recognized by the stockholder (but not by gain recognized upon the receipt of cash in lieu of a fractional share of Magnum Hunter common stock pursuant to the merger).

     - The holding period of the Magnum Hunter common stock received by a Prize stockholder pursuant to the merger will include the holding period of the shares of Prize common stock surrendered in exchange.

     - If a Prize stockholder receives cash in lieu of a fractional share of Magnum Hunter common stock in exchange for his, her or its shares of Prize common stock, the stockholder will generally recognize capital gain or loss equal to the difference between the cash amount received in lieu of such fractional share and the portion of the stockholder's tax basis in shares of Prize common stock surrendered that is allocable to such fractional share. The capital gain or loss will be long-term capital gain or loss if the Prize stockholder's holding period for the Prize common stock exchanged for cash in lieu of the fractional share of Magnum Hunter common stock is more than one year at the effective time of the merger.

     - No gain or loss will be recognized by the Magnum Hunter stockholders as a result of the merger.

     The opinions of Conner & Winters and Fulbright & Jaworski, which are required as a condition to closing the merger, will be based on United States federal income tax law in effect as of the date of the opinions. An opinion of counsel is not binding on the IRS or any court. In rendering the opinions, Conner & Winters and Fulbright & Jaworski will rely upon representations of the management of Prize and Magnum Hunter and assume, among other things, that (i) the merger will be consummated in accordance with the operative documents and
(ii) the aggregate value as of the effective time of the merger of the shares of Magnum Hunter common stock to be received by Prize stockholders pursuant to the merger will exceed the aggregate amount of cash to be received by Prize stockholders pursuant to the merger. Additionally, if the value of Magnum Hunter common stock were to fall below $2.10 a share and Prize nevertheless elected to proceed with the merger, the transaction may be fully taxable and neither counsel to Magnum Hunter nor counsel to Prize would then be able to issue the requested "reorganization" and related tax opinions.

     If the merger is not treated as a "reorganization," then each Prize stockholder would recognize gain or loss equal to the difference between the sum of the fair market value of the Magnum Hunter common stock and the amount of cash received in the merger (including cash received in lieu of fractional shares of Magnum Hunter common stock) and the Prize stockholder's tax basis in the Prize common stock surrendered in exchange. Further, in this event, Prize would be subject to tax on the deemed sale of its assets to Pintail Energy with gain or loss for this purpose measured by the difference between Prize's tax basis in its assets and the fair market value of the consideration deemed received (the cash and Magnum Hunter stock). Such gain or loss would be reported on Prize's final tax return, subject to the effect of any tax carryovers and the effect of its other income or loss for such period, and Pintail Energy would become liable for any such tax liability by virtue of the merger.

     PERFECTION OF APPRAISAL RIGHTS. A Prize stockholder that perfects his, her or its appraisal rights generally should realize capital gain or loss at the effective time of the merger in an amount equal to the difference between the "amount realized" and the tax basis of the Prize stockholder's common stock. For this purpose, although there is no authority directly on point, the "amount realized" generally should equal the sum of the trading price of the Magnum Hunter common stock and the amount of cash that would have been issued in exchange for the Prize common stock at the effective time of the merger. Assuming that the stockholder is not eligible to report, or affirmatively elects out of reporting, the transaction under the installment sale method, the realized capital gain or loss would be recognized at the effective time of the merger. Capital gain or loss should also be recognized by the Prize stockholder at the time the appraisal proceeds are received, to the extent that the amount of the proceeds exceeds or is less than the amount recognized by the Prize stockholder at the effective time of the merger. In addition, a portion of the proceeds may be characterized as interest income, thus reducing the amount of the capital gain or increasing the amount of the capital loss, as the case may be.

     BACKUP WITHHOLDING. Federal income tax law requires that a holder of Prize common stock provide the exchange agent with his, her or its correct taxpayer identification number, which is, in the case of a Prize stockholder who is an individual, his or her social security number, or, in the alternative, establish a basis for exemption from backup withholding. Exempt holders, including, among others, corporations and some foreign individuals, are not subject to backup withholding and reporting requirements. If the correct taxpayer identification number or an adequate basis for exemption is not provided, a Prize stockholder will be subject to withholding of 30% of the cash received in connection with the merger.

     To prevent backup withholding, each Prize stockholder must complete the Substitute Form W-9 which will be provided by the exchange agent with the transmittal letter and certify under penalties of perjury that:

          (a) the taxpayer identification number provided is correct or that the Prize stockholder is awaiting a taxpayer identification number; and

          (b) the Prize stockholder is not subject to backup withholding because

             (i) the Prize stockholder is exempt from backup withholding,

             (ii) the Prize stockholder has not been notified by the IRS that the Prize stockholder is subject to backup withholding as a result of the failure to report all interest or dividends, or

             (iii) the IRS has notified the Prize stockholder that he, she or it is no longer subject to backup withholding.

The Substitute Form W-9 should be completed, signed and returned to the exchange agent. In order for a foreign individual to qualify as an exempt recipient, the Prize stockholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. This statement can be obtained from the exchange agent.

FEDERAL SECURITIES LAWS CONSEQUENCES; RESALE RESTRICTIONS

     All shares of Magnum Hunter common stock received by Prize stockholders upon consummation of the merger will be freely transferable by those holders who are not deemed to be "affiliates" (as defined under the Securities Act, but generally including executive officers and directors of Prize and significant holders of Prize common stock).

     Pursuant to the merger agreement, Prize has agreed to use its best efforts to cause each person identified as an affiliate of Prize for purposes of Rule 145 under the Securities Act (the "Rule 145

Affiliates") to deliver to Magnum Hunter a written agreement that this person will not sell, transfer or otherwise dispose of any shares of Magnum Hunter common stock issued to this person in the merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act. Magnum Hunter will be entitled to place restrictive legends on any shares of Magnum Hunter common stock received by Rule 145 Affiliates.

     At the closing of the merger, Natural Gas Partners V, L.P. and Messrs. Smith and Kile, who are some of the Rule 145 Affiliates, will enter into a registration rights agreement with Magnum Hunter covering the resale of the shares of Magnum Hunter common stock they will receive in the merger. See "The Merger Agreement -- Registration Rights Agreement."

     This document does not cover any resales of the Magnum Hunter common stock to be received by Prize and Magnum Hunter stockholders in the merger, and no person is authorized to make any use of this document in connection with any resale.

RIGHTS OF DISSENTING PRIZE STOCKHOLDERS

     Prize is a Delaware corporation. Section 262 of the Delaware General Corporation Law provides appraisal rights (sometimes referred to as "dissenters' rights") under some circumstances to stockholders of a Delaware corporation that is involved in a merger.

     Record holders of Prize common stock that follow the appropriate procedures are entitled to appraisal rights under Section 262 in connection with the merger.

     THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO APPRAISAL RIGHTS UNDER THE DELAWARE GENERAL CORPORATION LAW AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262, WHICH IS REPRINTED IN ITS ENTIRETY AS ANNEX D TO THIS DOCUMENT. ALL REFERENCES IN SECTION 262 AND IN THIS DISCUSSION TO A "STOCKHOLDER" OR "RECORD HOLDER" ARE TO THE HOLDERS OF RECORD OF PRIZE COMMON STOCK IMMEDIATELY BEFORE THE EFFECTIVE TIME OF THE MERGER AS TO WHICH APPRAISAL RIGHTS ARE ASSERTED.

     ELIGIBLE STOCKHOLDERS. If the merger proposals are approved by the required vote of Magnum Hunter and Prize stockholders and the merger agreement is not abandoned or terminated, Prize stockholders who did not vote in favor of the merger agreement may, by complying with Section 262 of the Delaware General Corporation Law, be entitled to appraisal rights as described in Section 262. If a Prize stockholder has a beneficial interest in shares of Prize common stock that are held of record in the name of another person, such as a broker or nominee, and the stockholder desires to perfect whatever appraisal rights the beneficial stockholder may have, the beneficial stockholder must act promptly to cause the holder of record to timely and properly follow the steps summarized below. A VOTE IN FAVOR OF THE MERGER AGREEMENT BY A PRIZE STOCKHOLDER WILL RESULT IN A WAIVER OF THE STOCKHOLDER'S APPRAISAL RIGHTS.

     EXERCISING PROCEDURES. Under the Delaware General Corporation Law, record holders of Prize common stock that follow the procedures set forth in Section 262 and that have neither voted in favor of the approval and adoption of the merger agreement, nor consented to it in writing, will be entitled to have their shares of common stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, as determined by the Delaware Court of Chancery.

     Under Section 262, where a merger agreement is to be submitted for approval and adoption at a meeting of stockholders, as in the case of the special meeting of Prize stockholders, not less than 20 days prior to the meeting, Prize must notify each of its stockholders as of the record date, who are entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. THIS DOCUMENT CONSTITUTES SUCH NOTICE TO THE PRIZE STOCKHOLDERS. Any Prize stockholder who wishes to exercise appraisal rights or wishes to preserve the holder's right to do so should review the following discussion and Annex D carefully because failure to timely and properly comply with the procedures specified in Section 262 will result in the loss of appraisal rights under the Delaware General Corporation Law.

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

     A Prize stockholder wishing to exercise appraisal rights must deliver to Prize, before the vote on the approval and adoption of the merger agreement at the special meeting of Prize stockholders, a written demand for appraisal of the stockholder's Prize common stock, which must reasonably inform Prize of the identity of the holder of record as well as the intention of the holder to demand an appraisal of the fair value of the shares held. In addition, a Prize stockholder wishing to exercise appraisal rights or wishing to preserve the stockholder's right to do so must hold of record the shares on the date the written demand for appraisal is made, must continue to hold the shares through the effective time of the merger and must either vote against or abstain from voting for the approval and adoption of the merger agreement.

     Only a record holder of Prize common stock is entitled to assert appraisal rights for the Prize common stock registered in the holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder's name appears on the holder's stock certificates, and must state that the holder intends to demand appraisal of the holder's shares of Prize common stock. A PROXY OR VOTE AGAINST THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT WILL NOT CONSTITUTE A DEMAND FOR APPRAISAL.

     If the shares of Prize common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and, if the shares of Prize common stock are owned of record by more than one person, as in a joint tenancy, or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for the owner or owners. A record holder, such as a broker who holds Prize common stock as nominee for several beneficial owners, may exercise appraisal rights with respect to the shares of Prize common stock held for one or more beneficial owners while not exercising appraisal rights with respect to the shares of Prize common stock held for other beneficial owners. In such case, however, the written demand should set forth the number of shares of Prize common stock as to which appraisal is sought. If no number of shares of Prize common stock is expressly mentioned, the demand will be presumed to cover all Prize common stock held in the name of the record holder. Holders of Prize common stock who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

     All written demands for appraisal of Prize common stock should be mailed or delivered to Prize at 3500 William D. Tate, Suite 200, Grapevine, Texas 76051,
Attention: President, so as to be received before the vote on the approval and adoption of the merger agreement at the special meeting of Prize stockholders.

     Within ten days after the effective time of the merger, Pintail Energy must send a notice as of the effective date of the merger to each person that satisfied the appropriate provisions of Section 262. Within 120 days after the effective time of the merger, but not after that date, Pintail Energy, or any Prize stockholder entitled to appraisal rights under Section 262 and who has complied with the foregoing procedures, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of such shares. Pintail Energy is not under any obligation, and has no present intention, to file a petition with respect to the appraisal of the fair value of the Prize common stock. Accordingly, it is the obligation of the Prize stockholder to initiate all necessary action to perfect the stockholder's appraisal rights within the time prescribed in Section 262.

     Within 120 days after the effective time of the merger, any record holder of Prize common stock that has complied with the requirements for exercise of appraisal rights will be entitled to request in writing a statement from Pintail Energy, setting forth the aggregate number of shares of Prize common stock not voted in favor of the merger with respect to which demands for appraisal have been received and the aggregate number of holders of the shares. The statement must be mailed within ten days after the written request has been received by Pintail Energy, or within ten days after expiration of the period for delivery of demands for appraisal, whichever is later.

     If a holder of Prize common stock timely files a petition for appraisal and serves a copy of the petition upon Pintail Energy, Pintail Energy will then be obligated, within 20 days, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all Prize stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the Prize stockholders as required by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those Prize stockholders that have complied with Section 262 and that have become entitled to appraisal rights. The Delaware Court of Chancery may require the holders of shares of Prize common stock that demanded payment for their shares to submit their stock certificates to the Delaware Register in Chancery for notation of the pendency of the appraisal proceeding. If any Prize stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

     FAIR VALUE DETERMINATION. After determining the holders of Prize common stock entitled to appraisal, the Delaware Court of Chancery will appraise the fair value of their shares of Prize common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Prize stockholders considering seeking appraisal should be aware that the fair value of their Prize common stock as determined under
Section 262 could be more than, the same as or less than the value of the merger consideration, and that investment banking opinions as to fairness from a financial point of view are not opinions as to fair value under Section 262. The Delaware Supreme Court has stated that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. More specifically, the Delaware Supreme Court has stated that:
"Fair value, in an appraisal context, measures 'that which has been taken from the stockholder, viz., his proportionate interest in a going concern.' In the appraisal process the corporation is valued 'as an entity,' not merely as a collection of assets or by the sum of the market price of each share of its stock. Moreover, the corporation must be viewed as an on-going enterprise, occupying a particular market position in the light of future prospects." In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a stockholder's exclusive remedy. The Delaware Court of Chancery will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of Prize common stock have been appraised.

     COSTS. The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable. The Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any Prize stockholder in connection with an appraisal, including reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged PRO RATA against the value of all of the shares of Prize common stock entitled to appraisal.

     VOTING RIGHTS; DIVIDENDS. Any Prize stockholder that has duly demanded an appraisal in compliance with Section 262 will not, from and after the effective time of the merger, be entitled to vote the stockholder's shares of Prize common stock subject to the demand for any purpose or be entitled to the payment of dividends or other distributions on those shares.

     WITHDRAWAL; LOSS OF APPRAISAL RIGHTS. If any Prize stockholder that demands appraisal of shares of Prize common stock under Section 262 fails to perfect, or effectively withdraws or loses the right to appraisal, as provided in the Delaware General Corporation Law, the Prize common stock of the stockholder will be converted into the merger consideration in accordance with the merger agreement (without interest), as more fully described under "The Merger Agreement -- The Merger -- Conversion of Securities in the Merger; Treatment of Derivatives." A Prize stockholder will fail to perfect, or will effectively lose, the right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger. A Prize stockholder may withdraw a demand for appraisal by delivering to Prize a written withdrawal of the demand for appraisal and acceptance of the terms of the merger. Any attempt to withdraw made more than 60 days after the effective time of the merger will, however, require the written approval of Pintail Energy. Further, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any Prize stockholder absent court approval.

     FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS, IN WHICH EVENT THE HOLDER OF PRIZE COMMON STOCK WILL BE ENTITLED TO RECEIVE ONLY THE CONSIDERATION SET FORTH IN THE MERGER AGREEMENT FOR EACH SHARE OF PRIZE COMMON STOCK ISSUED AND OUTSTANDING IMMEDIATELY BEFORE THE EFFECTIVE TIME OF THE MERGER OWNED BY THE PRIZE STOCKHOLDER.

                         MAGNUM HUNTER AFTER THE MERGER

     Following its merger with Prize, Magnum Hunter will remain an independent, but substantially larger company headquartered in Irving, Texas. Its principal activity will be the exploration, acquisition, development and production of crude oil and natural gas. In addition, it will continue to gather and transmit natural gas, and also to manage and operate producing oil and gas properties for third-parties on a contract basis.

BENEFITS OF THE MERGER

     The combination of Magnum Hunter and Prize will create a mid-size independent oil and gas exploration and production company in terms of market capitalization, total proved reserves and annual production. We expect the merger to provide Magnum Hunter with the following advantages:

     LARGER AND MORE DIVERSIFIED ASSET BASE. At year-end 2000, Magnum Hunter and Prize combined would have had aggregate total proved reserves of approximately 960 Bcfe with a reserve to production ratio of approximately 12 years. On an energy equivalent basis, about 55% of these reserves were natural gas and 45% were oil and natural gas liquids. These reserves are concentrated in four primary operating areas: the Permian Basin of West Texas and Southeastern New Mexico, the Mid-Continent area of Oklahoma and the Texas Panhandle, the onshore region of South Texas and Louisiana, and offshore Gulf of Mexico. In addition to the proved oil and gas properties, the combined company would have had approximately 234,000 net acres of exploration acreage at year-end 2001.

     The merger should also cause Magnum Hunter to have substantial increases in oil and natural gas production from the combined company's reserve base and mineral acreage ownership position. Assuming the merger was effective January 1, 2001, Magnum Hunter's 2001 average net daily production for the nine months ended September 30, 2001 would have been 232 MMcfe.

     INCREASED FINANCIAL STRENGTH AND FLEXIBILITY.  At [          ], 2002 the
combined equity market capitalization of Magnum Hunter and Prize would have been
approximately $[     ] million. Accordingly, Magnum Hunter believes it will have greater access to capital than either Magnum Hunter or Prize has alone. In addition, we believe Magnum Hunter will have an enhanced ability to pursue acquisitions and to participate in further consolidation opportunities among independent exploration and production companies.

     COST SAVINGS. Magnum Hunter is expecting the merger to result in $8 million to $10 million in annual cost savings for the combined company due to reduced operating and general and administrative expenses. Magnum Hunter plans to consolidate corporate headquarters and selected field offices of Magnum Hunter and Prize, eliminate duplicate staff and expenses, achieve purchasing synergies and implement other cost saving measures.

     IMPROVED CAPITAL EFFICIENCIES. Magnum Hunter plans to pursue the best exploration opportunities available to the combined company and to focus on exploitation projects with the highest potential rates of return. In addition, Magnum Hunter believes it will be better able to pursue and accelerate development, exploitation, and exploration opportunities in its inventory due to its enhanced financial strength. As a result, Magnum Hunter believes that after the merger it will have the potential for greater returns on capital employed than either Magnum Hunter or Prize could achieve alone.

     GREATER HUMAN AND TECHNOLOGICAL RESOURCES. Magnum Hunter will have significant expertise with regard to various oilfield technologies, including new vintage 3-D seismic interpretation capabilities, enhanced oil recovery, deep onshore natural gas drilling, shallow offshore drilling and other exploration, production and processing technologies. As a result, Magnum Hunter is expected to have an enhanced ability to acquire, explore for, develop and exploit oil and natural gas reserves domestically both onshore and offshore.

BUSINESS STRATEGY

     After the merger, Magnum Hunter's overall strategy will be to increase its reserves, production, cash flow and earnings utilizing a properly balanced program of:

     - selective exploration;

     - the exploitation and development of acquired properties; and

     - strategic acquisitions of additional proved reserves.

     The following are key elements of Magnum Hunter's strategy:

     EXPLORATION. Magnum Hunter will continue to participate in drilling Gulf of Mexico exploratory wells in an effort to add shorter-lived, higher output production to its reserve mix. The continued use of 3-D seismic information as a tool in its exploratory drilling in the Gulf of Mexico will be significant. Magnum Hunter has recently built a substantial inventory of undrilled offshore lease blocks and has acquired the related 3-D seismic information. Magnum Hunter will also attempt to align itself with other active Gulf of Mexico industry partners who have similar philosophies and goals with respect to a "fast track" program in placing new production online. This typically involves drilling wells near existing infrastructure such as production platforms, facilities and pipelines. Magnum Hunter also maintains an active onshore exploration program primarily concentrated in West Texas and Southeastern New Mexico where it has various other operations. From time to time, Magnum Hunter participates in higher risk new exploration projects generated by third parties in areas along the Gulf Coast of Texas and Louisiana.

     EXPLOITATION AND DEVELOPMENT OF EXISTING PROPERTIES. Magnum Hunter will have a substantial inventory of over 1,000 development/exploitation projects which include development drilling, workovers and recompletion opportunities. Magnum Hunter will continue to seek to maximize the value of its existing properties through development activities, including in-fill drilling, waterflooding and other enhanced recovery techniques. Typically, Magnum Hunter's exploitation projects do not have significant time limitations due to the existing mineral acreage being held by current production. By operating substantially all of Magnum Hunter's properties, management of Magnum Hunter is provided maximum flexibility with respect to the timing of capital expended to develop these opportunities.

     PROPERTY ACQUISITIONS. Although Magnum Hunter currently has an extensive inventory of exploitation and development opportunities, it will continue to pursue strategic acquisitions which fit its objectives of increasing proved reserves in similar geographic regions that contain development or exploration potential combined with maintaining operating control. Magnum Hunter plans to continue to pursue an acquisition strategy of acquiring long-lived assets where operating synergies may be obtained and production enhancements either on the surface or below ground may be achieved.

     MANAGEMENT OF OVERHEAD AND OPERATING COSTS. Magnum Hunter will continue to emphasize strict cost controls in all aspects of its business and will continue to seek to operate its properties wherever possible. By operating approximately 80% of its properties on a PV-10 basis, Magnum Hunter will generally be able to control direct operating and drilling costs as well as to manage the timing of development and exploration activities. This control also provides greater flexibility as to the timing requirements to fund new capital expenditures. By strictly controlling Magnum Hunter's general and administrative expenses, management strives to maximize its net operating margin.

     EXPANSION OF GAS GATHERING AND PROCESSING OPERATIONS. Magnum Hunter has implemented several programs to expand and increase the efficiency of its gas gathering systems and gas processing plants. Magnum Hunter will consider opportunities to acquire or develop additional gas gathering and processing facilities that are associated with its current production.

PRO FORMA RESERVES AND PRODUCTION

     Magnum Hunter's pre-merger oil and gas interests in the Permian Basin of West Texas and Southeastern New Mexico, the Mid-Continent area of Oklahoma and the Texas Panhandle and the onshore Gulf Coast area of South Texas and Louisiana will be significantly enhanced by Prize's oil and gas interests in those same geographic areas. The merger will result in Magnum Hunter having a more balanced product mix between oil and gas. As of December 31, 2000 the combined companies would have had proved reserves of 71,341 MBbls of oil and 531,638 MMcf of gas (or 65,886 MBbls of oil and 500,293 MMcf of gas using December 31, 2001 commodity prices) with a standardized measure of discounted future net cash flows of $1,926,268,000 at December 31, 2000 (or $612,288,000 using December 31, 2001 commodity prices) on a pro forma basis to take into account the merger. Average daily production for the merged companies was 198,353 Mcfe for the year ended December 31, 2000 and 232,410 Mcfe for the nine months ended September 31, 2001 on this pro forma basis.

HEDGING

     Prize has historically carried on more hedging activities than Magnum Hunter. These hedging activities, while intended to reduce sensitivity to changes in market prices of oil and gas, are subject to a number of risks including instances in which we or the counterparties to our hedging contracts could fail to perform. Additionally, the fixed price sales and hedging contracts limit the benefits the combined company will realize if actual prices rise above the contract price. Neither company has any significant exposure under its existing hedges to the recently announced bankruptcy of Enron.

     The combined company will have a substantial amount of its 2002 and 2003 production hedged at prices which are currently favorable. Listed below is a summary of the combined company commodity hedge position for 2002, 2003, and 2004 as in place on January 1, 2002. All prices are stated on an approximate NYMEX equivalent basis.

                                                                     WEIGHTED AVERAGE PRICE
                                                                            PER Mcf
                                                     DAILY VOLUME    ----------------------
NATURAL GAS                                              MMcf        FLOOR         CEILING
-----------                                          ------------    ------        --------
2002...............................................      103         $3.44          $3.63
2003...............................................       65         $3.17          $3.59
2004...............................................       15         $3.01          $4.21

                                                                   WEIGHTED AVERAGE PRICE
                                                                           PER Bbl
                                                   DAILY VOLUME    -----------------------
CRUDE OIL                                              Bbls         FLOOR         CEILING
---------                                          ------------    -------        --------
2002.............................................     5,750        $23.23          $26.14
2003.............................................     1,000        $21.25          $21.25
2004.............................................       n/a           n/a             n/a

POSSIBLE NEW CREDIT FACILITY

     Completion of the merger will, at a minimum, require both Magnum Hunter and Prize to obtain waivers or consents from the lenders under their respective credit facilities. Management of Magnum Hunter expects, however, that it will be necessary for it to establish a new credit facility secured by the assets of the combined company and in an amount sufficient both to pay off all indebtedness under Magnum Hunter's and Prize's existing credit facilities (approximately $392 million in the aggregate as of December 31, 2001) and to provide sufficient funds for working capital. Obtaining bank consents or a new credit facility is a condition to the obligations of both Magnum Hunter and Prize to complete the merger, but no financing commitment has been received.

MANAGEMENT

     The board of directors of Magnum Hunter following the merger will consist of nine directors, seven of whom are currently directors of Magnum Hunter and two of whom are currently directors of Prize. The seven directors of Magnum Hunter who are expected to continue as directors are Gary C. Evans, Gerald W. Bolfing, Jerry Box, David K. Kyle, Matthew C. Lutz, John H. Trescot, Jr. and James E. Upfield. The two current directors of Magnum Hunter who are expected to resign following the merger are Jim Kneale and Oscar C. Lindemann. The two directors of Prize who are expected to become directors of Magnum Hunter are James R. Latimer III and Robert Kelley. Each director is elected for a one-year term. Gary C. Evans, who currently serves as the chairman of the board, president and chief executive officer of Magnum Hunter, will retain the same positions with the combined company. The current principal executive officers of Magnum Hunter will remain the same. Executive officers are elected by the board of directors of Magnum Hunter and serve at its discretion.

     Set forth below is selected information regarding the persons who are expected to be the directors of Magnum Hunter following the merger.

     Gary C. Evans, age 44, has served as president, chief executive officer and a director of Magnum Hunter since December 1995 and as chairman of Magnum Hunter since September 2001. He has been chairman and chief executive officer of all of the Magnum Hunter subsidiaries since their formation or acquisition. In 1985, Mr. Evans formed the predecessor company, Hunter Resources, Inc., that became Magnum Hunter some ten years later. From 1981 to 1985, Mr. Evans was associated with the Mercantile Bank of Canada where he held various positions including vice president and manager of the Energy Division of the Southwestern United States. From 1978 to 1981, he served in various capacities with National Bank of Commerce including credit manager and credit officer. Mr. Evans serves on the board of directors of Novavax, Inc., an American Stock Exchange listed pharmaceutical company. He additionally serves on the board of the following three private Texas-based companies that Magnum Hunter owns various minority interests in: Swanson Consulting Services, Inc., a geological consulting firm; NGTS, LLC, a natural gas marketing company; and Aurion Technologies, Inc., a company that provides web-enabled automation to the oil and natural gas industry. He also serves as a trustee of TEL Offshore Trust, an OTC-listed oil and gas trust in which Magnum Hunter owns an approximate 42% interest.

     Gerald W. Bolfing, age 72, has been a director of Magnum Hunter since December 1995. Mr. Bolfing was appointed a director of Hunter Resources, Inc. in August 1993. He is an investor in the oil and gas business and a past officer of one of Hunter's former subsidiaries. From 1962 to 1980, Mr. Bolfing was a partner in Bolfing Food Stores in Waco, Texas. Mr. Bolfing was involved in American Service Company in Atlanta, Georgia from 1964 to 1965, and was active with Cable Advertising Systems, Inc. of Kerrville, Texas from 1978 to 1981. He joined a Hunter subsidiary in the well servicing business in 1981 where he remained active until its divestiture in 1992. Mr. Bolfing is on the board of directors of Capital Marketing Corporation of Hurst, Texas.

     Jerry Box, age 62, has served as a director of Magnum Hunter since March 1999. From February 1998 to March 1999, he served in the position of president and chief operating officer and as a director of Oryx Energy Company, now owned by Kerr McGee Corporation. From December 1995 to February 1998, he was executive vice president and chief operating officer of Oryx. From December 1994 through November 1995, he served as executive vice president, exploration and production of Oryx. Previously, he served as senior vice president, exploration and production of Oryx. Mr. Box attended Louisiana Tech University, where he received B.S. and M.S. degrees in geology, and is also a graduate of the Program for Management Development at the Harvard University Graduate School of Business Administration. Mr. Box served as an officer in the U.S. Air Force from 1961 to 1966. Mr. Box is a former member of the Policy Committee of the U.S. Department of the Interior's Outer Continental Shelf Advisory Board, past chairman and vice-chairman of the American Petroleum Institute's Exploration Affairs subcommittee, a former president of the Dallas Petroleum Club and a member of the Independent Petroleum Association of America.

     Robert Kelley, age 56, has been a director of Prize since May 2001. He is currently president of Kellco Investments Inc., a private investment company. From 1986 through October 2000, Mr. Kelley served as president and chief executive officer of Noble Affiliates, Inc., an independent energy company with domestic and international exploration and production operations. From 1992 through April 2001, Mr. Kelley also served as chairman of the board of Noble Affiliates, and he was a director of Noble Affiliates from 1986 through April 2001. He held various financial and operational positions with Noble Affiliates and its subsidiaries from 1975 until his election as president in 1986. Mr. Kelley also serves as a director of OGE Energy Corp., the parent company of OG&E Electric Services, Oklahoma's largest electric utility; Enogex, Inc., a natural gas pipeline, processing and energy marketing business; Lone Star Technologies, Inc., a leading manufacturer of oilfield tubular products; and Continental Resources, Inc., a privately held exploration and production company active primarily in the Rocky Mountain and Mid-Continent regions of the United States. Mr. Kelley received his B.B.A from the University of Oklahoma in 1973 and is a certified public accountant.

     David L. Kyle, age 48, has served as a director of Magnum Hunter since February 1999. Mr. Kyle is currently employed by ONEOK, Inc., as its chairman, president and chief executive officer. Mr. Kyle was employed by Oklahoma Natural Gas Company, a division of ONEOK, Inc., in 1974 as an engineer trainee. He served in a number of positions prior to being elected vice president of gas supply in September 1986, and executive vice president in May 1990. He was elected president in September 1994. He was elected president of ONEOK, Inc. effective September 1997 and chairman, president and chief executive officer effective August 2000. He received a B.S. degree in industrial engineering and management from Oklahoma State University in 1974. He received an M.B.A. degree in 1987 from The University of Tulsa, and is a graduate of the Advanced Management Program at Harvard Business School.

     James R. Latimer III, age 55, has been a director of Prize since October 2000. Over the past eight years, Mr. Latimer has been the chairman and chief executive officer of Explore Horizons, Incorporated, a privately held exploration and production company based in Dallas, Texas. Previously, Mr. Latimer was co-head of the regional office of what is now The Prudential Capital Group in Dallas, Texas, which handled energy and other financing for The Prudential Insurance Company. In addition, Mr. Latimer's prior experience has included senior executive positions with several private energy companies, consulting with the firm of McKinsey & Co., service as an officer in the United States Army Signal Corps., and several directorships. Mr. Latimer received a B.A. degree in economics from Yale University and an M.B.A. from Harvard University. He is a Chartered Financial Analyst.

     Matthew C. Lutz, age 66, retired as chairman of Magnum Hunter on September 1, 2001, after having served since March 1997 and after having previously served as vice chairman of Magnum Hunter from December 1995 to March 1997. Mr. Lutz also previously served as executive vice president of Magnum Hunter since December 1995. Mr. Lutz held similar positions with Hunter Resources, Inc. from September 1993 until October 1996. From 1984 through 1992, Mr. Lutz was senior vice president of exploration and a director of Enserch Exploration, Inc., with responsibility for its worldwide oil and gas exploration and development program. Prior to joining Enserch, Mr. Lutz spent 28 years with Getty Oil Company. He advanced through several technical, supervisory and managerial positions which gave him various responsibilities including exploration, production, lease acquisition, administration and financial planning.

     John H. Trescot, Jr., age 77, has served as a director of Magnum Hunter since June 1997. Mr. Trescot is the principal of AWA Management Corporation, a consulting firm specializing in financial evaluations for companies and entities such as the Overseas Private Investment Corp. Mr. Trescot began his professional career as an engineer with Shell Oil Company. Later, Mr. Trescot joined Hudson Pulp & Paper Corp. (now a part of Georgia-Pacific Corp.) where he served 19 years in various positions in woodlands and pulp and paper, advancing to the position of senior vice president, for its Southern Operations. Mr. Trescot then became vice president of The Charter Company, a multi-billion dollar corporation with operations in oil, communications and insurance. In 1979, Mr. Trescot became the chief executive officer of JARI, a timber, pulp and mining operation in the Amazon Basin of Brazil. During 1982-89, while he was the chief executive officer of TOT Drilling Corp., TOT drilled many deep wells in West Texas and New Mexico for major and independent oil companies. Mr. Trescot received his BME degree from Clemson University and his M.B.A. from Harvard University.

     James E. Upfield, age 80, has served as a director of Magnum Hunter since December 1995. Mr. Upfield was appointed a director of Hunter Resources, Inc., in August 1992. Mr. Upfield is chairman of Temtex Industries, Inc., a public company based in Dallas, Texas that produces consumer hard goods and building materials. In 1969, Mr. Upfield served on a select Presidential Committee serving postal operations of the United States of America. He later accepted the responsibility for the Dallas region, which encompassed Texas and Louisiana. From 1959 to 1967, Mr. Upfield was president of Baifield Industries, Inc. and its predecessor, a company he founded in 1949 which merged with Baifield in 1963. Baifield was engaged in prime government contracts for military systems and sub-systems in the production of high-strength, light-weight metal products.

                              THE MERGER AGREEMENT

     The following is a summary of the material terms of the merger agreement, a copy of which is attached as Annex A to this document and is incorporated in this document by reference. This summary is qualified in its entirety by reference to the merger agreement. You should read the entire merger agreement because it, and not this summary, is the legal document that governs the merger.

THE MERGER

     THE MERGER. At the effective time, Prize will merge with and into Pintail Energy, Inc., a Delaware corporation and a wholly owned subsidiary of Magnum Hunter formed for purposes of the merger. Pintail Energy will be the surviving company in the merger, and the separate corporate existence of Prize will cease.

     EFFECTIVE TIME. As soon as practicable after all of the conditions set forth in the merger agreement, excluding conditions that by their terms cannot be satisfied until the date of the merger, are satisfied or waived or at some other time or date as the parties may agree, Magnum Hunter and Prize will cause a certificate of merger to be filed with the Secretary of State of Delaware as provided in the Delaware General Corporation Law. Upon completion of this filing and the issuance of the certificate of merger by the Secretary of State of Delaware, the merger will become effective in accordance with the Delaware General Corporation Law.

     CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING COMPANY. The merger agreement provides that the certificate of incorporation and bylaws of Pintail Energy, as in effect immediately before the effective time, will become, from and after the effective time, the certificate of incorporation and bylaws of the surviving company until amended in accordance with their terms and the Delaware General Corporation Law.

     DIRECTORS AND OFFICERS OF THE SURVIVING COMPANY. The merger agreement provides that the officers and directors of Pintail Energy immediately before the effective time will become, from and after the effective time, the officers and directors of the surviving company and will continue as the officers and directors of the surviving company until their successors have been duly elected or appointed and qualify or until their earlier death, resignation or removal in accordance with the bylaws of the surviving company.

     CONVERSION OF SECURITIES IN THE MERGER; TREATMENT OF DERIVATIVES. The merger agreement provides that, at the effective time:

     - Each share of Prize common stock, issued and outstanding immediately before the effective time, other than shares held by dissenting stockholders, will automatically be converted solely and exclusively into the right to receive 2.5 shares of Magnum Hunter common stock plus a cash payment ranging from $0.25 to $5.25 per share, based on the price of Magnum Hunter common stock before the merger. The cash portion of the merger consideration will be sufficient to cause the total value of the consideration to equal $24.00 per share provided that the value of Magnum Hunter shares as determined in the merger agreement is between $7.50 and $9.50 per share, inclusive. The value of the Magnum Hunter shares will be established as the average of the closing prices during the 20 trading day period ending on the fourth trading day prior to the closing of the merger. If Magnum Hunter common stock is trading below $7.50 per share and Prize does not exercise its right to terminate the merger agreement, Prize stockholders will receive 2.5 shares of Magnum Hunter common stock plus $5.25 in cash for each share of Prize common stock, which would have a total value as determined in the merger agreement less than $24.00 per share. If Magnum Hunter common stock is trading above $9.50 per share and Magnum Hunter does not exercise its right to terminate the merger agreement, Prize stockholders will receive 2.5 shares of Magnum Hunter common stock plus $0.25 in cash for each share of Prize common stock, which would have a total value as determined in the merger agreement in excess of $24.00 per share.

     - All Prize common stock to be converted into the right to receive the merger consideration will cease to be outstanding, be canceled and retired and cease to exist, and each holder of Prize common stock will cease to have any rights with respect to its shares of Prize common stock, except the right to receive the merger consideration for each share of Prize common stock, upon the surrender of its certificate(s) in accordance with the terms of the merger agreement, without any interest having accrued on the cash portion of the merger consideration.

     - Each share of Prize common stock issued and outstanding that is owned by Prize as treasury stock or any of Prize's subsidiaries immediately before the effective time will cease to be outstanding, be canceled and retired and cease to exist without payment of any merger consideration for these shares.

     - Each share of Prize common stock issued and outstanding that is held by a dissenting stockholder will be converted into the right to receive the consideration as may be determined to be due the dissenting stockholder pursuant to Section 262 of the Delaware General Corporation Law.

     - Each share of capital stock of Pintail Energy issued and outstanding immediately before the merger will remain outstanding and will constitute all of the issued and outstanding shares of capital stock of the surviving company and be owned by Magnum Hunter.

     The board of directors of Prize will take all action to vest and make exercisable as of the effective time all outstanding options, whether vested or not, and Prize will give written notice to the holder of each option of the acceleration and exercisability of the options as of the effective time in accordance with the relevant plan. Each option holder will be paid the merger consideration by Magnum Hunter at the effective time, less the exercise price for each option and any applicable tax withholding.

     As contemplated by the merger agreement, each outstanding warrant to acquire shares of Prize common stock will remain outstanding and be assumed by Magnum Hunter. Each warrant to acquire Prize common stock will be considered to be a warrant to acquire that number of shares of Magnum Hunter common stock and the cash component into which the shares of Prize common stock subject to the Prize warrant would be converted under the merger agreement. Magnum Hunter will file a registration statement with the SEC covering the warrants and the underlying common stock following the completion of the merger.

     EXCHANGE OF PRIZE COMMON STOCK. Immediately after the effective time, Magnum Hunter will deposit, or cause to be deposited, with its exchange agent, Securities Transfer Corporation, for the benefit of the holders of Prize common stock, funds necessary to make the payments required by the merger agreement. The exchange agent will, according to instructions from Magnum Hunter, deliver the merger consideration out of these funds, and, except as described in the merger agreement, these funds will not be used for any other purpose.

     As soon as reasonably practicable after the effective time, Magnum Hunter will cause the exchange agent to mail to each holder of record, other than Prize, any of the Prize subsidiaries or any dissenting stockholders of Prize, of a certificate that immediately before the effective time represented shares of Prize common stock:

     - a letter of transmittal, which will specify that delivery will be effected, and risk of loss and title to the Prize certificates will pass, only upon proper delivery of the Prize certificates to the exchange agent; and

     - instructions for use in surrendering the Prize certificates for payment of the merger consideration.

Upon surrender of the Prize certificates for cancellation to the exchange agent, together with the letter of transmittal duly executed and any other required documents, the holder of Prize certificates will be entitled to receive for each share of Prize common stock represented by Prize certificates the merger consideration, and the Prize certificates so surrendered will promptly be canceled. Until so surrendered, Prize certificates will represent only the right to receive the merger consideration. No interest will be paid or accrued on the cash payable upon the surrender of the Prize certificates.

     Fractional shares will not be issued. Any Prize stockholder who would be entitled to receive a fractional share of Magnum Hunter common stock as a result of the merger will receive instead a cash payment for the fractional share. The amount paid for fractional shares will be determined by multiplying the fraction by the 20 day average closing price of Magnum Hunter common stock as calculated in determining the merger consideration.

     If any merger consideration is to be paid to a person whose name is a name other than that in which the surrendered Prize certificate is registered, it will be a condition of payment that the Prize certificate so surrendered be properly endorsed or otherwise in proper form for transfer and that the person requesting payment of the merger consideration pay any transfer or other taxes required, or establish to the satisfaction of Magnum Hunter that these taxes have been paid or are not applicable. If any Prize certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming its Prize certificate to be lost, stolen or destroyed, the exchange agent will issue in exchange for the lost, stolen or destroyed Prize certificate the merger consideration, as determined in accordance with the merger agreement, provided that the person to whom the merger consideration is paid will, if required by Magnum Hunter or the exchange agent, give Magnum Hunter or the exchange agent a bond of reasonable amount, as indemnity against any claim that may be made against Magnum Hunter or the exchange agent with respect to the Prize certificate claimed to have been lost, stolen or destroyed.

     Any portion of the exchange fund that remains unclaimed by the former holders of Prize common stock for a period of one year after the effective time will be delivered to Magnum Hunter upon demand, and any former stockholders of Prize that failed to make a claim within one year will look only to Magnum Hunter for payment of the merger consideration for their shares of Prize common stock.

     Magnum Hunter, Prize, Pintail Energy, the exchange agent and other persons will not be liable to any holder of Prize common stock for shares, dividends or other distributions payable to the holders of Prize common stock, or cash from the exchange fund, delivered to a public official as required by any applicable abandoned property, escheat or similar law. Immediately before the time that any portion of the exchange fund remaining unclaimed by holders of Prize common stock would otherwise escheat to or become property of any governmental entity, these funds will, to the extent permitted by applicable law, become the property of Magnum Hunter free and clear of any claims or interest of any other person previously entitled to these funds.

     CLOSING OF STOCK TRANSFER RECORDS. After the effective time, the stock transfer books of Prize will be closed, and there will be no further registration of transfers of shares of Prize common stock on the records of Prize.

COVENANTS

     INTERIM OPERATIONS. Magnum Hunter and Prize each agreed to conduct their businesses only in the ordinary and usual course consistent with past practice and to take or refrain from taking the actions described below from the date of the merger agreement, December 17, 2001, until the merger is completed or the merger agreement is terminated.

     Except as disclosed in the schedules to the merger agreement, Magnum Hunter, Prize and each of their subsidiaries will not:

     - amend its certificate or articles of incorporation, bylaws or other organizational documents;

     - split, combine or reclassify any of its outstanding capital stock;

     - declare, set aside or pay any dividends or other distributions, whether payable in cash, property or securities, with respect to its capital stock;

     - issue, sell or agree to issue or sell any securities or other equity interests, including its capital stock, any rights, options or warrants to acquire its capital stock, or securities convertible into or exchangeable or exercisable for its capital stock, other than shares of Magnum Hunter common stock issued as a result of the exercise of any warrant to purchase Magnum Hunter common stock outstanding on the date of the merger agreement;

     - purchase, cancel, retire, redeem or otherwise acquire any of its outstanding capital stock or other securities or other equity interests;

     - merge or consolidate with, or transfer all or substantially all of its assets to, any other person;

     - liquidate, wind-up or dissolve, or suffer any liquidation or dissolution;

     - acquire any corporation, partnership or other business entity or any interest in any corporation, partnership or other business entity, other than interests in joint ventures, joint operations or ownership arrangements or tax partnerships acquired in the ordinary course of business, having in the case of Magnum Hunter an acquisition price in excess of $3 million and in the case of Prize, an acquisition price in excess of $2 million;

     - sell, lease or sublease, transfer or otherwise dispose of or mortgage, pledge or otherwise encumber any of its assets that have an individual value at the time of sale, lease, sublease, transfer or disposition in excess of $3 million in the case of Magnum Hunter and $2 million in the case of Prize;

     - farm-out any of its oil and gas interests having a value in excess of $3 million in the case of Magnum Hunter and $2 million in the case of Prize;

     - sell, transfer or otherwise dispose of or mortgage, pledge or otherwise encumber any securities of any other entity, including any capital stock or other securities or equity interests in any subsidiary;

     - make any material loans, advances or capital contributions to, or investments in, any person, other than loans or advances in the ordinary course of business, in an aggregate amount in excess of $3 million in the case of Magnum Hunter and $2 million in the case of Prize;

     - enter into any material agreement or any other agreement not terminable upon notice of 30 days or less and without penalty or other obligation;

     - incur any other obligation or liability, other than liabilities incurred in the ordinary course of business;

     - assume, endorse, other than endorsements of negotiable instruments in the ordinary course of business, guarantee or otherwise become liable or responsible, whether directly, contingently or otherwise, for the liabilities or obligations of any other person in an amount in excess of $500,000;

     - enter into, or otherwise become liable or obligated under or pursuant to:

      -- any employee benefit, pension or other plan, whether or not subject to ERISA;

      -- any other stock option, stock purchase, incentive or deferred compensation plan or arrangement or other fringe benefit plan; or

      -- any consulting, employment, severance, termination or similar agreement with any person, or amend or extend any similar plan, arrangement or agreement;

     - except for payments made pursuant to the Prize extraordinary transaction compensation policy, any Magnum Hunter employee benefit plan or any other plan, agreement or arrangement described in the disclosure schedules to the merger agreement, grant, or otherwise become liable for or obligated to pay, any severance or termination payment, bonus or increase in compensation or benefits, other than payments, bonuses or increases that are mandated by the terms of agreements existing as of the date of the merger agreement or that are paid in the ordinary course of business, consistent with past practices, and not individually or in the aggregate material in amount, to, or forgive any indebtedness of, any employee or consultant of Magnum Hunter, Prize or their subsidiaries; or

     - enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

     Additionally, Magnum Hunter, Prize and each of their subsidiaries will not:

     - create, incur, assume or permit to exist any lien on any of its assets, except for encumbrances permitted under the merger agreement; or

     - voluntarily resign, transfer or otherwise relinquish any right it has as of the date of the merger agreement, as operator of any oil and gas interest, except as required by law, regulation or contract and to the extent the action would not be reasonably likely to have a material adverse effect.

     Magnum Hunter, Prize and each of their subsidiaries will:

     - operate, maintain and otherwise deal with its oil and gas interests in accordance with good and prudent oil and gas field practices and in accordance with all applicable oil and gas leases and other contracts and agreements and all applicable laws, rules and regulations;

     - keep and maintain accurate books, records and accounts;

     - maintain in full force and effect its policies or binders of insurance;

     - pay all taxes, assessments and other governmental charges imposed upon any of its assets or with respect to its franchises, business, income or assets before any penalty or interest accrues;

     - pay all material claims, including claims for labor, services, materials and supplies, that have become due and payable and which by law have or may become a lien upon any of its assets before any penalty or fine will be incurred or any lien will be imposed;

     - comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, obtain or take all governmental actions necessary in the operation of its businesses, and comply with and enforce the provisions of all material agreements, including paying when due all rentals, royalties, expenses and other liabilities relating to its businesses or assets; and

     - at all times preserve and keep in full force and effect its corporate existence and rights and franchises material to its performance under the merger agreement, except where the failure to do so would not have a material adverse effect on it.

     Magnum Hunter and its subsidiaries will not:

     - permit to be outstanding at any time under Magnum Hunter's credit agreement, indebtedness for borrowed money in excess of $160 million;

     - incur any indebtedness for borrowed money other than under trade credit vendor lines not exceeding $15 million in the aggregate or under Magnum Hunter's credit agreement;

     - engage in any practice or take any action that would cause, or by inaction permit, any of its representations and warranties to become untrue;

     - approve or implement budgets for general and administrative expenses, including salaries, bonuses, general operating and overhead expenses, or budgets for capital expenditures, or incur expenses or disburse funds for general and administrative expenses or for capital expenditures except as provided for in budgets approved by Prize;

     - except to the extent already included in an approved budget, agree to spend, or spend, in the aggregate, in excess of $5 million for any capital project, or $2.5 million for any capital project involving undeveloped reserves; or

     - make any capital expenditure or general and administrative expense payment which exceeds by more than 20% the amount set forth in the appropriate line item for the expenditure in an approved budget.

     Prize and its subsidiaries will not:

     - permit to be outstanding at any time under Prize's credit agreement, indebtedness for borrowed money in excess of $250 million, excluding costs incurred under the merger agreement;

     - incur any indebtedness for borrowed money other than under trade credit vendor lines not exceeding $15 million in the aggregate or under Prize's credit agreement;

     - engage in any practice or take any action that would cause, or by inaction permit, any of its representations and warranties to become untrue;

     - approve or implement budgets for general and administrative expenses including salaries, bonuses, general operating and overhead expenses, or budgets for capital expenditures, or incur expenses or disburse funds for general and administrative expenses or for capital expenditures except as provided for in budgets approved by Magnum Hunter;

     - except to the extent already included in an approved budget, agree to or expend, in the aggregate, in excess of $3 million for any capital project or $1.5 million for any capital project involving undeveloped reserves; or

     - make any capital expenditure or general and administrative expense payment which materially exceeds by more than 10% the amount set forth in the appropriate line item for the expenditure in an approved budget.

     ACCESS TO ASSETS, PERSONNEL AND INFORMATION. Each party will, until the effective time:

     - afford the other party and its representatives, reasonable access to any of its assets, books and records, contracts, employees, representatives, agents and facilities; and

     - upon request, furnish promptly copies of any file, book, record, contract, permit, correspondence, or other written information, document or data concerning it or its subsidiaries.

     Each party will have the right to make an environmental and physical assessment of the assets of the other and, in connection with this assessment, will have the right to enter and inspect the assets and all buildings and improvements, and generally conduct any non-invasive test, examination, investigation and study as it believes necessary, desirable or appropriate for the preparation of engineering or other reports relating to the other party's assets, their condition, the presence of hazardous materials and compliance with environmental laws. Any information obtained must be kept confidential and the inspecting party has agreed to indemnify, defend and hold the other party and its representatives harmless from and against any and all claims, to the extent arising out of or as a result of its activities on the assets of the other party in connection with conducting its environmental and physical assessment, to the extent of and limited by the negligence or willful misconduct of the other party.

     Until the effective time, each party will fully and accurately disclose to the other all information that is known, reasonably requested and relevant in any manner or degree to the value, ownership, use, operation, development or transferability of its assets.

     Until the effective time, each party will furnish to the other copies of all communications with and documents filed with the SEC that relate to the merger or this document and advise the other of the substance of any oral communications between it and the SEC relating to the merger or this document.

     No provision in the merger agreement will require either party to breach the terms of any valid and binding confidentiality agreement with a third party without first obtaining the consent of the third party.

     NO SOLICITATION. Under the merger agreement, Prize has agreed to cease and cause its representatives to terminate any and all existing activities, discussions and negotiations with third parties with respect to any possible transaction involving the acquisition of Prize common stock or the merger or other business combination of Prize with or into any third party.

     Prize will not, and will cause its representatives not to, solicit, initiate or knowingly encourage the submission of, any offer or proposal to acquire all or any part of the Prize common stock or all or any material portion of the assets or business of Prize or its subsidiaries, whether by merger, purchase of stock, purchase of assets, tender offer, exchange offer or otherwise. If Prize or its representatives receive an alternative proposal, then Prize may enter into discussions or negotiations with, and provide information to, the person presenting the alternative proposal, if the board of directors of Prize determines in good faith, based on the advice of its legal counsel, that the board of directors of Prize must act to satisfy its fiduciary duties under applicable law.

     Prize must communicate to Magnum Hunter the terms and conditions of any alternative proposal that it receives and must keep Magnum Hunter informed as to the status of any actions, including any discussions, taken pursuant to any alternative proposal.

     If Prize or any representative of Prize receives an alternative proposal and the board of directors of Prize determines in good faith, based on the advice of its legal counsel and financial advisor, that the alternative proposal is a superior proposal, then the board of directors of Prize may approve and recommend the superior proposal and withdraw or modify its approval or recommendation of the merger agreement and the merger.

     PRIZE STOCKHOLDERS MEETING. Prize will take all action necessary in accordance with applicable law and its certificate of incorporation and bylaws to convene a meeting of its stockholders as promptly as practicable after the date of the merger agreement for the purpose of voting on the merger agreement. Subject to receiving a superior proposal, the board of directors of Prize will recommend approval of the merger agreement and will take all lawful action to solicit stockholder approval, including the timely mailing of this document to the stockholders of Prize. Notwithstanding the above, Prize was required to have received the fairness opinion of SWS Securities, Inc. and the tax opinion of Prize's counsel discussed below.

     MAGNUM HUNTER STOCKHOLDERS MEETING. Magnum Hunter will take all action necessary in accordance with applicable law and its articles of incorporation and bylaws to convene a meeting of its stockholders as promptly as practicable after the date of the merger agreement for the purpose of voting on the merger agreement. The board of directors of Magnum Hunter will recommend approval of the merger agreement and will take all lawful action to solicit stockholder approval, including the timely mailing of this document to its stockholders. Notwithstanding the above, Magnum Hunter was required to have received Deutsche Banc Alex. Brown's fairness opinion and the tax opinion of Magnum Hunter's counsel discussed below.

     REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS. The parties will cooperate and promptly prepare and file a registration statement with the SEC and have it declared effective under the Securities Act as promptly as practicable after its filing. Magnum Hunter will use all reasonable efforts, and Prize will cooperate with Magnum Hunter, to obtain all necessary state securities laws or "blue sky" permits, approvals and registrations in connection with the issuance of Magnum Hunter common stock pursuant to the merger.

     The registration statement, this document and any amendment or supplement to this document will not be filed or disseminated to the stockholders of Prize or Magnum Hunter without the approval of both Magnum Hunter and Prize. Magnum Hunter will advise Prize, promptly after it receives notice from, the SEC, of the time when the registration statement has become effective under the Securities Act, the issuance of any stop order with respect to the registration statement, the suspension of the qualification of the Magnum Hunter common stock issuable in connection with the merger for offering or sale in any jurisdiction, or any comments or requests for additional information by the SEC with respect to the registration statement.

     STOCK EXCHANGE LISTING. Magnum Hunter will cause the shares to be issued in the merger and upon exercise of the Prize warrants to be approved for listing on a national stock exchange, subject to official notice of issuance, before the closing date. Magnum Hunter will also cause the Prize warrants to be approved for listing on a national stock exchange before the closing date.

     AGREEMENTS OF AFFILIATES. At least ten days before the effective time, Prize will cause to be prepared and delivered to Magnum Hunter a list identifying all persons who, at the time of the Prize stockholders meeting, may be considered "affiliates" of Prize as that term is used in paragraphs (c) and
(d) of Rule 145 under the Securities Act. Prize will use its best efforts to cause each person who is identified as an affiliate of Prize in this list to execute and deliver to Magnum Hunter, on or before the closing date, a written agreement agreeing to some restrictions on the trading of shares acquired in the merger.

     PUBLIC ANNOUNCEMENTS. Before the closing, Prize and Magnum Hunter will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated in the merger agreement.

     NOTIFICATION OF CERTAIN MATTERS. The parties will give prompt notice to the other of any of the following:

     - any representation or warranty being untrue or inaccurate when made;

     - the occurrence of any event or development that would cause, or could reasonably be expected to cause, any representation or warranty to be untrue or inaccurate on the closing date; or

     - any failure by either party to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it under the merger agreement.

     REGISTRATION RIGHTS AGREEMENT. The merger agreement provides that at the closing Magnum Hunter, Natural Gas Partners V, L.P., and Messrs. Smith and Kile will enter into a registration rights agreement, in substantially the form attached as an exhibit to the merger agreement. The registration rights agreement requires Magnum Hunter to take those actions as are necessary to cause a shelf registration statement covering the resale of all of the shares of Magnum Hunter common stock to be received by Natural Gas Partners V and Messrs. Smith and Kile to be declared effective as soon as practicable following the effective time of the merger. The effectiveness of the registration statement is to be maintained until the shares have been disposed of, or all restrictions on the transfer of the shares arising under applicable securities laws have lapsed.

     INDEMNIFICATION AND INSURANCE. Magnum Hunter has agreed that all rights to indemnification now existing in favor of any officers, directors, employees, controlling stockholders or agents of Prize or its subsidiaries, as provided in each of their charters or bylaws, or similar organizational documents, and any existing indemnification agreements or arrangements of Prize or its subsidiaries, will survive the merger and will continue in full force and effect for a period of not less than four years from the effective time, or, if necessary, a longer period, if required by any existing indemnification agreement between Prize or its subsidiaries, and any current or former officer or director of Prize or its subsidiaries; provided, that, if any claim or claims are asserted or made within this four-year period, all rights to indemnification in respect of any claim or claims will continue until final disposition of these claims.

     Magnum Hunter will indemnify, defend and hold harmless each person who is now, or has been at any time before the date of the merger agreement or who becomes before the effective time, an officer, director, employee, controlling stockholder or agent of Prize or any of its subsidiaries against all losses, expenses, including attorneys' fees, claims, damages, liabilities and amounts that are paid, with the approval of the indemnifying party, to settle any threatened or actual claim, action, suit, proceeding or investigation, arising out of the fact that the party being indemnified is or was a director, officer, employee, controlling stockholder or agent of Prize, including a trustee or fiduciary of any Prize employee benefit plan, and relating to any matter existing or arising out of actions or omissions occurring at or before the effective time, to the fullest extent permitted under Nevada law. Magnum Hunter will also pay any expenses, as incurred, in advance of the final disposition of any action or proceeding to each party being indemnified to the fullest extent permitted under Nevada law.

     From and after the effective time, Magnum Hunter will cause to be maintained in effect for not less than four years from the effective time the current policies of directors' and officers' liability insurance maintained by Prize, including the policy being maintained for the former directors and officers of Vista Energy Resources, Inc. Magnum Hunter is not required to pay an annual premium in excess of 200% of the last annual premium paid by Prize before the date of the merger agreement.

     PRIZE EMPLOYEES. It is expected that Magnum Hunter may, in its sole discretion, offer employment to, or cause Pintail Energy to continue the employment of, some employees of Prize and its subsidiaries. Magnum Hunter will provide these retained employees with the same benefits that accrue to similarly situated employees of Magnum Hunter and its subsidiaries. Magnum Hunter shall fulfill all coverage continuation obligations imposed by the Internal Revenue Code and ERISA for those employees of Prize who are not retained.

     EXTRAORDINARY TRANSACTION COMPENSATION POLICY. After the closing, Magnum Hunter will cause Pintail Energy to promptly pay up to $8 million in amounts due under the Prize extraordinary transaction compensation policy, if not already paid.

     TERMINATION OF VARIOUS AGREEMENTS. At the closing the following agreements will be terminated:

     - the Prize voting and stockholders agreement;

     - any confidentiality and non-compete agreements entered into between Prize and any officer or employee of Prize; and

     - the advisory services and indemnification agreement between Prize and Natural Gas Partners V, L.P., other than the indemnification rights under this agreement.

     MAGNUM HUNTER BOARD OF DIRECTORS. At the effective time, Magnum Hunter will cause two members of Prize's board of directors, selected by Prize and reasonably acceptable to Magnum Hunter, to be elected to the board of directors of Magnum Hunter, and two members of Magnum Hunter's board of directors to resign.

     REGISTRATION STATEMENT RELATING TO PRIZE WARRANTS. Promptly after the effective time, Magnum Hunter will file with the SEC a registration statement on Form S-3 with respect to the Prize warrants and the underlying Magnum Hunter common stock. Magnum Hunter will use all reasonable efforts to have that registration statement become effective and to maintain its effectiveness, and maintain the current status of the related prospectus, for so long as any warrants remain outstanding.

     BANK CREDIT AGREEMENTS. Each of Magnum Hunter and Prize will use its best efforts to obtain any required consents of the lenders under each of their credit facilities or to obtain a new credit facility for Magnum Hunter with sufficient borrowing capacity to replace the two separate facilities.

REPRESENTATIONS AND WARRANTIES

     Magnum Hunter and Pintail Energy, on the one hand, and Prize, on the other hand, have made various representations and warranties in the merger agreement which are substantially reciprocal. Those representations and warranties pertain to:

     - the organization, good standing and foreign qualification of the parties and their subsidiaries;

     - the disclosure of all material subsidiaries;

     - the authorization, execution, delivery and enforceability of the merger agreement and related matters;

     - whether the party's execution and delivery of the merger agreement or consummation of the merger causes any conflict with charter documents, a violation of any applicable law or a default or change of control under any material agreement or any contract regarding officers' or directors' benefits;

     - consents and approvals;

     - documents and reports filed with the SEC;

     - financial statements;

     - capitalization;

     - no undisclosed liabilities;

     - the absence of some events, changes or effects since September 30, 2001 to the date of the merger agreement;

     - compliance with laws, material agreements and permits;

     - governmental regulations;

     - litigation;

     - the lack of specified restrictions in other agreements;

     - taxes;

     - retirement and other employee plans and matters relating to ERISA;

     - employment contracts;

     - labor matters;

     - accounts receivable;

     - maintenance of insurance;

     - title to assets;

     - oil and gas operations;

     - financial and commodity hedging;

     - environmental matters;

     - books and records;

     - intellectual property matters;

     - brokerage and similar fees;

     - the stockholder votes required in connection with the merger agreement;

     - gas imbalances;

     - royalties;

     - prepayments;

     - reserve reports;

     - state takeover laws; and

     - accuracy of disclosures.

     In addition, Magnum Hunter and Pintail Energy made representations and warranties regarding the interim operations of Pintail Energy, amendments to Magnum Hunter's rights agreement and having adequate funds to consummate the merger. Prize also made representations and warranties concerning its authorized signatories and powers of attorney.

     None of these representations and warranties will survive the effectiveness of the merger.

CONDITIONS TO THE COMPLETION OF THE MERGER

     CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. Under the merger agreement, the obligations of each party to effect the merger are subject to the fulfillment of various conditions including the following:

     - the merger agreement and the transactions contemplated under it, will have been approved by majority vote in the manner required by applicable law by the holders of the issued and outstanding shares of capital stock of Magnum Hunter and Prize;

     - the registration statement of which this document forms a part will have been declared effective by the SEC and no stop order concerning the registration statement will be in effect;

     - there will not be any order or injunction of a court of competent jurisdiction that prohibits or prevents the transactions contemplated by the merger agreement;

     - all consents, authorizations, orders and approvals of, or filings or registrations with, any governmental authority required in connection with the execution, delivery and performance of the merger agreement will have been obtained or made, except where the failure to have obtained or made any consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business, financial condition or results of operations of Magnum Hunter following the effective time; and

     - the shares of Magnum Hunter common stock to be issued to the holders of Prize common stock will be authorized for listing on a national stock exchange.

     CONDITIONS TO OBLIGATIONS OF MAGNUM HUNTER AND PINTAIL ENERGY TO EFFECT THE MERGER. Under the merger agreement, the obligations of Magnum Hunter and Pintail Energy to effect the merger are subject to the fulfillment of the following additional conditions:

     - the representations and warranties of Prize contained in the merger agreement will have been true and correct in all material respects or as modified for materiality as of the date of the merger agreement and as of the closing date. However, this condition will be considered satisfied if the failure of the representations and warranties to be true and correct, in the aggregate, does not result in damages to Magnum Hunter or reduce the value of Prize's assets in an amount in excess of $16 million;

     - Prize will have performed or complied with all agreements and covenants contained in the merger agreement that are required to be performed or complied with by it on or before the closing date;

     - Prize will have delivered to Magnum Hunter a certificate, signed by an officer of Prize, certifying as to the fulfillment of the conditions specified above;

     - Magnum Hunter will have received an executed letter agreement from each executive officer and director of Prize and more than 10% stockholder of Prize agreeing to restrictions on his, her or its ability to sell, transfer or dispose of the Magnum Hunter common stock acquired in the merger;

     - from the date of the merger agreement through closing, there will not have been any change in the condition, operations or businesses of Prize that would have a material adverse effect on Prize;

     - the fairness opinion of Deutsche Banc Alex. Brown and the tax opinion of Magnum Hunter's counsel discussed below will not have been withdrawn, revoked or modified;

     - the holders of no more than 5% of Prize common stock will have exercised dissenters' rights; and

     - Magnum Hunter will not have given notice of termination of the merger agreement as a result of the average trading value of its common stock being higher than $9.50 per share.

     CONDITIONS TO OBLIGATION OF PRIZE TO EFFECT THE MERGER. Under the merger agreement, the obligation of Prize to effect the merger is subject to the fulfillment of the following additional conditions:

     - the representations and warranties of Magnum Hunter and Pintail Energy contained in the merger agreement will have been true and correct in all material respects or as modified for materiality as of the date of the merger agreement and as of the closing date. However, this condition will be considered satisfied if the failure of the representations and warranties to be true and correct, in the aggregate, does not result in damages to Prize or reduce the value of Magnum Hunter's assets in an amount in excess of $20 million;

     - Magnum Hunter and Pintail Energy will have performed or complied with all agreements and conditions contained in the merger agreement that are required to be performed or complied with by them on or before the closing date;

     - Magnum Hunter will have delivered to Prize a certificate, signed by an officer of Magnum Hunter, certifying as to the fulfillment of the conditions specified above;

     - from the date of the merger agreement through closing, there will not have been any change in the condition, operations or businesses of Magnum Hunter or Pintail Energy that would have a material adverse effect on Magnum Hunter;

     - the fairness opinion of SWS Securities, Inc. and the tax opinion of Prize's counsel discussed below will not have been withdrawn, revoked or modified;

     - the merger agreement and the consummation of the merger will not cause Magnum Hunter's rights under its rights agreement to become exercisable or to be distributed;

     - Magnum Hunter will have executed and delivered a registration rights agreement under which Magnum Hunter agrees to register the shares of Magnum Hunter common stock received in the merger by several affiliates of Prize;

     - Magnum Hunter will have delivered to its transfer agent an irrevocable letter of instruction directing the transfer agent to issue certificates representing shares of Magnum Hunter common stock to the holders of Prize common stock; and

     - Prize will not have given notice of termination of the merger agreement as a result of the average trading value of Magnum Hunter common stock being lower than $7.50 per share.

     TAX OPINIONS. Fulbright & Jaworski L.L.P., counsel to Magnum Hunter, will have delivered to Magnum Hunter an opinion, in form and substance reasonably satisfactory to Magnum Hunter stating that:

     - for United States federal income tax purposes, the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code;

     - each of Magnum Hunter, Prize and Pintail Energy will be a party to the reorganization within the meaning of Section 368(b) of the Code; and

     - no gain or loss will be recognized by Magnum Hunter, Prize or Pintail Energy as a result of the merger.

     Conner & Winters, P.C., counsel to Prize, will have delivered to Prize an opinion, in form and substance reasonably satisfactory to Prize, stating that:

     - for United States federal income tax purposes, the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code;

     - each of Magnum Hunter, Prize and Pintail Energy will be a party to the reorganization within the meaning of Section 368(b) of the Code;

     - no gain or loss will be recognized by Magnum Hunter, Prize or Pintail Energy as a result of the merger; and

     - no gain or loss, except with respect to the amount of the cash consideration received, cash received in lieu of fractional shares and cash received by dissenting stockholders of Prize, will be recognized by any stockholder of Prize as a result of the merger with respect to the shares of Prize common stock converted into shares of Magnum Hunter common stock by the stockholders.

In rendering their respective opinions, Fulbright & Jaworski and Conner & Winters will be entitled to receive and rely upon representations of officers of Magnum Hunter, Prize and Pintail Energy.

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated and the merger may be abandoned at any time before the effective time, whether before or after approval of the matters presented in connection with the merger by the stockholders of Magnum Hunter and/or Prize:

     - by mutual written consent of Magnum Hunter and Prize;

     - by either the board of directors of Prize or Magnum Hunter if:

       -- the merger has not been consummated by June 30, 2002, and the party desiring to terminate the merger agreement for this reason has not breached any of its representations or warranties or failed to perform any covenant or agreement under the merger agreement in any manner that caused the merger not to occur on or before that date;

       -- the stockholders of either Prize or Magnum Hunter fail to approve the merger proposals;

       -- any governmental authority will have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the merger and the order, decree, ruling or other action will have become final and unappealable; or

       -- the non-terminating party has materially breached any of its representations or warranties or failed to comply in any material respect with any of its covenants or agreements in the merger agreement, the result of which is that a condition to the merger would not be met, and where the breach is not curable or, if curable, is not cured within ten days after the terminating party gives written notice of the breach to the non-terminating party, but in no event later than June 30, 2002;

     - by Magnum Hunter if:

       -- the board of directors of Prize fails to recommend adoption of the merger agreement at the time this document is first mailed to the stockholders of Prize or amends or withdraws its recommendation of the merger agreement, and does not reinstate its recommendation in its prior form within five business days; or

       -- the average trading price of Magnum Hunter common stock, calculated as provided in the merger agreement, exceeds $9.50 per share;

     - by Prize if:

       -- Prize is prepared to enter into a binding definitive written agreement concerning a transaction that constitutes a superior proposal and Prize has given Magnum Hunter at least three business days' prior notice of Prize's intent to terminate, during which period Magnum Hunter may propose amendments or modifications to the terms of the merger; or

       -- the average trading price of Magnum Hunter common stock, calculated as provided in the merger agreement, is less than $7.50 per share.

     No party may terminate the merger agreement after the effectiveness of the merger.

TERMINATION FEE AND MERGER EXPENSES

     Whether or not the merger is completed, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring those expenses, except as expressly provided in the merger agreement.

     Prize is required to pay Magnum Hunter a cash termination fee of $15 million at the time of termination if the merger agreement is terminated as follows:

     - by Magnum Hunter because the board of directors of Prize failed to recommend adoption of the merger agreement at the time this document was first mailed to the stockholders of Prize or amended or withdrew its recommendation of the merger agreement, and its recommendation was not reinstated in its prior form within five business days; or

     - by Prize because the board of directors of Prize is prepared to enter into a binding definitive agreement concerning a transaction that constitutes a superior proposal for Prize and Prize has given Magnum Hunter at least three business days' prior notice of its intent.

AMENDMENT

     The parties may amend the merger agreement at any time before or after approval by the stockholders of the parties of the matters presented in connection with the merger. After any stockholder approval, the parties may not amend the merger agreement if further approval by those stockholders is required by law, unless additional stockholder approval is obtained.

                     MARKET PRICE AND DIVIDEND INFORMATION

MARKET PRICE

     The following table shows the high and low sales prices for Magnum Hunter common stock and Prize common stock (after giving effect to Prize's one-for-seven reverse stock split effected on February 8, 2000) for the periods shown in the table. No cash dividends were declared on either stock during the periods presented in the table.

     The Magnum Hunter common stock is listed on the American Stock Exchange under the symbol "MHR." The Prize common stock is listed on the American Stock Exchange under the symbol "PRZ."

                                                 MAGNUM HUNTER           PRIZE
                                               -----------------    ----------------
                                                HIGH       LOW       HIGH      LOW
                                               -------    ------    ------    ------
2000
  First quarter..............................  $  4.125   $ 2.50    $19.50    $10.50
  Second quarter.............................     6.6875    3.00     27.875    16.00
  Third quarter..............................     9.375     5.75     26.125    17.375
  Fourth quarter.............................    11.00      6.50     20.75     15.125
2001
  First quarter..............................    13.90     10.11     22.00     19.063
  Second quarter.............................    12.48      8.11     23.99     19.30
  Third quarter..............................     9.69      7.70     21.80     15.20
  Fourth quarter.............................    11.30      7.53     23.15     16.75
2002
  First quarter (through January 14, 2002)...     8.40      6.75     23.09     20.50

     On December 17, 2001, the last full trading day before Magnum Hunter and Prize announced the execution of the merger agreement, Magnum Hunter common stock closed at $8.30 per share and Prize common stock closed at $18.10 per
share. On [JANUARY           ], 2002, Magnum Hunter common stock closed at
$[          ]per share and Prize common stock closed at $[          ] per share.
STOCKHOLDERS ARE ENCOURAGED TO OBTAIN RECENT STOCK QUOTES FOR MAGNUM HUNTER COMMON STOCK AND PRIZE COMMON STOCK.

DIVIDEND POLICY

     Neither Magnum Hunter nor Prize has paid any cash dividends on its common stock since becoming a publicly held corporation. Magnum Hunter initially intends to retain all available earnings for use in its business and does not anticipate paying dividends on its common stock at any time in the foreseeable future. In addition, the ability of Magnum Hunter to pay cash dividends is and will continue to be restricted by the covenants related to its debt.

        UNAUDITED CONDENSED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited condensed pro forma consolidated balance sheet as of September 30, 2001 and the unaudited condensed pro forma consolidated income statements for the nine months ended September 30, 2001 and for the year ended December 31, 2000, are based on the historical consolidated financial statements of Magnum Hunter and Prize, adjusted to give effect to the merger.

     The historical balance sheet and results of operations information for Magnum Hunter has been derived from Magnum Hunter's audited and unaudited consolidated financial statements for the periods presented, which are incorporated by reference in this document. The historical balance sheet and results of operations information for Prize has been derived from Prize's audited and unaudited consolidated financial statements for the periods presented, which are incorporated by reference in this document. The unaudited condensed pro forma consolidated balance sheet has been prepared assuming the merger was consummated on September 30, 2001. The unaudited condensed pro forma consolidated income statements have been prepared assuming that the merger was consummated on January 1, 2000. The pro forma adjustments are described in the accompanying notes and are based upon available information and current assumptions.

     The unaudited condensed pro forma consolidated financial statements do not purport to represent what the financial position or results of operations of Magnum Hunter actually would have been had the merger occurred on the dates indicated or to project Magnum Hunter's financial position or results of operations for any future date or period. Furthermore, the unaudited condensed pro forma consolidated financial statements do not reflect any cost savings or other synergies which may result from the merger or any other changes which may occur as the result of post-combination activities and other matters. In addition, the unaudited condensed pro forma consolidated income statements exclude non-recurring charges directly attributable to the merger that will be charged to operations in the quarter in which the merger is actually consummated.

     The unaudited condensed pro forma consolidated financial statements and the related notes should be read in conjunction with the historical consolidated financial statements of Magnum Hunter, including the related notes, and the historical consolidated financial statements of Prize, including the related notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of Magnum Hunter and Prize, all of which are incorporated by reference in this document.

                         MAGNUM HUNTER RESOURCES, INC.

          UNAUDITED CONDENSED PRO FORMA CONSOLIDATED INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 2000

                                          MAGNUM HUNTER      PRIZE       PRO FORMA     MAGNUM HUNTER
                                           HISTORICAL     HISTORICAL    ADJUSTMENTS      PRO FORMA
                                          -------------   -----------   -----------    -------------
                                               (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)
Operating revenues
  Oil and gas sales.....................   $   106,052    $   149,489    $      --      $   255,541
  Gas gathering, marketing, and
     processing.........................        20,010             --           --           20,010
  Oilfield management services..........         1,448             --           --            1,448
                                           -----------    -----------    ---------      -----------
          Total operating revenues......       127,510        149,489           --          276,999
                                           -----------    -----------    ---------      -----------
Operating costs and expenses
  Oil and gas production lifting
     costs..............................        16,401         31,996           --           48,397
  Production taxes and other costs......        12,558         14,376           --           26,934
  Gas gathering, marketing and
     processing.........................        15,685             --           --           15,685
  Oilfield management services..........           903             --           --              903
  Depreciation, depletion and
     amortization.......................        25,556         25,472       14,133(a)        65,161
  Gain on sale of assets................           (28)            --           --              (28)
  General and administrative............         6,106          9,162           --(b)        15,268
                                           -----------    -----------    ---------      -----------
          Total operating costs and
            expenses....................        77,181         81,006       14,133          172,320
                                           -----------    -----------    ---------      -----------
Operating profit........................        50,329         68,483      (14,133)         104,679
  Equity in earnings of affiliate.......         1,307             --           --            1,307
  Other income..........................           477            775           --            1,252
  Interest expense......................       (22,298)       (17,604)      (4,557)(c)      (44,459)
                                           -----------    -----------    ---------      -----------
Income before income taxes..............        29,815         51,654      (18,690)          62,779
Provision for income taxes..............        (7,555)       (19,112)       6,915(d)       (19,752)
                                           -----------    -----------    ---------      -----------
Net income..............................        22,260         32,542      (11,775)          43,027
  Preferred dividends...................        (9,708)          (459)          --          (10,167)
                                           -----------    -----------    ---------      -----------
Income from continuing operations
  available to common stockholders......   $    12,552    $    32,083    $ (11,775)     $    32,860
                                           ===========    ===========    =========      ===========
Income per common share -- basic(h).....   $      0.60    $      2.60                   $      0.60
                                           ===========    ===========                   ===========
Income per common share -- diluted(h)...   $      0.51    $      2.29                   $      0.56
                                           ===========    ===========                   ===========
Common shares used in per share
  calculation
  Basic.................................    20,856,854     12,333,989                    54,771,890
  Diluted...............................    32,834,270     14,204,462                    66,749,306

    See accompanying notes to the unaudited pro forma consolidated financial statements.

                         MAGNUM HUNTER RESOURCES, INC.

          UNAUDITED CONDENSED PRO FORMA CONSOLIDATED INCOME STATEMENT
                      NINE MONTHS ENDED SEPTEMBER 30, 2001

                                          MAGNUM HUNTER      PRIZE       PRO FORMA     MAGNUM HUNTER
                                           HISTORICAL     HISTORICAL    ADJUSTMENTS      PRO FORMA
                                          -------------   -----------   -----------    -------------
                                               (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)
Operating revenues
  Oil and gas sales.....................   $   107,154    $   145,712    $     --       $   252,866
  Gas gathering, marketing, and
     processing.........................        15,707             --          --            15,707
  Oil field management services.........         1,394             --          --             1,394
                                           -----------    -----------    --------       -----------
          Total operating revenues......       124,255        145,712          --           269,967
                                           -----------    -----------    --------       -----------
Operating costs and expenses
  Oil and gas production lifting
     costs..............................        14,995         32,309          --            47,304
  Production taxes and other costs......         9,913         14,021          --            23,934
  Gas gathering, marketing and
     processing.........................        14,086             --          --            14,086
  Oilfield management services..........           955             --          --               955
  Depreciation, depletion and
     amortization.......................        29,319         27,194       6,852(a)         63,365
  Gain on sale of assets................            (4)            --          --                (4)
  General and administrative............         5,817          9,232          --(b)         15,049
                                           -----------    -----------    --------       -----------
          Total operating costs and
            expenses....................        75,081         82,756       6,852           164,689
                                           -----------    -----------    --------       -----------
Operating profit........................        49,174         62,956      (6,852)          105,278
  Equity in earnings of affiliate.......         1,189             --          --             1,189
  Other income..........................           224          5,455          --             5,679
  Interest expense......................       (14,244)       (13,474)     (2,212)(c)       (29,930)
                                           -----------    -----------    --------       -----------
Income before income taxes..............        36,343         54,937      (9,064)           82,216
Provision for income taxes..............       (13,765)       (20,327)      3,354(d)        (30,738)
                                           -----------    -----------    --------       -----------
Income from continuing operations
  available to common stockholders......   $    22,578    $    34,610    $ (5,710)      $    51,478
                                           ===========    ===========    ========       ===========
Income per common share -- basic(h).....   $      0.65    $      2.71                   $      0.75
                                           ===========    ===========                   ===========
Income per common share -- diluted(h)...   $      0.61    $      2.54                   $      0.72
                                           ===========    ===========                   ===========
Common shares used in per share
  calculation
  Basic.................................    34,790,222     12,791,211                    68,705,258
  Diluted...............................    37,178,592     13,622,983                    71,383,497

    See accompanying notes to the unaudited pro forma consolidated financial statements.

                         MAGNUM HUNTER RESOURCES, INC.

            UNAUDITED CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2001

                                     ASSETS

                                                       MAGNUM HUNTER     PRIZE       PRO FORMA    MAGNUM HUNTER
                                                        HISTORICAL     HISTORICAL   ADJUSTMENTS     PRO FORMA
                                                       -------------   ----------   -----------   -------------
                                                                      (IN THOUSANDS OF DOLLARS)

Current assets
  Cash and cash equivalents..........................    $   3,080      $  5,150     $     --      $    8,230
  Accounts receivable
    Trade, net of allowance..........................       19,844        27,842           --          47,686
    Other............................................           25            --           --              25
  Derivative assets..................................        3,085        19,607           --          22,692
  Prepaid and other..................................        3,914        10,181           --          14,095
                                                         ---------      --------     --------      ----------
         Total current assets........................       29,948        62,780           --          92,728
                                                         ---------      --------     --------      ----------
Property, plant, and equipment
  Oil and gas properties, full cost method
    Unproved.........................................       19,541            --      113,000(e)      132,541
    Proved...........................................      505,182       397,770       26,230(e)      929,182
  Pipelines and other................................       16,230         2,431           --          18,661
                                                         ---------      --------     --------      ----------
  Total property, plant, and equipment...............      540,953       400,201      139,230       1,080,384
    Accumulated depreciation, depletion,
      amortization, and impairment...................     (157,183)           --           --        (157,183)
                                                         ---------      --------     --------      ----------
  Net property, plant and equipment..................      383,770       400,201      139,230         923,201
                                                         ---------      --------     --------      ----------
Intangible and other assets
  Goodwill...........................................           --            --       85,292(e)       85,292
  Deposits and other assets..........................        4,701        14,710       (2,300)(e)      19,411
                                                                                        3,500(f)
                                                                                       (1,200)(g)
  Investment in unconsolidated affiliates............        9,654            --           --           9,654
                                                         ---------      --------     --------      ----------
         Total assets................................    $ 428,073      $477,691     $224,522      $1,130,286
                                                         =========      ========     ========      ==========

                                     LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities
  Trade payables and accrued liabilities.............    $  35,810      $ 22,127     $  8,000(e)   $   66,893
                                                                                        1,400(e)
                                                                                         (444)(g)
  Derivative liabilities.............................          903           462           --           1,365
  Current maturities of long-term debt...............           20            --           --              20
                                                         ---------      --------     --------      ----------
         Total current liabilities...................       36,733        22,589        8,956          68,278
                                                         ---------      --------     --------      ----------
Long-term liabilities
  Long-term debt.....................................      266,056       250,819       50,117(e)      570,492
                                                                                        3,500(f)
  Production payment liability.......................          215            --           --             215
  Deferred income taxes payable......................        7,399        41,313       48,787(e)       97,499
Stockholders' equity
  Preferred stock....................................            1            --           --               1
  Common stock.......................................           72           146          (78)(e)         140
  Additional paid-in-capital.........................      152,295        96,287      180,533(e)      429,115
  Accumulated other comprehensive loss...............         (319)       23,802      (23,802)(e)        (319)
  Accumulated deficit................................      (27,878)       74,895      (74,895)(e)     (28,634)
                                                                                         (756)(g)
  Receivable from stockholder........................         (742)           --           --            (742)
  Unearned common stock in ESOP, at cost.............       (3,529)           --           --          (3,529)
                                                         ---------      --------     --------      ----------
                                                           119,900       195,130       81,002         396,032
  Treasury stock, at cost............................       (2,230)      (32,160)      32,160(e)       (2,230)
                                                         ---------      --------     --------      ----------
         Total stockholders' equity..................      117,670       162,970      113,162         393,802
                                                         ---------      --------     --------      ----------
         Total liabilities and stockholders'
           equity....................................    $ 428,073      $477,691     $224,522      $1,130,286
                                                         =========      ========     ========      ==========

    See accompanying notes to the unaudited pro forma consolidated financial statements.

                         MAGNUM HUNTER RESOURCES, INC.

              NOTES TO UNAUDITED CONDENSED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS

(1) BASIS OF PRESENTATION

     The unaudited condensed pro forma consolidated financial statements have been prepared to give effect to the merger of Magnum Hunter and Prize. The merger will be accounted for as an acquisition of Prize by Magnum Hunter using the purchase method of accounting. Under this accounting method, Magnum Hunter will record Prize's assets and liabilities at their fair values, and if the purchase price exceeds the total of these fair values, Magnum Hunter will record the excess as goodwill.

     The unaudited condensed pro forma consolidated balance sheet as of September 30, 2001 is presented as if the merger occurred on that date. The unaudited condensed pro forma consolidated income statements for the nine months ended September 30, 2001 and the year ended December 31, 2000 are presented as if the merger had occurred on January 1, 2000.

(2) PRO FORMA ADJUSTMENTS

     (a) Reflects the incremental increase in depreciation, depletion and amortization as a result of applying full cost accounting used by Magnum Hunter rather than successful efforts accounting used by Prize.

     In addition, depreciation, depletion and amortization has been computed using the unit of production method and reflects Magnum Hunter's increased investment in oil and natural gas properties using purchase accounting, which excludes $113.0 million of the Prize acquisition price which Magnum Hunter has initially classified as unproved properties. This calculation utilized the initial allocation of purchase price described below. An increase or decrease in the fair value allocated to proved oil and gas properties will impact the calculation of depreciation, depletion and amortization. Initial estimates of proved reserves were used in calculating the depreciation, depletion and amortization rate.

     (b) Although management expects to achieve some efficiencies in consolidation of the general and administrative functions, firm plans have not yet been determined and, therefore, no adjustments have been included in the pro forma income statements.

     (c) Reflects a net increase for the periods presented to reflect $53.6 million of additional debt under an anticipated new credit facility at an assumed annual interest rate of 8.5% and 5.5% for the year ended December 31, 2000 and the nine months ended September 30, 2001, respectively, that would have been required to fund the cash portion of the merger, assumed to be $4.00 per share, and other transaction costs, including deferred financing costs related to the new credit facility. The interest rates applied to the additional debt are based upon Magnum Hunter's historical interest rates on its existing facility. As discussed below, there can be no assurance that Magnum Hunter will be able to enter into a new credit facility or that such facility can be entered into at interest rates comparable to the existing interest rates.

     A 0.125% change in the interest rates on the credit facility will cause interest expense to fluctuate by approximately $131,000 and $178,000 for the year and nine month periods, respectively. In addition, the cash portion of the purchase price can fluctuate from between $0.25 to $5.25 per share of Prize common stock, depending on the market price of Magnum Hunter common stock for the period defined in the merger agreement. This could cause the borrowings under the new credit facility to fluctuate between $3.1 million and $65.8 million, which would result in a different amount of cash borrowed than assumed in these pro forma financial statements and impact the amount of related interest expense. For purposes of the pro forma financial statements, we have assumed a $4.00 per share cash portion of the purchase price.

     (d) Reflects the estimated tax effect of the pro forma adjustments for the year ended December 31, 2000 and the nine months ended September 30, 2001 at a rate of 37%.

                         MAGNUM HUNTER RESOURCES, INC.

              NOTES TO UNAUDITED CONDENSED PRO FORMA CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     (e) In connection with the merger, Prize stockholders will receive, for each share of Prize common stock they own, 2.5 shares of Magnum Hunter common stock and a cash payment of between $0.25 and $5.25 per share for total consideration of $24.00 per share, based on the average price of Magnum Hunter common stock before the merger as determined in the merger agreement. For purposes of these unaudited pro forma financial statements, we have assumed a price of $8.00 per share for each share of Magnum Hunter common stock (based on the average of the closing prices of Magnum Hunter common stock during the period beginning five trading days before and ending five trading days after the announcement of the merger) and a cash component of $4.00 for each share of Prize common stock.

     The following summarizes the total assumed purchase price and related preliminary allocation to the net assets acquired (in thousands):

Total Net Purchase Price:
  Fair value of 33,915,036 shares of Magnum Hunter common
     stock issued based on an average price of $8.00 per
     share (assuming exercise of outstanding Prize stock
     options)...............................................  $  271,320
  Cash consideration........................................      50,117
  Fair value of Prize warrants..............................       5,568
  Severance payments........................................       8,000
  Estimated Magnum Hunter transaction related costs.........       1,400
                                                              ----------
     Total..................................................  $  336,405
                                                              ==========
Net Preliminary Purchase Price Allocation:
  Net purchase price........................................  $  336,405
  Historical net assets acquired............................    (162,970)
                                                              ----------
  Excess purchase price.....................................     173,435
  Adjustment of proved oil and gas properties to fair
     value..................................................     (26,230)
  Adjustment of unproved oil and gas properties to fair
     value..................................................    (113,000)
  Write-off of historical Prize deferred financing costs....       2,300
  Additional deferred income taxes..........................      48,787
                                                              ----------
       Excess purchase price allocated to goodwill..........  $   85,292
                                                              ==========

     Magnum Hunter has not completed its final assessment of the fair value of assets and liabilities of Prize and the related business integration plans. Magnum Hunter expects that the ultimate purchase price may include additional adjustments to the fair value of the acquired assets and liabilities. Accordingly, to the extent that such adjustments impact the fair value of oil and gas properties, such differences will impact the calculation of depreciation, depletion and amortization.

     In addition, the cash portion of the purchase price can fluctuate from between $0.25 to $5.25 per share of Prize common stock, depending on the market price of Magnum Hunter common stock for the period defined in the merger agreement. This could cause the cash portion of the purchase price to fluctuate from between $3.1 million and $65.8 million, which would result in a different amount of cash borrowed than assumed in these pro forma financial statements and impact the amount of related interest expense.

     The allocation of purchase price to proved and unproved oil and gas properties is based on internal engineering reports. These reports are based upon Magnum Hunter's review of Prize's production histories and other geological, economic, ownership and engineering data.

                         MAGNUM HUNTER RESOURCES, INC.

              NOTES TO UNAUDITED CONDENSED PRO FORMA CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     On June 29, 2001, the Financial Accounting Standards Board issued a new business combinations financial accounting standard and a new goodwill and intangible asset financial accounting standard. The new business combinations financial accounting standard and the portion of the new intangible asset financial accounting standard related to the elimination of the requirement to amortize goodwill are effective for acquisitions completed after June 30, 2001 and therefore no amortization for goodwill has been included for the purchase of Prize. Instead, goodwill will be subject to an annual impairment test.

     The treasury stock of Prize will be cancelled as a condition of the merger agreement.

     (f) In connection with the merger, Magnum Hunter intends to enter into a new credit facility to consolidate Magnum Hunter's and Prize's existing credit facilities into a new credit facility and fund the cash portion of the purchase price and other expenses of the merger. As noted above, the cash portion of the purchase price can fluctuate based on the price of Magnum Hunter common stock over the period defined in the merger agreement. There can be no assurance that Magnum Hunter will be able to enter into a new credit facility or that such facility can be entered into at interest rates comparable to the existing interest rates. Magnum Hunter expects to incur $3.5 million of deferred financing costs in the issuance of the new debt.

     (g) In connection with the refinancing of existing credit facilities, Magnum Hunter will recognize a loss of $1.2 million ($756 thousand, net of tax), related to the write-off of unamortized deferred financing costs of the old credit facility.

     (h) Basic net income from continuing operations per common share is computed by dividing the net income from continuing operations attributable to common stockholders by the weighted average number of shares of Magnum Hunter common stock outstanding during the period and adjusted for the pro forma common stock issued as a result of the merger. Diluted net income from continuing operations per common share is calculated in the same manner, but also considers the impact to net income from continuing operations and common shares for the potential dilution from stock options, stock warrants and any other outstanding convertible securities.

(3) SUPPLEMENTAL OIL AND GAS RESERVE AND STANDARDIZED MEASURE INFORMATION

     The following table presents the pro forma estimate of the proved oil and gas reserves as of December 31, 2000 for Magnum Hunter.

                    ESTIMATED QUANTITIES OF PROVED RESERVES

                                                                              PRO FORMA
                                              MAGNUM HUNTER      PRIZE      MAGNUM HUNTER
                                               OIL/LIQUIDS    OIL/LIQUIDS    OIL/LIQUIDS
                                                 (MBbl)         (MBbl)         (MBbl)
                                              -------------   -----------   -------------
Proved reserves.............................     22,303         49,038         71,341
Proved developed reserves...................     13,923         36,383         50,306
Proved undeveloped reserves.................      8,380         12,655         21,035

                                                                              PRO FORMA
                                              MAGNUM HUNTER                 MAGNUM HUNTER
                                                   GAS         PRIZE GAS         GAS
                                                 (MMcf)         (MMcf)         (MMcf)
                                              -------------   -----------   -------------
Proved reserves.............................     233,208        298,430        531,638
Proved developed reserves...................     179,697        223,977        403,674
Proved undeveloped reserves.................      53,511         74,453        127,964

                         MAGNUM HUNTER RESOURCES, INC.

              NOTES TO UNAUDITED CONDENSED PRO FORMA CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

                                                                                  PRO FORMA
                                               MAGNUM HUNTER     PRIZE TOTAL    MAGNUM HUNTER
                                              TOTAL EQUIVALENT   EQUIVALENT    TOTAL EQUIVALENT
                                                  (MMcfe)          (MMcfe)         (MMcfe)
                                              ----------------   -----------   ----------------
Proved reserves.............................      367,026          592,658         959,684
Proved developed reserves...................      263,235          442,275         705,510
Proved undeveloped reserves.................      103,791          150,383         254,174

     Estimated quantities of proved net reserves include only those quantities that can be expected to be commercially recoverable at prices and costs in effect at December 31, 2000, under existing regulatory practices and with conventional equipment and operating methods. Proved developed reserves represent only those reserves expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped reserves include those reserves expected to be recovered from new wells on undrilled acreage or from existing wells on which a relatively major expenditure is required for recompletion.

     Oil and gas reserve quantity estimates are subject to numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production and the timing of development expenditures. The accuracy of such estimates is a function of the quality of the available data and of engineering and geological interpretation and judgment. Results of subsequent drilling, testing and production may cause either upward or downward revisions of previous estimates. Further, the volumes considered to be commercially recoverable fluctuate with changes in prices and operating costs. Reserve estimates are inherently imprecise and estimates of new discoveries are more imprecise than those of currently producing oil and gas properties. Accordingly, these estimates are expected to change as additional information becomes available in the future.

     The following is a summary of the pro forma standardized measure of discounted cash flows for Magnum Hunter and Prize combined related to the proved oil and gas reserves. For these calculations, estimated future cash flows from estimated future production or proved reserves were computed using oil and gas prices as of December 31, 2000. Future development and production costs attributable to the proved reserves were estimated assuming that existing conditions would continue over the economic life of the properties, and costs were not escalated for the future. The information presented below should not be viewed as an estimate of the fair value of the acquired interests, nor should it be considered indicative of any future trends.

                                                              DECEMBER 31, 2000
                                                    -------------------------------------
                                                                               PRO FORMA
                                                      MAGNUM                    MAGNUM
                                                      HUNTER       PRIZE        HUNTER
                                                    ----------   ----------   -----------
                                                               (IN THOUSANDS)
Future cash inflows...............................  $2,685,776   $4,002,437   $ 6,688,213
Future production costs...........................    (559,596)    (902,008)   (1,461,604)
Future development costs..........................     (84,158)    (124,384)     (208,542)
                                                    ----------   ----------   -----------
Future net cash flows, before income tax..........   2,042,022    2,976,045     5,018,067
Future income taxes...............................    (607,407)    (952,242)   (1,559,649)
                                                    ----------   ----------   -----------
Future net cash flows.............................   1,434,615    2,023,803     3,458,418
Discounts of future net cash flows at 10% per
  annum...........................................    (629,692)    (902,458)   (1,532,150)
                                                    ----------   ----------   -----------
Standardized measure of discounted future net cash
  flows...........................................  $  804,923   $1,121,345   $ 1,926,268
                                                    ==========   ==========   ===========

                 DESCRIPTION OF CAPITAL STOCK OF MAGNUM HUNTER

     The following description of Magnum Hunter common stock, preferred stock, articles of incorporation and bylaws to be in effect upon completion of the merger is a summary only and is subject to the complete text of Magnum Hunter's articles of incorporation, bylaws and rights agreement which are filed as exhibits to the registration statement of which this document is a part. You are encouraged to read those documents carefully.

COMMON STOCK

     We are authorized to issue up to 100,000,000 shares of common stock, par value $0.002 per share, which will be increased to 200,000,000 shares if Magnum Hunter stockholders approve the proposed amendment to Magnum Hunter's articles of incorporation. As of December 31, 2001, 36,138,584 shares were issued and
outstanding, and [          ] shares were reserved for issuance upon the
exercise of certain outstanding warrants and options. The holders of our common stock are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by our board of directors from funds legally available for payment. No holder of any shares of our common stock has a preemptive right to subscribe for any of our securities, and no shares of our common stock are subject to redemption or convertible into other of our securities. Upon liquidation, dissolution or winding up of Magnum Hunter, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of our common stock. Holders of our common stock do not have cumulative voting rights, so that holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members of our board of directors.

PREFERRED STOCK

     Under our articles of incorporation, as amended, our board of directors has the power, generally without further action by the holders of our common stock, to issue up to 10,000,000 shares of preferred stock, par value $.001, in one or more series as designated by our board of directors and to designate the relative rights and preferences of preferred stock. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive to the interest of the holders of our common stock or other series of our preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable.

     Of the 10,000,000 shares of $.001 par value preferred stock Magnum Hunter is authorized to issue, 216,000 shares have been designated as Series A Preferred Stock, 925,000 shares have been designated as Series B Preferred Stock, 625,000 shares have been designated as Series C Preferred Stock, 1,000,000 shares have been designated as 1996 Series A Convertible Preferred Stock and 50,000 shares have been designated as 1999 Series A 8% Convertible Preferred Stock, although only the 1996 Series A Convertible Preferred Stock was outstanding as of January 15, 2002. In connection with our stockholders' rights plan, the board of directors also designated 500,000 shares of preferred stock as 1998 Series A Junior Participating Preferred Stock upon certain triggering events under our stockholder rights plan.

     As of January 15, 2002, there were outstanding 1,000,000 shares of our 1996 Series A Convertible Preferred Stock, all of which were held by our subsidiary, Bluebird Energy, Inc. The shares have a stated and liquidation value of $10 per share and pay a fixed annual cumulative dividend of 8.75% payable quarterly in arrears. The shares are convertible into shares of common stock of Magnum Hunter at a conversion price of $5.25 per share, subject to adjustments. We have an option to exchange these shares into convertible subordinated debentures of equivalent value. The holders of these shares also have the right to require us to redeem all or any part of the shares upon certain sales of all or substantially all of Magnum Hunter's assets or upon changes in control. The holders of these shares are entitled, on all matters submitted for a vote of the holders of shares of common stock, to an as-converted number of votes.

     The issuance of additional preferred stock may have the effect of delaying or preventing a change in control of Magnum Hunter without further stockholder action and may adversely affect the rights and powers, including voting rights, of the holders of our common stock. In certain circumstances, the issuance of preferred stock could depress the market price of our common stock. The board of directors effects a designation of each series of preferred stock by filing with the Nevada Secretary of State a certificate of designation defining the rights and preferences of such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Nevada Secretary of State, or copies may be obtained from Magnum Hunter.

WARRANTS

     Other than warrants covering an aggregate of 644,749 shares of Magnum Hunter common stock issued to officers and directors of Magnum Hunter with an exercise price of $6.75 per share and expiring year-end 2003, Magnum Hunter has no warrants outstanding.

     Magnum Hunter has, however, approved the distribution to its stockholders of record on January 10, 2002 of one warrant for every five shares of Magnum Hunter common stock with an exercise price of $15.00 per share and expiring three years from the date of their distribution. See "The Merger --
Warrants -- Magnum Hunter."

ANTI-TAKEOVER PROVISIONS

     Some provisions in our articles of incorporation and bylaws may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts.

     BLANK CHECK PREFERRED STOCK. Our articles of incorporation authorize blank check preferred stock. Our board of directors can set the voting, redemption, conversion and other rights relating to the preferred stock and can issue the stock in either a private or public transaction. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of common stock and the likelihood that holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of our company.

     STOCKHOLDERS' RIGHTS PLAN. We have a stockholders' rights plan which was adopted in 1998. Under this plan, one right is attached to each outstanding share of common stock. The rights are exercisable only if a person or group of affiliated or associated persons acquires beneficial ownership of 15% or more of our outstanding common stock or announces a tender offer, the consummation of which would result in ownership by a person or group of 15% or more of our common stock, a so-called "acquiring person." Each right entitles the registered holder to purchase from us one one-hundredth of a share of 1998 Series A Junior Participating Preferred Stock at an exercise price of $35. The existence of the rights may, under some circumstances, render more difficult or discourage attempts to acquire us. In conjunction with the entering into the merger agreement, we amended our rights plan so that Natural Gas Partner V, L.P. will not be an "acquiring person" under this plan upon its acquisition of more than 15% of the common stock of Magnum Hunter pursuant to the merger agreement.

INDEMNIFICATION

     The General Corporation Law of Nevada permits provisions in the articles, by-laws or resolutions approved by stockholders which limit liability of directors for breach of fiduciary duty in specified circumstances. The articles of incorporation, with some exceptions, eliminate any personal liability of a director to Magnum Hunter or its stockholders for monetary damages for the breach of a director's fiduciary duty, and therefore a director cannot be held liable for damages to our company or our stockholders for gross negligence or lack of due care in carrying out his or her fiduciary duties as a director. Nevada law permits indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. A director or officer must be indemnified as to any matter in which he or she successfully defends himself or herself. Indemnification is prohibited as to any matter in which the director or officer is adjudged liable to the corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                      COMPARISON OF RIGHTS OF STOCKHOLDERS

     As a result of the merger, Prize stockholders will become holders of Magnum Hunter common stock. Magnum Hunter is a Nevada corporation and Prize is a Delaware corporation. The rights of Prize stockholders are currently governed by the Prize certificate of incorporation, the Prize bylaws and the laws of Delaware. Following the merger, the rights of all former holders of shares of Prize common stock will be governed by the Magnum Hunter articles of incorporation, the Magnum Hunter bylaws and the laws of Nevada.

     The following is a summary explanation of the material differences between the rights of holders of Magnum Hunter and Prize common stock. These differences arise in part from the differences between Delaware and Nevada law. Additional differences arise from the differences between the charter documents of the two companies. This summary is qualified by reference to the charter documents of the two companies. Magnum Hunter's charter documents are filed as exhibits to the registration statement of which this document is a part. For information on how to obtain a copy of the charter documents of Magnum Hunter and Prize, see "Where You Can Find More Information." In addition, the description of the differences between Delaware and Nevada law is a summary only, is not a complete description of the differences between Delaware and Nevada law and is qualified by reference to Delaware and Nevada law.

                               AUTHORIZED CAPITAL

                MAGNUM HUNTER                                       PRIZE
  110,000,000 shares, consisting of             60,000,000 shares, consisting of 50,000,000
100,000,000 shares of common stock, par value   shares of common stock, par value $0.01 per
$0.002 per share, and 10,000,000 shares of      share, and 10,000,000 shares of preferred
preferred stock, par value $0.001 per share.    stock, par value $0.01 per share.
The number of shares of authorized common
stock will increase to 200,000,000 if Magnum
Hunter stockholders approve the amendment to
its articles of incorporation. For a further
description of the authorized capital stock
of Magnum Hunter, see "Description of Capital
Stock of Magnum Hunter."
  Shares of preferred stock may be issued       Similar "blank check" preferred stock
from time to time in one or more series by      provisions to Magnum Hunter.
the board of directors. The board can fix the
preferences, limitations and relative rights
of the shares of this "blank check" preferred
stock.

           NUMBER OF DIRECTORS; CLASSIFIED BOARD; REMOVAL; VACANCIES;
                 CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS

                MAGNUM HUNTER                                       PRIZE
  Number of Directors.  Nine directors; the     Number of Directors.  Seven directors; the
number can be changed by the board, but no      number can be changed by a resolution adopted
director's term may be shortened by a           by a majority of the members of the board,
reduction in the size of the board.             but no director's term may be shortened by a
                                                reduction in the size of the board.
  Classified Board.  No. All directors are      Classified Board.  No. All directors are
elected annually.                               elected annually.
  Removal.  Directors may be removed with or    Removal.  Directors may be removed only for
without cause by a majority of the voting       cause by an affirmative vote of a majority of
power of Magnum Hunter's outstanding common     the shares entitled to vote cast at a meeting
stock.                                          for this purpose.
  Directors may be removed for cause by         Prize has no similar provision.
action of the board.

                MAGNUM HUNTER                                       PRIZE
  Vacancies.  Vacancies on the board, except    Vacancies.  The remaining directors may fill
those caused by removal without cause, may be   vacancies on the board, even if such
filled by the remaining directors, even if      remaining directors constitute less than a
such remaining directors constitute less than   quorum.
a quorum, or by the stockholders. Vacancies
caused by removal without cause may be filled
by vote of the stockholders.
  Cumulative Voting.  Magnum Hunter             Cumulative Voting.  Prize stockholders do not
stockholders do not have cumulative voting in   have cumulative voting in the election of
the election of directors.                      directors.

              AMENDMENTS TO ARTICLES/CERTIFICATE OF INCORPORATION

                MAGNUM HUNTER                                       PRIZE
  An amendment to the articles of               The board and stockholders may amend the
incorporation requires the approval of the      certificate of incorporation if:
holders of a majority of the outstanding
stock entitled to vote upon the proposed        - the board sets forth the proposed amendment
amendment.                                        in a resolution and directs that it be
                                                  submitted to a vote at a meeting of
                                                  stockholders, and
                                                - the holders of a majority of the
                                                  outstanding shares entitled to vote on the
                                                  amendment approve it by affirmative vote,
                                                  unless the certificate of incorporation
                                                  otherwise requires the vote of a different
                                                  number of shares.

                            AMENDMENTS TO THE BYLAWS

                MAGNUM HUNTER                                       PRIZE
  The directors may alter, amend or repeal      The provisions in Prize's bylaws relating to
the bylaws without any action by the            the special authorization requirements and
stockholders.                                   amendment of the bylaws may be amended only
                                                by the affirmative vote of at least 70% of
                                                all directors then serving on the board of
                                                directors or by the unanimous written consent
                                                of all the directors. All other provisions in
                                                Prize's bylaws may be amended by the
                                                affirmative vote of a majority of the
                                                directors then serving on the board of
                                                directors or by unanimous written consent of
                                                all the directors unless a statute or Prize's
                                                certificate of incorporation require a
                                                specific bylaw to be amended by the
                                                stockholders or unless the stockholders, in
                                                amending, expressly provide that the board of
                                                directors may not amend the specific bylaw.

            ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

                MAGNUM HUNTER                                       PRIZE
  Neither the Magnum Hunter articles of         Prize's bylaws provide that nominations of
incorporation nor the Magnum Hunter bylaws      candidates for election as directors of Prize
contain any provisions regarding advance        may be made at a meeting of stockholders by
notice of nominations of persons for election   or at the direction of the board of directors
to the Magnum Hunter board or submission of     or by any stockholder entitled to vote at the
other business to be considered at a meeting    meeting who complies with advance notice
of the Magnum Hunter stockholders.              procedures. These procedures require any
                                                stockholder who intends to

                MAGNUM HUNTER                                       PRIZE
                                                make a nomination for director at the meeting
                                                to deliver notice of the nomination to the
                                                secretary of Prize within a specified time
                                                period. The notice must contain all
                                                information about the proposed nominee as
                                                would be required to be included in a proxy
                                                statement soliciting proxies for the election
                                                of the nominee. Prize's bylaws provide the
                                                manner in which stockholders may give notice
                                                of business to be brought before an annual
                                                meeting. The stockholder must have given
                                                timely advance written notice of the item to
                                                the secretary of Prize. The notice must set
                                                forth, as to each item to be brought before
                                                the annual meeting, a description of the
                                                proposal and the reasons for conducting this
                                                business at the annual meeting, the name and
                                                address, as they appear on Prize's books, of
                                                the stockholder proposing the item, the
                                                number of shares of each class which are
                                                beneficially owned by the stockholder and any
                                                material interest of the stockholder in this
                                                business.

                        SPECIAL MEETINGS OF STOCKHOLDERS

                MAGNUM HUNTER                                       PRIZE
  Special meetings of the stockholders may be   The Prize certificate of incorporation
called by the president or the board of         provides that, except as required by law,
directors, and shall be called by the           special meetings of the stockholders may be
president at the request of the holders of      called for proper purposes only by the board
not less than 10% of the outstanding shares     of directors.
entitled to vote at the meeting.

            STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

                MAGNUM HUNTER                                       PRIZE
  Magnum Hunter's bylaws provide that           Prize's bylaws provide that stockholders may
stockholders may take action by a consent       take action by a consent signed by the
signed by the holders of outstanding stock      holders of outstanding stock having not less
having not less than the minimum number of      than the minimum number of votes that would
votes that would be necessary to authorize or   be necessary to authorize or take this action
take this action at a meeting.                  at a meeting.

              REQUIRED VOTE FOR MERGER AND DISPOSITIONS OF ASSETS

                MAGNUM HUNTER                                       PRIZE
  Required Vote for Mergers.  Under Nevada      Required Vote for Mergers.  Prize's bylaws
law, a merger involving a Nevada corporation    provide that a merger requires the
must be approved by a majority of the           affirmative vote of at least 70% of all
outstanding stock of the corporation entitled   members of the board of directors. In
to vote on the merger.                          addition, under Delaware law, a merger
                                                involving a Delaware corporation must be
                                                approved by a majority of the outstanding
                                                stock of the corporation entitled to vote on
                                                the merger.

                MAGNUM HUNTER                                       PRIZE
  Required Vote for Disposition of              Required Vote for Disposition of
Assets.  Under Nevada law, a corporation may    Assets.  Under Delaware law, a sale, lease,
sell, lease or exchange all, or substantially   exchange or other disposition of all, or
all, of its property and assets if authorized   substantially all, the property and assets of
by the holders of a majority of the             a corporation requires the affirmative vote
outstanding stock entitled to vote on the       of a majority of the outstanding shares of
disposition.                                    the corporation entitled to vote on the
                                                disposition.

                     RESTRICTIONS ON BUSINESS COMBINATIONS

                MAGNUM HUNTER                                       PRIZE
  Nevada law prohibits a corporation from       Delaware law prohibits a corporation from en-
engaging in a "combination" with an             gaging in a "business combination" with an
interested stockholder who, directly or         interested stockholder who, together with his
indirectly, owns, or if the person is an        associates and affiliates, owns, or if the
affiliate of the corporation and did own        person is an affiliate of the corporation and
within the last three years, 10% or more of     did own within the last three years, 15% or
the outstanding voting stock of the             more of the outstanding voting stock of the
corporation, for a period of three years        corporation, for a period of three years
following the time that the person became an    following the time that the person became an
interested stockholder.                         interested stockholder, unless:
                                                - prior to the time the stockholder became an
                                                  interested stockholder, the board of
                                                  directors of the corporation approved the
                                                  business combination or the transaction
                                                  which resulted in the stockholder's
                                                  becoming an interested stockholder,
                                                - upon completion of the transaction that
                                                  resulted in the stockholder's becoming an
                                                  interested stockholder, the interested
                                                  stockholder owned at least 85% of the
                                                  voting stock of the corporation,
                                                  outstanding at the time the transaction
                                                  commenced, subject to specified
                                                  adjustments, or
                                                - on or after the date of the business
                                                  combination, the board of directors and the
                                                  holders of at least 66 2/3% of the
                                                  outstanding voting stock not owned by the
                                                  interested stockholder approve the busi-
                                                  ness combination.
  Nevada law generally disallows the exercise   Delaware law does not have similar "control
of voting rights with respect to "control       share" provisions.
shares" of an "issuing corporation" held by
an "acquiring person," unless such voting
rights are conferred by a majority vote of
the disinterested stockholders. "Control
shares" are the voting shares of an issuing
corporation acquired in connection with the
acquisition of a "controlling interest."
"Controlling interest" is defined in terms of
threshold levels of voting share ownership,
which thresholds, whenever each may be
crossed, trigger applications of the voting
bar with respect to the shares newly
acquired.
  Nevada law also permits directors to resist
a change or potential change in control of
the corporation if the directors determine
that the

                MAGNUM HUNTER                                       PRIZE
change or potential change is opposed to or
not in the best interest of the corporation.

                            STOCKHOLDER RIGHTS PLANS

                MAGNUM HUNTER                                       PRIZE
  Magnum Hunter has adopted a preferred share   Prize does not have a preferred share
purchase rights plan. The rights have           purchase rights plan or any other rights
anti-takeover effects. The rights will cause    plan.
substantial dilution to any person or group
that attempts to acquire Magnum Hunter
without the approval of its board of
directors. As a result, the overall effect of
the rights may be to render more difficult or
discourage any attempt to acquire Magnum
Hunter even if the acquisition may be
favorable to the interests of Magnum Hunter
stockholders. Because the board of directors
can redeem the rights or approve a tender or
exchange offer, the rights should not
interfere with a merger or other business
combination approved by the board. The rights
will not apply to the proposed merger. See
"Description of Capital Stock of Magnum
Hunter -- Anti-takeover Provisions."

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

                MAGNUM HUNTER                                       PRIZE
  Scope.  Under Nevada law, a corporation may   Scope.  Under Delaware law, a corporation is
indemnify any director or officer against       permitted to provide indemnification or
expenses, judgments, fines and amounts paid     advancement of expenses against judgments,
in settlement provided that person acted in     fines, expenses and amounts paid in
good faith and in a manner which he or she      settlement actually and reasonably incurred
reasonably believed to be in or not opposed     by the person in connection with a proceeding
to the best interests of officers and           if he or she acted in good faith and in a
directors of the corporation, or with respect   manner he or she reasonably believed to be in
to any criminal action or proceeding, had no    or not opposed to the best interest of the
reasonable cause to believe that his or her     corporation and, with respect to any criminal
conduct was unlawful. No indemnification may    action or proceeding, if he or she had no
be made for any claim in which the person is    reasonable cause to believe his or her
adjudged liable to the corporation, unless      conduct was unlawful. However, no
and to the extent the court approves            indemnification is permitted if the person is
indemnification.                                adjudged to be liable to the corporation,
                                                unless the Court of Chancery determines that
                                                the person is entitled to indemnity. The
                                                Prize certificate of incorporation provides
                                                that Prize will indemnify and advance
                                                expenses to directors and officers to the
                                                fullest extent allowed by Delaware law.
  Determinations.  Nevada law generally         Determinations.  Delaware law provides that
permits indemnification of expenses incurred    any of the following can determine that
in the defense or settlement of a derivative    indemnification is appropriate under Delaware
or third-party action, provided there is a      law:
determination by a disinterested quorum of
the directors, by independent legal counsel,    - a majority vote of directors who are not
or by a majority vote of a quorum of the          party to the proceeding, or a committee of
stockholders that indemnification is proper       those directors designated by a majority
in the circumstances. Without court approval,     vote of those directors, even though, in
however, no                                       both cases, less than a quorum,

                MAGNUM HUNTER                                       PRIZE
indemnification may be made in respect of any   - if there are no directors who are not a
derivative action in which the person is          party to the proceeding, or if those
adjudged liable for negligence or misconduct      directors so direct, independent legal
in the performance of his or her duty to the      counsel, or
corporation.
                                                - a stockholder vote.
  Mandatory Indemnification.  Nevada law re-    Mandatory Indemnification.  Delaware law re-
quires indemnification when the individual      quires indemnification with respect to any
has successfully defended the action on the     claim, issue or matter on which the director
merits or otherwise.                            is successful on the merits or otherwise, in
                                                the defense of the proceeding.

           LIMITATION OF PERSONAL LIABILITY OF DIRECTORS AND OFFICERS

                MAGNUM HUNTER                                       PRIZE
  Nevada law provides that a corporation's      Delaware law provides that a corporation's
articles of incorporation may include           certificate of incorporation may include a
provisions limiting the personal liability of   provision limiting the personal liability of
both directors and officers, unless it is       a director to the corporation or its
proven that:                                    stockholders for monetary damages for breach
                                                of fiduciary duty as a director. However,
- his or her act or failure to act              Delaware law does not have any limitation of
  constituted a breach of his or her            liability of a director for:
  fiduciary duties as a director or officer;
  and                                           - any breach of the director's duty of
                                                  loyalty to the corporation or its
- his or her breach of those duties involved      stockholders,
  intentional misconduct, fraud or a knowing
  violation of law.                             - acts or omissions not in good faith or that
                                                  involve intentional misconduct or a knowing
                                                  violation of the law,
                                                - paying a dividend or approving a stock
                                                  repurchase that was illegal under applicable
                                                  law, or
                                                - any transaction from which the director
                                                  derived an improper personal benefit.
  The Magnum Hunter articles of incorporation     The Prize certificate of incorporation
eliminate the monetary liability of Magnum        eliminates the monetary liability of Prize's
Hunter's directors to the fullest extent          directors to the fullest extent permitted by
permitted by law.                                 law.

                                APPRAISAL RIGHTS

                MAGNUM HUNTER                                       PRIZE
  Under Nevada law, a dissenting stockholder    Delaware law generally provides stockholders
of a corporation participating in some          of a corporation that is a party to a merger
transactions may, under some circumstances,     the right to demand and receive payment of
receive cash in the amount of the fair market   the fair value of their shares as determined
value of his or her shares (as determined by    by the Delaware Chancery Court. Appraisal
a court), in lieu of the consideration he or    rights are not available, however, to holders
she would otherwise receive in the              of shares:
transaction. Nevada law generally does not
provide for dissenters' rights of appraisal     - listed on a national securities exchange;
with respect to
                                                - designated as a national market system
- a merger or consolidation by a corporation,     security on an interdealer quotation system
  the shares of which are either listed on a      operated by the National Association of
  national securities exchange, included in       Securities Dealers, Inc.;
  the national market system by the National
  Association of                                - held of record by more than 2,000
                                                  stockholders; or

                MAGNUM HUNTER                                       PRIZE
Securities Dealers, Inc., or widely-held (by
more than 2,000 stockholders), if such          - of the surviving company if the merger was
  stockholders receive shares of the              not required to be approved by their vote;
  surviving company or of a listed or
  widely-held corporation or cash;              unless the holders are required to accept in
                                                the merger anything other than any
- stockholders of a corporation surviving a     combination of:
  merger if no vote of the stockholders of
  the surviving company is required             - shares or depositary receipts of the
                                                  surviving company in the merger;
                                                - shares or depositary receipts of another
                                                  corporation that, at the effective date of
                                                  the merger, will be
                                                  -- listed on a national securities
                                                     exchange,
                                                -- designated as a national market system
                                                   security on an interdealer quotation system
                                                   operated by the National Association of
                                                   Securities Dealers, Inc., or
                                                -- held of record by more than 2,000 holders;
                                                   or
                                                - cash instead of fractional shares or
                                                  depositary receipts received.

                               PREEMPTIVE RIGHTS

                MAGNUM HUNTER                                       PRIZE
  Under Nevada law, stockholders of companies   Under Delaware law, a stockholder does not
organized prior to October 1, 1991 have a       have preemptive rights unless the
preemptive right to acquire unissued shares,    corporation's certificate of incorporation
unless the articles of incorporation limit or   specifically grants those rights. The Prize
deny such right. The Magnum Hunter articles     certificate of incorporation does not grant
of incorporation expressly deny any             stockholders preemptive rights.
preemptive rights

                               LIQUIDATION RIGHTS

                MAGNUM HUNTER                                       PRIZE
  Under Nevada law, the trustees or receivers   Under Delaware law, a dissolved corporation
of a dissolved corporation must pay             or successor entity must pay claims against
allowances, expenses and costs, followed by     the corporation, followed by unpaid dividends
liens upon the corporation's funds, followed    to the holders of preferred stock, before
by other debts before distributions to          distributions to the holders of common stock.
stockholders.

               PAYMENT OF DIVIDENDS; REPURCHASES AND REDEMPTIONS

                MAGNUM HUNTER                                       PRIZE
  Nevada law permits the payments of            Under Delaware law, a board of directors may
dividends if, after the dividends have been     authorize a corporation to pay dividends to
paid, the corporation is able to pay its        its stockholders, subject to any restrictions
debts as they become due in the usual course    in its charter, either out of surplus or, if
of business and the corporation's total         there is no surplus, out of net profits for
assets are not less than the sum of its total   the fiscal year in which the board declares
liabilities plus the amount that would be       the dividend and/or the preceding fiscal
needed, if the corporation were to be           year. Delaware law does not permit dividends
dissolved at the time of the dividend           out of net profits, however, if, following
payment, to satisfy the preferential rights     the distribution, the corporation's capital
upon dissolution of stockholders whose pref-    is less than the aggregate amount of capital
erential rights are superior to those           represented
receiving the

                MAGNUM HUNTER                                       PRIZE
dividend. In determining whether these          by the issued and outstanding stock of all
requirements have been satisfied, the board     classes having a preference upon the
of directors may:                               distribution of assets.
- use financial statements prepared on the
  basis of accounting practices that are
  reasonable under the circumstances;
- make its determination based on a fair
  valuation, including unrealized
  appreciation and depreciation; or
- make its determination based upon any other
  method that is reasonable in the
  circumstances.
The Magnum Hunter articles of incorporation     The Prize certificate of incorporation and
and bylaws do not further restrict the          bylaws do not further restrict the ability of
ability of the Magnum Hunter board to declare   the Prize board to declare dividends.
dividends.

                        INSPECTION OF BOOKS AND RECORDS

                MAGNUM HUNTER                                       PRIZE
  Nevada law permits any person who has been    Under Delaware law, any stockholder of a
a stockholder of record and holds at least      Delaware corporation making a written demand
15% of all outstanding shares to inspect the    under oath stating the purpose of the
stockholders' list of a corporation provided    inspection may examine the list of
that the inspection is not desired for a        stockholders and may inspect any other
purpose or object other than the business of    corporate books and records, and make copies
the corporation.                                or extracts, for any purpose reasonably
                                                related to the stockholder's interest as a
                                                stockholder.

             MAGNUM HUNTER'S PROPOSAL TO INCREASE AUTHORIZED SHARES

     The authorized capital stock of Magnum Hunter presently consists of 100,000,000 shares of common stock, $.002 par value per share, and 10,000,000 shares of preferred stock, $.001 par value per share. The number of shares of common stock outstanding as of January 10, 2002, was 36,138,584. Allowing for the number of shares of common stock outstanding or reserved for future issuance (including 33,915,036 shares expected to be issued in connection with the merger, 1,708,724 shares underlying outstanding warrants of Prize to be assumed in the merger and approximately 7,227,717 shares underlying the warrants to be distributed to Magnum Hunter stockholders of record on January 10, 2002 and an
aggregate of approximately           shares underlying Magnum Hunter's presently
outstanding options and warrants), only           authorized shares of common
stock remain freely available for issuance.

     The Magnum Hunter board of directors has determined that the number of unreserved shares of common stock available for issuance following the merger is not necessarily sufficient to provide for future contingencies and needs of Magnum Hunter, such as possible future financings, stock splits, business acquisitions, business combinations, stock distributions, or other corporate purposes or for issuance in connection with Magnum Hunter's equity-based compensation plans and its stockholder rights plan. While the currently authorized shares of common stock are sufficient to provide for Magnum Hunter's immediate needs, an increase in such authorized shares available for issuance would give Magnum Hunter greater flexibility to respond to future developments and allow common stock to be issued without the expense and delay of a special meeting of stockholders.

     The Magnum Hunter board of directors has adopted a resolution setting forth a proposed amendment to the first paragraph of subparagraph "(A) -- Common Stock" of "Article IV -- Stock" of Magnum Hunter's articles of incorporation, as amended, that would increase the number of authorized shares of common stock to 200,000,000. The resolution adopted by the board of directors which will be presented for approval by the stockholders at the special meeting of Magnum Hunter is set forth below:

                RESOLVED, that the Articles of Incorporation, as amended, of Magnum Hunter be, and the same hereby is, amended as follows:

                The first paragraph of subparagraph "(A) -- Common Stock" of "Article IV -- Stock" is hereby deleted and the following is substituted therefor: "The aggregate number of shares which the Corporation shall have authority to issue is 200,000,000 at a par value of $.002 per share. All stock when issued shall be fully paid and non-assessable."

     The Magnum Hunter board of directors believes that the proposed amendment will provide several long-term advantages to Magnum Hunter and its stockholders. The passage of the proposed amendment would enable Magnum Hunter to declare a stock split and to pursue acquisitions or enter into transactions which the board of directors believes provide the potential for growth and profit. If additional authorized shares are available, transactions dependent upon the issuance of additional shares will be less likely to be undermined by delays and uncertainties occasioned by the need to obtain stockholder authorization to provide the shares necessary to consummate the transactions. The ability to issue shares, as the board of directors determines from time to time to be in Magnum Hunter's best interests, will also permit Magnum Hunter to avoid the extra expenses which would be incurred in holding special meetings of stockholders solely to approve an increase in the number of shares which Magnum Hunter has the authority to issue. However, the rules of the American Stock Exchange generally require stockholder approval for any issuance of shares equal to 20% or more of the outstanding number of shares.

     The additional authorized shares of common stock could also be used for such purposes as raising additional capital for the operations of Magnum Hunter. Other than in connection with the proposed merger (including future issuance of
stock upon exercise of outstanding warrants),      shares underlying the
warrants to be distributed to Magnum Hunter stockholders of record on January 10, 2002, and pursuant to stock-based compensation plans, as of the date on which this document is being mailed, there are not definite plans or arrangements relating to the issuance of any of the additional shares of common stock proposed to be authorized. The shares would be available for issuance without further action by the stockholders, unless required by Magnum Hunter's articles of incorporation or bylaws, by the rules of any stock exchange on which the common stock may be listed or by applicable law.

     In addition, the availability of authorized but unissued shares of common stock could, under some circumstances, have an anti-takeover effect. Although the board of directors has no present intention of doing so, the issuance of new shares of common stock could be used to dilute various rights of a person seeking to obtain control of Magnum Hunter should the board of directors consider the action of the person not to be in the best interest of the stockholders of Magnum Hunter. Except for the changes to Magnum Hunter's stock ownership and board resulting from the merger, Magnum Hunter is not aware of any pending or proposed effort to obtain control of Magnum Hunter or to change Magnum Hunter management.

     In the event additional shares of common stock are issued by Magnum Hunter, existing holders of shares of common stock would have no preemptive rights under Magnum Hunter's articles of incorporation or otherwise to purchase any of the shares. It is possible that shares of common stock may be issued at a time and under circumstances that may dilute the voting power of existing stockholders, increase or decrease earnings per share and increase or decrease the book value per share of shares presently held.

                                    EXPERTS

     The consolidated balance sheets of Magnum Hunter and its subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The consolidated balance sheets of Prize and its subsidiaries as of December 31, 2000 and 1999, the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2000 and the period from inception (January 15, 1999) to December 31, 1999 and the statement of revenue and direct operating expenses for the producing properties acquired by Prize from Pioneer Natural Resources USA, Inc. for the year ended December 31, 1998 have been audited by Ernst & Young LLP, independent auditors, as stated in their reports, which are incorporated by reference in this document and have been so incorporated in reliance on the reports of such firm, given upon their authority as experts in accounting and auditing.

     The estimated reserve evaluations and related calculations for Magnum Hunter of DeGolyer and MacNaughton, Ryder Scott Company, L.P. and Cawley Gillespie & Associates, Inc., each independent petroleum engineering consultants, included or incorporated by reference in this document have been included or incorporated by reference in reliance on the authority of said firms as experts in petroleum engineering.

     The estimates of Prize's historical proved oil and natural gas reserves were prepared by Prize as of December 31, 2000, 75% of the PV-10 value of which has been audited by Netherland, Sewell & Associates, Inc., independent petroleum engineering consultants.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the Magnum Hunter common stock to be issued pursuant to the merger and the federal income tax consequences of the merger will be passed upon for Magnum Hunter by Fulbright & Jaworski L.L.P., Dallas, Texas. Certain legal matters with respect to the federal income tax consequences of the merger will be passed upon for Prize by Conner & Winters, P.C., Tulsa, Oklahoma.

                             STOCKHOLDER PROPOSALS

     MAGNUM HUNTER. Proposals of stockholders intended to be presented at the Magnum Hunter annual meeting of stockholders in the year 2002 must be received by Magnum Hunter by January 31, 2002, in order to be considered for inclusion in Magnum Hunter's proxy statement and form of proxy relating to that meeting.

     PRIZE. Due to the proposed merger, Prize does not currently expect to hold a 2002 annual meeting of stockholders because, following the merger, Prize will not be a publicly traded company. In the event that the merger is not completed and the 2002 annual meeting of stockholders is held, proposals of stockholders intended to be presented at the 2002 annual meeting must have been received by Prize by December 24, 2001, in order to have been considered for inclusion in Prize's proxy statement and form of proxy relating to that meeting. In accordance with Prize's bylaws, any stockholder who intends to present a proposal at Prize's 2002 annual meeting of stockholders, if held, and has not sought inclusion of the proposal in Prize's proxy statement and accompanying proxy as set forth above, must provide Prize with notice of the proposal no later than March 25, 2002, in order for the proposal to be properly brought before the meeting.

                      WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires Magnum Hunter and Prize to file information with the SEC concerning their respective business and operations. Accordingly, Magnum Hunter and Prize file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document filed by Magnum Hunter and Prize at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549.

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public on the SEC's web site at: http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the American Stock Exchange at 86 Trinity Place, New York, New York 10006.

     Magnum Hunter has filed with the SEC a registration statement on Form S-4. This document is a part of the registration statement. As allowed by the SEC rules, this document does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information with respect to Magnum Hunter, Prize, the Magnum Hunter common stock and related matters, you should consult the registration statement and its exhibits. Statements contained in this document concerning the provisions of any documents are summaries of those documents, and we refer you to the document filed with the SEC for additional information. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying as described above.

     The rules and regulations of the SEC permit the information Magnum Hunter and Prize files with the SEC to be "incorporated by reference." This means that Magnum Hunter and Prize can disclose important information to you by referring you to the other information Magnum Hunter and Prize have filed with the SEC. The information that has been incorporated by reference is considered to be part of this document. Information that Magnum Hunter and Prize file later with the SEC will automatically update and supersede this information.

     The documents listed below and any filings Magnum Hunter or Prize will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act following the date of this document, but prior to the date of their respective stockholders meeting, are incorporated by reference:

     For Magnum Hunter:

     - Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     - Quarterly Reports on Form 10-Q for the periods ended March 31, 2001, June 30, 2001 and September 30, 2001; and

     - Current Reports on Form 8-K filed with the SEC on January 12, 2001, March 15, 2001 and May 25, 2001.

     For Prize:

     - Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     - Quarterly Reports on Form 10-Q for the periods ended March 31, 2001, June 30, 2001 and September 30, 2001; and

     - Current Report on Form 8-K filed with the SEC on December 27, 2001.

     You can request a free copy of the above filings or any filings subsequently incorporated by reference into this document by writing or calling:

     For Magnum Hunter:

        Magnum Hunter Resources, Inc.
        600 East Las Colinas Boulevard, Suite 1100
        Irving, Texas 75039
        Attention: Michael P. McInerney, Vice President, Development & Investor Relations

     Telephone requests may be directed to (972) 401-0752.

     For Prize:

        Prize Energy Corp.
        3500 William D. Tate, Suite 200
        Grapevine, Texas 76051
        Attention: Lon C. Kile, President

     Telephone requests may be directed to (817) 424-0400.

     In order to ensure timely delivery of these documents, you should make such
request by [          ], 2002.

     Neither Magnum Hunter nor Prize has authorized anyone, including any salesman or broker, to give any information or make any representation about the merger or about the respective companies that differs from or adds to the information in this document or in the documents that Magnum Hunter and Prize file publicly with the SEC. Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this document or in the documents that Magnum Hunter and Prize file publicly with the SEC.

     If you live in a jurisdiction where it is unlawful to offer to exchange or sell, to ask for offers to exchange or buy, or to ask for proxies regarding the securities offered by this document, or if you are a person to whom it is unlawful to direct these activities, the offer presented by this document is not extended to you.

     The information contained in this document speaks only as of the date on the cover, unless the information specifically indicates that another date applies.

                        COMMONLY USED OIL AND GAS TERMS

     As used in this document:

     - "Mcf" means thousand cubic feet;

     - "MMcf" means million cubic feet;

     - "Bcf" means billion cubic feet;

     - "Bbl" means barrel;

     - "MBbls" means thousand barrels; and

     - "MMBbls" means million barrels.

     - "BOE" means barrel of oil equivalent;

     - "MMBOE" means million barrels of oil equivalent;

     - "Btu" or "British Thermal Unit" means the quantity of heat required to raise the temperature of one pound of water by one degree Fahrenheit;

     - "MMBtu" means million British Thermal Units.

     - "Mcfe" means thousand cubic feet of natural gas equivalent;

     - "MMcfe" means million cubic feet of natural gas equivalent; and

     - "Bcfe" means billion cubic feet of natural gas equivalent.

     Natural gas equivalents and crude oil equivalents are determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids. All estimates of reserves, unless otherwise noted, are reported on a "net" basis. Information regarding production, acreage and numbers of wells is set forth on a gross basis, unless otherwise noted.

     - "Proved reserves" means the estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

          (i) Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes

             (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and

             (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

          (ii) Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

          (iii) Estimates of proved reserves do not include the following:

             (A) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves";

             (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors;

             (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and

             (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

     - "PV-10" means the pre-tax present value of estimated future net revenues computed by applying current prices of oil and gas reserves (with consideration of price changes only to the extent provided by contractual arrangements) to estimated future production of proved oil and gas reserves, less estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves computed using a discount factor of 10% and assuming continuation of existing economic conditions.

     - "Proved developed oil and gas reserves" means reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

     - "Proved undeveloped reserves" means reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

     - "Reserve Life" is an estimate of the productive life of a proved reservoir and for purposes of this document is calculated by dividing the proved reserves (on an Mcfe basis) at the end of the period by historical production volumes for the prior 12 months.

     - "Standardized Measure of Discounted Future Net Cash Flows" means PV-10 after income taxes.

                                                                           ANNEX
A
                                   AGREEMENT
                                      AND
                                 PLAN OF MERGER

                                     AMONG

                   MAGNUM HUNTER RESOURCES, INC. ("PARENT"),
                      PINTAIL ENERGY, INC. ("MERGER SUB")

                                      AND

                          PRIZE ENERGY CORP. ("PRIZE")

                               DECEMBER 17, 2001

                               TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----
ARTICLE 1  DEFINITIONS..............................................   A-1
  1.1   Defined Terms...............................................   A-1
  1.2   References and Titles.......................................   A-8

ARTICLE 2  THE MERGER...............................................   A-9
  2.1   The Merger..................................................   A-9
  2.2   Effect of the Merger........................................   A-9
  2.3   Governing Instruments, Directors and Officers of the
        Surviving Corporation.......................................   A-9
  2.4   Effect on Securities........................................   A-9
  2.5   Exchange of Certificates....................................  A-10
  2.6   Closing.....................................................  A-13
  2.7   Effective Time of the Merger................................  A-13
  2.8   Taking of Necessary Action; Further Action..................  A-13

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF PRIZE..................  A-13
  3.1   Organization................................................  A-13
  3.2   Other Equity Interests......................................  A-13
  3.3   Authority and Enforceability................................  A-13
  3.4   No Violations...............................................  A-14
  3.5   Consents and Approvals......................................  A-14
  3.6   SEC Documents...............................................  A-14
  3.7   Financial Statements........................................  A-15
  3.8   Capital Structure...........................................  A-15
  3.9   No Undisclosed Liabilities..................................  A-15
  3.10  Absence of Certain Changes or Events........................  A-16
  3.11  Compliance with Laws, Material Agreements and Permits.......  A-17
  3.12  Governmental Regulation.....................................  A-17
  3.13  Litigation..................................................  A-17
  3.14  No Restrictions.............................................  A-18
  3.15  Tax Audits and Settlements..................................  A-18
  3.16  Taxes.......................................................  A-18
  3.17  Employee Benefit Plans......................................  A-19
  3.18  Employment Contracts and Benefits...........................  A-21
  3.19  Labor Matters...............................................  A-21
  3.20  Accounts Receivable.........................................  A-21
  3.21  Insurance...................................................  A-21
  3.22  Intellectual Property.......................................  A-22
  3.23  Title to Assets.............................................  A-22
  3.24  Oil and Gas Operations......................................  A-22
  3.25  Financial and Commodity Hedging.............................  A-22
  3.26  Environmental Matters.......................................  A-22
  3.27  Books and Records...........................................  A-23
  3.28  Brokers.....................................................  A-24
  3.29  Vote Required...............................................  A-24

                                                                      PAGE
                                                                      ----
  3.30  Powers of Attorney; Authorized Signatories..................  A-24
  3.31  Gas Imbalances..............................................  A-24
  3.32  Royalties...................................................  A-24
  3.33  Prepayments.................................................  A-24
  3.34  Reserve Report..............................................  A-24
  3.35  State Takeover Laws.........................................  A-24
  3.36  Disclosure..................................................  A-24

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER
SUB.................................................................  A-24
  4.1   Organization................................................  A-24
  4.2   Other Equity Interests......................................  A-25
  4.3   Authority and Enforceability................................  A-25
  4.4   No Violations...............................................  A-25
  4.5   Consents and Approvals......................................  A-25
  4.6   SEC Documents...............................................  A-26
  4.7   Financial Statements........................................  A-26
  4.8   Capital Structure...........................................  A-26
  4.9   No Undisclosed Liabilities..................................  A-27
  4.10  Absence of Certain Changes or Events........................  A-27
  4.11  Compliance with Laws, Material Agreements and Permits.......  A-28
  4.12  Governmental Regulation.....................................  A-29
  4.13  Litigation..................................................  A-29
  4.14  Interim Operations of Merger Sub............................  A-29
  4.15  No Restrictions.............................................  A-29
  4.16  Tax Audits and Settlements..................................  A-29
  4.17  Taxes.......................................................  A-30
  4.18  Employee Benefit Plans......................................  A-31
  4.19  Employment Contracts and Benefits...........................  A-32
  4.20  Labor Matters...............................................  A-32
  4.21  Accounts Receivable.........................................  A-33
  4.22  Insurance...................................................  A-33
  4.23  Intellectual Property.......................................  A-33
  4.24  Title to Assets.............................................  A-33
  4.25  Oil and Gas Operations......................................  A-34
  4.26  Financial and Commodity Hedging.............................  A-34
  4.27  Environmental Matters.......................................  A-34
  4.28  Books and Records...........................................  A-35
  4.29  Funding.....................................................  A-35
  4.30  Brokers.....................................................  A-35
  4.31  Vote Required...............................................  A-35
  4.32  Gas Imbalances..............................................  A-35
  4.33  Royalties...................................................  A-36
  4.34  Prepayments.................................................  A-36
  4.35  Rights Agreement............................................  A-36
  4.36  Reserve Report..............................................  A-36

                                                                      PAGE
                                                                      ----
  4.37  State Takeover Laws.........................................  A-36
  4.38  Disclosure..................................................  A-36

ARTICLE 5  COVENANTS................................................  A-36
  5.1   Conduct of Business by Parent Pending Closing...............  A-36
  5.2   Conduct of Business by Prize Pending Closing................  A-38
  5.3   Access to Assets, Personnel and Information.................  A-40
  5.4   No Solicitation.............................................  A-42
  5.5   Prize Stockholders Meeting..................................  A-43
  5.6   Parent Stockholders Meeting.................................  A-44
  5.7   Registration Statement and Proxy Statement/Prospectus.......  A-44
  5.8   Stock Exchange Listing......................................  A-45
  5.9   Additional Arrangements.....................................  A-45
  5.10  Agreements of Affiliates....................................  A-45
  5.11  Public Announcements........................................  A-46
  5.12  Notification of Certain Matters.............................  A-46
  5.13  Payment of Expenses.........................................  A-46
  5.14  Registration Rights.........................................  A-46
  5.15  Indemnification and Insurance...............................  A-46
  5.16  Prize Employees.............................................  A-48
  5.17  Severance Plan..............................................  A-48
  5.18  Termination of Certain Agreements...........................  A-48
  5.19  Parent Board of Directors...................................  A-48
  5.20  Registration Statements Relating to Prize Warrants..........  A-48
  5.21  Bank Credit Agreements......................................  A-48

ARTICLE 6  CONDITIONS...............................................  A-49
  6.1   Conditions to Each Party's Obligation to Effect the
        Merger......................................................  A-49
  6.2   Conditions to Obligations of Parent and Merger Sub..........  A-50
  6.3   Conditions to Obligation of Prize...........................  A-51

ARTICLE 7  TERMINATION..............................................  A-52
  7.1   Termination Rights..........................................  A-52
  7.2   Effect of Termination.......................................  A-53
  7.3   Fees and Expenses...........................................  A-53

ARTICLE 8  MISCELLANEOUS............................................  A-53
  8.1   Nonsurvival of Representations and Warranties...............  A-53
  8.2   Amendment...................................................  A-53
  8.3   Notices.....................................................  A-53
  8.4   Counterparts................................................  A-54
  8.5   Severability................................................  A-54
  8.6   Entire Agreement; No Third Party Beneficiaries..............  A-55
  8.7   Applicable Law..............................................  A-55
  8.8   No Remedy in Certain Circumstances..........................  A-55
  8.9   Assignment..................................................  A-55
  8.10  Waivers.....................................................  A-55

                                                                      PAGE
                                                                      ----
  8.11  Confidentiality Agreement...................................  A-55
  8.12  Incorporation...............................................  A-55

SCHEDULES
  Prize Disclosure Schedule
  Parent Disclosure Schedule

EXHIBITS
  5.1 -- Form of Affiliate Letter
  5.1 -- Registration Rights Agreement

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement") is made and entered into as of the 17th day of December, 2001, by and among Magnum Hunter Resources, Inc., a Nevada corporation ("Parent"); Pintail Energy, Inc., a Texas corporation ("Merger Sub"); and Prize Energy Corp., a Delaware corporation ("Prize").

                                    RECITALS

     A. The board of directors of each of Parent and Prize has determined that it is in the best interests of its respective stockholders to approve the strategic alliance of Parent and Prize by means of the merger of Prize with and into Merger Sub upon the terms and subject to the conditions set forth in this Agreement.

     B. For federal income tax purposes, it is intended that such merger qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

     C. Parent, Merger Sub and Prize (the "Parties") desire to make certain representations, warranties, covenants and agreements in connection with such merger and also to prescribe various conditions to such merger.

     NOW, THEREFORE, for and in consideration of the recitals and the mutual covenants and agreements set forth in this Agreement, the Parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     1.1 Defined Terms. As used in this Agreement, each of the following terms has the meaning set forth below:

     "Affiliate" means, with respect to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with such Person. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the actual power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, by contract, credit arrangement or otherwise.

     "Agreement" means this Agreement and Plan of Merger, as amended, supplemented or modified from time to time.

     "Alternative Proposal" has the meaning specified in Section 5.4(b).

     "AMEX" means The American Stock Exchange.

     "Articles of Merger" means the articles of merger, prepared and executed in accordance with the applicable provisions of the TBCA, filed with the Secretary of State of Texas to effect the Merger in Texas.

     "Capital Expenditures" means costs and expenses associated with the acquisition, development or redevelopment of Oil and Gas Interests or any other fixed or capital assets of the Prize Companies or Parent Companies, as applicable, which pursuant to GAAP are required to be capitalized and subject to depletion, depreciation or amortization, including Drilling or Completion Expenditures.

     "Capital Project" means any project, transaction, agreement, arrangement or series of transactions, agreements or arrangements to which a Person is a party involving a Capital Expenditure, including (a) any purchase, lease, acquisition, developmental drilling, completion and/or recompletion of proved developed producing, proved developed non-producing, or proved undeveloped Oil and Gas Interests; (b) any purchase, lease or acquisition and/or exploratory drilling of Oil and Gas Interests; and (c) any purchase, lease, acquisition, construction, development or completion of transportation, compression, gathering or related facilities for oil, gas or related products or the provision of services, equipment or other property for use in developing, completing or transporting oil, gas or related products or otherwise directly related and ancillary to the oil and gas business, including the transportation, production, storage and handling of water utilized or disposed of in oil and gas production.

     "Cash Consideration" means an amount of cash equal to $24.00 minus the product (rounded to the second decimal place) of 2.50 times the Market Price, but in any event not less than $0.25 and not greater than $5.25.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any regulations promulgated thereunder.

     "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System List.

     "Certificate of Merger" means the certificate of merger, prepared and executed in accordance with the applicable provisions of the DGCL, filed with the Secretary of State of Delaware to effect the Merger in Delaware.

     "Closing" means the closing of the Merger and the consummation of the other transactions contemplated by this Agreement.

     "Closing Date" means the date on which the Closing occurs, which date shall be the first business day following the day on which both the Prize Meeting and the Parent Meeting have been held (or such later date as is agreed upon by the Parties).

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidentiality Agreement" means the letter agreement dated October 30, 2001, between Prize and Parent relating to Prize's furnishing of information to Parent and Parent's furnishing of information to Prize in connection with Parent's and Prize's evaluation of the possibility of the Merger.

     "Conversion Number" means 2.50.

     "DGCL" means the Delaware General Corporation Law.

     "Defensible Title" means such right, title and interest that is (a) evidenced by an instrument or instruments filed of record in accordance with the conveyance and recording laws of the applicable jurisdiction to the extent necessary to prevail against competing claims of bona fide purchasers for value without notice, and (b) subject to Permitted Encumbrances, free and clear of all Liens, claims, infringements, burdens and other defects.

     "Disclosure Schedule" means, as applicable, the Prize Disclosure Schedule or the Parent Disclosure Schedule.

     "Dissenting Stockholder" means a holder of Prize Common Stock who has validly perfected appraisal rights under Section 262 of the DGCL.

     "Drilling or Completion Expenditures" means any expenditure incurred, or required to be incurred by the Prize Companies or Parent Companies, as applicable, with respect to exploratory drilling of Oil and Gas Interests or any developmental drilling, completion and/or recompletion of proved developed producing, proved developed non-producing, or proved undeveloped Oil and Gas Interests.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Effective Time" has the meaning specified in Section 2.7.

     "Environmental Law" means any federal, state, local or foreign statute, code, ordinance, rule, regulation, policy, guideline, permit, consent, approval, license, judgment, order, writ, decree, common law, injunction or other authorization (collectively, "Laws") in effect on the date hereof or at a previous time applicable to the operations of the Prize Companies or the Parent Companies, as applicable: (a) relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment, including into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly-owned treatment works, septic systems or land; (b) relating to the generation, treatment, storage, disposal, use, handling, manufacturing, recycling, transportation or shipment of Hazardous Materials; (c) relating to occupational health and safety; or (d) otherwise relating to the pollution of the environment, solid waste handling, treatment or disposal, reclamation or remediation activities, or protection of environmentally sensitive areas; provided, however, that the term Environmental Law shall not include any Laws relating to plugging and abandonment obligations and liabilities.

     "Exchange Agent" means Securities Transfer Corporation, the transfer agent for shares of Parent Common Stock.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Fund" has the meaning specified in Section 2.5(a).

     "Failure Amount" has the meaning, as applicable, specified in Section 6.2(a) or Section 6.3(a).

     "GAAP" means generally accepted accounting principles, as recognized by the U.S. Financial Accounting Standards Board (or any generally recognized successor).

     "Governmental Action" means any authorization, application, approval, consent, exemption, filing, license, notice, registration, permit or other requirement of, to or with any Governmental Authority.

     "Governmental Authority" means any national, state, county, parish or municipal government, domestic or foreign, any agency, board, bureau, commission, court, department or other instrumentality of any such government, or any arbitrator in any case that has jurisdiction over any of the Prize Companies or the Parent Companies or any of their respective properties or assets.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Hazardous Material" means (a) any "hazardous substance," as defined by CERCLA; (b) any "hazardous waste" or "solid waste," in either case as defined by RCRA; (c) any solid, hazardous, dangerous or toxic chemical, material, waste or substance, within the meaning of and regulated by any Environmental Law; (d) any radioactive material, excluding any naturally occurring radioactive material, and any source, special or byproduct material as defined in 42 U.S.C. 2011 et seq.; (e) any asbestos-containing materials in any form or condition; (f) any polychlorinated biphenyls in any form or condition; or (g) petroleum, petroleum hydrocarbons, petroleum products or any fraction or byproducts thereof.

     "Hydrocarbons" means oil, condensate, gas, casinghead gas and other liquid or gaseous hydrocarbons.

     "Indemnified Parties" has the meaning specified in Section 5.15(b).

     "Lien" means any lien, mortgage, security interest, pledge, deposit, production payment, restriction, burden, encumbrance, rights of a vendor under any title retention or conditional sale agreement, or lease or other arrangement substantially equivalent thereto.

     "Major Prize Stockholders" means Philip B. Smith, Lon C. Kile and Natural Gas Partners V, L.P., a Delaware limited partnership.

     "Market Price" means the average (rounded to the second decimal place) of the per share closing sales prices of the Parent Common Stock on the AMEX (as reported by The Wall Street Journal, or if not so reported, by another authoritative source) over the 20 trading days ending on the fourth trading day preceding the Closing Date.

     "Material Adverse Effect" means: (a) when used with respect to Prize, a result or consequence that would (i) materially adversely affect the condition (financial or otherwise), results of operations or business of the Prize Companies (taken as a whole) or the aggregate value of their assets, except for results or consequences attributable to the effects of, or changes in, general economic or capital markets conditions or effects and changes that generally affect the energy industry, such as commodity prices,

(ii) materially impair the ability of the Prize Companies (taken as a whole) to own, hold, develop and operate their assets, or (iii) impair Prize's ability to perform its obligations hereunder or consummate the transactions contemplated hereby; and (b) when used with respect to Parent, a result or consequence that would (i) materially adversely affect the condition (financial or otherwise), results of operations or business of the Parent Companies (taken as a whole) or the aggregate value of their assets, except for results or consequences attributable to the effects of, or changes in, general economic or capital markets conditions or effects and changes that generally affect the energy industry, such as commodity prices, (ii) materially impair the ability of the Parent Companies (taken as a whole) to own, hold, develop and operate their assets, or (iii) impair Parent's or Merger Sub's ability to perform its respective obligations hereunder or consummate the transactions contemplated hereby.

     "Merger" has the meaning specified in Section 2.1.

     "Merger Consideration" means the sum of (a) the Cash Consideration plus (b) the product of the Conversion Number and the Market Price.

     "Merger Sub" means Pintail Energy, Inc., a Texas corporation and a wholly-owned subsidiary of Parent.

     "Merger Sub Common Stock" means the common stock, par value $.01 per share, of Merger Sub.

     "National Stock Exchange" means AMEX, the New York Stock Exchange or the Nasdaq Stock Market.

     "NGCL" means the General Corporation Law of Nevada.

     "Oil and Gas Interest(s)" means: (a) direct and indirect interests in and rights with respect to oil, gas, mineral and related properties and assets of any kind and nature, direct or indirect, including working, royalty and overriding royalty interests, production payments, operating rights, net profits interests, other non-working interests and non-operating interests; (b) interests in and rights with respect to Hydrocarbons and other minerals or revenues therefrom and contracts in connection therewith and claims and rights thereto (including oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements and, in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations and concessions; (c) easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and (d) interests in equipment and machinery (including well equipment and machinery), oil and gas production, gathering, transmission, compression, treating, processing and storage facilities (including tanks, tank batteries, pipelines and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing. References in this Agreement to the "Oil and Gas Interests of Prize" or "Prize's Oil and Gas Interests" mean the collective Oil and Gas Interests of the Prize Companies. References in this Agreement to the "Oil and Gas Interests of Parent" or "Parent's Oil and Gas Interests" mean the collective Oil and Gas Interests of the Parent Companies.

     "Ownership Interests" means, as applicable: (a) the ownership interests of Prize in its proved properties, as set forth in the Prize Reserve Report; (b) the ownership interests of Parent in its proved properties, as set forth in the Parent Reserve Report; (c) the 100 percent ownership interest of the Prize Companies in the Elmore City gas processing plant and associated gathering systems; and (d) the 50 percent, 50 percent and 59 percent ownership interests of the Parent Companies in the Madill, McLean and Walker Creek gas processing plants, respectively, and associated gathering systems.

     "Parent" has the meaning specified in the introductory paragraph of this Agreement.

     "Parent Bank Credit Agreement" means the Third Amended and Restated Credit Agreement, dated May 17, 2001, between Parent, as borrower, and Bankers Trust Company and others, as agents and lenders (as amended and supplemented).

     "Parent Certificate" means a certificate representing shares of Parent Common Stock.

     "Parent Common Stock" means the common stock, par value $.002 per share, of Parent.

     "Parent Companies" means Parent and each of the Parent Subsidiaries.

     "Parent Disclosure Schedule" means the Parent Disclosure Schedule attached hereto and any documents listed on such Parent Disclosure Schedule or expressly incorporated therein by reference.

     "Parent Employee Benefit Plans" has the meaning specified in Section
4.18(a).

     "Parent Financial Statements" means the audited and unaudited consolidated financial statements of Parent and its subsidiaries (including the related notes) included (or incorporated by reference) in Parent's Annual Report on Form 10-K for the year ended December 31, 2000, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, in each case as filed with the SEC.

     "Parent Material Agreement(s)" means (a) the Parent Bank Credit Agreement,
(b) any hedging agreement to which any of the Parent Companies is a party or by which any of its assets is bound, (c) any agreement, contract, commitment or understanding, written or oral, granting any Person registration, purchase or sale rights with respect to any security of any Parent Company, (d) any agreement, contract, commitment or understanding, written or oral, granting any Person a right of indemnification and/or contribution by any Parent Company, (e) any voting agreement relating to any security of any Parent Company, and/or (f) any other written or oral agreement, contract, commitment or understanding to which any of the Parent Companies is a party, by which any of the Parent Companies is directly or indirectly bound, or to which any asset of any of the Parent Companies may be subject, outside the ordinary course of business of the Parent Companies, in each case as amended or supplemented.

     "Parent Meeting" means the meeting of the stockholders of Parent called for the purpose of voting on the Prize Proposal, or any adjournment thereof.

     "Parent Permits" has the meaning specified in Section 4.11.

     "Parent Preferred Stock" means the preferred stock, par value $.001 per share, of Parent.

     "Parent Representative" means any director, officer, employee, agent, advisor (including legal, accounting and financial advisors) or other representative of Parent or its subsidiaries.

     "Parent Reserve Report" means the reserve report dated October 1, 2001, prepared by Parent and provided to Prize.

     "Parent Rights" means the preferred share purchase rights issued pursuant to the Parent Rights Agreement.

     "Parent Rights Agreement" means that certain Stockholder Rights Agreement dated January 1, 1998, as amended, between Parent and Securities Transfer Corporation, as Rights Agent.

     "Parent SEC Documents" has the meaning specified in Section 4.6.

     "Parent Subsidiary(ies)" means those entities identified as wholly owned subsidiaries of Parent on the Parent Disclosure Schedule.

     "Parties" has the meaning specified in the Recitals to this Agreement.

     "Permitted Encumbrances" means: (a) Liens for Taxes, assessments or other governmental charges or levies if the same shall not at the particular time in question be due and delinquent or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced or, if commenced, shall have been stayed) are being contested in good faith by appropriate proceedings and if any of the Prize Companies or the Parent Companies, as applicable, shall have set aside on its books such reserves (segregated to the extent required by sound accounting practices) as may be required by or consistent with GAAP and, whether reserves are set aside or not, are listed on the applicable Disclosure Schedule;
(b) Liens of carriers, warehousemen, mechanics, laborers, materialmen, landlords, vendors, workmen and operators arising by operation of law in the ordinary course of business or by a written agreement existing as of the date hereof and necessary or incident to the exploration, development, operation and maintenance of Hydrocarbon properties and related facilities and assets for sums not yet due or being contested in good faith by appropriate proceedings, if any of the Prize Companies or the Parent Companies, as applicable, shall have set aside on its books such reserves (segregated to the extent required by sound accounting practices) as may be required by or consistent with GAAP and, whether reserves are set aside or not, are listed on the applicable Disclosure Schedule, to the extent that such are in existence as of the date hereof; (c) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation (other than ERISA) which would not and will not, individually or in the aggregate, result in a Material Adverse Effect on the Prize Companies or the Parent Companies, as applicable; (d) Liens incurred in the ordinary course of business to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance and repayment bonds and other obligations of a like nature which would not and will not, individually or in the aggregate, result in a Material Adverse Effect on the Prize Companies or the Parent Companies, as applicable; (e) Liens, easements, rights-of-way, restrictions, servitudes, permits, conditions, covenants, exceptions, reservations and other similar encumbrances incurred in the ordinary course of business or existing on property and not materially impairing the value of the assets of any of the Prize Companies or any of the Parent Companies, as applicable, or interfering with the ordinary conduct of the business of any of the Prize Companies or any of the Parent Companies, as applicable, or rights to any of their assets; (f) Liens created or arising by operation of law to secure a party's obligations as a purchaser of oil and gas; (g) all rights to consent by, required notices to, filings with, or other actions by Governmental Authorities to the extent customarily obtained subsequent to closing; (h) farm-out, carried working interest, joint operating, unitization, royalty, overriding royalty, sales and similar agreements relating to the exploration or development of, or production from, Hydrocarbon properties entered into in the ordinary course of business and not in violation of Section 5.1(a), 5.1(b), 5.2(a) or 5.2(b), as applicable, provided the effect thereof of any of such in existence as of the date hereof on the working and net revenue interest of the Prize Companies or the Parent Companies, as applicable, has been properly reflected in its respective Ownership Interests; (i) any defects, irregularities or deficiencies in title to easements, rights-of-way or other surface use agreements that do not materially adversely affect the value of any asset of any of the Prize Companies or any of the Parent Companies, as applicable, by an amount in excess of $100,000 or $1,000,000 in the aggregate; (j) Liens arising under or created pursuant to the Parent Bank Credit Agreement or the Prize Bank Credit Agreement, as applicable;
(k) Liens described on the applicable Disclosure Schedule; and (l) defects in title assumed or waived in the ordinary course of business (included unrecorded contractual Ownership Interests) which would not, individually or in the aggregate, result in a Material Adverse Effect on the Prize Companies or the Parent Companies, as applicable.

     "Person" means any natural person, corporation, company, limited or general partnership, joint stock company, joint venture, association, limited liability company, trust, bank, trust company, land trust, business trust or other entity or organization, whether or not a Governmental Authority.

     "Prize" has the meaning set forth in the introductory paragraph hereof.

     "Prize Bank Credit Agreement" means the Amended and Restated Credit Agreement, dated as of February 8, 2000, between Prize Energy Resources, L.P., a Prize Subsidiary, as borrower, Prize, as parent guarantor, and Fleet National Bank, as administrative agent, certain other agents, and various banks, as lenders (as amended and supplemented).

     "Prize Certificate" means a certificate representing shares of Prize Common Stock.

     "Prize Common Stock" means the common stock, par value $.01 per share, of Prize.

     "Prize Companies" means Prize and each of the Prize Subsidiaries.

     "Prize Disclosure Schedule" means the Prize Disclosure Schedule attached hereto and any documents listed on such Prize Disclosure Schedule or expressly incorporated therein by reference.

     "Prize Employee Benefit Plans" has the meaning specified in Section
3.17(a).

     "Prize Extraordinary Transaction Compensation Policy" means that certain policy of Prize as provided to Parent.

     "Prize Financial Statements" means the audited and unaudited consolidated financial statements of Prize and its subsidiaries (including the related notes) included (or incorporated by reference) in Prize's Annual Report on Form 10-K for the year ended December 31, 2000, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, in each case as filed with the SEC.

     "Prize Material Agreement(s)" means (a) the Prize Bank Credit Agreement,
(b) any agreement or contract, written or oral, between any of the Prize Companies and Natural Gas Partners V, L.P. or any Affiliate thereof, (c) any hedging agreement to which any of the Prize Companies is a party or by which any of its assets is bound, (d) any agreement, contract, commitment or understanding, written or oral, granting any Person registration, purchase or sale rights with respect to any security of any Prize Company, (e) any agreement, contract, commitment or understanding, written or oral, granting any Person a right of indemnification and/or contribution by any Prize Company, (f) any voting agreement relating to any security of any Prize Company, and/or (g) any other written or oral agreement, contract, commitment or understanding to which any of the Prize Companies is a party, by which any of the Prize Companies is directly or indirectly bound, or to which any asset of any of the Prize Companies may be subject, outside the ordinary course of business of any of the Prize Companies, in each case as amended and supplemented.

     "Prize Meeting" means the meeting of the stockholders of Prize called for the purpose of voting on the Prize Proposal or any adjournment thereof.

     "Prize Permits" has the meaning specified in Section 3.11.

     "Prize Preferred Stock" means the preferred stock, par value $.01 per share, of Prize.

     "Prize Proposal" means the proposal to approve this Agreement and the Merger, which proposal is to be presented to the stockholders of Prize and Parent in the Proxy Statement/Prospectus.

     "Prize Representative" means any director, officer, employee, agent, advisor (including legal, accounting and financial advisors) or other representative of any of the Prize Companies.

     "Prize Reserve Report" means the reserve report dated October 1, 2001, prepared by Prize and provided to Parent.

     "Prize SEC Documents" has the meaning specified in Section 3.6.

     "Prize Stock Option" means an option (issued and outstanding immediately prior to the Effective Time) to acquire shares of Prize Common Stock granted pursuant to the Prize Energy Corp. Amended and Restated Option Plan or the Prize Energy Corp. 1998 Key Employee Stock Option Plan, as amended.

     "Prize Subsidiary(ies)" means those entities identified as wholly owned subsidiaries of Prize on the Prize Disclosure Schedule.

     "Prize Voting and Shareholders Agreement" means that certain Amended and Restated Voting and Shareholders Agreement dated as of February 8, 2000, among Prize and certain of its stockholders, as the same may be amended from time to time in accordance with its terms.

     "Prize Warrant" means a common stock purchase warrant (issued and outstanding on the date hereof and at the Effective Time) representing the right to purchase shares or a fraction of a share of Prize Common Stock.

     "Proxy Statement/Prospectus" means a joint proxy statement in definitive form relating to the Prize Meeting and the Parent Meeting, which proxy statement will be included in the prospectus contained in the Registration Statement.

     "RCRA" means the Resource Conservation and Recovery Act, as amended, and any regulations promulgated thereunder.

     "Registration Rights Agreement" means a Registration Rights Agreement, substantially in the form attached hereto as Exhibit 5.14, to be entered into at the Closing among Parent and the Major Prize Stockholders.

     "Registration Statement" means the Registration Statement on Form S-4 to be filed by Parent in connection with the issuance of Parent Common Stock pursuant to the Merger.

     "Reserve Data Value" means the 10 percent present value of the proved reserves contained in Parent's Oil and Gas Interests, as shown on the Parent Reserve Report, or Prize's Oil and Gas Interests, as shown on the Prize Reserve Report, as applicable.

     "Retained Employees" has the meaning specified in Section 5.16.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Superior Proposal" has the meaning specified in Section 5.4(d).

     "Surviving Corporation" has the meaning specified in Section 2.2.

     "Tax Returns" has the meaning specified in Section 3.16(a).

     "Taxes" means taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, including income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, federal royalty, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers' compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes and other governmental taxes imposed or payable to the United States or any state, local or foreign governmental subdivision or agency thereof, and in each instance such term shall include any interest, penalties or additions to tax attributable to any such tax, including penalties for the failure to file any Tax Return or report.

     "TBCA" means the Texas Business Corporation Act.

     "Third-Party Consent" means the consent or approval of any Person other than any of the Prize Companies, any of the Parent Companies or any Governmental Authority.

     1.2 References and Titles. All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words "this Agreement," "herein," "hereby," "hereunder" and "hereof," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words "this Article," "this Section" and "this subsection," and words of similar import, refer only to the Article, Section or subsection hereof in which such words occur. The word "or" is not exclusive, and the word "including" (in its various forms) means including without limitation. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

     As used in the representations and warranties contained in this Agreement, the phrase "to the knowledge" of the representing Party shall mean that Responsible Officers of such Party, individually or collectively, either (a) know that the matter being represented and warranted is true and accurate or (b) have no reason, after reasonable inquiry, to believe that the matter being represented and warranted is not true and accurate.

                                   ARTICLE 2

                                   THE MERGER

     2.1 The Merger. Subject to the terms and conditions set forth in this Agreement, at the Effective Time, Prize shall be merged with and into Merger Sub in accordance with the provisions of this Agreement. Such merger is referred to herein as the "Merger."

     2.2 Effect of the Merger. Upon the effectiveness of the Merger, the separate existence of Prize shall cease and Merger Sub, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of Texas. The Merger shall have the effects specified in this Agreement, the DGCL and the TBCA.

     2.3 Governing Instruments, Directors and Officers of the Surviving Corporation.

     (a) The articles of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until duly amended in accordance with their terms and applicable law.

     (b) The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until duly amended in accordance with their terms and applicable law.

     (c) The directors and officers of Merger Sub at the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation from the Effective Time until their respective successors have been duly elected or appointed in accordance with the certificate of incorporation and by-laws of the Surviving Corporation and applicable law.

     2.4  Effect on Securities.

     (a) Merger Sub Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall remain outstanding and continue as one share of capital stock of the Surviving Corporation and each certificate evidencing ownership of any such shares shall continue to evidence ownership of the same number of shares of the capital stock of the Surviving Corporation.

     (b) Parent Capital Stock. At the Effective Time, each share of Parent capital stock then issued and outstanding shall remain issued, outstanding and unchanged.

     (c) Prize Securities.

          (i) Prize Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof (but subject to the provisions of Section 2.5(e)), each share of Prize Common Stock that is issued and outstanding immediately prior to the Effective Time (other than shares of Prize Common Stock held by Dissenting Stockholders) shall be converted into the right to receive (A) shares of validly issued, fully paid and nonassessable Parent Common Stock, with each such share of Prize Common Stock being converted into that number of shares of Parent Common Stock equal to the Conversion Number; and (B) cash in the amount of the Cash Consideration. Each share of Prize Common Stock, when so converted, shall automatically be cancelled and retired, shall cease to exist and shall no longer be outstanding; and the holder of any certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock to be issued in exchange therefor and the Cash Consideration (along with any cash in lieu of fractional shares of Parent Common Stock as provided in
     Section 2.5(e) and any unpaid dividends and distributions with respect to such shares of Parent Common Stock as provided in Section 2.5(c)), without interest, upon the surrender of such certificate in accordance with Section 2.5.

          (ii) Prize Treasury Stock. At the Effective Time, by virtue of the Merger, all shares of Prize Common Stock that are issued and held as treasury stock shall be cancelled and retired and shall cease to exist, and no shares of Parent Common Stock, Cash Consideration or other consideration shall be paid or payable in exchange therefor.

          (iii) Prize Stock Options. The Parties acknowledge that each Prize Stock Option shall be or become fully vested prior to the Effective Time. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each Prize Stock Option shall be cancelled and converted into the right to receive, for each Deemed Outstanding Prize Option Share, the Merger Consideration that is payable in respect of each outstanding share of Prize Common Stock pursuant to Section 2.4(c)(i). For purposes hereof, the "Deemed Outstanding Prize Option Shares" attributable to each Prize Stock Option shall be equal to the net number of shares of Prize Common Stock (rounded to the nearest one thousandth of a share) that would be issued upon a cashless exercise of such Option immediately before the Effective Time, computed by assuming that the exercise price of such Option and all amounts required to be withheld and paid by Prize in respect of federal taxes and other payroll withholding obligations as a result of such exercise, using an assumed tax rate of 40% ("Tax Withholding Amounts"), were satisfied by deducting from the shares issued to the holder, the number of shares of Prize Common Stock ("Deemed Surrendered Shares") with a fair value equal to such exercise price and Tax Withholding Amounts. For purposes hereof, the fair value of each Deemed Surrendered Share shall be equal to the amount of the Merger Consideration that is payable in respect of each outstanding share of Prize Common Stock pursuant to Section 2.4(c)(i).

          (iv) Prize Warrants. All Prize Warrants shall remain outstanding following the Effective Time. At the Effective Time, by virtue of the Merger and without any action on the part of Prize or any holder thereof, each Prize Warrant shall be assumed by Parent and shall be exercisable on the same terms and conditions as apply immediately prior to the Effective Time, except that each Prize Warrant shall be exercisable for that number of shares of Parent Common Stock and the amount of Cash Consideration into which the number of shares of Prize Common Stock subject to such Prize Warrant immediately prior to the Effective Time would be converted under
     Section 2.4(c)(i).

          (v) Other Interests. Except as provided in this Section 2.4(c) or as otherwise agreed to by the Parties, the provisions of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Prize Companies shall become null and void.

          (vi) Shares of Dissenting Stockholders. Any issued and outstanding shares of Prize Common Stock held by a Dissenting Stockholder shall be converted into the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the DGCL; provided, however, shares of Prize Common Stock outstanding at the Effective Time and held by a Dissenting Stockholder who shall, after the Effective Time, withdraw his demand for appraisal or lose his right of appraisal as provided in the DGCL, shall be deemed to be converted, as of the Effective Time, into the right to receive the shares of Parent Common Stock and the Cash Consideration (without interest) specified in Section 2.4(c)(i) in accordance with the procedures specified in Section 2.5(c). Prize shall give Parent (A) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to the DGCL received by Prize, and (B) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Prize will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Parent, settle or offer to settle any such demands.

     2.5  Exchange of Certificates.

     (a) Exchange Fund. Immediately after the Effective Time, Parent shall deposit with the Exchange Agent, for the benefit of the holders of shares of Prize Common Stock and for exchange in accordance with this Agreement, certificates representing the shares of Parent Common Stock to be issued, and funds necessary to pay the Cash Consideration, in exchange for shares of Prize Common Stock pursuant to Section 2.4(b)(i). Such shares of Parent Common Stock, together with any dividends or distributions with respect thereto (as provided in Section 2.5(c)) and such funds, are referred to herein as the "Exchange

Fund." The Exchange Agent, pursuant to irrevocable instructions consistent with the terms of this Agreement, shall deliver the Parent Common Stock and the Cash Consideration to be issued or paid pursuant to Section 2.4(b)(i) out of the Exchange Fund, and the Exchange Fund shall not be used for any other purpose whatsoever. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Parent Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of Persons entitled thereto.

     (b) Exchange Procedures.

          (i) As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a Prize Certificate that, immediately prior to the Effective Time, represented shares of Prize Common Stock, which was converted into the right to receive Parent Common Stock and Cash Consideration pursuant to Section 2.4(b)(i), a letter of transmittal to be used to effect the exchange of such Prize Certificate for a Parent Certificate (and cash in lieu of fractional shares) and the Cash Consideration, along with instructions for using such letter of transmittal to effect such exchange. The letter of transmittal (or the instructions thereto) shall specify that delivery of any Prize Certificate shall be effected, and risk of loss and title thereto shall pass, only upon delivery of such Prize Certificate to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify.

          (ii) Upon surrender to the Exchange Agent of a Prize Certificate for cancellation, together with a duly completed and executed letter of transmittal and any other required documents (including, in the case of any Person constituting an "affiliate" of Prize for purposes of Rule 145(c) and
     (d) under the Securities Act, a written agreement from such Person as described in Section 5.10, if not theretofore delivered to Parent): (A) the holder of such Prize Certificate shall be entitled to receive in exchange therefor a Parent Certificate representing the number of whole shares of Parent Common Stock and Cash Consideration that such holder has the right to receive pursuant to Section 2.4(b)(i), any cash in lieu of fractional shares of Parent Common Stock as provided in Section 2.5(e), and any unpaid dividends and distributions that such holder has the right to receive pursuant to Section 2.5(c) (after giving effect to any required withholding of taxes); and (B) the Prize Certificate so surrendered shall forthwith be cancelled. No interest shall be paid or accrued on the Cash Consideration, cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Prize Certificates.

          (iii) In the event of a transfer of ownership of Prize Common Stock that is not registered in the transfer records of Prize, a Parent Certificate representing the appropriate number of shares of Parent Common Stock and the appropriate Cash Consideration (along with any cash in lieu of fractional shares and any unpaid dividends and distributions that such holder has the right to receive) may be issued or paid to a transferee if the Prize Certificate representing such shares of Prize Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer, including such signature guarantees as Parent or the Exchange Agent may request, and to evidence that any applicable stock transfer taxes have been paid.

          (iv) Until surrendered as contemplated by this Section 2.5(b), each Prize Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a Parent Certificate representing shares of Parent Common Stock and Cash Consideration as provided in Section 2.4(b)(i) (along with any cash in lieu of fractional shares and any unpaid dividends and distributions).

     (c) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock declared or made after the Effective Time with a record date after the Effective Time shall be paid to the holder of any unsurrendered Prize Certificate. Subject to the effect of applicable laws: (i) at the time of the surrender of a Prize Certificate for exchange in accordance with the provisions of this Section 2.5, there shall be paid to the surrendering holder, without interest, the amount of dividends or other distributions (having a record date after the Effective Time but on or prior to surrender and a payment date on or prior to surrender) theretofore paid with respect to the number of whole shares of Parent Common Stock that such holder is entitled to receive (less the amount of any withholding taxes that may be required with respect thereto); and (ii) at the appropriate payment date, and, without duplicating any payment made under clause (i) above, there shall be paid to the surrendering holder, without interest, the amount of dividends or other distributions (having a record date after the Effective Time but on or prior to surrender and a payment date subsequent to surrender) payable with respect to the number of whole shares of Parent Common Stock that such holder receives (less the amount of any withholding taxes that may be required with respect thereto).

     (d) No Further Ownership Rights in Prize Common Stock. All shares of Parent Common Stock issued, and the Cash Consideration paid, upon the surrender for exchange of shares of Prize Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.5(c) or (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Prize Common Stock. After the Effective Time, there shall be no further registration of transfers on the Surviving Corporation's stock transfer books of the shares of Prize Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, a Prize Certificate is presented to the Surviving Corporation for any reason, it shall be cancelled and exchanged as provided in this Section 2.5.

     (e) Treatment of Fractional Shares. No Parent Certificates or scrip representing fractional shares of Parent Common Stock shall be issued in the Merger and, except as provided in this Section 2.5(e), no dividend or other distribution, stock split or interest shall relate to any such fractional share, and such fractional share shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. In lieu of any fractional share of Parent Common Stock to which a holder of Prize Common Stock would otherwise be entitled, such holder, upon surrender of a Prize Certificate as described in this Section 2.5, shall be paid an amount in cash (without interest) determined by multiplying (i) the Market Price by (ii) the fraction of a share of Parent Common Stock to which such holder would otherwise be entitled, in which case Parent shall make available to the Exchange Agent, without regard to any other cash being provided to the Exchange Agent, the amount of cash necessary to make such payments.

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund and cash held by the Exchange Agent in accordance with the terms of this Section 2.5 that remains unclaimed by the former stockholders of Prize for a period of one year following the Effective Time shall be delivered to Parent, upon demand. Thereafter, any former stockholders of Prize who have not theretofore complied with the provisions of this Section 2.5 shall look only to Parent for payment of their claim for Parent Common Stock, the Cash Consideration, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock (all without interest).

     (g) No Liability. Neither Parent, Prize, the Surviving Corporation, the Exchange Agent nor any other Person shall be liable to any former holder of shares of Prize Common Stock for any amount properly delivered to any public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by former holders of Prize Common Stock for a period of three years following the Effective Time (or such earlier date immediately prior to the time at which such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Parent, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

     (h) Lost, Stolen, or Destroyed Prize Certificates. If any Prize Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Prize Certificate to be lost, stolen or destroyed, and, if required by Parent or the Exchange Agent, the posting by such Person of a bond, in such reasonable amount as Parent or the Exchange Agent may direct, as indemnity against any claims that may be made against it with respect to such Prize Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Prize Certificate the shares of Parent Common Stock and the Cash Consideration (along with any cash in lieu of fractional shares pursuant to Section 2.5(e) and any unpaid dividends and distributions pursuant to Section 2.5(c)) deliverable with respect thereto pursuant to this Agreement.

     2.6 Closing. The Closing shall take place on the Closing Date at such time and place as is agreed upon by Parent and Prize.

     2.7 Effective Time of the Merger. The Merger shall become effective immediately when the Certificate of Merger is accepted for filing by the Secretary of State of Delaware and the Articles of Merger are accepted for filing by the Secretary of State of Texas, or at such time thereafter as is provided in the Certificate of Merger and the Articles of Merger (the "Effective Time"). As soon as practicable after the Closing, the Certificate of Merger and the Articles of Merger shall be filed, and the Effective Time shall occur, on the Closing Date; provided, however, that the Certificate of Merger and the Articles of Merger may be filed prior to the Closing Date or prior to the Closing so long as it provides for an effective time that occurs on the Closing Date immediately after the Closing.

     2.8 Taking of Necessary Action; Further Action. Each of Parent, Merger Sub and Prize shall use all reasonable efforts to take all such actions as may be necessary or appropriate in order to effectuate the Merger under the DGCL and the TBCA as promptly as commercially practicable. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of Merger Sub or Prize, the officers and directors of the Surviving Corporation are fully authorized, in the name of the Surviving Corporation or otherwise to take, and shall take, all such lawful and necessary action.

                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF PRIZE

     Prize hereby represents and warrants to Parent and Merger Sub as follows:

     3.1 Organization. Each of the Prize Companies: (a) is a corporation or a limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of its state of incorporation or formation; (b) has the requisite power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted; and (c) is duly qualified to do business as a foreign corporation or limited partnership, as applicable, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary (except where any failure to be so qualified as a foreign corporation, limited partnership or limited liability company or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Prize). Accurate and complete copies of the certificate of incorporation, bylaws, minute books and/or other organizational documents of each of the Prize Companies have heretofore been delivered to Parent. Prize has no corporate or other subsidiaries other than the Prize Subsidiaries.

     3.2 Other Equity Interests. None of the Prize Companies owns any equity interest in any general or limited partnership, corporation, limited liability company or joint venture other than the Prize Companies and as set forth on the Prize Disclosure Schedule (other than joint operating and other ownership arrangements and tax partnerships entered into in the ordinary course of business that, individually or in the aggregate, are not material to the operations or business of the Prize Companies, taken as a whole), and that do not entail any material liabilities.

     3.3 Authority and Enforceability. Prize has the requisite corporate power and authority to enter into and deliver this Agreement and (with respect to consummation of the Merger, subject to the valid approval of the Prize Proposal by the stockholders of Prize) to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and (with respect to consummation of the Merger, subject to the valid approval of the Prize Proposal by the stockholders of Prize) the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Prize, including approval by the board of directors of Prize, and no other corporate proceedings on the part of Prize are necessary to authorize the execution or delivery of this Agreement or (with respect to consummation of the Merger, subject to the valid approval of the Prize Proposal by the stockholders of Prize) to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Prize and (with respect to consummation of the Merger, subject to the valid approval of the Prize Proposal by the stockholders of Prize and assuming that this Agreement constitutes a valid and binding obligation of Parent and Merger Sub) constitutes a valid and binding obligation of Prize, enforceable against Prize in accordance with its terms.

     3.4 No Violations. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance by Prize with the provisions hereof will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien on any of the properties or assets of any of the Prize Companies under, any provision of (a) the certificate or articles of incorporation, bylaws or any other organizational documents of any of the Prize Companies, (b) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or other agreement or instrument applicable to any of the Prize Companies, or (c) assuming the consents, approvals, authorizations, permits, filings and notifications referred to in Section 3.5 are duly and timely obtained or made, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to any of the Prize Companies or any of their respective properties or assets, other than (y) in the case of clause (b) above, any such conflict, violation, default, right, loss or Lien that may arise under the Prize Bank Credit Agreement, and (z) in the case of clause (b) or (c) above, any such conflict, violation, default, right, loss or Lien that, individually or in the aggregate, would not have a Material Adverse Effect on Prize.

     3.5 Consents and Approvals. No consent, approval, order or authorization of, registration, declaration or filing with, or permit from, any Governmental Authority is required by or with respect to any of the Prize Companies in connection with the execution and delivery of this Agreement by Prize or the consummation by Prize of the transactions contemplated hereby, except for the following: (a) any such consent, approval, order, authorization, registration, declaration, filing or permit which the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on Prize; (b) the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to applicable provisions of the DGCL and the filing of the Articles of Merger with the Secretary of State of Texas pursuant to applicable provisions of the TBCA; (c) the filing of a pre-merger notification report by Prize as may be required under the HSR Act and the expiration or termination of the applicable waiting period; (d) the filing with the SEC of the Proxy Statement/Prospectus and such reports under Section 13(a) of the Exchange Act and such other compliance with the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be so required; (e) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws or Environmental Laws; and (f) such filings and approvals as may be required by any foreign pre-merger notification, securities, corporate or other law, rule or regulation. No Third-Party Consent is required by or with respect to any of the Prize Companies in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (x) any such Third-Party Consent which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Prize, (y) the valid approval of the Prize Proposal by the stockholders of Prize, and (z) any consent, approval or waiver required by the terms of the Prize Bank Credit Agreement.

     3.6 SEC Documents. Prize has made available to Parent a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Prize with the SEC since January 1, 2000, and prior to the date of this Agreement (the "Prize SEC Documents"), which are all the documents (other than preliminary material) that Prize was required to file with the SEC since such date. As of their respective dates, the Prize SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Prize SEC Documents, and none of the Prize SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.7 Financial Statements. The Prize Financial Statements were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present, in accordance with applicable requirements of GAAP (in the case of the unaudited statements, subject to normal, recurring adjustments), the consolidated financial position of Prize and its subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Prize and its subsidiaries for the periods presented therein.

     3.8  Capital Structure.

     (a) The authorized capital stock of Prize consists of 50,000,000 shares of Prize Common Stock and 10,000,000 shares of Prize Preferred Stock.

     (b) As of the date hereof, there were (i) 12,529,106 issued and outstanding shares of Prize Common Stock, (ii) Prize Stock Options relating to 2,240,027 shares of Prize Common Stock that have been, or prior to the Effective Time will be, issued, and (iii) Prize Warrants relating to 1,708,724 shares of Prize Common Stock that were issued and outstanding. As of the date hereof, 2,085,481 shares of Prize Common Stock were held by Prize as treasury stock.

     (c) Except as set forth in Section 3.8(b), there are outstanding (i) no shares of capital stock or other voting securities of Prize, (ii) no securities of Prize or any other Person convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of Prize, and (iii) no subscriptions, options, warrants, calls, rights (including preemptive rights), commitments, understandings or agreements to which Prize is a party or by which it is bound obligating Prize to issue, deliver, sell, purchase, redeem or acquire shares of capital stock or other voting securities of Prize (or securities convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of Prize) or obligating Prize to grant, extend or enter into any such subscription, option, warrant, call, right, commitment, understanding or agreement.

     (d) All outstanding shares of Prize capital stock are validly issued, fully paid and nonassessable and not subject to any preemptive right.

     (e) All outstanding shares of capital stock and other voting securities of each of the corporate Prize Subsidiaries are (i) validly issued, fully paid and nonassessable and not subject to any preemptive right, and (ii) owned by the Prize Companies, free and clear of all Liens, claims and options of any nature (except for Permitted Encumbrances). There are outstanding (y) no securities of any Prize Subsidiary or any other Person convertible into or exchangeable or exercisable for shares of capital stock, other voting securities or other equity interests of such Prize Subsidiary, and (z) no subscriptions, options, warrants, calls, rights (including preemptive rights), commitments, understandings or agreements to which any Prize Subsidiary is a party or by which it is bound obligating such Prize Subsidiary to issue, deliver, sell, purchase, redeem or acquire shares of capital stock, other voting securities or other equity interests of such Prize Subsidiary (or securities convertible into or exchangeable or exercisable for shares of capital stock, other voting securities or other equity interests of such Prize Subsidiary) or obligating any Prize Subsidiary to grant, extend or enter into any such subscription, option, warrant, call, right, commitment, understanding or agreement.

     (f) Except for the Prize Voting and Shareholders Agreement, there is no stockholder agreement, voting trust or other agreement or understanding to which Prize is a party or by which it is bound relating to the voting of any shares of the capital stock of any of the Prize Companies.

     3.9 No Undisclosed Liabilities. There are no liabilities of any of the Prize Companies of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are reasonably likely to have a Material Adverse Effect on Prize, other than (a) liabilities adequately provided for in the Prize Financial Statements, (b) liabilities incurred in the ordinary course of business subsequent to September 30, 2001, (c) liabilities under this Agreement, and (d) liabilities set forth on the Prize Disclosure Schedule.

     3.10 Absence of Certain Changes or Events. Except as set forth in the Prize Disclosure Schedule or as specifically contemplated by this Agreement, since September 30, 2001, none of the Prize Companies has done any of the following:

     (a) Discharged or satisfied any Lien or paid any obligation or liability, absolute or contingent, other than current liabilities incurred and paid in the ordinary course of business and consistent with past practices;

     (b) Paid or declared any dividends or distributions, purchased, redeemed, acquired or retired any indebtedness, stock or other securities from its stockholders or other securityholders, made any loans or advances or guaranteed any loans or advances to any Person (other than loans, advances or guaranties made in the ordinary course of business and consistent with past practices), or otherwise incurred or suffered to exist any liabilities (other than current liabilities incurred in the ordinary course of business and consistent with past practices);

     (c) Except for Permitted Encumbrances, suffered or permitted any Lien to arise or be granted or created against or upon any of its assets;

     (d) Canceled, waived or released any rights or claims against, or indebtedness owed by, third parties;

     (e) Amended its certificate of incorporation, bylaws or other organizational documents;

     (f) Made or permitted any amendment, supplement, modification or termination of, or any acceleration under, any Prize Material Agreement;

     (g) Sold, leased, transferred, assigned or otherwise disposed of (i) any Oil and Gas Interests of Prize that, individually or in the aggregate, had a value of $2,000,000 or more, or (ii) any other assets that, individually or in the aggregate, had a value at the time of such lease, transfer, assignment or disposition of $2,000,000 or more (and, in each case where a sale, lease, transfer, assignment or other disposition was made, it was made for fair consideration in the ordinary course of business); provided, however, that this
Section 3.10(g) shall not apply to the sale of Hydrocarbons in the ordinary course of business;

     (h) Made any investment in or contribution, payment, advance or loan to any Person (other than investments, contributions, payments or advances, or commitments with respect thereto, less than $500,000 in the aggregate, made in the ordinary course of business and consistent with past practices);

     (i) Paid, loaned or advanced (other than the payment, advance or reimbursement of expenses in the ordinary course of business) any amounts to, or sold, transferred or leased any of its assets to, or entered into any other transaction with, any of its Affiliates other than the Prize Companies;

     (j) Made any material change in any of the accounting principles followed by it or the method of applying such principles;

     (k) Entered into any material transaction (other than this Agreement) except in the ordinary course of business and consistent with past practices;

     (l) Increased benefits or benefit plan costs or changed bonus, insurance, pension, compensation or other benefit plan or arrangement or granted any bonus or increase in wages, salary or other compensation or made any other change in employment terms to any officer, director or employee of any of the Prize Companies (except in the ordinary course of business);

     (m) Issued any note, bond or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $500,000 in the aggregate (other than pursuant to the Prize Bank Credit Agreement);

     (n) Delayed or postponed the payment of accounts payable or other liabilities (except in the ordinary course of business);

     (o) Canceled, compromised, waived or released any right or claim (or series of related rights and claims) involving more than $500,000 in the aggregate (except in the ordinary course of business);

     (p) Issued, sold, or otherwise disposed of any of its capital stock or other equity interest or granted any option, warrant, or other right to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock or other equity interest;

     (q) Made any loan to, or entered into any other transaction with, any of its directors, officers or employees (except in the ordinary course of business and not involving more than $100,000 in the aggregate);

     (r) Made or pledged to make any charitable or other capital contribution outside the ordinary course of business;

     (s) Made or committed to make capital expenditures in excess of $2,000,000 in the aggregate;

     (t) Made any change in any material Tax election or the manner Taxes are reported;

     (u) Otherwise been involved in any other material occurrence, event, incident, action, failure to act, or transaction involving any of the Prize Companies (except in the ordinary course of business);

     (v) Agreed, whether in writing or otherwise, to do any of the foregoing; or

     (w) Suffered any Material Adverse Effect (other than changes or trends, including changes or trends in commodity prices, generally prevalent in or affecting the oil and gas industry).

     3.11 Compliance with Laws, Material Agreements and Permits. None of the Prize Companies is in violation of, or in default under, and no event has occurred that (with notice or the lapse of time or both) would constitute a violation of or default under: (a) its certificate of incorporation, bylaws or other organizational documents, (b) any applicable law, rule, regulation, ordinance, order, writ, decree or judgment of any Governmental Authority, or (c) any Prize Material Agreement, except (in the case of clause (b) or (c) above) for any violation or default that would not, individually or in the aggregate, have a Material Adverse Effect on Prize. Each of the Prize Companies has obtained and holds all permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations of all Governmental Authorities necessary for the lawful conduct of its business and the lawful ownership, use and operation of its assets ("Prize Permits"), except for Prize Permits which the failure to obtain or hold would not, individually or in the aggregate, have a Material Adverse Effect on Prize. None of the Prize Permits will be adversely affected by the consummation of the transactions contemplated under this Agreement or requires any filing or consent in connection therewith. Each of the Prize Companies is in compliance with the terms of its Prize Permits, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Prize. No investigation or review by any Governmental Authority with respect to any of the Prize Companies is pending or, to the knowledge of Prize, threatened, other than those the outcome of which would not, individually or in the aggregate, have a Material Adverse Effect on Prize. To the knowledge of Prize, no other party to any Prize Material Agreement is in material breach of the terms, provisions or conditions of such Prize Material Agreement.

     3.12 Governmental Regulation. No Prize Company is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any state public utilities laws.

     3.13  Litigation.  Except as set forth in the Prize Disclosure Schedule:
(a) no litigation, arbitration, investigation or other proceeding is pending or, to the knowledge of Prize, threatened against any of the Prize Companies or their respective assets which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on Prize; and (b) no Prize Company is subject to any outstanding injunction, judgment, order, decree or ruling (other than routine oil and gas field regulatory orders). There is no litigation, proceeding or investigation pending or, to the knowledge of Prize, threatened against or affecting any of the Prize Companies that questions the validity or enforceability of this Agreement or any other document, instrument or agreement to be executed and delivered by Prize in connection with the transactions contemplated hereby.

     3.14 No Restrictions. None of the Prize Companies is a party to: (a) any agreement, indenture or other instrument that contains restrictions with respect to the payment of dividends or other distributions with respect to its capital, other than the Prize Bank Credit Agreement; (b) any financial arrangement with respect to or creating any indebtedness to any Person (other than indebtedness
(i) reflected in the Prize Financial Statements, (ii) under the Prize Bank Credit Agreement, or (iii) incurred in the ordinary course of business since September 30, 2001), unless such indebtedness would not, individually or in the aggregate, result in a Material Adverse Effect on the Prize Companies; (c) any agreement, contract or commitment relating to the making of any advance to, or investment in, any Person (other than restrictions under the Prize Bank Credit Agreement and advances in the ordinary course of business); (d) any guaranty or other contingent liability with respect to any indebtedness or obligation of any Person (other than (i) guaranties pursuant to the Prize Bank Credit Agreement,
(ii) guaranties undertaken in the ordinary course of business, and (iii) the endorsement of negotiable instruments for collection in the ordinary course of business); or (e) any agreement, contract or commitment limiting in any respect its ability to compete with any Person or otherwise conduct business of any line or nature.

     3.15 Tax Audits and Settlements. None of the Prize Companies is a party or subject to any unresolved or incomplete Tax audit or settlement.

     3.16  Taxes.

     (a) Each of the Prize Companies and any affiliated, combined or unitary group of which any such entity is or was a member has (i) timely filed all federal, state, local and foreign returns, declarations, reports, estimates, information returns and statements ("Tax Returns") required to be filed by it with respect to any Taxes, (ii) timely paid all Taxes that are due and payable (except for Taxes that are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established) for which any of the Prize Companies may be liable, (iii) complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes, and (iv) timely withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over, except where the failure to file, pay, comply with or withhold would not have a Material Adverse Effect on Prize.

     (b) Except as set forth in the Prize Disclosure Schedule: (i) no audits or other administrative or court proceedings are presently pending with regard to any federal, state, local or foreign income or franchise Taxes for which any of the Prize Companies would be liable; and (ii) there are no pending requests for Tax rulings from any Governmental Authority, no outstanding subpoenas or requests for information by any Governmental Authority with respect to any Taxes, no proposed reassessments by any Governmental Authority of any property owned or leased, and no agreements in effect to extend the time to file any Tax Return or the period of limitations for the assessment or collection of any Taxes for which any of the Prize Companies would be liable.

     (c) Except as set forth in the Prize Disclosure Schedule: (i) there are no Liens on any of the assets of the Prize Companies for unpaid Taxes, other than Liens for Taxes not yet due and payable; (ii) no Prize Company has any liability under Treasury Regulation sec. 1.1502-6 or any analogous state, local or foreign law by reason of having been a member of any consolidated, combined or unitary group, other than the affiliated group of which Prize is the common parent corporation; and (iii) no Prize Company is or has been a party to any Tax sharing agreement between related corporations.

     (d) The amount of liability for unpaid Taxes of the Prize Companies does not, in the aggregate, materially exceed the amount of the liability accruals for Taxes reflected on the Prize Financial Statements.

     (e) Prize has made available to Parent complete copies of all Tax Returns filed by the Prize Companies with respect to any Taxes and all Tax audit reports, work papers, statements of deficiencies, and closing or other agreements with respect thereto with respect to Tax years 1999, 2000 and 2001.

     (f) Except as set forth in the Prize Disclosure Schedule: (i) no Prize Company is required to treat any of its assets as owned by another person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; (ii) no election has been made under Section 338 of the Code and no events have occurred which would result in a deemed election under Section 338 of the Code with respect to any Prize Company; (iii) no election has been made under Section 341(f) of the Code with respect to any Prize Company; (iv) no Prize Company has participated in any international boycott as defined in Code Section 999; (v) there are no outstanding balances of deferred gain or loss accounts with respect to any Prize Company under Treas. Reg. sec.sec. 1.1502-13 or 1.1502-13T; (vi) no Prize Company has made or will make any election under Treas. Reg.
sec. 1.502-20(g)(1) with respect to the reattribution of net operating losses; and (vii) no Prize Company has or has ever conducted branch operations in any foreign country within the meaning of Treas. Reg. sec. 1.367(a)-6T.

     (g) The books and records of Prize contain accurate and complete information with respect to: (i) all material Tax elections in effect with respect to the Prize Companies; (ii) the current Tax basis of the assets of the Prize Companies; (iii) any excess loss accounts of any Prize Company; (iv) the current and accumulated earnings and profits of Prize; (v) the net operating losses and net capital losses of the Prize Companies, the years that such net operating and net capital losses expire, and any restrictions to which such net operating and net capital losses are subject under any provision of the Code or consolidated return regulations; (vi) Tax credit carryovers of the Prize Companies; and (vii) any overall foreign losses to the Prize Companies under
Section 904(f) of the Code.

     (h) No shareholder of Prize that is a foreign corporation or a nonresident alien individual has owned as much as five percent of the outstanding stock of Prize at any time during the five-year period ending on the date hereof.

     3.17  Employee Benefit Plans.

     (a) The Prize Disclosure Schedule sets forth a complete and accurate list of each of the following which is or has been sponsored, maintained or contributed to by Prize or any trade or business, whether or not incorporated (a "Prize ERISA Affiliate"), or in which any employee or co-employee of any of the Prize Companies participates or is covered, that together with Prize would be considered affiliated with Prize or any Prize ERISA Affiliate under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA for the benefit of any person who, as of the Closing, is a current or former employee or subcontractor of Prize or any Prize ERISA Affiliate: (i) each "employee benefit plan," as such term is defined in Section 3(3) of ERISA (each, a "Prize Plan"); and (ii) each personnel policy, stock option plan, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy, program or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, retiree benefit plan or arrangement, fringe benefit program or practice (whether or not taxable), employee loan, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in clause (i) above (each, a "Prize Benefit Program or Agreement") (the Prize Plans and Prize Benefit Programs or Agreements are sometimes collectively referred to in this Agreement as the "Prize Employee Benefit Plans").

     (b) True, correct and complete copies of each of the Prize Plans and related trusts, if applicable, including all amendments thereto, have been furnished or made available to Parent. There has also been furnished or made available to Parent, with respect to each Prize Plan required to file such report and description, the report on Form 5500 for the past three years, to the extent applicable, and the most recent summary plan description and summaries of material modifications thereto. True, correct and complete copies or descriptions of all Prize Benefit Programs or Agreements have also been furnished or made available to Parent.

     (c) Except as otherwise set forth on the Prize Disclosure Schedule: (i) none of Prize, any Prize ERISA Affiliate or any entity that, at any time during the past six years, was required to be treated as a single employer together with Prize or a Prize ERISA Affiliate pursuant to Section 414 of the Code contributes to or has an obligation to contribute to, nor has at any time contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA or any other plan subject to Title IV of ERISA; (ii) each of Prize and the Prize ERISA Affiliates has performed all obligations, whether arising by operation of law or by contract, including ERISA and the Code, required to be performed by it in connection with the Prize Employee Benefit Plans, and, to the knowledge of Prize, there have been no defaults or violations by any other party to the Prize Employee Benefit Plans;
(iii) all reports, returns, notices, disclosures and other documents relating to the Prize Plans required to be filed with or furnished to governmental entities, plan participants or plan beneficiaries have been timely filed or furnished in accordance with applicable law, and each Prize Employee Benefit Plan has been administered in compliance with its governing written documents; (iv) each of the Prize Plans intended to be qualified under Section 401 of the Code satisfies the requirements of such Section and has received a favorable determination letter from the Internal Revenue Service (the "IRS") regarding such qualified status and has not been amended, operated or administered in a way which would adversely affect such qualified status; (v) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of Prize, contemplated or threatened against, or with respect to, any of the Prize Employee Benefit Plans or their assets; (vi) each trust maintained in connection with each Prize Plan, which is qualified under Section 401 of the Code, is tax exempt under Section 501 of the Code; (vii) all contributions required to be made to the Prize Employee Benefit Plans have been made timely; (viii) no accumulated funding deficiency, whether or not waived, within the meaning of
Section 302 of ERISA or Section 412 of the Code has been incurred, and there has been no termination or partial termination of any Prize Plan within the meaning of Section 411(d)(3) of the Code; (ix) no act, omission or transaction has occurred which could result in imposition on Prize or any Prize ERISA Affiliate of (A) breach of fiduciary duty liability damages under Section 409 of ERISA,
(B) a civil penalty assessed pursuant to subsections (c), (i) or (1) of Section 502 of ERISA or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code; (x) to the knowledge of Prize, there is no matter pending with respect to any of the Prize Plans before the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation (the "PBGC"); (xi) each of the Prize Employee Benefit Plans complies, in form and operation, with the applicable provisions of the Code and ERISA; (xii) each Prize Employee Benefit Plan may be unilaterally amended or terminated in its entirety without any liability or other obligation;
(xiii) Prize and the Prize ERISA Affiliates have no liabilities or other obligations, whether actual or contingent, under any Prize Employee Benefit Plan for post-employment benefits of any nature (other than COBRA continuation coverage); and (xiv) neither Prize nor any of the Prize ERISA Affiliates or any present or former director, officer, employee or other agent of Prize or any of the Prize ERISA Affiliates has made any written or oral representations or promises to any present or former director, officer, employee or other agent concerning his or her terms, conditions or benefits of employment, including the tenure of any such employment or the conditions under which such employment may be terminated by Prize, any of the Prize ERISA Affiliates or Parent which will be binding upon or enforceable against Parent or Prize after the Effective Time.

     (d) Except as otherwise set forth on the Prize Disclosure Schedule, no employee is currently on a leave of absence due to sickness or disability and no claim is pending or expected to be made by an employee, former employee or independent contractor for workers' compensation benefits.

     (e) With respect to the Prize Employee Benefit Plans, there exists no condition or set of circumstances in connection with any of the Prize Companies that could be expected to result in liability reasonably likely to have a Material Adverse Effect on Prize under ERISA, the Code or any other applicable law. With respect to the Prize Employee Benefit Plans, individually and in the aggregate, there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of the Prize Companies, which obligations are reasonably likely to have a Material Adverse Effect on Prize.

     (f) Except pursuant to the Prize Extraordinary Transaction Compensation Policy, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any payment becoming due to any employee or group of employees of any of the Prize Companies.

     (g) Except as set forth in the Prize Disclosure Schedule, no amounts payable or that could become payable under any Prize Employee Benefit Plan (including the Prize Extraordinary Transaction Compensation Policy) as a result of the consummation of the transactions contemplated by this Agreement will fail to be deductible for Federal income tax purposes by virtue of either Section 280G or 162(m) of the Code.

     3.18 Employment Contracts and Benefits. Except as set forth in the Prize Disclosure Schedule or otherwise provided for in any Prize Employee Benefit
Plan: (a) none of the Prize Companies is subject to or obligated under any consulting, employment, severance, termination or similar arrangement, any employee benefit, incentive or deferred compensation plan with respect to any Person, or any bonus, profit sharing, pension, stock option, stock purchase or similar plan or other arrangement or other fringe benefit plan entered into or maintained for the benefit of employees of any of the Prize Companies or any other Person; and (b) no employee of any of the Prize Companies or any other Person owns, or has any right granted by any of the Prize Companies to acquire, any interest in any of the assets or business of any of the Prize Companies.

     3.19  Labor Matters.

     (a) No employees of any of the Prize Companies are represented by any labor organization. No labor organization or group of employees of any of the Prize Companies has made a demand for recognition or certification as a union or other labor organization, and there are no representation or certification proceedings or petitions seeking a representation or certification proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities involving any of the Prize Companies pending with any labor organization or group of employees of any of the Prize Companies.

     (b) Each of the Prize Companies is in compliance with all laws, rules, regulations and orders relating to the employment of labor, including all such laws, rules, regulations and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of income Tax withholding, Social Security Taxes, Medicare Taxes and similar Taxes, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Prize.

     3.20  Accounts Receivable.  Except as set forth in the Prize Disclosure
Schedule: (a) all of the accounts, notes and loans receivable that have been recorded on the books of the Prize Companies are bona fide and represent accounts, notes and loans receivable validly due for goods sold or services rendered and are reasonably expected to be collected in full within 90 days after the applicable invoice or note maturity date (other than such accounts, notes and loans receivable that, individually or in the aggregate, do not have a book value as of the date hereof in excess of $500,000); (b) except for Permitted Encumbrances, all of such accounts, notes and loans receivable are free and clear of any and all Liens and other adverse claims and charges, and none of such accounts, notes or loans receivable is subject to any offset or claim of offset; and (c) none of the obligors on such accounts, notes or loans receivable has given notice to any of the Prize Companies that it will or may refuse to pay the full amount or any portion thereof.

     3.21 Insurance. Each of the Prize Companies maintains, and through the Closing Date will maintain, insurance with reputable insurers (or pursuant to prudent self-insurance programs described in the Prize Disclosure Schedule) in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to those of the Prize Companies and owning properties in the same general area in which the Prize Companies conduct their businesses. None of such insurance coverage was obtained through the use of false or misleading information or the failure to provide the insurer with all information requested in order to evaluate the liabilities and risks insured. There is no material default with respect to any provision contained in any such policy or binder, and none of the Prize Companies has failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no billed but unpaid premiums past due under any such policy or binder. Except as set forth in the Prize Disclosure Schedule: (a) there are no outstanding claims under any such policies or binders and, to the knowledge of Prize, there has not occurred any event that might reasonably form the basis of any claim against or relating to any of the Prize Companies that is not covered by any of such policies or binders; (b) no notice of cancellation or non-renewal of any such policies or binders has been received; and (c) there are no performance bonds outstanding with respect to any of the Prize Companies.

     3.22 Intellectual Property. There are no material trademarks, trade names, patents, service marks, brand names, computer programs, databases, industrial designs, copyrights or other intangible property that are necessary for the operation, or continued operation, of the business of any of the Prize Companies or for the ownership and operation, or continued ownership and operation, of any of their assets, for which the Prize Companies do not hold valid and continuing authority in connection with the use thereof. The businesses of the Prize Companies, as presently conducted, do not conflict with, infringe or violate any intellectual property rights of any other Person, except where any such conflict, infringement or violation could not reasonably be expected to have a Material Adverse Effect on Prize.

     3.23 Title to Assets. The Prize Companies (individually or collectively) have Defensible Title to the Oil and Gas Interests of Prize included or reflected in Prize's Ownership Interests. Each Oil and Gas Interest included or reflected in Prize's Ownership Interests entitles the Prize Companies (individually or collectively) to receive not less than the undivided interest set forth in (or derived from) the Ownership Interests of Prize of all Hydrocarbons produced, saved and sold from or attributable to such Oil and Gas Interest, and the portion of the costs and expenses of operation and development of such Oil and Gas Interest that is borne or to be borne by the Prize Companies (individually or collectively) is not greater than the undivided interest set forth in (or derived from) Prize's Ownership Interests. No fact, circumstance or condition of the title to an Oil and Gas Interest shall be considered to effect a reduction in the value of the assets, unless due consideration has been given to (a) the length of time that such Oil and Gas Interest has been producing Hydrocarbons and has been credited to and accounted for by the Prize Companies and their predecessors in title, if any, and (b) whether any such fact, circumstance or condition is of the type that can generally be expected to be encountered in the area involved and is usually and customarily acceptable to reasonable and prudent operators, interest owners and purchasers engaged in the business of the ownership, development and operation of oil and gas properties.

     3.24  Oil and Gas Operations.  Except as set forth in the Prize Disclosure
Schedule:

     (a) All wells included in the Oil and Gas Interests of Prize have been drilled and (if completed) completed, operated and produced in accordance with generally accepted oil and gas field practices and in compliance in all material respects with applicable oil and gas leases and applicable laws, rules and regulations, except where any failure or violation could not reasonably be expected to have a Material Adverse Effect on Prize; and

     (b) Proceeds from the sale of Hydrocarbons produced from Prize's Oil and Gas Interests are being received by the Prize Companies in a timely manner and are not being held in suspense for any reason (except in the ordinary course of business).

     3.25 Financial and Commodity Hedging. The Prize Disclosure Schedule accurately summarizes as of the date hereof the outstanding Hydrocarbon and financial hedging positions of the Prize Companies (including fixed price controls, collars, swaps, caps, hedges and puts).

     3.26  Environmental Matters.  Except as set forth in the Prize Disclosure
Schedule:

     (a) Each of the Prize Companies has conducted its business and operated its assets, and is conducting its business and operating its assets, in compliance with all Environmental Laws, other than any noncompliance that (i) is typical in the ordinary course of business for oil and gas properties of the type owned by the Prize Companies, and (ii) would not be reasonably expected to result in a Material Adverse Effect on Prize;

     (b) To the knowledge of Prize, none of the Prize Companies has been notified by any Governmental Authority or other third party that any of the operations or assets of any of the Prize Companies is the subject of any investigation or inquiry by any Governmental Authority or other third party evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Material or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Material;

     (c) None of the Prize Companies and, to the knowledge of Prize, no other Person has filed any notice under any federal, state or local law indicating that (i) any of the Prize Companies is responsible for the improper release into the environment, or the improper storage or disposal, of any Hazardous Material, or (ii) any Hazardous Material is improperly stored or disposed of upon any property of any of the Prize Companies;

     (d) None of the Prize Companies has any liability in excess of $2,000,000 in the aggregate in connection with (i) the release or threatened release into the environment at, beneath or on any property now or previously owned, leased or operated by any of the Prize Companies, (ii) any obligations under or violations of Environmental Laws, or (iii) the use, release, storage or disposal of any Hazardous Material;

     (e) None of the Prize Companies has received any claim, complaint, notice, inquiry or request for information involving any matter which remains unresolved with respect to any alleged violation of any Environmental Law or regarding potential liability under any Environmental Law relating to operations or conditions of any facilities or property (including off-site storage or disposal of any Hazardous Material from such facilities or property) currently or formerly owned, leased or operated by any of the Prize Companies;

     (f) No property now or previously owned, leased or operated by any of the Prize Companies is listed on the National Priorities List pursuant to CERCLA or on the CERCLIS or on any other federal or state list as sites requiring investigation or cleanup;

     (g) To the knowledge of Prize, none of the Prize Companies is transporting, has transported, or is arranging or has arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List pursuant to CERCLA, on the CERCLIS, or on any similar federal or state list or which is the subject of federal, state or local enforcement actions or other investigations that may lead to claims in excess of $100,000 against any of the Prize Companies for removal or remedial work, contribution for removal or remedial work, damage to natural resources or personal injury, including claims under CERCLA;

     (h) None of the Prize Companies owns or operates any underground storage tanks or solid waste storage, treatment and/or disposal facilities;

     (i) To the knowledge of Prize, no asbestos, asbestos containing materials or polychlorinated biphenyls are present on or at any property or facility owned, leased or operated by any of the Prize Companies, other than gas processing plants and associated gathering systems;

     (j) None of the Prize Companies is operating, or required to be operating, any of its properties or facilities under any compliance or consent order, decree or agreement issued or entered into under, or pertaining to matters regulated by, any Environmental Law; and

     (k) To the knowledge of Prize, Prize has provided or made available to Parent copies of all environmental audits, assessments and evaluations of any of the Prize Companies or any of their properties or assets.

     3.27 Books and Records. All books, records and files of the Prize Companies (including those pertaining to Prize's Oil and Gas Interests, wells and other assets, those pertaining to the production, gathering, transportation and sale of Hydrocarbons, and corporate, accounting, financial and employee records): (a) have been prepared, assembled and maintained in accordance with usual and customary policies and procedures, and (b) fairly and accurately reflect the ownership, use, enjoyment and operation by the Prize Companies of their respective assets.

     3.28 Brokers. Except as set forth on the Prize Disclosure Schedule, no broker, finder, investment banker or other Person is or will be, in connection with the transactions contemplated by this Agreement, entitled to any brokerage, finder's or other fee or compensation based on any arrangement or agreement made by or on behalf of Prize and for which Parent, or any of the Prize Companies will have any obligation or liability.

     3.29 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Prize Common Stock is the only vote of the holders of any class or series of Prize capital stock or other voting securities necessary to approve this Agreement, the Merger and the transactions contemplated hereby.

     3.30 Powers of Attorney; Authorized Signatories. The Prize Disclosure Schedule lists: (a) the names and addresses of all Persons holding powers of attorney on behalf of any of the Prize Companies; and (b) the names of all banks and other financial institutions in which any of the Prize Companies currently have one or more bank accounts or safe deposit boxes, along with the account numbers and the names of all persons authorized to draw on such accounts or to have access to such safe deposit boxes.

     3.31 Gas Imbalances. Except as set forth on the Prize Disclosure Schedule, none of the Prize Companies has received any deficiency payment under any gas contract for which any Person has a right to take deficiency gas from any Prize Company, nor have any of the Prize Companies received any payment for production which is subject to refund or recoupment out of future production.

     3.32 Royalties. To the knowledge of Prize as to wells not operated by a Prize Company, and without qualification as to knowledge as to all wells operated by a Prize Company, all royalties, overriding royalties, compensatory royalties and other payments due from or in respect of production with respect to Prize's Oil and Gas Interests, have been or will be, prior to the Effective Time, properly and correctly paid or provided for in all material respects, except for those for which a Prize Company has a valid right to suspend.

     3.33 Prepayments. Except as set forth on the Prize Disclosure Schedule, no prepayment for Hydrocarbon sales has been received by any of the Prize Companies for Hydrocarbons which have not been delivered.

     3.34 Reserve Report. The Prize Reserve Report was generally prepared in accordance with all applicable guidelines of the Society of Petroleum Engineers and on a basis consistent with the reserve report referred to in Prize's Annual Report on Form 10-K for the year ended December 31, 2000.

     3.35 State Takeover Laws. Prize has taken all necessary action to exempt the Merger from any applicable moratorium, fair price, business combination, control share and other anti-takeover laws under the DGCL.

     3.36 Disclosure. No representation or warranty of Prize set forth in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading.

                                   ARTICLE 4

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub hereby jointly and severally represent and warrant to Prize as follows:

     4.1 Organization. Each of Parent and Merger Sub: (a) is a corporation, duly organized, validly existing and in good standing under the laws of its state of incorporation, (b) has the requisite power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted, and (c) is duly qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary (except where any failure to be so qualified as a foreign corporation or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on

Parent). Copies of the articles of incorporation and bylaws of each of Parent and Merger Sub have heretofore been delivered to Prize, and such copies are accurate and complete as of the date hereof. Parent has no corporate or other subsidiaries other than the Parent Subsidiaries.

     4.2 Other Equity Interests. None of the Parent Companies owns any equity interest in any general or limited partnership, corporation, limited liability company or joint venture other than as set forth on the Parent Disclosure Schedule (other than joint operating and other ownership arrangements and tax partnerships entered into in the ordinary course of business that, individually or in the aggregate, are not material to the operations or business of the Parent Companies, taken as a whole), and that do not entail material liabilities.

     4.3 Authority and Enforceability. Each of Parent and Merger Sub has the requisite corporate power and authority to enter into and deliver this Agreement and (with respect to consummation of the Merger, subject to the valid approval of the Prize Proposal by the stockholders of Parent) to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and (with respect to consummation of the Merger, subject to the valid approval of the Prize Proposal by the stockholders of Parent) the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, including approval by the board of directors of Parent and the board of directors and stockholders of Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution or delivery of this Agreement or (with respect to consummation of the Merger, subject to the valid approval of the Prize Proposal by the stockholders of Parent) to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and (with respect to consummation of the Merger, subject to the valid approval of the Prize Proposal by the stockholders of Parent, and assuming that this Agreement constitutes a valid and binding obligation of Prize) constitutes a valid and binding obligation of each of Parent and Merger Sub enforceable against each of them in accordance with its terms.

     4.4 No Violations. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance by Parent and Merger Sub with the provisions hereof will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien on any of the properties or assets of any of the Parent Companies under, any provision of (a) the certificate or articles of incorporation, bylaws or any other organizational documents of any of the Parent Companies, (b) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or other agreement or instrument applicable to any of the Parent Companies (other than any such conflict, violation, default, right, loss or Lien that may arise under the Parent Bank Credit Agreement), or
(c) assuming the consents, approvals, authorizations, permits, filings and notifications referred to in Section 4.5 are duly and timely obtained or made, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to any of the Parent Companies or any of their respective properties or assets, other than, in the case of clause (b) or (c) above, any such conflict, violation, default, right, loss or Lien that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

     4.5 Consents and Approvals. No consent, approval, order or authorization of, registration, declaration or filing with, or permit from, any Governmental Authority is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for the following: (a) any such consent, approval, order, authorization, registration, declaration, filing or permit which the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on Parent; (b) the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to applicable provisions of the DGCL and the filing of the Articles of Merger with the Secretary of State of Texas pursuant to applicable provisions of the TBCA; (c) the filing of a pre-merger notification report by Parent as may be required under the HSR Act and the expiration or termination of the applicable waiting period; (d) the filing with the SEC of the Registration Statement and such reports under Section 13(a) of the Exchange Act and such other compliance with the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be so required; (e) the filing with a National Stock Exchange of a listing application relating to the shares of Parent Common Stock to be issued pursuant to the Merger and the obtaining from such exchange of its approvals thereof; (f) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws or Environmental Laws; and (g) such filings and approvals as may be required by any foreign pre-merger notification, securities, corporate or other law, rule or regulation. No Third-Party Consent is required by or with respect to Parent, Merger Sub or any Parent Subsidiary in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (x) any such Third-Party Consent which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Parent, (y) the valid approval of the Prize Proposal (including the issuance of the Parent Common Stock in the Merger) by the stockholders of Parent, and (z) any consent, approval or waiver required by the terms of the Parent Bank Credit Agreement.

     4.6 SEC Documents. Parent has made available to Prize a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC since January 1, 2000, and prior to the date of this Agreement and any amendments thereto (the "Parent SEC Documents"), which are all the documents (other than preliminary material) that Parent was required to file with the SEC since such date. As of their respective dates, the Parent SEC Documents (as amended) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents (as amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.7 Financial Statements. The Parent Financial Statements were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present, in accordance with applicable requirements of GAAP (in the case of the unaudited statements, subject to normal, recurring adjustments), the consolidated financial position of Parent and its subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Parent and its subsidiaries for the periods presented therein.

     4.8  Capital Structure.

     (a) The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 10,000,000 shares of Parent Preferred Stock. The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock.

     (b) As of September 30, 2001, there were issued and outstanding 35,674,468 shares of Parent Common Stock and 80,000 shares of Parent Preferred Stock. 4,731,249 shares of Parent Common Stock are issuable upon exercise of outstanding stock options and warrants. As of September 30, 2001, 514,713 shares of Parent Common Stock and no shares of Parent Preferred Stock were held by Parent as treasury stock.

     (c) Except as set forth in Section 4.8(b) or in the Parent Disclosure Schedule, there are outstanding (i) no shares of capital stock or other voting securities of Parent, (ii) no securities of Parent or any other Person convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of Parent, and (iii) no subscriptions, options, warrants, calls, rights (including preemptive rights, commitments, understandings or agreements to which Parent is a party or by which it is bound) obligating Parent to issue, deliver, sell, purchase, redeem or acquire shares of capital stock or other voting securities of Parent (or securities convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of Parent) or obligating Parent to grant, extend or enter into any such subscription, option, warrant, call, right, commitment, understanding or agreement.

     (d) All outstanding shares of Parent capital stock are, and (when issued) the shares of Parent Common Stock to be issued pursuant to the Merger and upon exercise of the Prize Stock Options and Prize Warrants will be, validly issued, fully paid and nonassessable and not subject to any preemptive right.

     (e) 100 shares of Merger Sub Common Stock are issued and outstanding, all of which are owned by Parent. All outstanding shares of capital stock and other voting securities of Merger Sub and of each of the other corporate Parent Subsidiaries are (i) validly issued, fully paid and nonassessable and not subject to any preemptive right, and (ii) owned by the Parent Companies, free and clear of all Liens, claims and options of any nature (except Permitted Encumbrances). There are outstanding (y) no securities of any Parent Subsidiary or any other Person convertible into or exchangeable or exercisable for shares of capital stock, other voting securities or other equity interests of such Parent Subsidiary, and (z) no subscriptions, options, warrants, calls, rights (including preemptive rights), commitments, understandings or agreements to which any Parent Subsidiary is a party or by which it is bound obligating such Parent Subsidiary to issue, deliver, sell, purchase, redeem or acquire shares of capital stock, other voting securities or other equity interests of such Parent Subsidiary (or securities convertible into or exchangeable or exercisable for shares of capital stock, other voting securities or other equity interests of such Parent Subsidiary) or obligating any Parent Subsidiary to grant, extend or enter into any such subscription, option, warrant, call, right, commitment, understanding or agreement.

     (f) Except as set forth in the Parent Disclosure Schedule, there is no stockholder agreement, voting trust or other agreement or understanding to which Parent is a party or by which it is bound relating to the voting of any shares of the capital stock of any of the Parent Companies.

     4.9 No Undisclosed Liabilities. There are no liabilities of any of the Parent Companies of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are reasonably likely to have a Material Adverse Effect on Parent, other than (a) liabilities adequately provided for in the Parent Financial Statements, (b) liabilities incurred in the ordinary course of business subsequent to September 30, 2001, (c) liabilities under this Agreement, and (d) liabilities set forth on the Parent Disclosure Schedule.

     4.10 Absence of Certain Changes or Events. Except as set forth in the Parent Disclosure Schedule or as specifically contemplated by this Agreement, since September 30, 2001, none of the Parent Companies has done any of the following:

     (a) Discharged or satisfied any Lien or paid any obligation or liability, absolute or contingent, other than current liabilities incurred and paid in the ordinary course of business and consistent with past practices;

     (b) Paid or declared any dividends or distributions, purchased, redeemed, acquired or retired any indebtedness, stock or other securities from its stockholders or other securityholders, made any loans or advances or guaranteed any loans or advances to any Person (other than loans, advances or guaranties made in the ordinary course of business and consistent with past practices), or otherwise incurred or suffered to exist any liabilities (other than current liabilities incurred in the ordinary course of business and consistent with past practices);

     (c) Except for Permitted Encumbrances, suffered or permitted any Lien to arise or be granted or created against or upon any of its assets;

     (d) Canceled, waived or released any rights or claims against, or indebtedness owed by, third parties;

     (e) Amended its certificate or articles of incorporation, bylaws or other organizational documents;

     (f) Made or permitted any amendment, supplement, modification or termination of, or any acceleration under, any Parent Material Agreement;

     (g) Sold, leased, transferred, assigned or otherwise disposed of (i) any Oil and Gas Interests of Parent that, individually or in the aggregate, had a value of $2,000,000 or more, or (ii) any other assets that, individually or in the aggregate, had a value at the time of such lease, transfer, assignment or disposition of $2,000,000 or more (and, in each case where a sale, lease, transfer, assignment or other disposition was made, it was made for fair consideration in the ordinary course of business); provided, however, that this
Section 4.10(g) shall not apply to the sale of Hydrocarbons in the ordinary course of business;

     (h) Made any investment in or contribution, payment, advance or loan to any Person (other than investments, contributions, payments or advances, or commitments with respect thereto, less than $500,000 in the aggregate, made in the ordinary course of business and consistent with past practices);

     (i) Paid, loaned or advanced (other than the payment, advance or reimbursement of expenses in the ordinary course of business) any amounts to, or sold, transferred or leased any of its assets to, or entered into any other transaction with, any of its Affiliates other than the Parent Companies;

     (j) Made any material change in any of the accounting principles followed by it or the method of applying such principles;

     (k) Entered into any material transaction (other than this Agreement) except in the ordinary course of business and consistent with past practices;

     (l) Increased benefits or benefit plan costs or changed bonus, insurance, pension, compensation or other benefit plan or arrangement or granted any bonus or increase in wages, salary or other compensation or made any other change in employment terms to any officer, director or employee of any of the Parent Companies (except in the ordinary course of business);

     (m) Issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $500,000 in the aggregate (other than pursuant to the Parent Bank Credit Agreement);

     (n) Delayed or postponed the payment of accounts payable or other liabilities (except in the ordinary course of business);

     (o) Canceled, compromised, waived or released any right or claim (or series of related rights and claims) involving more than $500,000 in the aggregate (except in the ordinary course of business);

     (p) Issued, sold, or otherwise disposed of any of its capital stock or other equity interest or granted any option, warrant, or other right to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock or other equity interest;

     (q) Made any loan to, or entered into any other transaction with, any of its directors, officers or employees (except in the ordinary course of business and not involving more than $100,000 in the aggregate);

     (r) Made or pledged to make any charitable or other capital contribution outside the ordinary course of business;

     (s) Made or committed to make capital expenditures in excess of $2,000,000 in the aggregate;

     (t) Made any change in any material Tax election or the manner Taxes are reported;

     (u) Otherwise been involved in any other material occurrence, event, incident, action, failure to act, or transaction involving any of the Parent Companies (except in the ordinary course of business);

     (v) Agreed, whether in writing or otherwise, to do any of the foregoing; or

     (w) Suffered any Material Adverse Effect (other than changes or trends, including changes or trends in commodity prices, generally prevalent in or affecting the oil and gas industry).

     4.11 Compliance with Laws, Material Agreements and Permits. None of the Parent Companies is in violation of, or in default under, and no event has occurred that (with notice or the lapse of time or both) would constitute a violation of or default under: (a) its certificate or articles of incorporation, bylaws or other organizational documents, (b) any applicable law, rule, regulation, ordinance, order, writ, decree or judgment of any Governmental Authority, or (c) any Parent Material Agreement, except (in the case of clause (b) or (c) above) for any violation or default that would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Each of the Parent Companies has obtained and holds all permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations of all Governmental Authorities necessary for the lawful conduct of its business and the lawful ownership, use and operation of its assets ("Parent Permits"), except for Parent Permits which the failure to obtain or hold would not, individually or in the aggregate, have a Material Adverse Effect on Parent. None of the Parent Permits will be adversely affected by the consummation of the transactions contemplated under this Agreement or requires any filing or consent in connection therewith. Each of the Parent Companies is in compliance with the terms of its Parent Permits, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Parent. No investigation or review by any Governmental Authority with respect to any of the Parent Companies is pending or, to the knowledge of Parent, threatened, other than those the outcome of which would not, individually or in the aggregate, have a Material Adverse Effect on Parent. To the knowledge of Parent, no other party to any Parent Material Agreement is in material breach of the terms, provisions or conditions of such Parent Material Agreement.

     4.12 Governmental Regulation. No Parent Company is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any state public utilities laws.

     4.13  Litigation.  Except as set forth in the Parent Disclosure Schedule:
(a) no litigation, arbitration, investigation or other proceeding is pending or, to the knowledge of Parent, threatened against any of the Parent Companies or their respective assets which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on Parent; and (b) no Parent Company is subject to any outstanding injunction, judgment, order, decree or ruling (other than routine oil and gas field regulatory orders). There is no litigation, proceeding or investigation pending or, to the knowledge of Parent, threatened against or affecting any of the Parent Companies that questions the validity or enforceability of this Agreement or any other document, instrument or agreement to be executed and delivered by Parent in connection with the transactions contemplated hereby.

     4.14 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business or activity (or conducted any operations) of any kind, entered into any agreement or arrangement with any person or entity, or incurred, directly or indirectly, any liabilities or obligations, except in connection with its incorporation, the negotiation of this Agreement, the Merger and the transactions contemplated hereby.

     4.15 No Restrictions. Except as set forth in the Parent Disclosure Schedule, none of the Parent Companies is a party to: (a) any agreement, indenture or other instrument that contains restrictions with respect to the payment of dividends or other distributions with respect to its capital, other than the Parent Bank Credit Agreement and antidilution adjustments under the Parent Warrants; (b) any financial arrangement with respect to or creating any indebtedness to any Person (other than indebtedness (i) reflected in the Parent Financial Statements, (ii) under the Parent Bank Credit Agreement, or (iii) incurred in the ordinary course of business since September 30, 2001) unless such indebtedness would not, individually or in the aggregate, result in a Material Adverse Effect on the Parent Companies; (c) any agreement, contract or commitment relating to the making of any advance to, or investment in, any Person (other than restrictions under the Parent Bank Credit Agreement and advances in the ordinary course of business); (d) any guaranty or other contingent liability with respect to any indebtedness or obligation of any Person (other than (i) guaranties pursuant to the Parent Bank Credit Agreement,
(ii) guaranties undertaken in the ordinary course of business, and (iii) the endorsement of negotiable instruments for collection in the ordinary course of business); or (e) any agreement, contract or commitment limiting in any respect its ability to compete with any Person or otherwise conduct business of any line or nature.

     4.16 Tax Audits and Settlements. Except as set forth in the Parent Disclosure Schedule, none of the Parent Companies is a party or subject to any unresolved or incomplete Tax audit or settlement.

     4.17  Taxes.

     (a) Each of the Parent Companies and any affiliated, combined or unitary group of which any such entity is or was a member has: (i) timely filed all Tax Returns required to be filed by it with respect to any Taxes, (ii) timely paid all Taxes that are due and payable (except for Taxes that are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established) for which any of the Parent Companies may be liable, (iii) complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes, and (iv) timely withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over, except where the failure to file, pay, comply with or withhold would not have a Material Adverse Effect on Parent.

     (b) Except as set forth in the Parent Disclosure Schedule: (i) no audits or other administrative or court proceedings are presently pending with regard to any federal, state, local or foreign income or franchise Taxes for which any of the Parent Companies would be liable; and (ii) there are no pending requests for Tax rulings from any Governmental Authority, no outstanding subpoenas or requests for information by any Governmental Authority with respect to any Taxes, no proposed reassessments by any Governmental Authority of any property owned or leased, and no agreements in effect to extend the time to file any Tax Return or the period of limitations for the assessment or collection of any Taxes for which any of the Parent Companies would be liable.

     (c) Except as set forth in the Parent Disclosure Schedule: (i) there are no Liens on any of the assets of the Parent Companies for unpaid Taxes, other than Liens for Taxes not yet due and payable; (ii) no Parent Company has any liability under Treasury Regulation sec. 1.1502-6 or any analogous state, local or foreign law by reason of having been a member of any consolidated, combined or unitary group, other than the affiliated group of which Parent is the common parent corporation; and (iii) no Parent Company is or has been a party to any Tax sharing agreement between related corporations.

     (d) The amount of liability for unpaid Taxes of the Parent Companies does not, in the aggregate, materially exceed the amount of the liability accruals for Taxes reflected on the Parent Financial Statements.

     (e) Parent has made available to Prize complete copies of all Tax Returns filed by the Parent Companies with respect to any Taxes and all Tax audit reports, work papers, statements of deficiencies, and closing or other agreements with respect thereto with respect to Tax years 1999, 2000 and 2001.

     (f) Except as set forth in the Parent Disclosure Schedule: (i) no Parent Company is required to treat any of its assets as owned by another person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; (ii) no election has been made under Section 338 of the Code and no events have occurred which would result in a deemed election under Section 338 of the Code with respect to any Parent Company; (iii) no election has been made under Section 341(f) of the Code with respect to any Parent Company; (iv) no Parent Company has participated in any international boycott as defined in Code Section 999;
(v) there are no outstanding balances of deferred gain or loss accounts with respect to any Parent Company under Treas. Reg. sec.sec. 1.1502-13 or 1.1502-13T; (vi) no Parent Company has made or will make any election under Treas. Reg. sec. 1.502-20(g)(1) with respect to the reattribution of net operating losses; and (vii) no Parent Company has or has ever conducted branch operations in any foreign country within the meaning of Treas. Reg.
sec. 1.367(a)-6T.

     (g) The books and records of Parent contain accurate and complete information with respect to: (i) all material Tax elections in effect with respect to the Parent Companies; (ii) the current Tax basis of the assets of the Parent Companies; (iii) any excess loss accounts of any Parent Company; (iv) the current and accumulated earnings and profits of Parent; (v) the net operating losses and net capital losses of the Parent Companies, the years that such net operating and net capital losses expire, and any restrictions to which such net operating and net capital losses are subject under any provision of the Code or consolidated return regulations; (vi) Tax credit carryovers of the Parent Companies; and (vii) any overall foreign losses to the Parent Companies under
Section 904(f) of the Code.

     4.18  Employee Benefit Plans.

     (a) The Parent Disclosure Schedule sets forth a complete and accurate list of each of the following which is or has been sponsored, maintained or contributed to by Parent or any trade or business, whether or not incorporated (a "Parent ERISA Affiliate"), that together with Parent would be considered affiliated with Parent or any Parent ERISA Affiliate under Section 414(b), (c),
(m) or (o) of the Code or Section 4001(b)(1) of ERISA for the benefit of any person who, as of the Closing, is a current or former employee or subcontractor of Parent: (i) each "employee benefit plan," as such term is defined in Section 3(3) of ERISA (each, a "Parent Plan"); and (ii) each personnel policy, stock option plan, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy, program or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, retiree benefit plan or arrangement, fringe benefit program or practice (whether or not taxable), employee loan, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in clause
(i) above (each, a "Parent Benefit Program or Agreement") (the Parent Plans and Parent Benefit Programs or Agreements are sometimes collectively referred to in this Agreement as the "Parent Employee Benefit Plans").

     (b) True, correct and complete copies of each of the Parent Plans and related trusts, if applicable, including all amendments thereto, have been furnished or made available to Prize. There has also been furnished or made available to Prize, with respect to each Parent Plan required to file such report and description, the report on Form 5500 for the past three years, to the extent applicable, and the most recent summary plan description and summaries of material modifications thereto. True, correct and complete copies or descriptions of all Parent Benefit Programs or Agreements have also been furnished or made available to Prize.

     (c) Except as otherwise set forth on the Parent Disclosure Schedule: (i) none of Parent, any Parent ERISA Affiliate or any entity that, at any time during the past six years, was required to be treated as a single employer together with Parent or a Parent ERISA Affiliate pursuant to Section 414 of the Code contributes to or has an obligation to contribute to, nor has at any time contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA or any other plan subject to Title IV of ERISA; (ii) each of Parent and the Parent ERISA Affiliates has performed all obligations, whether arising by operation of law or by contract, including ERISA and the Code, required to be performed by it in connection with the Parent Employee Benefit Plans, and, to the knowledge of Parent, there have been no defaults or violations by any other party to the Parent Employee Benefit Plans;
(iii) all reports, returns, notices, disclosures and other documents relating to the Parent Plans required to be filed with or furnished to governmental entities, plan participants or plan beneficiaries have been timely filed or furnished in accordance with applicable law, and each Parent Employee Benefit Plan has been administered in compliance with its governing written documents;
(iv) each of the Parent Plans intended to be qualified under Section 401 of the Code satisfies the requirements of such Section and has received a favorable determination letter from the IRS regarding such qualified status and has not been amended, operated or administered in a way which would adversely affect such qualified status; (v) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of Parent, contemplated or threatened against, or with respect to, any of the Parent Employee Benefit Plans or their assets; (vi) each trust maintained in connection with each Parent Plan, which is qualified under Section 401 of the Code, is tax exempt under
Section 501 of the Code; (vii) all contributions required to be made to the Parent Employee Benefit Plans have been made timely; (viii) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, and there has been no termination or partial termination of any Parent Plan within the meaning of
Section 411(d)(3) of the Code; (ix) no act, omission or transaction has occurred which could result in imposition on Parent or any Parent ERISA Affiliate of (A) breach of fiduciary duty liability damages under Section 409 of ERISA, (B) a civil penalty assessed pursuant to subsections (c),

(i) or (1) of Section 502 of ERISA or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code; (x) to the knowledge of Parent, there is no matter pending with respect to any of the Parent Plans before the IRS, the Department of Labor or the PBGC; (xi) each of the Parent Employee Benefit Plans complies, in form and operation, with the applicable provisions of the Code and ERISA;
(xii) each Parent Employee Benefit Plan may be unilaterally amended or terminated in its entirety without any liability or other obligation; (xiii) Parent and the Parent ERISA Affiliates have no liabilities or other obligations, whether actual or contingent, under any Parent Employee Benefit Plan for post-employment benefits of any nature (other than COBRA continuation coverage and severance benefits under Parent's Severance Benefit Plan referred to in
Section 5.16); and (xiv) neither Parent nor any of the Parent ERISA Affiliates or any present or former director, officer, employee or other agent of Parent or any of the Parent ERISA Affiliates has made any written or oral representations or promises to any present or former director, officer, employee or other agent concerning his or her terms, conditions or benefits of employment, including the tenure of any such employment or the conditions under which such employment may be terminated by Parent, any of the Parent ERISA Affiliates or Prize which will be binding upon or enforceable against Parent or Prize after the Effective Time.

     (d) Except as otherwise set forth on the Parent Disclosure Schedule, no employee is currently on a leave of absence due to sickness or disability and no claim is pending or expected to be made by an employee, former employee or independent contractor for workers' compensation benefits.

     (e) Except as set forth in the Parent Disclosure Schedule: (i) with respect to the Parent Employee Benefit Plans, there exists no condition or set of circumstances in connection with any of the Parent Companies that could be expected to result in liability reasonably likely to have a Material Adverse Effect on Parent under ERISA, the Code or any other applicable law; and (ii) with respect to the Parent Employee Benefit Plans, individually and in the aggregate, there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of the Parent Companies, which obligations are reasonably likely to have a Material Adverse Effect on Parent.

     (f) Except as set forth in the Parent Disclosure Schedule, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any payment becoming due to any employee or group of employees of any of the Parent Companies.

     (g) Except as set forth in the Parent Disclosure Schedule, no amounts payable or that could become payable under any Parent Employee Benefit Plan as a result of the consummation of the transactions contemplated by this Agreement will fail to be deductible for Federal income tax purposes by virtue of either
Section 280G or 162(m) of the Code.

     4.19 Employment Contracts and Benefits. Except as set forth in the Parent Disclosure Schedule or otherwise provided for in any Parent Employee Benefit
Plan: (a) none of the Parent Companies is subject to or obligated under any consulting, employment, severance, termination or similar arrangement, any employee benefit, incentive or deferred compensation plan with respect to any Person, or any bonus, profit sharing, pension, stock option, stock purchase or similar plan or other arrangement or other fringe benefit plan entered into or maintained for the benefit of employees of any of the Parent Companies or any other Person; and (b) no employee of any of the Parent Companies or any other Person owns, or has any right granted by any of the Parent Companies to acquire, any interest in any of the assets or business of any of the Parent Companies.

     4.20  Labor Matters.

     (a) No employees of any of the Parent Companies are represented by any labor organization. No labor organization or group of employees of any of the Parent Companies has made a demand for recognition or certification as a union or other labor organization, and there are no representation or certification proceedings or petitions seeking a representation or certification proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities involving any of the Parent Companies pending with any labor organization or group of employees of any of the Parent Companies.

     (b) Each of the Parent Companies is in compliance with all laws, rules, regulations and orders relating to the employment of labor, including all such laws, rules, regulations and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of income Tax withholding, Social Security Taxes, Medicare Taxes and similar Taxes, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     4.21  Accounts Receivable.  Except as set forth in the Parent Disclosure
Schedule: (a) all of the accounts, notes and loans receivable that have been recorded on the books of the Parent Companies are bona fide and represent accounts, notes and loans receivable validly due for goods sold or services rendered and are reasonably expected to be collected in full within 90 days after the applicable invoice or note maturity date (other than such accounts, notes and loans receivable that, individually or in the aggregate, do not have a book value as of the date hereof in excess of $500,000); (b) except for Permitted Encumbrances, all of such accounts, notes and loans receivable are free and clear of any and all Liens and other adverse claims and charges, and none of such accounts, notes or loans receivable is subject to any offset or claim of offset; and (c) none of the obligors on such accounts, notes or loans receivable has given notice to any of the Parent Companies that it will or may refuse to pay the full amount or any portion thereof.

     4.22 Insurance. Each of the Parent Companies maintains, and through the Closing Date will maintain, insurance with reputable insurers (or pursuant to prudent self-insurance programs described in the Parent Disclosure Schedule) in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to those of the Parent Companies and owning properties in the same general area in which the Parent Companies conduct their businesses. Each of the Parent Companies may terminate each of its insurance policies or binders at or after the Closing and will incur no penalties or other material costs in doing so. None of such insurance coverage was obtained through the use of false or misleading information or the failure to provide the insurer with all information requested in order to evaluate the liabilities and risks insured. There is no material default with respect to any provision contained in any such policy or binder, and none of the Parent Companies has failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no billed but unpaid premiums past due under any such policy or binder. Except as set forth in the Parent Disclosure Schedule: (a) there are no outstanding claims under any such policies or binders and, to the knowledge of Parent, there has not occurred any event that might reasonably form the basis of any claim against or relating to any of the Parent Companies that is not covered by any of such policies or binders; (b) no notice of cancellation or non-renewal of any such policies or binders has been received; and (c) there are no performance bonds outstanding with respect to any of the Parent Companies.

     4.23 Intellectual Property. There are no material trademarks, trade names, patents, service marks, brand names, computer programs, databases, industrial designs, copyrights or other intangible property that are necessary for the operation, or continued operation, of the business of any of the Parent Companies, or for the ownership and operation, or continued ownership and operation, of any of their assets, for which the Parent Companies do not hold valid and continuing authority in connection with the use thereof. The businesses of the Parent Companies, as presently conducted, do not conflict with, infringe or violate any intellectual property rights of any other Person, except where any such conflict, infringement or violation could not reasonably be expected to have a Material Adverse Effect on Parent.

     4.24 Title to Assets. The Parent Companies (individually or collectively) have Defensible Title to the Oil and Gas Interests of Parent included or reflected in Parent's Ownership Interests. Each Oil and Gas Interest included or reflected in the Parent's Ownership Interests entitles the Parent Companies (individually or collectively) to receive not less than the undivided interest set forth in (or derived from) Parent's Ownership Interests of all Hydrocarbons produced, saved and sold from or attributable to such Oil and Gas Interest, and the portion of the costs and expenses of operation and development of such Oil and Gas Interest that is borne or to be borne by the Parent Companies (individually or collectively) is not greater than the undivided interest set forth in (or derived from) Parent's Ownership Interests. No fact, circumstance or condition of the title to an Oil and Gas Interest shall be considered to effect a reduction in the value of the assets, unless due consideration has been given to (a) the length of time that such Oil and Gas Interest has been producing Hydrocarbons and has been credited to and accounted for by the Parent Companies and their predecessors in title, if any, and (b) whether any such fact, circumstance or condition is of the type that can generally be expected to be encountered in the area involved and is usually and customarily acceptable to reasonable and prudent operators, interest owners and purchasers engaged in the business of the ownership, development and operation of oil and gas properties.

     4.25  Oil and Gas Operations.  Except as set forth in the Parent Disclosure
Schedule:

     (a) All wells included in the Oil and Gas Interests of Parent have been drilled and (if completed) completed, operated and produced in accordance with generally accepted oil and gas field practices and in compliance in all material respects with applicable oil and gas leases and applicable laws, rules and regulations, except where any failure or violation could not reasonably be expected to have a Material Adverse Effect on Parent; and

     (b) Proceeds from the sale of Hydrocarbons produced from Parent's Oil and Gas Interests are being received by the Parent Companies in a timely manner and are not being held in suspense for any reason (except in the ordinary course of business).

     4.26 Financial and Commodity Hedging. The Parent Disclosure Schedule accurately summarizes the currently outstanding Hydrocarbon and financial hedging positions of the Parent Companies (including fixed price controls, collars, swaps, caps, hedges and puts).

     4.27 Environmental Matters.  Except as set forth in the Parent Disclosure
Schedule:

     (a) Each of the Parent Companies has conducted its business and operated its assets, and is conducting its business and operating its assets, in compliance with all Environmental Laws, other than any noncompliance that (i) is typical in the ordinary course of business for oil and gas properties of the type owned by the Parent Companies, and (ii) would not be reasonably expected to result in a Material Adverse Effect on Parent;

     (b) To the knowledge of Parent, none of the Parent Companies has been notified by any Governmental Authority or other third party that any of the operations or assets of any of the Parent Companies is the subject of any investigation or inquiry by any Governmental Authority or other third party evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Material or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Material;

     (c) None of the Parent Companies and, to the knowledge of Parent, no other Person has filed any notice under any federal, state or local law indicating that (i) any of the Parent Companies is responsible for the improper release into the environment, or the improper storage or disposal, of any Hazardous Material; or (ii) any Hazardous Material is improperly stored or disposed of upon any property of any of the Parent Companies;

     (d) None of the Parent Companies has any liability in excess of $2,000,000 in the aggregate in connection with (i) the release or threatened release into the environment at, beneath or on any property now or previously owned, leased or operated by any of the Parent Companies, (ii) any obligations under or violations of Environmental Laws, or (iii) the use, release, storage or disposal of any Hazardous Material;

     (e) None of the Parent Companies has received any claim, complaint, notice, inquiry or request for information involving any matter which remains unresolved with respect to any alleged violation of any Environmental Law or regarding potential liability under any Environmental Law relating to operations or conditions of any facilities or property (including off-site storage or disposal of any Hazardous Material from such facilities or property) currently or formerly owned, leased or operated by any of the Parent Companies;

     (f) No property now or previously owned, leased or operated by any of the Parent Companies is listed on the National Priorities List pursuant to CERCLA or on the CERCLIS or on any other federal or state list as sites requiring investigation or cleanup;

     (g) To the knowledge of Parent, none of the Parent Companies is transporting, has transported, or is arranging or has arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List pursuant to CERCLA, on the CERCLIS, or on any similar federal or state list or which is the subject of federal, state or local enforcement actions or other investigations that may lead to claims in excess of $100,000 against any of the Parent Companies for removal or remedial work, contribution for removal or remedial work, damage to natural resources or personal injury, including claims under CERCLA;

     (h) None of the Parent Companies owns or operates any underground storage tanks or solid waste storage, treatment and/or disposal facilities;

     (i) To the knowledge of Parent, no asbestos, asbestos containing materials or polychlorinated biphenyls are present on or at any property or facility owned, leased or operated by any of the Parent Companies, other than gas processing plants and associated gathering systems;

     (j) None of the Parent Companies is operating, or required to be operating, any of its properties or facilities under any compliance or consent order, decree or agreement issued or entered into under, or pertaining to matters regulated by, any Environmental Law; and

     (k) To the knowledge of Parent, Parent has provided or made available to Prize copies of all environmental audits, assessments and evaluations of any of the Parent Companies or any of their properties or assets.

     4.28 Books and Records. All books, records and files of the Parent Companies (including those pertaining to Parent's Oil and Gas Interests, wells and other assets, those pertaining to the production, gathering, transportation and sale of Hydrocarbons, and corporate, accounting, financial and employee records): (a) have been prepared, assembled and maintained in accordance with usual and customary policies and procedures, and (b) fairly and accurately reflect the ownership, use, enjoyment and operation by the Parent Companies of their respective assets.

     4.29 Funding. Parent has available adequate funds in an aggregate amount sufficient to pay (a) all amounts required to be paid to the stockholders of Prize upon consummation of the Merger, (b) all amounts required to be paid in respect of all Prize Stock Options and Prize Warrants upon exercise thereof, and
(c) all expenses incurred by Parent and Merger Sub in connection with this Agreement and the transactions contemplated hereby.

     4.30 Brokers. Except as set forth on the Parent Disclosure Schedule, no broker, finder, investment banker or other Person is or will be, in connection with the transactions contemplated by this Agreement, entitled to any brokerage, finder's or other fee or compensation based on any arrangement or agreement made by or on behalf of Parent or Merger Sub and for which Parent, Merger Sub or any of the Prize Companies will have any obligation or liability.

     4.31 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock is the only vote of the holders of any class or series of Parent capital stock or other voting securities necessary to approve this Agreement, the Merger (including the issuance of the Parent Common Stock) and the transactions contemplated hereby.

     4.32 Gas Imbalances. Except as set forth on the Parent Disclosure Schedule, none of the Parent Companies has received any deficiency payment under any gas contract for which any Person has a right to take deficiency gas from any Parent Company, nor have any of the Parent Companies received any payment for production which is subject to refund or recoupment out of future production.

     4.33 Royalties. To the knowledge of Parent as to wells not operated by a Parent Company, and without qualification as to knowledge as to all wells operated by a Parent Company, all royalties, overriding royalties, compensatory royalties and other payments due from or in respect of production with respect to Parent's Oil and Gas Interests, have been or will be, prior to the Effective Time, properly and correctly paid or provided for in all material respects, except for those for which a Parent Company has a valid right to suspend.

     4.34 Prepayments. Except as set forth on the Parent Disclosure Schedule, no prepayment for Hydrocarbon sales has been received by any of the Parent Companies for Hydrocarbons which have not been delivered.

     4.35 Rights Agreement. Parent has taken all necessary action (including, if required, amending the Parent Rights Agreement) so that the entering into of this Agreement, the acquisition of shares of Parent Common Stock pursuant to the consummation of the Merger and the other transactions contemplated hereby do not and will not enable or require the Parent Rights to be exercised or distributed.

     4.36 Reserve Report. The Parent Reserve Report was generally prepared in accordance with all applicable guidelines of the Society of Petroleum Engineers and on a basis consistent with the reserve report referred to in Parent's Annual Report on Form 10-K for the year ended December 31, 2000.

     4.37 State Takeover Laws. Parent has taken all necessary action to exempt the Merger from any applicable moratorium, fair price, business combination, control share and other anti-takeover laws under the NGCL.

     4.38 Disclosure. No representation or warranty of Parent or Merger Sub set forth in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading.

                                   ARTICLE 5

                                   COVENANTS

     5.1 Conduct of Business by Parent Pending Closing. Parent covenants and agrees with Prize that, from the date of this Agreement until the Effective Time, each of the Parent Companies will conduct its business only in the ordinary and usual course consistent with past practices. Notwithstanding the preceding sentence, Parent covenants and agrees with Prize that, except as specifically contemplated in this Agreement, from the date of this Agreement until the Effective Time, without the prior written consent of Prize, except as set forth on the Parent Disclosure Schedule:

     (a) None of the Parent Companies will (i) amend its certificate or articles of incorporation, bylaws or other organizational documents; (ii) split, combine or reclassify any of its outstanding capital stock; (iii) declare, set aside or pay any dividends or other distributions (whether payable in cash, property or securities) with respect to its capital stock; (iv) issue, sell or agree to issue or sell any securities or other equity interests, including its capital stock, any rights, options or warrants to acquire its capital stock, or securities convertible into or exchangeable or exercisable for its capital stock (other than shares of Parent Common Stock issued pursuant to the exercise of any Parent Warrant outstanding on the date of this Agreement); (v) purchase, cancel, retire, redeem or otherwise acquire any of its outstanding capital stock or other securities or other equity interests; (vi) merge or consolidate with, or transfer all or substantially all of its assets to, any other Person; (vii) liquidate, wind-up or dissolve (or suffer any liquidation or dissolution); or
(viii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

     (b) None of the Parent Companies will (i) acquire any corporation, partnership or other business entity or any interest therein (other than interests in joint ventures, joint operation or ownership arrangements or tax partnerships acquired in the ordinary course of business) having an acquisition price in excess of $3,000,000; (ii) sell, lease or sublease, transfer or otherwise dispose of or mortgage, pledge or otherwise encumber any Oil and Gas Interests of Parent that were assigned a value in the Reserve Data

Value in excess of $3,000,000, individually, or any other assets that have a value at the time of such sale, lease, sublease, transfer or disposition in excess of $3,000,000, individually (except that this clause shall not apply to the sale of Hydrocarbons in the ordinary course of business or to encumbrances under the Parent Bank Credit Agreement); (iii) farm-out any Oil and Gas Interest of Parent having a value in excess of $3,000,000 or interest therein; (iv) sell, transfer or otherwise dispose of or mortgage, pledge or otherwise encumber any securities of any other Person (including any capital stock or other securities or equity interest in any Parent Subsidiary); (v) make any material loans, advances or capital contributions to, or investments in, any Person (other than loans or advances in the ordinary course of business) in an aggregate amount in excess of $3,000,000; (vi) enter into any Parent Material Agreement or any other agreement not terminable by any of the Parent Companies upon notice of 30 days or less and without penalty or other obligation; or (vii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

     (c) None of the Parent Companies will (i) permit to be outstanding at any time under the Parent Bank Credit Agreement indebtedness for borrowed money in excess of $160,000,000; (ii) incur any indebtedness for borrowed money other than under trade credit vendor lines not exceeding $15,000,000 in the aggregate or under the Parent Bank Credit Agreement; (iii) incur any other obligation or liability (other than liabilities incurred in the ordinary course of business);
(iv) assume, endorse (other than endorsements of negotiable instruments in the ordinary course of business), guarantee or otherwise become liable or responsible (whether directly, contingently or otherwise) for the liabilities or obligations of any other Person in an amount in excess of $500,000; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

     (d) The Parent Companies will operate, maintain and otherwise deal with the Oil and Gas Interests of Parent in accordance with good and prudent oil and gas field practices and in accordance with all applicable oil and gas leases and other contracts and agreements and all applicable laws, rules and regulations.

     (e) None of the Parent Companies shall voluntarily resign, transfer or otherwise relinquish any right it has as of the date of this Agreement, as operator of any Oil and Gas Interest of Parent, except as required by law, regulation or contract, except to the extent such action would not be reasonably likely to have a Material Adverse Effect on Parent.

     (f) None of the Parent Companies will (i) enter into, or otherwise become liable or obligated under or pursuant to: (1) any employee benefit, pension or other plan (whether or not subject to ERISA), (2) any other stock option, stock purchase, incentive or deferred compensation plan or arrangement or other fringe benefit plan, or (3) any consulting, employment, severance, termination or similar agreement with any Person, or amend or extend any such plan, arrangement or agreement; (ii) except for payments made pursuant to the Prize Extraordinary Transaction Compensation Policy any Parent Employee Benefit Plan or any other plan, agreement or arrangement described in the Parent Disclosure Schedule, grant, or otherwise become liable for or obligated to pay, any severance or termination payment, bonus or increase in compensation or benefits (other than payments, bonuses or increases that are mandated by the terms of agreements existing as of the date hereof or that are paid in the ordinary course of business, consistent with past practices, and not individually or in the aggregate material in amount) to, or forgive any indebtedness of, any employee or consultant of any of the Parent Companies; or (iii) enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     (g) None of the Parent Companies will create, incur, assume or permit to exist any Lien on any of its assets, except for Permitted Encumbrances.

     (h) The Parent Companies will (i) keep and maintain accurate books, records and accounts; (ii) maintain in full force and effect the policies or binders of insurance described in Section 4.22; (iii) pay all Taxes, assessments and other governmental charges imposed upon any of their assets or with respect to their franchises, business, income or assets before any penalty or interest accrues thereon; (iv) pay all material claims (including claims for labor, services, materials and supplies) that have become due and payable and which by law have or may become a Lien upon any of their assets prior to the time when any penalty or fine shall be incurred with respect thereto or any such Lien shall be imposed thereon; and (v) comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, obtain or take all Governmental Actions necessary in the operation of their businesses, and comply with and enforce the provisions of all Parent Material Agreements, including paying when due all rentals, royalties, expenses and other liabilities relating to their businesses or assets; provided, however, Parent will not be in violation of this Section 5.1(h) if any of the Parent Companies incurs obligations for penalties and interest in connection with gross production tax reporting in the ordinary course of business; and provided further, that the Parent Companies may contest the imposition of any such Taxes, assessments and other governmental charges, any such claim, or the requirements of any applicable law, rule, regulation or order or any Parent Material Agreement if done so in good faith by appropriate proceedings and if adequate reserves are established in accordance with GAAP.

     (i) The Parent Companies will at all times preserve and keep in full force and effect their corporate existence and rights and franchises material to their performance under this Agreement, except where the failure to do so would not have a Material Adverse Effect on Parent.

     (j) None of the Parent Companies will:

          (i) engage in any practice, take any action or permit by inaction any of the representations and warranties contained in Article 4 to become untrue, except as specifically permitted under other provisions of this
     Section 5.1(j);

          (ii) approve or implement budgets for general and administrative expenses of the Parent Companies (including salary, bonuses, general operating and overhead expenses) or budgets for Capital Expenditures of the Parent Companies, or incur expenses or disburse funds for any of such purposes except pursuant to the budgets which have been approved by Prize or revisions to such budgets which are approved by Prize, such approval not to be unreasonably withheld (any budgets which have been or are approved as required herein are referred to as "Approved Budgets");

          (iii) except to the extent already included in an Approved Budget, enter into any agreements or other arrangements with respect to, or make any payments, incur any expenses or disburse any funds for (1) any Capital Project, the completion or full capitalization of which can reasonably be expected to require the Parent Companies to expend, in the aggregate, in excess of $5,000,000, or (2) any Capital Project for the exploration of Oil and Gas Interests with undeveloped reserves (including the acquisition of leasehold interests and seismic data, the drilling of wells and all related costs and expenses) which can reasonably be expected to require the Parent Companies to expend, in the aggregate, in excess of $2,500,000; or

          (iv) make any Capital Expenditure or general and administrative expense payment which exceeds by more than 20 percent the amount set forth in the appropriate line item for such expenditure in an Approved Budget.

     5.2 Conduct of Business by Prize Pending Closing. Prize covenants and agrees with Parent and Merger Sub that, from the date of this Agreement until the Effective Time, each of the Prize Companies will conduct its business only in the ordinary and usual course consistent with past practices. Notwithstanding the preceding sentence, Prize covenants and agrees with Parent and Merger Sub that, except as specifically contemplated in this Agreement, from the date of this Agreement until the Effective Time, without the prior written consent of Parent, except as set forth on the Prize Disclosure Schedule:

     (a) None of the Prize Companies will: (i) amend its certificate of incorporation or bylaws; (ii) split, combine or reclassify any of its outstanding capital stock; (iii) declare, set aside or pay any dividends or other distributions (whether payable in cash, property or securities) with respect to its capital stock; (iv) issue, sell or agree to issue or sell any securities or other equity interests, including its capital stock, any rights, options or warrants to acquire its capital stock, or securities convertible into or exchangeable or exercisable for its capital stock (other than shares of Prize Common Stock issued pursuant to the exercise of any Prize Stock Option); (v) purchase, cancel, retire, redeem or otherwise acquire any of its

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

outstanding capital stock or other securities or other equity interests, except pursuant to Prize's current stock repurchase program; (vi) merge or consolidate with, or transfer all or substantially all of its assets to, any other Person;
(vii) liquidate, wind-up or dissolve (or suffer any liquidation or dissolution); or (viii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

     (b) None of the Prize Companies will (i) acquire any corporation, partnership or other business entity or any interest therein (other than interests in joint ventures, joint operation or ownership arrangements or tax partnerships acquired in the ordinary course of business) having an acquisition price in excess of $2,000,000; (ii) sell, lease or sublease, transfer or otherwise dispose of or mortgage, pledge or otherwise encumber any Oil and Gas Interests of Prize that have a value in excess of $2,000,000, individually, or any other assets that have a value at the time of such sale, lease, sublease, transfer or disposition in excess of $2,000,000, individually (except that this clause shall not apply to the sale of Hydrocarbons in the ordinary course of business or encumbrances under the Prize Bank Credit Agreement); (iii) farm-out any Oil and Gas Interest of Prize having a value in excess of $2,000,000 or interest therein; (iv) sell, transfer or otherwise dispose of or mortgage, pledge or otherwise encumber any securities of any other Person (including any capital stock or other securities or equity interest in any Prize Subsidiary);
(v) make any material loans, advances or capital contributions to, or investments in, any Person (other than loans or advances in the ordinary course of business) in an aggregate amount in excess of $2,000,000; (vi) enter into any Prize Material Agreement or any other agreement not terminable by any of the Prize Companies upon notice of 30 days or less and without penalty or other obligation; or (vii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

     (c) None of the Prize Companies will (i) permit to be outstanding at any time under the Prize Bank Credit Agreement indebtedness for borrowed money in excess of $250,000,000, exclusive of any indebtedness incurred to fund costs relating to the transactions contemplated under this Agreement (including payments under the Prize Extraordinary Transaction Compensation Policy); (ii) incur any indebtedness for borrowed money other than under trade credit vendor lines not exceeding $15,000,000 in the aggregate or under the Prize Bank Credit Agreement; (iii) incur any other obligation or liability (other than liabilities incurred in the ordinary course of business); (iv) assume, endorse (other than endorsements of negotiable instruments in the ordinary course of business), guarantee or otherwise become liable or responsible (whether directly, contingently or otherwise) for the liabilities or obligations of any other Person in an amount in excess of $500,000; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

     (d) The Prize Companies will operate, maintain and otherwise deal with the Oil and Gas Interests of Prize in accordance with good and prudent oil and gas field practices and in accordance with all applicable oil and gas leases and other contracts and agreements and all applicable laws, rules and regulations.

     (e) None of the Prize Companies shall voluntarily resign, transfer or otherwise relinquish any right it has as of the date of this Agreement, as operator of any Oil and Gas Interest of Prize, except as required by law, regulation or contract, except to the extent such action would not be reasonably likely to have a Material Adverse Effect on Prize.

     (f) None of the Prize Companies will (i) enter into, or otherwise become liable or obligated under or pursuant to: (1) any employee benefit, pension or other plan (whether or not subject to ERISA), (2) any other stock option, stock purchase, incentive or deferred compensation plan or arrangement or other fringe benefit plan, or (3) any consulting, employment, severance, termination or similar agreement with any Person, or amend or extend any such plan, arrangement or agreement; (ii) except for payments made pursuant to any Prize Employee Benefit Plan or any other plan, agreement or arrangement described in the Prize Disclosure Schedule, grant, or otherwise become liable for or obligated to pay, any severance or termination payment, bonus or increase in compensation or benefits (other than payments, bonuses or increases that are mandated by the terms of agreements existing as of the date hereof or that are paid in the ordinary course of business, consistent with past practices, and not individually or in the aggregate material in amount) to, or forgive any indebtedness of, any employee or consultant of any of the Prize

Companies; or (iii) enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     (g) None of the Prize Companies will create, incur, assume or permit to exist any Lien on any of its assets, except for Permitted Encumbrances.

     (h) The Prize Companies will (i) keep and maintain accurate books, records and accounts; (ii) maintain in full force and effect the policies or binders of insurance described in Section 3.21; (iii) pay all Taxes, assessments and other governmental charges imposed upon any of their assets or with respect to their franchises, business, income or assets before any penalty or interest accrues thereon; (iv) pay all material claims (including claims for labor, services, materials and supplies) that have become due and payable and which by law have or may become a Lien upon any of their assets prior to the time when any penalty or fine shall be incurred with respect thereto or any such Lien shall be imposed thereon; and (v) comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, obtain or take all Governmental Actions necessary in the operation of their businesses, and comply with and enforce the provisions of all Prize Material Agreements, including paying when due all rentals, royalties, expenses and other liabilities relating to their businesses or assets; provided, however, Prize will not be in violation of this Section 5.2(h) if any of the Prize Companies incurs obligations for penalties and interest in connection with gross production tax reporting in the ordinary course of business; and provided further, that the Prize Companies may contest the imposition of any such Taxes, assessments and other governmental charges, any such claim, or the requirements of any applicable law, rule, regulation or order or any Prize Material Agreement if done so in good faith by appropriate proceedings and if adequate reserves are established in accordance with GAAP.

     (i) The Prize Companies will at all times preserve and keep in full force and effect their corporate existence and rights and franchises material to their performance under this Agreement, except where the failure to do so would not have a Material Adverse Effect on Prize.

     (j) None of the Prize Companies will:

          (i) engage in any practice, take any action or permit by inaction any of the representations and warranties contained in Article 3 to become untrue, except as specifically permitted under other provisions of this
     Section 5.2(j);

          (ii) approve or implement budgets for general and administrative expenses of the Prize Companies (including salary, bonuses, general operating and overhead expenses) or budgets for Capital Expenditures of the Prize Companies, or incur expenses or disburse funds for any of such purposes except pursuant to the budgets which have been approved by Parent or revisions to such budgets which are approved by Parent, such approval not to be unreasonably withheld (any budgets which have been or are approved as required herein are referred to as "Approved Budgets");

          (iii) except to the extent already included in an Approved Budget, enter into any agreements or other arrangements with respect to, or make any payments, incur any expenses or disburse any funds for (1) any Capital Project, the completion or full capitalization of which can reasonably be expected to require the Prize Companies to expend, in the aggregate, in excess of $3,000,000, or (2) any Capital Project for the exploration of Oil and Gas Interests with undeveloped reserves (including the acquisition of leasehold interests and seismic data, the drilling of wells and all related costs and expenses) which can reasonably be expected to require the Prize Companies to expend, in the aggregate, in excess of $1,500,000; or

          (iv) make any Capital Expenditure or general and administrative expense payment which materially exceeds by more than 10 percent the amount set forth in the appropriate line item for such expenditure in an Approved Budget.

     5.3  Access to Assets, Personnel and Information.

     (a) From the date hereof until the Effective Time, Parent shall: (i) afford to Prize and the Prize Representatives, at Prize's sole risk and expense, reasonable access to any of the assets, books and records, contracts, employees, representatives, agents and facilities of the Parent Companies; and (ii) upon request, furnish promptly to Prize (at Prize's expense) a copy of any file, book, record, contract, permit, correspondence, or other written information, document or data concerning any of the Parent Companies (or any of their respective assets) that is within the possession or control of any of the Parent Companies.

     (b) From the date hereof until the Effective Time, Prize shall: (i) afford to Parent and the Parent Representatives, at Parent's sole risk and expense, reasonable access to any of the assets, books and records, contracts, employees, representatives, agents and facilities of the Prize Companies; and (ii) upon request, furnish promptly to Parent (at Parent's expense) a copy of any file, book, record, contract, permit, correspondence, or other written information, document or data concerning any of the Prize Companies (or any of their respective assets) that is within the possession or control of any of the Prize Companies.

     (c) Prize and the Prize Representatives shall, at Prize's sole risk and expense, have the right to make an environmental and physical assessment of the assets of the Parent Companies and, in connection therewith, shall have the right to enter and inspect such assets and all buildings and improvements thereon, and generally conduct such non-invasive tests, examinations, investigations and studies as Prize deems necessary, desirable or appropriate for the preparation of engineering or other reports relating to such assets, their condition and the presence of Hazardous Materials and compliance with Environmental Laws. Parent shall be provided not less than 24 hours prior notice of such activities, and Parent Representatives shall have the right to witness all such tests and investigations. Prize shall (and shall cause the Prize Representatives to) keep any data or information acquired by any such examinations and the results of any analyses of such data and information strictly confidential and will not (and will cause the Prize Representatives not to) disclose any of such data, information or results to any Person unless otherwise required by law or regulation and then only after written notice to Parent of the determination of the need for disclosure. Prize shall provide Parent a copy of any environmental report or assessment prepared on behalf of Prize with respect to any of the Parent Companies or any of their properties or assets. Prize shall indemnify, defend and hold the Parent Companies and the Parent Representatives harmless from and against any and all claims to the extent arising out of or as a result of the activities of Prize and the Prize Representatives on the assets of the Parent Companies in connection with conducting such environmental and physical assessment, except to the extent of and limited by the negligence or willful misconduct of any of the Parent Companies or any Parent Representative.

     (d) Parent and the Parent Representatives shall, at Parent's sole risk and expense, have the right to make an environmental and physical assessment of the assets of the Prize Companies and, in connection therewith, shall have the right to enter and inspect such assets and all buildings and improvements thereon, and generally conduct such non-invasive tests, examinations, investigations and studies as Parent deems necessary, desirable or appropriate for the preparation of engineering or other reports relating to such assets, their condition and the presence of Hazardous Materials and compliance with Environmental Laws. Prize shall be provided not less than 24 hours prior notice of such activities, and Prize Representatives shall have the right to witness all such tests and investigations. Parent shall (and shall cause the Parent Representatives to) keep any data or information acquired by any such examinations and the results of any analyses of such data and information strictly confidential and will not (and will cause the Parent Representatives not to) disclose any of such data, information or results to any Person unless otherwise required by law or regulation and then only after written notice to Prize of the determination of the need for disclosure. Parent shall provide Prize a copy of any environmental report or assessment prepared on behalf of Parent with respect to any of the Prize Companies or any of their properties or assets. Parent shall indemnify, defend and hold the Prize Companies and the Prize Representatives harmless from and against any and all claims to the extent arising out of or as a result of the activities of Parent and the Parent Representatives on the assets of the Prize Companies in connection with conducting such environmental and physical assessment, except to the extent of and limited by the negligence or willful misconduct of any of the Prize Companies or any Prize Representative.

     (e) From the date hereof until the Effective Time, Parent will fully and accurately disclose, and will cause each Parent Subsidiary to fully and accurately disclose, to Prize and the Prize Representatives all information that is (i) reasonably requested by Prize or any of the Prize Representatives, (ii) known to any of the Parent Companies, and (iii) relevant in any manner or degree to the value, ownership, use, operation, development or transferability of the assets of any of the Parent Companies.

     (f) From the date hereof until the Effective Time, Prize will fully and accurately disclose, and will cause each Prize Subsidiary to fully and accurately disclose, to Parent and the Parent Representatives all information that is (i) reasonably requested by Parent or any of the Parent Representatives,
(ii) known to any of the Prize Companies, and (iii) relevant in any manner or degree to the value, ownership, use, operation, development or transferability of the assets of any of the Prize Companies.

     (g) From the date hereof until the Effective Time, each of Parent and Prize shall: (i) furnish to the other, promptly upon receipt or filing (as the case may be), a copy of each communication between such Party and the SEC after the date hereof relating to the Merger or the Registration Statement and each report, schedule, registration statement or other document filed by such Party with the SEC after the date hereof relating to the Merger or the Registration Statement; and (ii) promptly advise the other of the substance of any oral communications between such Party and the SEC relating to the Merger or the Registration Statement.

     (h) Prize will (and will cause the Prize Subsidiaries and the Prize Representatives to) fully cooperate in all reasonable respects with Parent and the Parent Representatives in connection with Parent's examinations, evaluations and investigations described in this Section 5.3. Parent will (and will cause the Parent Subsidiaries and the Parent Representatives to) fully cooperate in all reasonable respects with Prize and the Prize Representatives in connection with Prize's examinations, evaluations and investigations described in this
Section 5.3.

     (i) Prize will not (and will cause the Prize Subsidiaries and the Prize Representatives not to), and Parent will not (and will cause the Parent Subsidiaries and the Parent Representatives not to), use any information obtained pursuant to this Section 5.3 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement.

     (j) Notwithstanding anything in this Section 5.3 to the contrary: (i) Prize shall not be obligated under the terms of this Section 5.3 to disclose to Parent or the Parent Representatives, or grant Parent or the Parent Representatives access to, information that is within the possession or control of any of the Prize Companies but subject to a valid and binding confidentiality agreement with a third party without first obtaining the consent of such third party, and Prize, to the extent reasonably requested by Parent, will use its reasonable efforts to obtain any such consent; and (ii) Parent shall not be obligated under the terms of this Section 5.3 to disclose to Prize or the Prize Representatives, or grant Prize or the Prize Representatives access to, information that is within the possession or control of any of the Parent Companies but subject to a valid and binding confidentiality agreement with a third party without first obtaining the consent of such third party, and Parent, to the extent reasonably requested by Prize, will use its reasonable efforts to obtain any such consent.

     (k) To facilitate approvals of activities of the Parties that are restricted under Sections 5.1 and 5.2, Parent Representatives and Prize Representatives agree to meet on a regular basis to review matters relating to their respective Capital Projects (including the status of expenditures under Approved Budgets (such as outstanding authorizations for expenditures), the success of their Capital Projects to date, proposals to initiate new Capital Projects or substantially increase commitments to existing Capital Projects), commodity hedging issues and any other matters restricted under Sections 5.1 and 5.2.

     5.4  No Solicitation.

     (a) Immediately following the execution of this Agreement, Prize will (and will cause each of the Prize Representatives to) terminate any and all existing activities, discussions and negotiations with third parties (other than Parent) with respect to any possible transaction involving the acquisition of the Prize Common Stock or the merger or other business combination of Prize with or into any such third party.

     (b) Prize will not (and will cause the Prize Representatives not to) solicit, initiate or knowingly encourage the submission of, any offer or proposal to acquire all or any part of the Prize Common Stock or all or any material portion of the assets or business of the Prize Companies (other than the transactions contemplated by this Agreement), whether by merger, purchase of stock, purchase of assets, tender offer, exchange offer or otherwise (an "Alternative Proposal"); provided, however, that, if Prize or any Prize Representative shall receive an Alternative Proposal, then Prize and the Prize Representatives may (i) enter into discussions or negotiations with respect to such Alternative Proposal with the Person presenting such Alternative Proposal and provide information to such Person if the board of directors of Prize determines in good faith, based on the advice of its legal counsel, that such action is required in order for the board of directors of Prize to act in a manner consistent with its fiduciary duties under applicable law, and (ii) to the extent applicable, take and disclose to its stockholders a position as contemplated by Rule 14e-2 promulgated under the Exchange Act and/or make any other disclosure to its stockholders with regard to an Alternative Proposal, if the board of directors of Parent determines in good faith, based on the advice of its legal counsel, that such disclosure is required in order for the board of directors of Prize to act in a manner consistent with its fiduciary duties under applicable law.

     (c) Prize will promptly communicate to Parent the terms and conditions of any Alternative Proposal that it may receive and will keep Parent informed as to the status of any actions, including any discussions, taken pursuant to such Alternative Proposal.

     (d) If Prize or any Prize Representative receives an Alternative Proposal and the board of directors of Prize determines in good faith, based on the advice of its legal counsel and financial advisor, that the Alternative Proposal is a Superior Proposal, then the board of directors of Prize may approve and recommend such Superior Proposal and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement and the Merger. As used herein, the term "Superior Proposal" means an Alternative Proposal which the board of directors of Prize determines in good faith to be more favorable to Prize's stockholders from a financial point of view than the Merger.

     (e) Nothing in this Section 5.4 shall permit Prize to terminate this Agreement except as specifically provided in Section 7.1.

     5.5 Prize Stockholders Meeting. Prize shall take all action necessary in accordance with applicable law and its certificate of incorporation and bylaws to convene a meeting of its stockholders as promptly as practicable after the date hereof for the purpose of voting on the Prize Proposal. Subject to Section 5.4, the board of directors of Prize shall recommend approval of the Prize Proposal and shall take all lawful action to solicit such approval, including timely mailing the Proxy Statement/Prospectus to the stockholders of Prize. Notwithstanding the above, however, the following shall be conditions to the mailing of the Proxy Statement/Prospectus to the stockholders of Prize:

     (a) Prize shall have received an opinion from a firm of investment bankers or financial advisors selected by Prize (which opinion shall be reasonably acceptable in form and substance to Prize) to the effect that the consideration to be received in the Merger by the holders of shares of Prize Common Stock is fair to such holders from a financial point of view, and such opinion shall not have been withdrawn, revoked or modified.

     (b) Prize shall have received an opinion (reasonably acceptable in form and substance to Prize) from a law firm selected by Prize to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) each of Parent, Prize and Merger Sub will be a party to such reorganization within the meaning of Section 368(b) of the Code, (iii) no gain or loss will be recognized by Parent, Prize or Merger Sub as a result of the Merger, and (iv) no gain or loss, except with respect to the amount of Cash Consideration received, cash received in lieu of fractional shares and cash received by Dissenting Stockholders, will be recognized by a stockholder of Prize as a result of the Merger with respect to the shares of Prize Common Stock converted into shares of Parent Common Stock by such stockholder, and such opinion shall not have been withdrawn, revoked or modified. Such opinion may be based upon representations of the Parties and stockholders of the Parties.

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

     5.6 Parent Stockholders Meeting. Parent shall take all action necessary in accordance with applicable law and its articles of incorporation and bylaws to convene a meeting of its stockholders as promptly as practicable after the date hereof for the purpose of voting on the Prize Proposal. The Board of Directors of Parent shall recommend approval of the Prize Proposal and shall take all lawful action to solicit such approval, including timely mailing the Proxy Statement/Prospectus to the stockholders of Parent. Notwithstanding the above, however, the following shall be conditions to the mailing of the Proxy Statement/Prospectus to the stockholders of Parent:

     (a) Parent shall have received an opinion from a firm of investment bankers or financial advisors selected by Parent (which opinion shall be reasonably acceptable in form and substance to Parent) to the effect that, as of the date of such opinion and subject to the terms and conditions set forth therein, the consideration to be received by the holders of the Prize Common Stock in the Merger is fair to Parent from a financial point of view, and such opinion shall not have been withdrawn, revoked or modified.

     (b) Parent shall have received an opinion (reasonably acceptable in form and substance to Parent) of the type described in Section 5.5(b), but excluding the opinion described in clause (iv) thereof, from counsel selected by Parent and such opinion shall not have been withdrawn, revoked or modified.

     5.7  Registration Statement and Proxy Statement/Prospectus.

     (a) Parent and Prize shall cooperate and promptly prepare the Registration Statement, and, subject to Parent's receiving the required information from Prize, Parent shall file the Registration Statement with the SEC as soon as practicable after the date hereof and in any event not later than 30 days after the date hereof. Parent shall use all reasonable efforts, and Prize shall cooperate with Parent (including furnishing all information concerning Prize and the holders of Prize Common Stock as may be reasonably requested by Parent), to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Parent shall use all reasonable efforts, and Prize shall cooperate with Parent, to obtain all necessary state securities laws or "blue sky" permits, approvals and registrations in connection with the issuance of Parent Common Stock pursuant to the Merger.

     (b) Parent will cause the Registration Statement (including the Proxy Statement/Prospectus), at the time it becomes effective under the Securities Act, to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder. Prize will cause the information it provides for such purpose to comply as to form in all material respects with such provisions.

     (c) Prize hereby covenants and agrees with Parent that: (i) the Registration Statement (at the time it becomes effective under the Securities Act and at the Effective Time) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided, however, that this clause (i) shall apply only to information contained in the Registration Statement that was supplied by Prize for inclusion therein); and (ii) the Proxy Statement/Prospectus (at the time it is first mailed to stockholders of Prize and Parent, at the time of the Prize Meeting and the Parent Meeting, and at the Effective Time) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (provided, however, that this clause (ii) shall apply only to information contained in the Proxy Statement/Prospectus that was supplied by Prize for inclusion therein). If, at any time prior to the Effective Time, any event with respect to Prize, or with respect to other information supplied by Prize for inclusion in the Registration Statement, occurs and such event is required to be described in an amendment to the Registration Statement, Prize shall promptly notify Parent of such occurrence and shall cooperate with Parent in the preparation and filing of such amendment. If, at any time prior to the Effective Time, any event with respect to Prize, or with respect to other information supplied by Prize for inclusion in the Proxy Statement/Prospectus, occurs and such event is required to be described in a supplement to the Proxy Statement/Prospectus, Prize shall promptly notify Parent of such occurrence and shall cooperate with Parent in the preparation, filing and dissemination of such supplement.

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

     (d) Parent hereby covenants and agrees with Prize that: (i) the Registration Statement (at the time it becomes effective under the Securities Act and at the Effective Time) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided, however, that this clause (i) shall not apply to any information contained in the Registration Statement that was supplied by Prize for inclusion therein); and (ii) the Proxy Statement/Prospectus (at the time it is first mailed to stockholders of Prize and Parent, at the time of the Prize Meeting and the Parent Meeting, and at the Effective Time) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (provided, however, that this clause (ii) shall not apply to any information contained in the Proxy Statement/Prospectus that was supplied by Prize for inclusion therein). If, at any time prior to the Effective Time, any event with respect to Parent, or with respect to other information included in the Registration Statement, occurs and such event is required to be described in an amendment to the Registration Statement, such event shall be so described and such amendment shall be promptly prepared and filed. If, at any time prior to the Effective Time, any event with respect to Parent, or with respect to other information included in the Proxy Statement/Prospectus, occurs and such event is required to be described in a supplement to the Proxy Statement/Prospectus, Parent shall promptly notify Prize of such occurrence and shall cooperate with Prize in the preparation, filing and dissemination of such supplement.

     (e) Neither the Registration Statement nor the Proxy Statement/Prospectus nor any amendment or supplement thereto will be filed or disseminated to the stockholders of Prize or Parent without the approval of both Parent and Prize. Parent shall advise Prize, promptly after it receives notice thereof, of the time when the Registration Statement has become effective under the Securities Act, the issuance of any stop order with respect to the Registration Statement, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any comments or requests for additional information by the SEC with respect to the Registration Statement.

     5.8 Stock Exchange Listing. Parent shall cause the shares of Parent Common Stock to be issued in the Merger and upon exercise of the Prize Options and the Prize Warrants to be approved for listing on a National Stock Exchange, subject to official notice of issuance, prior to the Closing Date. Parent shall also cause the Prize Warrants, other than the Prize Warrants held by First Union National Bank, to be approved for listing on a National Stock Exchange prior to the Closing Date.

     5.9 Additional Arrangements. Subject to the terms and conditions herein provided, each of Prize and Parent shall take, or cause to be taken, all action and shall do, or cause to be done, all things necessary, appropriate or desirable under any applicable laws and regulations (including the HSR Act) or under applicable governing agreements to consummate and make effective the transactions contemplated by this Agreement, including using its best efforts to obtain all necessary waivers, consents and approvals and effecting all necessary registrations and filings. Each of Prize and Parent shall take, or cause to be taken, all action or shall do, or cause to be done, all things necessary, appropriate or desirable to cause the covenants and conditions applicable to the transactions contemplated hereby to be performed or satisfied as soon as practicable. In addition, if any Governmental Authority shall have issued any order, decree, ruling or injunction, or taken any other action that would have the effect of restraining, enjoining or otherwise prohibiting or preventing the consummation of the transactions contemplated hereby, each of Prize and Parent shall use its reasonable efforts to have such order, decree, ruling or injunction or other action declared ineffective as soon as practicable.

     5.10 Agreements of Affiliates. At least 10 days prior to the Effective Time, Prize shall cause to be prepared and delivered to Parent a list identifying all Persons who, at the time of the Prize Meeting, may be deemed to be "affiliates" of Prize as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act. Prize shall use its best efforts to cause each Person who is identified as an affiliate of Prize in such list to execute and deliver to Parent, on or prior to the Closing Date, a written agreement, in the form attached hereto as Exhibit 5.10. Parent shall be entitled to place legends as specified in such agreements on the Parent Certificates representing any Parent Common Stock to be issued to such Persons in the Merger, irrespective of whether or not they sign such agreements.

     5.11 Public Announcements. Prior to the Closing, Prize and Parent will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement and shall not issue any press release or make any such public statement prior to obtaining the approval of the other party; provided, however, that such approval shall not be required where such release or announcement is required by applicable law or stock exchange rule; and provided further, that either Prize or Parent may respond to inquiries by the press or others regarding the transactions contemplated by this Agreement, so long as such responses are consistent with such Party's previously issued press releases.

     5.12 Notification of Certain Matters. Prize shall give prompt notice to Parent of any of the following: (a) any representation or warranty contained in
Article 3 being untrue or inaccurate when made, (b) the occurrence of any event or development that would cause (or could reasonably be expected to cause) any representation or warranty contained in Article 3 to be untrue or inaccurate on the Closing Date, or (c) any failure of Prize to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder. Parent shall give prompt notice to Prize of any of the following: (x) any representation or warranty contained in Article 4 being untrue or inaccurate when made, (y) the occurrence of any event or development that would cause (or could reasonably be expected to cause) any representation or warranty contained in Article 4 to be untrue or inaccurate on the Closing Date, or (z) any failure of Parent to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder.

     5.13 Payment of Expenses. Each Party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, whether or not the Merger shall be consummated, except that: (a) the fee for filing the Registration Statement with the SEC and the costs and expenses associated with printing the Proxy Statement/Prospectus and complying with any applicable state securities or "blue sky" laws shall be borne by Parent; and (b) the costs and expenses associated with mailing the Proxy Statement/Prospectus to the stockholders of
(i) Prize, and soliciting the votes of the stockholders of Prize, shall be borne by Prize, and (ii) Parent, and soliciting the votes of the stockholders of Parent, shall be borne by Parent.

     5.14 Registration Rights. Parent and the Major Prize Stockholders shall enter into a Registration Rights Agreement, in the form attached hereto as
Exhibit 5.14, at the Closing. The Parties shall take such action as necessary to cause the shelf registration statement contemplated by the Registration Rights Agreement to be declared effective as soon as practicable following the Effective Time.

     5.15  Indemnification and Insurance.

     (a) Parent agrees that all rights to indemnification now existing in favor of any officers, directors, employees, controlling stockholders or agents of any of the Prize Companies, as provided in their respective charters or bylaws (or similar organizational documents), and any existing indemnification agreements or arrangements of any of the Prize Companies, shall survive the Merger and shall continue in full force and effect for a period of not less than four years from the Effective Time (or such longer period as may be provided in any existing indemnification agreement between any of the Prize Companies, and any current or former officer or director thereof); provided, that, in the event any claim or claims are asserted or made within such four-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims.

     (b) From and after the Effective Time, Parent shall, for a period of four years after the Effective Time, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director, employee, controlling stockholder or agent of any of the Prize Companies (collectively, the "Indemnified Parties") against all losses, expenses (including attorneys' fees), claims, damages, liabilities and amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of, or otherwise in connection with, any threatened or actual claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on or arising in whole or in part out of the fact that the Indemnified Party (or the person controlled by the Indemnified Party) is or was a director, officer, employee, controlling stockholder or agent (including a trustee or fiduciary of any Prize Employee Benefit Plan) and pertaining to any matter existing or arising out of actions or omissions occurring at or prior to the Effective Time (including any Claim arising out of this Agreement or any of the transactions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, in each case to the fullest extent permitted under Nevada law, and shall pay any expenses, as incurred, in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under Nevada law. In determining whether an Indemnified Party is entitled to indemnification under this Section 5.15, if requested by such Indemnified Party, such determination shall be made by special, independent counsel selected by Parent and approved by the Indemnified Party (which approval shall not be unreasonably withheld), and who has not otherwise performed services for Parent or any of its Affiliates within the last three years (other than in connection with such matters). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party(ies) (whether arising before or after the Effective Time): (i) Parent shall have the right to control the defense of such matter with Parent's regularly engaged independent legal counsel or other counsel selected by Parent and reasonably satisfactory to the Indemnified Party(ies), and Parent shall pay all reasonable fees and expenses of such counsel; and (ii) the Indemnified Party(ies) will cooperate with Parent, at Parent's expense, in the defense of any such matter. Parent shall not be liable for any settlement effected without its prior written consent, which consent shall not unreasonably be withheld. In the event of any Claim, any Indemnified Party wishing to claim indemnification will promptly notify Parent thereof (provided, that failure to so notify Parent will not affect the obligations of Parent except to the extent that Parent shall have been prejudiced as a result of such failure) and shall deliver to Parent the undertaking contemplated by the applicable provisions of the NGCL, but without any requirement for the posting of a bond. Without limiting the foregoing, in the event any such Claim is brought against any of the Indemnified Parties, such Indemnified Party(ies) may retain only one law firm (plus one local counsel, if necessary) to represent them with respect to each such matter unless the use of counsel chosen to represent the Indemnified Parties would present such counsel with a conflict of interest, or the representation of all of the Indemnified Parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case such additional counsel as may be required (as shall be reasonably determined by the Indemnified Parties and Parent) may be retained by the Indemnified Parties at the cost and expense of Parent and Parent shall pay all reasonable fees and expenses of such counsel for such Indemnified Parties. Notwithstanding the foregoing, nothing contained in this Section 5.15 shall be deemed to grant any right to any Indemnified Party which is not permitted to be granted to an officer, director, employee, controlling stockholder or agent of Parent under Nevada law.

     (c) From and after the Effective Time, Parent shall cause to be maintained in effect for not less than four years from the Effective Time the current policies of directors' and officers' liability insurance maintained by Prize, including the policy being maintained for the former directors and officers of Vista Energy Resources, Inc.; provided, that (i) Parent may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous; (ii) such substitution shall not result in gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and
(iii) Parent shall not be required to pay an annual premium in excess of 200% of the last annual premium paid by Prize prior to the date hereof and if Parent is unable to obtain the insurance required by this Section 5.15(c) it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

     (d) Following the Merger, if Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person or Persons, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent and any of their successors and assigns, assume the obligations of the Parties and Parent set forth in this Section 5.15.

     (e) This Section 5.15 shall survive the consummation of the Merger at the Effective Time, is intended to benefit Prize and the Indemnified Parties (each of whom may enforce the provisions of this Section 5.15) and shall be binding on the successors and assigns of Parent.

     5.16 Prize Employees. After the Effective Time, it is expected that Parent may, in its sole discretion, offer employment to, or cause the Surviving Corporation or the Prize Companies to continue the employment of, certain employees of the Prize Companies (the "Retained Employees"). Parent shall provide the Retained Employees with the same benefits that accrue to similarly situated employees of Parent and its subsidiaries. Parent shall, or shall cause the Surviving Corporation to, fulfill all coverage continuation obligations imposed by Section 4980B of the Code and Section 601 of ERISA for those employees of the Prize Companies who are not Retained Employees. The provisions of this Section 5.16 are intended to be for the benefit of, and shall be enforceable by, the Parties and the employees of the Prize Companies covered by the Prize Employee Benefit Plans at the Effective Time and their respective heirs and representatives.

     5.17 Severance Plan. After the Closing, Parent shall cause the Surviving Corporation to promptly pay the amounts when due under the Prize Extraordinary Transaction Compensation Policy, to the extent not already paid. The provisions of this Section 5.17 are intended to be for the benefit of, and shall be enforceable by, the Parties and each person entitled to receive payments pursuant to the terms of the Prize Extraordinary Transaction Compensation Policy.

     5.18 Termination of Certain Agreements. At the Closing: (a) the Prize Voting and Shareholders Agreement shall be terminated, (b) any Confidentiality and Non-Compete Agreement entered into between Prize and any officer or employee of Prize shall be terminated, and (c) that certain Advisory Services and Indemnification Agreement, between Prize and Natural Gas Partners V, L.P. shall be terminated, and no Person shall have any further rights or obligations under any of these agreements, except for the continuation of indemnity rights as provided in Section 5.15.

     5.19  Parent Board of Directors.  At the Effective Time, Parent shall cause
(a) two then existing members of Prize's board of directors (selected by Prize and reasonably acceptable to Parent) to be elected to the board of directors of Parent, and (b) two then existing members of the Parent board of directors to resign.

     5.20 Registration Statements Relating to Prize Warrants. Promptly after the Effective Time, Parent shall file with the SEC a registration statement on Form S-3 with respect to the shares of Parent Common Stock to be issued upon exercise of the Prize Warrants other than the Prize Warrants held by First Union National Bank. Parent shall use all reasonable efforts to have such registration statement become effective and to maintain the effectiveness of such registration statement (and maintain the current status of the related prospectus) for so long as any Prize Warrants other than the Prize Warrants held by First Union National Bank remain outstanding. The provisions of this Section
5.20 are intended to be for the benefit of, and shall be enforceable by, the Parties and each holder of a Prize Warrant other than the Prize Warrants held by First Union National Bank and their respective heirs and representatives. To the extent required by applicable securities law and regulations, Parent shall also file with the SEC a registration statement with respect to the Prize Warrants.

     5.21 Bank Credit Agreements. Each of Parent and Prize shall use its best efforts to obtain, on or before the Closing Date: (a) any required consents of the lenders under the Parent Bank Credit Agreement and the Prize Bank Credit Agreement; or (b) a new credit facility for Parent in an amount sufficient to pay off all then-outstanding indebtedness under both the Parent Bank Credit Agreement and the Prize Bank Credit Agreement and provide a similar amount of borrowing capacity as the Parent Bank Credit Agreement and the Prize Bank Credit Agreement.

                                   ARTICLE 6

                                   CONDITIONS

     6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions, any or all of which may be waived in whole or in part by both Parent and Prize:

     (a) Stockholder Approval. The Prize Proposal shall have been duly and validly approved and adopted by a vote of a majority of the shares of Prize Common Stock, all as required by the DGCL and the certificate of incorporation and bylaws of Prize. The Prize Proposal shall have been duly and validly approved and adopted by the stockholders of Parent, all as required by the NGCL and the articles of incorporation and bylaws of Parent.

     (b) Other Approvals. Any applicable waiting period under the HSR Act shall have expired or been terminated and all filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, any Governmental Authority or other person in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Prize, Parent and Merger Sub shall have been made or obtained (as the case may be), except where the failure to obtain such consents, approvals, permits and authorizations would not be reasonably likely to result in a Material Adverse Effect on Parent (assuming the Merger has taken place) or to materially adversely affect the consummation of the Merger.

     (c) Securities Law Matters. The Registration Statement shall have been declared effective by the SEC under the Securities Act and shall be effective at the Effective Time, and no stop order suspending such effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend such effectiveness shall have been initiated and be continuing, and all necessary approvals under state securities laws relating to the issuance or trading of the Parent Common Stock to be issued in the Merger shall have been received.

     (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that, prior to invoking this condition, each Party shall have complied fully with its obligations under Section 5.9 and, in addition, shall have used all reasonable efforts to have any such decree, ruling, injunction or order vacated, except as otherwise contemplated by this Agreement.

     (e) Litigation. No litigation, proceeding or investigation has been commenced by any Person other than any of the Prize Companies or any of the Parent Companies that questions the validity or enforceability of this Agreement or the transactions contemplated hereby which, in the opinion of the board of directors of Parent or Prize, in the exercise of their business judgment, based on the advice of counsel, would cause Parent or Prize to be subject to substantial liability in the event of the consummation of the Merger.

     (f) Stock Exchange Listing. The shares of Parent Common Stock to be issued in the Merger and upon exercise of the Prize Options and the Prize Warrants shall have been authorized for listing on a National Stock Exchange, subject to official notice of issuance. The Prize Warrants, other than the Prize Warrants held by First Union National Bank, shall have been authorized for listing on a National Stock Exchange.

     (g) Bank Matters. The Parties shall have obtained either the required consents or the new credit facility contemplated in Section 5.21.

     (h) Registration Statements.  The registration statements referred to in
Section 5.20 shall have become effective, no stop order suspending such effectiveness shall have been issued, and no action, suit, proceeding or investigation by the SEC to suspend such effectiveness shall have been initiated.

     (i) Parent's Senior Notes. The "change of control" provisions in Parent's 10% senior notes shall not have been triggered by the Merger.

     6.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Parent and Merger Sub:

     (a) Representations and Warranties. The representations and warranties of Prize set forth in Article 3 shall be true and correct in all material respects (provided that any representation or warranty contained therein that is qualified by a materiality standard or a Material Adverse Effect qualification shall not be further qualified hereby) as of the date of this Agreement and (except to the extent such representation or warranty speaks as of an earlier date) as of the Closing Date as though made on and as of that time, and Parent shall have received a certificate signed by a Responsible Officer of Prize to such effect; provided, however, that the condition set forth in this Section 6.2(a) shall be deemed to be satisfied even if one or more of such representations and warranties are not true and correct, so long as the failure of such representations and warranties (without giving effect to the individual materiality thresholds otherwise included as a part of such representations and warranties) to be true and correct (in the aggregate) does not result in (i) damages, losses or liabilities to Parent or any of the Prize Companies, (ii) a net reduction in the aggregate value of the assets of the Prize Companies (with respect to Ownership Interests, as determined by reference to the Reserve Data Value), or (iii) reduction in the aggregate net value of the assets of the Prize Companies resulting from the items and matters set forth in the Prize Disclosure Schedule, in an aggregate amount for clauses (i), (ii) and (iii) (the "Failure Amount") that exceeds $16,000,000.

     (b) Performance of Covenants and Agreements by Prize. Prize shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed by a Responsible Officer of Prize to such effect.

     (c) Letters from Prize Affiliates. Parent shall have received from each Person named in the list referred to in Section 5.10 an executed copy of the agreement described in Section 5.10.

     (d) No Material Adverse Change. From the date of this Agreement through the Closing, there shall not have occurred any change in the condition (financial or otherwise), operations or business of any of the Prize Companies that would have or would be reasonably likely to have a Material Adverse Effect on Prize.

     (e) Fairness Opinion. The fairness opinion described in Section 5.6(a) shall have been delivered and shall not have been withdrawn, revoked or modified.

     (f) Tax Opinion. The tax opinion described in Section 5.6(b) shall have been delivered and shall not have been withdrawn, revoked or modified.

     (g) Dissenting Stockholders. The holders of no more than five percent of the Prize Common Stock shall have exercised their right to dissent from the Merger under the DGCL.

     (h) Market Price. Parent shall not have given notice of termination pursuant to Section 7.1(g).

     (i) Prize Extraordinary Transaction Compensation Policy. All payments required to be made by Prize under the Prize Extraordinary Transaction Compensation Policy and any other employment or severance arrangements with Prize employees with respect to the transactions contemplated in this Agreement shall not have exceeded $8,000,000 in the aggregate.

     6.3 Conditions to Obligation of Prize. The obligation of Prize to effect the Merger is subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Prize:

     (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in Article 4 shall be true and correct in all material respects (provided that any representation or warranty contained therein that is qualified by a materiality standard or a Material Adverse Effect qualification shall not be further qualified hereby) as of the date of this Agreement and (except to the extent such representation or warranty speaks as of an earlier date) as of the Closing Date as though made on and as of that time, and Prize shall have received a certificate signed by a Responsible Officer of Parent to such effect; provided, however, that the condition set forth in this
Section 6.3(a) shall be deemed to be satisfied even if one or more of such representations and warranties are not true and correct, so long as the failure of such representations and warranties (without giving effect to the individual materiality thresholds otherwise included as a part of such representations and warranties) to be true and correct (in the aggregate) does not result in (i) damages, losses or liabilities to Prize or any of the Parent Companies, (ii) a net reduction in the aggregate value of the assets of the Parent Companies (with respect to Ownership Interests, as determined by reference to the Reserve Data Value), or (iii) reduction in the aggregate net value of the assets of the Parent Companies resulting from the items and matters set forth in the Parent Disclosure Schedule, in an aggregate amount for clauses (i), (ii) and (iii) (the "Failure Amount") that exceeds $20,000,000.

     (b) Performance of Covenants and Agreements by Parent and Merger
Sub. Parent and Merger Sub shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement at or prior to the Closing Date, and Prize shall have received a certificate signed by a Responsible Officer of Parent to such effect.

     (c) Fairness Opinion. The fairness opinion described in Section 5.5(a) shall have been delivered and shall not have been withdrawn, revoked or modified.

     (d) Tax Opinion. The tax opinion described in Section 5.5(b) shall have been delivered and shall not have been withdrawn, revoked or modified.

     (e) No Material Adverse Change. From the date of this Agreement through the Closing, there shall not have occurred any change in the condition (financial or otherwise), operations or business of Parent and its subsidiaries that would have or would be reasonably likely to have a Material Adverse Effect on Parent.

     (f) Rights Agreement. Neither this Agreement nor consummation of the Merger shall have caused or shall cause any of the Parent Rights to become exercisable or to be distributed.

     (g) Market Price. Prize shall not have given notice of termination pursuant to Section 7.1(h).

     (h) Registration Rights Agreement. Parent shall have executed and delivered the Registration Rights Agreement.

     (i) Delivery of Transfer Instructions. Parent shall have delivered to its authorized transfer agent an irrevocable letter of instruction in a form reasonably satisfactory to Prize authorizing and directing the transfer to holders of shares of Prize Common Stock one or more Parent Certificates representing those shares of Parent Common Stock to be issued to such holders upon surrender of such holders' certificates representing such shares of Prize Common Stock.

                                   ARTICLE 7

                                  TERMINATION

     7.1 Termination Rights. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the Prize Proposal by the stockholders of Prize and/or Parent, respectively:

     (a) By mutual written consent of Parent and Prize;

     (b) By either Prize or Parent if (i) the Merger has not been consummated by June 30, 2002 (provided, however, that the right to terminate this Agreement pursuant to this clause (i) shall not be available to any Party whose breach of any representation or warranty or failure to perform any covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); (ii) any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable (provided, however, that the right to terminate this Agreement pursuant to this clause (ii) shall not be available to any Party until such Party has used all reasonable efforts to remove such injunction, order or decree); or (iii) the Prize Proposal shall not have been approved by the required vote of (A) the Prize stockholders at the Prize Meeting or at any adjournment thereof or (B) the Parent stockholders at the Parent Meeting or at any adjournment thereof;

     (c) By Parent if (i) there has been a material breach of the representations and warranties made by Prize in Article 3 of this Agreement such that the condition described in Section 6.2(a) is not met (provided, however, that Parent shall not be entitled to terminate this Agreement pursuant to this clause (i) unless Parent has given Prize notice of such breach and Prize has failed to cure such breach within 10 days following such notice (but in any event not later than June 30, 2002), and the condition described in Section 6.2(a), other than the provision thereof relating to the certificate signed by a Responsible Officer of Prize, would not be satisfied if the Closing were to occur on the day on which Parent gives Prize notice of such termination); or
(ii) Prize has failed to comply in any material respect with any of its covenants or agreements contained in this Agreement and such failure has not been, or cannot be, cured within 10 days after notice and demand for cure thereof (but in any event not later than June 30, 2002);

     (d) By Prize if (i) there has been a material breach of the representations and warranties made by Parent and Merger Sub in Article 4 of this Agreement such that the condition described in Section 6.3(a) is not met (provided, however, that Prize shall not be entitled to terminate this Agreement pursuant to this clause (i) unless Prize has given Parent notice of such breach and Parent has failed to cure such breach within 10 days following such notice (but in any event not later than June 30, 2002), and the condition described in Section 6.3(a), other than the provision thereof relating to the certificate signed by a Responsible Officer of Parent, would not be satisfied if the Closing were to occur on the day on which Prize gives Parent notice of such termination); or
(ii) Parent or Merger Sub has failed to comply in any material respect with any of its respective covenants or agreements contained in this Agreement, and, in either such case, such breach or failure has not been, or cannot be, cured within 10 days after notice and a demand for cure thereof (but in any event not later than June 30, 2002);

     (e) By Prize if (i) Prize is prepared to enter into a binding definitive agreement to effect a Superior Proposal; and (ii) Prize has given Parent at least three business days' prior notice of its intention to terminate this Agreement pursuant to this Section 7.1(e) (along with a description of all relevant terms and conditions of such Superior Proposal), during which period Parent shall have the opportunity to propose amendments or modifications to the terms of the Merger;

     (f) By Parent if the board of directors of Prize shall have failed to recommend adoption of the Prize Proposal at the time the Proxy Statement/Prospectus is first mailed to stockholders of Prize or shall have amended or withdrawn any such recommendation and such recommendation is not reinstated in its prior form within five business days after such amendment or withdrawal;

     (g) By Parent if the Market Price is in excess of $9.50; provided, that notice of termination under this Section 7.1(g) must be given not later than the close of business on the third business day prior to the Closing Date; or

     (h) By Prize if the Market Price is less than $7.50; provided, that notice of termination under this Section 7.1(h) must be given not later than the close of business on the third business day prior to the Closing Date.

     7.2 Effect of Termination. If this Agreement is terminated by either Prize or Parent pursuant to the provisions of Section 7.1, this Agreement shall forthwith become void except for, and there shall be no further obligation on the part of any Party or its respective Affiliates, directors, officers or stockholders except pursuant to, the provisions of Sections 5.3(c) (but only to the extent of the confidentiality and indemnification provisions contained therein), 5.7(c), 5.7(d), 5.13 and 7.3, Article 8 and the Confidentiality Agreement (which shall continue pursuant to their terms); provided, however, that a termination of this Agreement shall not relieve any Party from any liability for damages incurred as a result of a breach by such Party of its representations, warranties, covenants, agreements or other obligations hereunder occurring prior to such termination.

     7.3  Fees and Expenses.  If this Agreement is terminated pursuant to
Section 7.1(e) or (f), Prize shall promptly, but in no event later than one business day after termination of this Agreement, pay to Parent a fee equal to $15,000,000 in same day funds and upon making such payment, Prize shall be fully released and discharged from any liability or obligation resulting from or under this Agreement, except as otherwise set forth in Section 7.2.

                                   ARTICLE 8

                                 MISCELLANEOUS

     8.1 Nonsurvival of Representations and Warranties. None of the representations or warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger.

     8.2 Amendment. This Agreement may be amended by the Parties at any time before or after approval of the Prize Proposal by the stockholders of Parent and Prize; provided, however, that, after any such approval, no amendment shall be made that by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by a written instrument signed by an authorized representative of each of the Parties.

     8.3 Notices. Any notice or other communication required or permitted hereunder shall be in writing and either delivered personally (effective upon delivery), by facsimile transmission (effective on the next day after transmission), by recognized overnight delivery service (effective on the next day after delivery to the service), or by registered or certified mail, postage prepaid and return receipt requested (effective on the third business day after the date of mailing), at the following addresses or facsimile transmission numbers (or at such other address(es) or facsimile transmission number(s) for a Party as shall be specified by like notice):

     To Parent and/or Merger Sub:

     Magnum Hunter Resources, Inc.
     600 East Las Colinas Blvd., Suite 1100
     Irving, Texas 75039
     Attn: Gary C. Evans, Chairman, President and Chief Executive Officer
     Telephone: (972) 401-0752
     Facsimile: (972) 443-6470
     with copies to:

     Magnum Hunter Resources, Inc.
     600 East Las Colinas Blvd., Suite 1100
     Irving, Texas 75039
     Attn: Morgan F. Johnston, Vice President, General Counsel and Secretary
     Telephone: (972) 401-0752
     Facsimile: (972) 401-3110

     and

     Fulbright & Jaworski L.L.P.
     2200 Ross Avenue, Suite 2800
     Dallas, Texas 75201
     Attn: David E. Morrison
     Telephone: (214) 855-8301
     Facsimile: (214) 855-8200

     To Prize:

     Prize Energy Corp.
     3500 William D. Tate
     Suite 200
     Grapevine, Texas 76051
     Attn: Lon C. Kile, President
     Telephone: (817) 424-0406
     Facsimile: (817) 424-0071

     with copies to:

     Natural Gas Partners, L.L.C.
     125 East John Carpenter Fwy., Suite 600
     Irving, Texas 75062
     Attn: Richard L. Covington
     Telephone: (972) 432-1456
     Facsimile: (972) 432-1441

     and

     Conner & Winters, P.C.
     3700 First Place Tower
     15 East 5th Street
     Tulsa, Oklahoma 74103
     Attn: Robert A. Curry
     Telephone: (918) 586-5725
     Facsimile: (918) 586-8548

     8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

     8.5 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     8.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the Confidentiality Agreement and the documents and instruments delivered by the Parties in connection with this Agreement): (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof; and (b) except as provided in Article 2 and Sections 5.3(c), 5.3(d), 5.15, 5.16, 5.17 and 5.20, is solely for the benefit of the Parties and their respective successors, legal representatives and assigns and does not confer on any other Person any rights or remedies hereunder.

     8.7 Applicable Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     8.8 No Remedy in Certain Circumstances. Each Party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any Party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take any action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate pursuant to Article 7. Except as otherwise contemplated by this Agreement, to the extent that a Party took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent Governmental Authority, such Party shall not incur any liability or obligation unless such Party breached its obligations under Section 5.9 or did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

     8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     8.10 Waivers. At any time prior to the Effective Time, the Parties may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive performance of any of the covenants or agreements, or satisfaction of any of the conditions, contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed by an authorized representative of such Party. Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any Party of a breach of any provision hereof shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provisions hereof.

     8.11 Confidentiality Agreement. The Confidentiality Agreement shall remain in full force and effect following the execution of this Agreement until terminated as described in Section 7.2, is hereby incorporated herein by reference, and shall constitute a part of this Agreement for all purposes; provided, however, that any standstill provisions contained therein will, effective as of the Closing, be deemed to have been waived to the extent necessary for the Parties to consummate the Merger in accordance with the terms of this Agreement. Any and all information received by Parent and Prize pursuant to the terms and provisions of this Agreement shall be governed by the applicable terms and provisions of the Confidentiality Agreement.

     8.12 Incorporation. Exhibits and Schedules referred to herein are attached to and by this reference incorporated herein for all purposes. Disclosure on one schedule satisfies the other schedules as long as it is apparent on its face from such disclosure that it applies to the other schedules.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives, on the date first written above.

"Prize"                                          "Parent"

PRIZE ENERGY CORP.                               MAGNUM HUNTER RESOURCES, INC.

By:  /s/ PHILIP B. SMITH                         By:  /s/ GARY C. EVANS
     -----------------------------------------        -----------------------------------------
     Name: Philip B. Smith                            Name: Gary C. Evans
     Title:   CEO                                     Title:   Chairman, President and CEO


                                                 "Merger Sub"

                                                 PINTAIL ENERGY, INC.

                                                 By:  /s/ GARY C. EVANS
                                                      -----------------------------------------
                                                      Name: Gary C. Evans
                                                      Title:   Chairman, President and CEO

                               FIRST AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

     This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") executed as of the 17th day of December, 2001, by and among Magnum Hunter Resources, Inc., a Nevada corporation ("Magnum Hunter"), Pintail Energy, Inc., a Texas corporation ("Pintail-Texas"), Prize Energy Corp., a Delaware corporation ("Prize"), and Pintail Energy, Inc., a Delaware corporation
("Pintail-Delaware");

                                  WITNESSETH:

     WHEREAS, Magnum Hunter organized Pintail-Texas as a Texas corporation to serve as the acquisition subsidiary in connection with the forward merger of Prize into a Magnum Hunter subsidiary (the "Merger") pursuant to the Agreement and Plan of Merger dated December 17, 2001 (the "Agreement") among Magnum Hunter, Pintail-Texas and Prize;

     WHEREAS, Magnum Hunter has determined that it would be preferable to use a Delaware corporation in the Merger and has organized Pintail-Delaware for such purpose; and

     WHEREAS, Magnum Hunter, Pintail-Texas, Prize and Pintail-Delaware desire to amend the Agreement to reflect the substitution of Pintail-Delaware for Pintail-Texas as a party thereto;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Magnum Hunter, Pintail-Texas, Prize and Pintail-Delaware do hereby agree as follows:

     1. The Agreement is hereby amended as follows:

          (a) The first paragraph of the Agreement is amended to substitute "Pintail Energy, Inc., a Delaware corporation" for Pintail Energy, Inc., a Texas corporation."

          (b) Section 1.1 of the Agreement is amended to delete the definitions of "Articles of Merger" and "TBCA" and to change the definition of "Merger Sub" to refer to "Pintail Energy, Inc., a Delaware corporation" rather than to "Pintail Energy, Inc., a Texas corporation."

          (c) Section 2.2 of the Agreement is amended to read in its entirety as follows:

     "2.2 Effect of the Merger. Upon the effectiveness of the Merger, the separate existence of Prize shall cease and Merger Sub, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of Delaware. The Merger shall have the effects specified in this Agreement and the DGCL."

          (d) Section 2.3(a) of the Agreement is amended to read in its entirety as follows:

     "(a) The certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until duly amended in accordance with its terms and applicable law."

          (e) Section 2.7 of the Agreement is amended to read in its entirety as follows:

     "2.7 Effective Time of the Merger. The Merger shall become effective immediately when the Certificate of Merger is accepted for filing by the Secretary of State of Delaware, or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time"). As soon as practicable after the Closing, the Certificate of Merger shall be filed, and the Effective Time shall occur, on the Closing Date; provided, however, that the Certificate of Merger may be filed prior to the Closing Date or prior to the Closing so long as it provides for an effective time that occurs on the Closing Date immediately after the Closing."

          (f) The first sentence of Section 2.8 of the Agreement is amended to delete "and the TBCA."

          (g) Clause (b) of Section 3.5 of the Agreement is amended to read in its entirety as follows:

     "the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to applicable provisions of the DGCL;"

          (h) Clause (b) of Section 4.5 of the Agreement is amended to read in its entirety as follows:

     "the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to applicable provisions of the DGCL;"

          (i) Exhibit 5.10, the Form of Affiliate Letter, is amended to substitute "Pintail Energy, Inc., a Delaware corporation" for "Pintail Energy, Inc., a Texas corporation" in the first paragraph thereof.

          (j) Exhibit 5.14, the Form of Registration Rights Agreement, is amended to substitute "Pintail Energy, Inc., a Delaware corporation" for "Pintail Energy, Inc., a Texas corporation" in the first paragraph thereof.

     2. Upon the execution of this Amendment, Pintail-Delaware will have all the obligations, and will enjoy all the rights, of Pintail-Texas under the Agreement, and Pintail-Texas will no longer be a party thereto or have any rights or obligations thereunder.

     3. This Amendment shall be effective as of December 17, 2001.

     IN WITNESS WHEREOF, Magnum Hunter, Pintail-Texas, Prize and
Pintail-Delaware have executed this Amendment as of the date first above written.

MAGNUM HUNTER RESOURCES, INC.,                   PRIZE ENERGY, INC.,
a Nevada corporation                             a Delaware corporation

By:  /s/ MORGAN F. JOHNSTON                      By:  /s/ PHILIP B. SMITH
     -----------------------------------------        -----------------------------------------
     Name: Morgan F. Johnston                         Name: Philip B. Smith
     Title:   Vice President, General Counsel         Title:   Chairman and CEO
             and Secretary

PINTAIL ENERGY, INC.,                            PINTAIL ENERGY, INC.,
a Texas corporation                              a Delaware corporation

By:  /s/ MORGAN F. JOHNSTON                      By:  /s/ MORGAN F. JOHNSTON
     -----------------------------------------        -----------------------------------------
     Name: Morgan F. Johnston                         Name: Morgan F. Johnston
     Title:   Vice President                          Title:   Vice President

                                                                         ANNEX B

                     [DEUTSCHE BANC ALEX. BROWN LETTERHEAD]

December 17, 2001

Board of Directors
Magnum Hunter Resources, Inc.
600 East Las Colinas Blvd., Suite 1100
Irving, Texas 75039

Gentlemen:

     Deutsche Banc Alex. Brown Inc. ("DBAB") has acted as financial advisor to Magnum Hunter Resources, Inc. ("Magnum Hunter") in connection with the proposed merger of Magnum Hunter and Prize Energy Corp. (the "Company") pursuant to the Agreement and Plan of Merger, dated December 17, 2001, among the Company, Magnum Hunter and Pintail Energy, Inc., a wholly owned subsidiary of Magnum Hunter ("Magnum Hunter Sub") (the "Merger Agreement"), which provides, among other things, for the merger of the Company with and into Magnum Hunter Sub (the "Transaction"), as a result of which the Company will become a wholly owned subsidiary of Magnum Hunter. As set forth more fully in the Merger Agreement, as a result of the Transaction, each share of the Common Stock, par value $.01 per share, of the Company ("Company Common Stock") not owned directly or indirectly by the Company or Magnum Hunter will be converted into the right to receive 2.5 shares of Common Stock, par value $.002 per share, of Magnum Hunter ("Magnum Hunter Common Stock") plus an amount in cash determined in accordance with a formula set out in the Merger Agreement (which cash amount will be no less than $0.25 and no more than $5.25 per share of Company Common Stock) (collectively, the "Merger Consideration"). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

     You have requested DBAB's opinion, as investment bankers, as to the fairness, from a financial point of view, to Magnum Hunter of the Merger Consideration.

     In connection with DBAB's role as financial advisor to Magnum Hunter, and in arriving at its opinion, DBAB has reviewed certain publicly available financial and other information concerning the Company and Magnum Hunter and certain internal analyses and other information furnished to it by the Company and Magnum Hunter. DBAB has also held discussions with members of the senior management of Magnum Hunter regarding the business and prospects of Magnum Hunter, the Company and the joint prospects of a combined company. In addition, DBAB has (i) reviewed the reported prices and trading activity for Company Common Stock and Magnum Hunter Common Stock, (ii) compared certain financial and stock market information for the Company and Magnum Hunter with similar information for certain other companies whose securities are publicly traded,
(iii) reviewed the financial terms of certain recent business combinations which it deemed comparable in whole or in part, (iv) reviewed the terms of the Merger Agreement and certain related documents, and (v) performed such other studies and analyses and considered such other factors as it deemed appropriate.

     DBAB has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning the Company or Magnum Hunter, including, without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, DBAB has assumed and relied upon the accuracy and completeness of all such information and DBAB has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of the Company or Magnum Hunter. With respect to the financial forecasts and projections, including the analyses and forecasts of certain cost savings, operating efficiencies, revenue effects and financial synergies expected by Magnum Hunter to be achieved as a result of the Transaction (collectively, the "Synergies"), made available to DBAB and used

Magnum Hunter Resources, Inc.
December 17, 2001
Page  2

in its analyses, DBAB has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company or Magnum Hunter, as the case may be, as to the matters covered thereby. In rendering its opinion, DBAB expresses no view as to the reasonableness of such forecasts and projections, including the Synergies, or the assumptions on which they are based. DBAB's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof.

     For purposes of rendering its opinion, DBAB has assumed that, in all respects material to its analysis, the representations and warranties of Magnum Hunter, Magnum Hunter Sub and the Company contained in the Merger Agreement are true and correct, Magnum Hunter, Magnum Hunter Sub and the Company will each perform all of the covenants and agreements to be performed by it under the Merger Agreement and all conditions to the obligations of each of Magnum Hunter, Magnum Hunter Sub and the Company to consummate the Transaction will be satisfied without any waiver thereof. DBAB has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either Magnum Hunter or the Company is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on Magnum Hunter or the Company or materially reduce the contemplated benefits of the Transaction to Magnum Hunter. DBAB has also assumed, with your consent, that Magnum Hunter will exercise its right to terminate the Merger Agreement in accordance with its terms if the Market Price (as defined in the Merger Agreement) of the Magnum Hunter Common Stock is in excess of $9.50. In addition, you have informed DBAB, and accordingly for purposes of rendering its opinion DBAB has assumed, that the Transaction will be tax-free to each of Magnum Hunter and the Company and to the stockholders of Magnum Hunter.

     This opinion is addressed to, and for the use and benefit of, the Board of Directors of Magnum Hunter and is not a recommendation to the stockholders of Magnum Hunter to approve the Transaction. This opinion is limited to the fairness, from a financial point of view, to Magnum Hunter of the Merger Consideration, and DBAB expresses no opinion as to the merits of the underlying decision by Magnum Hunter to engage in the Transaction.

     DBAB will be paid a fee for its services as financial advisor to Magnum Hunter in connection with the Transaction, which is contingent upon the issuance of this opinion. We are an affiliate of Deutsche Bank AG (together with its affiliates, the "DB Group"). One or more members of the DB Group have, from time to time, provided investment banking, commercial banking (including extension of credit) and other financial services to Magnum Hunter or its affiliates for which it has received compensation. One or more members of the DB Group may provide financing to Magnum Hunter in connection with the Merger. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of Magnum Hunter and the Company for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

     Based upon and subject to the foregoing, it is DBAB's opinion as investment bankers that, as at the date hereof, the Merger Consideration is fair, from a financial point of view, to Magnum Hunter.

                                          Very truly yours,

                                          /s/ DEUTSCHE BANC ALEX. BROWN INC.

                                          DEUTSCHE BANC ALEX. BROWN INC.

                                                                         ANNEX C

                             [SWS SECURITIES LOGO]

December 17, 2001

Board of Directors
Prize Energy Corp.
3500 William D. Tate, Suite 200
Grapevine, Texas 76051

Gentlemen:

     You have requested our opinion as investment bankers as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $0.01 per share (the "Shares"), of Prize Energy Corp. (the "Company") of the Merger Consideration (as defined below) to be received by such stockholders, pursuant to the Agreement and Plan of Merger, dated December 17, 2001, among the Company, Magnum Hunter Resources, Inc. ("Magnum Hunter") and Pintail Energy, Inc. ("Merger Sub"), a wholly-owned subsidiary of Magnum Hunter (the "Agreement"). Pursuant to the Agreement, the Company will be merged with and into Merger Sub (the "Merger") and each outstanding Share of the Company's common stock will be converted into (i) cash equal to $24.00 minus the product of 2.50 times the Market Price of Magnum Hunter Common Stock, par value $0.002 per share ("Magnum Hunter Shares"), as defined in the Agreement, but in any event not less than $0.25 and not greater than $5.25 (the "Cash Consideration"), plus (ii) the number of Magnum Hunter Shares equal to the ratio of 2.50 for each Share (the "Conversion Number"). The total amount of Cash Consideration and the product of the Conversion Number and the Market Price are collectively referred to herein as the "Merger Consideration."

     In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company and Magnum Hunter for the year ended December 31, 2000; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Magnum Hunter during 2001; certain other communications from the Company and Magnum Hunter to their respective stockholders; and certain internal financial analyses and forecasts for the Company and Magnum Hunter prepared by their respective managements, including certain cost savings and operating synergies projected by the managements of the Company and Magnum Hunter to result from the transaction contemplated by the Agreement. We also have held discussions with members of the senior management of the Company regarding their assessment of the strategic rationale for, and the potential benefit of, the transaction contemplated by the Agreement and the Company's past and current business operations, financial condition and future prospects. In addition, we have reviewed the reported price and trading activity for the Shares and the shares of Magnum Common Stock, compared certain financial and stock market information for the Company and Magnum Hunter with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the oil and gas exploration and production industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

     We have relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the internal financial forecasts prepared by management of the Company and Magnum Hunter, including the synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company and Magnum Hunter. We also have assumed with your consent that the transaction contemplated by the Agreement will be accounted for as a purchase under generally accepted accounting principles. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Magnum Hunter or any of their subsidiaries and we have not been furnished

Board of Directors
Prize Energy Corp.
December 17, 2001
Page  2

with any such evaluation or appraisal. With respect to oil and gas reserve information, we are not experts in the evaluation of oil and gas reserves and, with your consent, have relied without independent verification solely upon the oil and gas information and internal estimates prepared by the management of the Company. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction.

     Based upon and subject to the foregoing, we are of the opinion as investment bankers that as of the date hereof, the Merger Consideration is fair from a financial point of view to the holders of Shares.

                                          Very truly yours,

                                          SWS SECURITIES, INC.

                                          By:     /s/ RICHARD L. DAVIS
                                            ------------------------------------
                                                     Richard L. Davis
                                                    Managing Director

                                                                         ANNEX D

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

SEC. 262. APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

         ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The General Corporation Law of Nevada permits provisions in the articles, by-laws or resolutions approved by stockholders which limit liability of directors for breach of fiduciary duty under certain specified circumstances. The Articles of Incorporation of Magnum Hunter, with certain exceptions, eliminate any personal liability of a director to Magnum Hunter or its stockholders for monetary damages for the breach of a director's fiduciary duty, and therefore a director cannot be held liable for damages to Magnum Hunter or its stockholders for gross negligence or lack of due care in carrying out his fiduciary duties as a director. Nevada law permits indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. A director or officer must be indemnified as to any matter in which he successfully defends himself. Indemnification is prohibited as to any matter in which the director or officer is adjudged liable to the corporation.

         Magnum Hunter maintains in effect directors and officers liabilities insurance providing customary coverage for its directors and officers against losses resulting from wrongful acts committed by them in their capacities as directors and officers of Magnum Hunter.

         ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         EXHIBIT
         NUMBER   DESCRIPTION
         -------  -----------
         2.1++    Agreement and Plan of Merger among Magnum Hunter, Pintail
                  Energy and Prize, dated December 17, 2001 (Included as Annex A to the Joint Proxy Statement/Prospectus)

         2.2++    First Amendment to Agreement and Plan of Merger, among Magnum
                  Hunter, Pintail Energy, Inc. (Texas corporation), Pintail
                  Energy, Inc. (Delaware corporation) and Prize, dated as of December 17, 2001 (Included as Annex A to the Joint Proxy
                  Statement/Prospectus)

         2.3 Agreement to Vote, among Natural Gas Partners V, L.P., Prize and Magnum Hunter, dated December 17, 2001 (Incorporated by reference to Form 8-K dated December 17, 2001, filed December
                  27, 2001)

         4.1 Articles of Incorporation (Incorporated by reference to the Registration Statement on Form S-18, File No. 33-30298-D)

         4.2      Articles of Amendment to Articles of Incorporation
                  (Incorporated by reference to the Form 10-K for the year ended
                  December 31, 1990)

         4.3      Articles of Amendment to Articles of Incorporation
                  (Incorporated by reference to the Registration Statement on Form SB-2, File No. 33-66190)

         4.4      Articles of Amendment to Articles of Incorporation
                  (Incorporated by reference to the Registration Statement on Form S-3, File No. 333-30453)

         4.5 By-Laws, as amended (Incorporated by reference to the Registration Statement on Form SB-2, File No. 33-66190)

         4.6 Indenture relating to Senior Notes (Incorporated by reference to the Registration Statement on Form S-4, File No. 333-2290)

         4.7      Shareholder Rights Agreement dated as of January 6,
                  1998 by and between Magnum Hunter and Securities Transfer
                  Corporation, as Rights Agent (Incorporated by reference to Form 8-K dated January 7, 1998, filed January 9, 1998)

         4.8      Certificate of Designation of 1996 Series A Preferred Stock
                  (Incorporated by reference to Form 8-K dated December 26,
                  1996, filed January 3, 1997)

         4.9      Amendment to Certificate of Designation for 1996 Series A
                  Convertible Preferred Stock (Incorporated by reference to
                  Registration Statement on Form S-3, File No. 333-30453)

         4.10     Certificate of Designation for 1998 Series A Junior
                  Participating Preferred Stock (Incorporated by reference to
                  Form 8-K dated January 7, 1998, filed January 9, 1998)

         4.11     Certificate of Designation for 1999 Series A 8% Convertible
                  Preferred Stock (Incorporated by reference to Form 8-K, dated
                  February 3, 1999, filed February 11, 1999)

         4.12++   Form of Registration Rights Agreement among Magnum Hunter,
                  Pintail Energy, Natural Gas Partners V, L.P., Philip B. Smith and Lon C. Kile

         5.1+     Opinion of Fulbright & Jaworski L.L.P.

         8.1++ Opinion of Fulbright & Jaworski L.L.P. relating to certain tax matters

         8.2++ Opinion of Conner & Winters, P.C. relating to certain tax matters

         23.1++   Consent of Fulbright & Jaworski L.L.P. (to be included in
                  Exhibit 5.1 and included in Exhibit 8.1)

         23.2++   Consent of Deloitte & Touche LLP

         23.3++   Consent of Ernst & Young LLP

         23.4++   Consent of Ryder Scott Company, L.P.

         23.5++   Consent of DeGolyer and MacNaughton

         23.6++   Consent of Cawley Gillespie & Associates, Inc.

         23.7++   Consent of Netherland, Sewell & Associates, Inc.

         23.8++   Consent of Conner & Winters, P.C. (included in Exhibit 8.2)

         24.1++   Powers of Attorney (included on signature page)

         99.1++   Form of Proxy Card of Magnum Hunter

         99.2++   Form of Proxy Card of Prize

         99.3++   Consent of Person About to Become a Director - James R.
                  Latimer III

         99.4++   Consent of Person About to Become a Director - Robert Kelley

         99.5++   Consent of Deutsche Banc Alex. Brown Inc.

         99.6++   Consent of SWS Securities, Inc.

         99.7++ Fairness Opinion of Deutsche Banc Alex. Brown Inc. (included as Annex B to the Joint Proxy Statement/Prospectus)

         99.8++ Fairness Opinion of SWS Securities, Inc. (included as Annex C to the Joint Proxy Statement/Prospectus)

--------------------------------
         ++       Filed herewith

         +        To be filed by amendment

ITEM 22. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Not withstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 9134 that are incorporated by reference in the registration statement.

  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

3. That every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

6. To respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This undertaking also includes documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

7. To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 14th day of January, 2002.

                                       MAGNUM HUNTER RESOURCES, INC.
                                       (REGISTRANT)


                                       By: /s/ Gary C. Evans
                                           -------------------------------------
                                           Gary C. Evans
                                           Chairman of the Board, President,
                                           Chief Executive Officer and Director

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary C. Evans, Chris Tong and Morgan F. Johnston his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-4 under the Securities Act of 1933, as amended, including any amendment or amendments relating thereto (and, in addition, any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

               SIGNATURE                                     TITLE                                   DATE
/s/ Gary C. Evans                              Chairman of the Board, President,              January 14, 2002
------------------------------------          Chief Executive Officer and Director
Gary C. Evans                                    (Principal Executive Officer)

/s/ Chris Tong                                     Senior Vice President and                  January 14, 2002
------------------------------------                Chief Financial Officer
Chris Tong                                       (Principal Financial Officer)

/s/ David S. Krueger                      Vice President and Chief Accounting Officer         January 14, 2002
------------------------------------             (Principal Accounting Officer)
David S. Krueger

/s/ Gerald W. Bolfing                                       Director                          January 14, 2002
------------------------------------
Gerald W. Bolfing

/s/ Jerry Box                                               Director                          January 14, 2002
------------------------------------
Jerry Box

/s/ Jim Kneale                                              Director                          January 14, 2002
------------------------------------
Jim Kneale

/s/ David L. Kyle                                           Director                          January 14, 2002
------------------------------------
David L. Kyle

/s/ Oscar C. Lindemann                                      Director                          January 14, 2002
------------------------------------
Oscar C. Lindemann

/s/ Matthew C. Lutz                                         Director                          January 14, 2002
------------------------------------
Matthew C. Lutz

/s/ John H. Trescot, Jr.                                    Director                          January 14, 2002
------------------------------------
John H. Trescot, Jr.

/s/ James E. Upfield                                        Director                          January 14, 2002
------------------------------------
James E. Upfield

                                INDEX TO EXHIBITS

         EXHIBIT
         NUMBER   DESCRIPTION
         -------  -----------
         2.1++    Agreement and Plan of Merger among Magnum Hunter, Pintail
                  Energy and Prize, dated December 17, 2001 (Included as Annex A to the Joint Proxy Statement/Prospectus)

         2.2++    First Amendment to Agreement and Plan of Merger, among Magnum
                  Hunter, Pintail Energy, Inc. (Texas corporation), Pintail
                  Energy, Inc. (Delaware corporation) and Prize, dated as of December 17, 2001 (Included as Annex A to the Joint Proxy
                  Statement/Prospectus)

         2.3 Agreement to Vote, among Natural Gas Partners V, L.P., Prize and Magnum Hunter, dated December 17, 2001 (Incorporated by reference to Form 8-K dated December 17, 2001, filed December
                  27, 2001)

         4.1 Articles of Incorporation (Incorporated by reference to the Registration Statement on Form S-18, File No. 33-30298-D)

         4.2      Articles of Amendment to Articles of Incorporation
                  (Incorporated by reference to the Form 10-K for the year ended
                  December 31, 1990)

         4.3      Articles of Amendment to Articles of Incorporation
                  (Incorporated by reference to the Registration Statement on Form SB-2, File No. 33-66190)

         4.4      Articles of Amendment to Articles of Incorporation
                  (Incorporated by reference to the Registration Statement on Form S-3, File No. 333-30453)

         4.5 By-Laws, as amended (Incorporated by reference to the Registration Statement on Form SB-2, File No. 33-66190)

         4.6 Indenture relating to Senior Notes (Incorporated by reference to the Registration Statement on Form S-4, File No. 333-2290)

         4.7      Shareholder Rights Agreement dated as of January 6,
                  1998 by and between Magnum Hunter and Securities Transfer
                  Corporation, as Rights Agent (Incorporated by reference to Form 8-K dated January 7, 1998, filed January 9, 1998)

         4.8      Certificate of Designation of 1996 Series A Preferred Stock
                  (Incorporated by reference to Form 8-K dated December 26,
                  1996, filed January 3, 1997)

         4.9      Amendment to Certificate of Designation for 1996 Series A
                  Convertible Preferred Stock (Incorporated by reference to
                  Registration Statement on Form S-3, File No. 333-30453)

         4.10     Certificate of Designation for 1998 Series A Junior
                  Participating Preferred Stock (Incorporated by reference to
                  Form 8-K dated January 7, 1998, filed January 9, 1998)

         4.11     Certificate of Designation for 1999 Series A 8% Convertible
                  Preferred Stock (Incorporated by reference to Form 8-K, dated
                  February 3, 1999, filed February 11, 1999)

         4.12++   Form of Registration Rights Agreement among Magnum Hunter,
                  Pintail Energy, Natural Gas Partners V, L.P., Philip B. Smith and Lon C. Kile

         5.1+     Opinion of Fulbright & Jaworski L.L.P.

         8.1++ Opinion of Fulbright & Jaworski L.L.P. relating to certain tax matters

         8.2++ Opinion of Conner & Winters, P.C. relating to certain tax matters

         23.1++   Consent of Fulbright & Jaworski L.L.P. (to be included in
                  Exhibit 5.1 and included in Exhibit 8.1)

         23.2++   Consent of Deloitte & Touche LLP

         23.3++   Consent of Ernst & Young LLP

         23.4++   Consent of Ryder Scott Company, L.P.

         23.5++   Consent of DeGolyer and MacNaughton

         23.6++   Consent of Cawley Gillespie & Associates, Inc.

         23.7++   Consent of Netherland, Sewell & Associates, Inc.

         23.8++   Consent of Conner & Winters, P.C. (included in Exhibit 8.2)

         24.1++   Powers of Attorney (included on signature page)

         99.1++   Form of Proxy Card of Magnum Hunter

         99.2++   Form of Proxy Card of Prize

         99.3++   Consent of Person About to Become a Director - James R.
                  Latimer III

         99.4++   Consent of Person About to Become a Director - Robert Kelley

         99.5++   Consent of Deutsche Banc Alex. Brown Inc.

         99.6++   Consent of SWS Securities, Inc.

         99.7++ Fairness Opinion of Deutsche Banc Alex. Brown Inc. (included as Annex B to the Joint Proxy Statement/Prospectus)

         99.8++ Fairness Opinion of SWS Securities, Inc. (included as Annex C to the Joint Proxy Statement/Prospectus)

--------------------------------
         ++       Filed herewith

         +        To be filed by amendment